Exhibit 10.4

North American Numbering Plan Administration

May 12, 2003

Mr. Mark Oakey

Contracting Officer

FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC  20554

RE:          Solicitation No.: SOL03000001

North American Numbering Plan Administrator

Dear Mr. Oakey:

Please find enclosed an Original and five (5) copies of NeuStar, Inc.’s Technical and Management Proposal, Volume 1, in response to the above-referenced solicitation.  The Proposal is compliant in all respects with the instructions to offerors set forth in the Solicitation, and NeuStar, Inc. will fully comply with all delivery requirements set forth in Sections C and G of the Solicitation and the NANPA Technical Requirements Document (TRD) attached to the solicitation. In addition, NeuStar, Inc. hereby acknowledges receipt of the Commission’s answers dated April 17, 2003 in response to Bidders’ questions. For convenience of evaluators, and as required, NeuStar has cross-referenced its proposal response with the evaluation criteria and applicable requirements set forth in Solicitation Sections L.5 and M and the TRD. This cross-reference is provided within parentheses in the table of contents and in the sections themselves.

During the last five plus years, NeuStar, Inc. has successfully served as the NANPA, providing consistently improved service to the Commission and other stakeholders.  Our solution epitomizes best value from: 1) unmatched NANP administration experience, 2) outstanding past NANPA performance, 3) a new state-of-the-art NANP Administration System, 4) a guaranteed seamless and low-risk progression to the next NANPA term, and 5) a low fixed price.

We look forward to continuing our role as the NANPA.  Should you have any questions, or need any clarification, please do not hesitate to contact me at (571) 434-5580.  I am NeuStar’s authorized negotiator for this proposal, and am authorized to bind NeuStar to any contract resulting herefrom.

Very truly yours,

NeuStar, Inc.

Gregory J.A. Roberts

Vice President, Numbering Services

Enclosures

Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

PROPOSAL OVERVIEW

I.	TECHNICAL FACTORS

I.1	NANP ADMINISTRATION SYSTEM TECHNICAL APPROACH (RFP L.5, M.2.A.1, TRD 7)

I.1.1	NAS Functionality (TRD 7.2, 7.18)

I.1.1.1	Website (TRD 7.1.2, 7.7, 7.9, 7.11, 7.18, 7.19)

I.1.1.2	Numbering Resource Administration (TRD 7.1.3, 7.4, 7.18.1-2, 7.18.6-7)

I.1.1.3	Forecasting (TRD 7.4.3, 7.18.1, 7.18.3)

I.1.1.4	Notification (TRD 7.4.1, 7.7.9, 7.9.1, 7.11, 7.18.3)

I.1.1.5	Reporting (TRD 7.1.2, 7.9, 7.18)

I.1.2	NAS Architecture (TRD 7.1.3)

I.1.2.1	Hardware (TRD 7.6)

I.1.2.2	Software (TRD 7.1.2, 7.4, 7.12)

I.1.2.3	Interfaces and Electronic Data Transmission (TRD 7.1, 7.2, 7.4.2-5, 7.7.1, 7.9.1, 7.10, 7.19.7)

I.1.3	NAS Architectural Robustness (TRD 7.19.4, 7.19.6)

I.1.3.1	Sizing and Scalability (TRD 7.1.3, 7.19.5)

I.1.3.2	Availability (TRD 7.1.1, 7.19.5-6)

I.1.4	NAS Security Approach (TRD 2.13, 7.2, 7.4.2, 7.6)

I.1.4.1	Infrastructure Level (TRD 2.13)

I.1.4.2	Web Application Interface (TRD 2.13.4, 7.1.2, 7.7.8)

I.1.4.3	EFT Interface (TRD 7.4.3-4, 7.7.8)

I.1.5	NAS Infrastructure Management

I.1.5.1	Data Management, Integrity, Storage, and Retrieval (TRD 7.2, 7.4.1)

I.1.5.2	Enterprise Management

I.1.5.3	Network Management

I.1.5.4	Backup and Recovery (TRD 7.13, 7.14)

I.1.5.5	Maintenance Approach (TRD 7.1.1, 7.5, 7.19.7)

I.1.6	NAS Operational Capabilities

I.1.6.1	Facility Locations (TRD 7.3, 7.8)

I.1.6.2	Help Desk (TRD 7.10)

I.1.6.3	Technical Staff

I.2	Implementation Approach (RFP L.5, M.2.A.3, entire TRD)

I.2.1	Overall Project Plan (RFP L.5, M.2.A.3, TRD 2.14, 7.7.1)

I.2.1.1	Automated NANP System Development and Implementation Phase

I.2.1.2	NANP Administration Systems and Service Implementation

I.2.1.3	Transition to NANP Administration Phase

I.2.1.4	Reporting Phase

I.2.1.5	Industry Meetings (Travel Phase)

I.2.1.6	Data Requirements-CDRLs Phase

I.2.1.7	Ongoing Operations Phase

I.2.2	Staff Management Approach (RFP L.5, M.2.A.3, TRD 2.5)

I.2.3	Risk Management Approach (RFP L.5, M.2.A.3, entire TRD)

I.2.4	Change Control Approach (RFP L.5, M.2.A.3, TRD 2, 4, 7,10)

I.2.4.1	Software Change Control Approach (RFP L.5, M.2.A.3, TRD 7)

I.2.4.2	Guidelines and Directives Change Control (RFP L.5, M.2.A.3, TRD 2.10, 4.1, 7, 10.6, 10.7)

I.2.5	Quality Assurance Approach (RFP L.5, M.2.A.3, TRD 7, 9)

I.2.5.1	Software Quality Assurance (L.5, TRD 7, M.2.A.3)

I.2.5.2	Audits and Performance Monitoring (RFP M.2.A.3, TRD 9)

I.2.6	Contract Data Requirements List (CDRL) (RFP M.2.A.3, TRD 10)

I.2.7	Reporting (RFP M.2.A.3, TRD 7, 8)

I.3	NANPA Administrative Functions (RFP L5, M.2.A.2, TRD 2, 3, 4, 5, 6, 8)

I.3.1	Central Office Code Administration (RFP L.5, M.1.A.2, TRD 4,)

I.3.1.1	Client Services (RFP L.5, M.1.A.2, TRD 4.2.1)

I.3.1.2	CO Code Processing (RFP L.5, M.2.A.2, TRD 4.2.2)

I.3.1.3	Communication and Notification Functions (RFP L.5, M.2.A.2, TRD 4.2.3)

I.3.1.4	Status Reporting (RFP M.2.A.2, TRD 4.2.4,)

I.3.1.5	Tracking CO Code Utilization for NPA Relief (RFP L.5, M.2.A.2, TRD 4.2.5,)

I.3.1.6	Management of Jeopardy Conditions (RFP M.2.A.2, TRD 4.2.6)

I.3.1.7	Management of Code Inventory (RFP M.2.A.2, TRD 4.3,)

I.3.1.8	Resource Reclamation (RFP M.2.A.2, TRD 4.4)

I.3.2	NPA Relief Planning (RFP L.5, M.2.A.2, TRD 4.2.5, 5.0, 8.3,)

I.3.2.1	Relief Timing (RFP L.5, M.2.A.2, TRD 5.1.1, 5.1.4,)

I.3.2.2	NPA Relief Planning (RFP L.5, M.2.A.2, TRD 4.2.5, 5.1.2 to 5.1.10, 5.1.16, 8.3)

I.3.2.3	Status Reporting (RFP L.5, M.2.A.2, TRD 5.1.5, 5.1.9, 8.3)

I.3.2.4	NPA Code Assignment (RFP L.5, M.2.A.2, TRD 5.1.11)

I.3.2.5	Implementation (RFP L.5, M.2.A.2, TRD 5.1.12)

I.3.2.6	Meeting Other TRD Section 5 Requirements (RFP M.2.A.2, TRD 5, 5.1.16, 5.2)

I.3.3	Utilization and Forecasting (RFP L.5, M.2.A.2, TRD 6)

I.3.3.1	Data Request (RFP L.5, M.2.A.2, TRD 6.1.1, 6.12, 6.1.3, 6.1.7, 6.4)

I.3.3.2	Data Analysis (RFP L5, M.2.A.2, TRD 6.1.3, 6.1.4, 6.1.7, 6.1.10, 6.1.11, 6.3)

I.3.3.3	Data Reporting (RFP L5, M.2.A.2, TRD 6.1.5, 6.1.6, 6.1.8, 6.1.9, 6.3.3)

I.3.3.4	Data Aggregation (RFP L.5, M.2.A.2, TRD 6.1.8)

I.3.3.5	Data Anomalies and Trends (RFP L.5, M.2.A.2, TRD 6.1.11, 6.2, 6.3.3)

I.3.4	NANP Administration (RFP M.2.A.2, TRD 3,)

II.	MANAGEMENT FACTORS (RFP L.5, M.2.B)

II.1	Past Performance (RFP L.5, M.2.B.1)

II.2	Key Personnel (RFP L.5, M.2.B.2, H.5, H.7)

II.3	Management Organization (RFP L.5, M.2.B.3)

II.3.1	NANPA Functional Organization

II.3.2	How NANPA Fits in with Overall Corporate Goals (RFP L.5, M.2.B.3)

II.3.3	How NeuStar will Guarantee Neutrality (RFP L.5, M.2.B.3, H.8.B.3)

II.4	Communication Approach and Escalation Procedures for Establishing and Maintaining Interfaces (RFP L.5, M.2.B.4, TRD 2.17)

LIST OF EXHIBITS

I-1	Transformation of NeuStar’s NANPA System Architecture

I-2	Standard Application Process Flow

I-3	NANP Administration System Architecture

I-4	NAS Application Architecture

I-5	Communications Facilities

I-6	Abridged Project Plan

I-7	Staff Category/Hour Chart

I-8	Change Control Process

I-9	Change Management Plan for Modification of Guidelines

I-10	NeuStar’s Quality Assurance Approach to Software Development

I-11	NeuStar Quality Management Approach

I-12	Central Office Code Processing Assignment Request

I-13	NeuStar’s NPA Relief Planning Process

I-14	NeuStar’s NRUF Reporting Process

II-1	NeuStar’s NANPA Organization

LIST OF TABLES

I-1	NAS Hardware (per site)

I-2	Electronic Data Transmission Means Supported

I-3	System Availability

I-4	Relevant Facts About NeuStar’s NAS Location

I-5	Software Development Phases

I-6	Planning and Implementation Activities

I-7	NAS Implementation Assessment and Mitigation Approach

I-8	NeuStar’s 33 Performance Measurements and Related Metrics

I-9	NANPA Contract Data Requirements

I-10	NANPA Reports

I-11	Central Office Code Application Material Checklist

I-12	Central Office Code Application Evaluation Criteria

I-13	Data Elements Used in Forecasting NPA Exhaust

I-14	NPA Exhaust Report – Sorted by State

I-15	Error and Anomalies Detected During Submission Process

I-16	Key Points – Administering NANP Resources

II-1	Meeting the Criteria

II-2	NeuStar NANPA Organization Job Descriptions

II-3	Interfaces

II-4	Severity Definitions

II-5	Escalation Sequence

II-6	Escalation Contact List

ACRONYMS

ANI II	Automated Number Identification Information Indicator

ANSI	American National Standards Institute

AOCN	Administrative Operating Company Number

ATIS	Alliance for Telecommunications Industry Solutions

B2B	Business-to-Business

BIRRDS	Business Integrated Routing and Rating System

BPS	Bits Per Second

CARE	Customer Account Record Exchange

CAS	Code Administration System

CDRL	Contract Data Requirements List

CIC	Carrier Identification Code

CLEC	Competitive Local Exchange Carrier

CLIN	Contract Line Item Number

CMM	Capability Maturity Model

CMRS	Commercial Mobile Radio Service

CSR	Customer Service Representative

CA	Code Administrator

CO	Central Office

COCUS	Central Office Code Utilization Survey

COTR	Contract Officer’s Technical Representative

CSR	Customer Service Representative

CVS	Concurrent Version System

D/FR	Director, Federal Relations

D/LA	Director, Legal Analysis

D/SR	Director, State Relations

D-SQM	Director, Software Quality Management

DCAA	Defense Contract Audit Agency

DBA	Database Administrator

DBMS	Database Management System

DDS	Document Distribution Service

DIR	Director

EFT	Electronic File Transfer

EJB	Enterprise Java Beans

FAQ	Frequently Asked Questions

FCC	Federal Communication Commission

FTP	File Transfer Protocol

FRS	Functional Requirements Specification

GUI	Graphical User Interface

HA	High Availability

HP	Hewlett-Packard

ICANN	Internet Corporation for Assigned Names and Numbers

IDS	Intrusion Detection System

IETF	Internet Engineering Task Force

INC	Industry Numbering Committee

IPD	Initial Planning Documents

ITU	International Telecommunications Union

J2EE	Java 2 Enterprise Edition

JDBC	Java Database Connectivity

JSP	Java Server Pages

LERG	Local Exchange Routing Guide

LNP(A)	Local Number Portability (Administration)

M	Million

M/NIL	Manager, NRUF and Industry Liaison

MSA	Metropolitan Statistical Area

MTBF	Mean Time Between Failure

MTTR	Mean Time to Repair

NANC	North American Numbering Council

NANP(A)	North American Numbering Plan (Administrator)

NAS	NANP Administration System

NENA	National Emergency Number Association

NOC	Network Operations Center

NOWG	Numbering Oversight Working Group

NPA	National Pooling Administration

NPAC	Number Portability Administration Center

NPSM	Number Portability Subscription Manager

NRM	NANP Resources Manager

NRO	Number Resource Optimization

NRUF	Numbering Resource Utilization Forecast

NXX	Term used interchangeably with central office code and refers to the fourth, fifth, and sixth digits of a 10-digit telephone number (N = 2-9, X = 0-9)

OBF	Ordering and Billing Forum

OCN	Operating Company Number

OLTP	Online Transaction Processing

OSS	Operation Support Systems

PA	Pooling Administration

PAS	Pooling Administration System

PDF	Portable Document Format

PIP	Performance Improvement Plan

PM	Program Manager

PMBOK	Project Management Body of Knowledge

PMI	Project Management Institute

RAID	Redundant Array of Independent Disks

RBOCS	Regional Bell Operating Companies

RD-CA	Regional Director, Code Administration

RDBS/BRIDS	Routing DataBase System and Bellcore Rating Input Database

RFP	Request for Proposal

SA	Systems Administrator

SAA	Senior AOCN Administrator

SCA-QA	Senior Code Administrator, Quality Assurance Manager

SEI	Software Engineering Institute

SM/DA	Senior Manager, Data Analysis

SNMP	Simple Network Management Protocol

SMS	Service Management System

SNA	Senior NRUF Administrator

SNRP	Senior NPA Relief Planner

SE	Systems Engineer

SP	Service Provider

SPOF	Single Points of Failure

SSE	Senior Systems Engineer

TCP/IP	Transmission Control Protocol/Internet Protocol

TLD	Top-Level Domain

TRD	Technical Requirements Document

UML	Unified Modeling Language

UNP	Unassigned Number Porting

US	United States

USP	Uninterrupted Power Supply

VoIP	Voice Over Internet Protocol

VSC	Vertical Service Code

WiFi	Wireless Fidelity

PROPOSAL OVERVIEW

NeuStar’s “best value” NANPA offering will provide the Commission and the industry with the highest quality and lowest risk solution, delivered by a vendor with unmatched experience and unassailable neutrality.

During the past five-plus years, the U.S. telecommunications market has been defined by change. The passage of the 1996 Telecommunications Act and subsequent increase in local competition, coupled with the emergence of new telecommunications technologies and services, propelled the demand for numbering resources to an all-time high during NeuStar’s first term as the North American Numbering Plan Administrator (NANPA). These changes necessitated new FCC rules governing the use of numbering resources. Under these new rules, NeuStar managed the unprecedented demand for numbering resources with impeccable performance. NeuStar’s proposal for the second five-year NANPA term is built on this solid foundation. By continuing to serve as the NANPA, NeuStar can be a key constant in this time of continuous change. In the process, the Commission can be assured that NeuStar is determined to surpass its own outstanding record of performance.

NeuStar offers the Commission and the industry two factors that are simply unavailable from any other vendor: unmatched experience and unassailable neutrality.  In addition to these corporate qualities, NeuStar’s integrated operations and technology solution offers the highest quality and lowest risk.  NeuStar further sets itself apart from the competition by offering this high-quality, low-risk solution at a competitive price, thus demonstrably providing “best value” to the Commission.

Unmatched Experience

NeuStar’s numerous accomplishments during the first NANPA term are the foundation for the second term.

NeuStar’s administration of vital numbering resources has been a steady and reliable beacon throughout this period of competitive upheaval in telecommunications.  Since its selection by the Commission in 1997 as the first and only impartial NANPA, NeuStar has effectively and efficiently administered the NANP, working cooperatively with the FCC to rigorously implement the Commission’s numbering orders and rules throughout this turbulent time.  NeuStar served as the Commission’s instrument to enact the bold, innovative measures needed to ensure the viability of the NANP.  In the final analysis, NeuStar not only has managed numbering resources, but has also managed the impact of dramatic industry changes on these critical resources.  Some highlights of NeuStar’s accomplishments during the first NANPA term include:

•                  Successfully transitioning various numbering administration functions from several different administrators and, soon thereafter, processing over three times the normal demand for CO codes within the required 10 business days 99.3% of the time, using new FCC rules;

•                  Designing, developing, and deploying: (i) a comprehensive Document Distribution Service (DDS) to deliver NPA relief planning and other documents to stakeholders and (ii) three generations of the Code Administration System (CAS), an automated central office code processing system, allowing online entry and tracking of applications for codes;

•                  Planning eight times the normal demand for Numbering Plan Area (NPA) relief projects in 42 states and completing 99% of the projects on time;

•                  Designing and developing new and innovative methods and algorithms for forecasting NPA and NANP exhaust and updating NANP exhaust studies annually, capturing the latest usage trends and the impact of the Commission’s numbering resource optimization strategies;

•                  Designing, developing, deploying, and enhancing a new data utilization and reporting program known as Numbering Resource Utilization and Forecast (NRUF) to monitor resource usage and to provide insight into consumption trends; and

•                  Initiating the reclamation of unused CO codes within six months of their effective date, resulting in thousands of codes being returned to the available inventory of resources, thus avoiding premature exhaust of the NANP.

As a result of its experience as NANPA and other third-party administrative services, NeuStar fully understands that the NANPA is a comprehensive service solution, not merely a system solution.  Other vendors, who solely have a technology-oriented focus, likely will neither understand all of the Commission’s NANPA requirements, nor grasp how to provision the NANPA services with unassailable neutrality and efficiency. Like technology-oriented vendors,

NeuStar builds and integrates sophisticated systems on aggressive schedules, selects the best hardware and third-party software components, develops custom-software applications, and supports these integrated systems 24 by 7 in our world-class data centers. However, unlike other vendors, NeuStar recognizes that the systems it builds are tools that enable people to administer resources in a neutral and evenhanded fashion, and are not solutions unto themselves.

NeuStar’s experience will benefit both the Commission and the industry during the upcoming years, for change is once again accelerating.  The Commission’s numbering policies are having a dramatic effect on resource utilization, as evidenced by the recent drop in CO code assignments.  The implosion of the CLEC industry has triggered the large-scale return of CO codes, a situation further complicated by number portability.  Conversely, new services like VoIP, ENUM, and WiFi are becoming more widely adopted and deployed, fueling the search for additional resource optimization measures. This environment will have significant impact on number administration and presents new challenges that require an experienced, tested NANPA.  NeuStar is that NANPA.

NeuStar’s experience is embodied in its existing NANPA organization. Key personnel within this group, led by Mr. John Manning, have over 130 years of combined industry and regulatory experience and over 40 years of actual, direct NANPA experience. It is a veteran team, widely respected as industry experts, working together cohesively and efficiently. NeuStar will augment this team with experienced technical experts to deliver the new system specified in the solicitation.  All proposed “Key Personnel” are already on board and other personnel needed on Day One have been named and are poised to commence work immediately under the next term.

The NANPA organizational structure has been optimized to continue to achieve high productivity and excellent service quality. In addition, the NeuStar’s NANPA organization is dedicated solely to the performance of NANPA functions, and reports directly to a company officer.  Any problems will be diagnosed quickly, escalated through a short chain of command, and resolved expeditiously.

As the telecommunications industry continues to undergo fundamental structural change, the Commission can be confident that NeuStar possesses the unmatched NANPA experience and demonstrated track record of performance to navigate the continuously changing industry landscape, while avoiding the uncertainty surrounding the selection of and transition to an inexperienced NANPA.

Unassailable Neutrality

At NeuStar, neutrality is not a platitude; it is our identity.  Our neutrality ensures timely, fair, and even-handed NANP resource administration now and into the future.

The neutrality of the NANPA is critical to the effective administration of NANP resources, and is an essential component of a vendor’s value. Neutrality is vital because the Commission and service providers must rely upon the NANPA to administer numbering resources strictly in accordance with Commission rules and industry guidelines, and in an even-handed, neutral manner ensuring that no particular industry segment or technology is unduly advantaged or disadvantaged.

NeuStar understands that neutrality is not equal to passivity.  Neutrality serves as the platform upon which, as the NANPA, NeuStar provides proactive leadership to ensure the long-term viability of the NANP.  From the principled denial of an NPA code request to Missouri in 1998 to the pioneering NPA Exhaust Analysis in 1999 to the proactive management of the abandoned CO code crisis of 2000-2001, NeuStar has consistently taken leadership positions with the dual goals of NANP viability and telecommunications infrastructure stability.

NeuStar satisfies all of the Commission’s strict criteria for being a neutral third party.  Our neutrality is not sheltered, fenced-off, or confined to certain groups and organizations; rather, it is deeply ingrained throughout the entire company and fundamental to our existence and way of doing business. All NeuStar employees follow a strict FCC-approved neutrality “Code of Conduct”. NeuStar employs an independent FCC-approved auditor to verify that our services are being provided in a neutral fashion and to confirm our ongoing adherence to the neutrality Code of Conduct.  NeuStar has passed all 11 quarterly audits to-date, a spotless record.

NeuStar’s neutrality goes beyond its Code of Conduct and the day-to-day actions of its personnel and extends to the corporate level.  For example, NeuStar has consciously chosen to diversify its (and its subsidiaries’) customer base to avoid receiving a majority of its revenue from a single service provider, industry segment, or aligned bloc of service providers.  This diversity assures the Commission of NeuStar’s neutrality commitment.

Lowest Risk Deployment and Operations

NeuStar’s transition plan, combined with its position as the incumbent NANPA, ensures a smooth, flawless migration to the NANP administration system (NAS) followed by effective, reliable operations.

By retaining NeuStar as the NANPA, a risky and complex transition of NANPA services to an inexperienced entity is avoided.  The NANPA role demands continuous, seamless, and transparent service.  The assignment of telephone number resources cannot be interrupted because of failed or difficult transition between vendors.  As the current NANPA, NeuStar is the only vendor that can provide a smooth, risk-free evolution to the next term and avoid the uncertainties associated with such an evolution.

NeuStar has developed a sound migration plan and will concentrate on the development and deployment of the new NANPA system the moment the contract is awarded. NeuStar can successfully transition NANPA operations to the NAS after the development period without having to hire any staff or conduct NANPA process and familiarization training.

Upon review of the NANPA system requirements and the specified deployment schedule, NeuStar quickly determined that the timeline is very aggressive.  However, NeuStar can and will meet the schedule challenge by leveraging the business rules, algorithms, and logic from the current NANPA systems and the application framework of NeuStar’s National Pooling Administration System.  NeuStar believes that other suppliers lack the detailed knowledge of the current NANPA systems and will have difficulty satisfying the delivery schedule while maintaining the high level of quality demanded by the FCC and industry.

As if the schedule challenge is not enough, the new NANPA vendor must flawlessly migrate a tremendous volume of data (historical and current) from the current NANPA systems to the new system.  To successfully complete this undertaking, the selected vendor must possess detailed understanding of all current NANPA systems, database schemas, and underlying logic.  The significance of this understanding, which only NeuStar possesses, cannot be overstated.  For example, there are over 120,000 CO codes assigned and, at any one time, there are hundreds of CO code applications in various stages of processing.  All must be migrated flawlessly.  Just a one percent (1%) error rate would result in the incorrect disposition of 1,200 CO codes; creating

1,200 individual opportunities for code conflicts and errors and having the potential to cause service disruptions for consumers.

After the technical task of system conversion is completed, the new NANPA will face an even greater transition challenge: assuming day-to-day operations of NANP administration.  The significant risks posed by this operational challenge are fundamentally different than those posed by the technical challenge of system transition.  These risks are more directly related to the Commission’s staff and its involvement in the day-to-day issues of NANP management.  NeuStar is uniquely qualified to mitigate these risks.  NeuStar has a proven ability to handle all NANPA decision-making responsibilities.  NeuStar’s experience will enable the Commission’s limited resources to focus on its core policymaking mission, with the assurance that NANP resource administration is in qualified hands.

In addition, in today’s environment, many state regulatory agencies and, in particular, service providers, have significantly downsized their organizations, requiring their numbering resource personnel to do more with less.  As a result, they simply cannot afford the time and effort to “train” a new NANPA, nor should they have to endure the resulting disruptions of an inexperienced NANPA—during transition or through a long learning curve performing day-to-day responsibilities.

By retaining NeuStar as the NANPA, the Commission can minimize overall program risk and be confident that a new NANPA system will be successfully deployed, data will be accurately migrated, and high-quality NANPA operations will continue without interruption.

Highest Quality Solution

NeuStar has formed its NANPA solution using the highest quality combination of software, infrastructure, processes, and personnel.

As a vital tool for NANPA, the quality of the NAS serves as the foundation of NeuStar’s solution.  NeuStar’s current NANPA systems—CAS, DDS, and the NRUF—all operational and error-free, along with the production-proven National PA System application framework, will serve as the foundation for NAS.  NeuStar will leverage these quality software components to deliver a stable, fully functional, integrated, productivity-enhancing system on time.

Additionally, NeuStar’s NAS will offer tangible improvements over the current NANPA technology suite, including an application portal with unified logins and security, a redesigned web site, expanded automated resource management, and integrated forecasting.

To meet the solicitation’s reliability, capacity, throughput, and availability requirements, NeuStar proposes a PAS-like system architecture that is easily and incrementally scalable, using high-quality hardware from Dell, Cisco, and Sun.  Although the technical requirements in the solicitation are virtually identical to those for PAS, NeuStar has improved upon the PAS architecture in the areas of security and performance.  NeuStar has designed NAS to offer the high availability prescribed by requirements.  At carefully selected points in the architecture, redundancy has been added, either locally or cross-site, guaranteeing high availability.

While the technical quality of the architecture is impressive, it is surpassed only by the quality of NeuStar’s NANPA team.  For example, NeuStar’s NANPA team goes beyond simple understanding of NANPA process flows.  NeuStar’s team fully understands why processes flow the way they do, the rationale for decisions leading to the process flows, and the comprehensive impact of potential change on process stakeholders.  This level of quality and experience goes far beyond any one or two “brand name” individuals; this experience is organizational, institutional, and cultural.

The NANPA review process provides concrete evidence of this quality.  The real-world performance of the NeuStar NANPA team has been monitored continuously and undergone formal yearly reviews by NANC-selected industry experts and has been found to repeatedly exceed the stringent expectations of the industry.

Conclusion

NeuStar is the high-quality, low-risk choice to be the next-term NANPA; its solution embodies “best value” as enabled by unmatched experience and unassailable neutrality.

NeuStar was formed for the specific purpose of meeting the needs of the U.S. Government and the telecommunications industry for a neutral third party administrator of numbering resources.  Our commitment to this purpose has never faltered.  The NANPA defines NeuStar and is inherent to the very fabric of the company.  By retaining NeuStar as the NANPA, the Commission can have complete confidence that this critical administrative function will continue on its success-oriented track.

NeuStar possesses unassailable neutrality and a dedicated, knowledgeable NANPA organization with a demonstrated record of outstanding performance.  As stated by the Numbering Oversight Working Group of the NANC in NeuStar’s 2002 evaluation as the NANPA, NeuStar “has displayed the leadership, initiative and expertise as the custodian of numbering resource goals in every aspect of their involvement” which is attributed to “the perseverance, outstanding professionalism and expertise exhibited by NANPA personnel.”  In this proposal, NeuStar has incorporated this wealth of knowledge and experience to offer a “best value” solution for the next NANPA term.  NeuStar thanks the Commission for taking the time to consider its proposal.

NeuStar’s technical factor highlights

•                  A fully integrated, state-of-the-art system:

•                  Expands upon current functionality-fully compliant with new requirements

•                  Platforms selected for best-value performance

•                  99.98% availability-exceeding requirements

•                  Dual-site infrastructure-virtually eliminates outages

•                  Greater security throughout architecture

•                  Easy to use, web-based user interface

•                  Website redesign to optimize user experience

•                  Lowest risk implementation approach:

•                  Experienced team in place-Day One

•                  Comprehensive WBS drafted-over 2,000 tasks/subtasks identified

•                  Risks identified, quantified, and mitigated-ensures smooth transition

•                  Pre-award work underway-FRS delivered within 10 business days of contract award

•                  Leverages existing, proven algorithms and software

•                  Continuing responsible and trusted performance of NANPA functions:

•                  Unassailable neutrality of service delivery

•                  High customer satisfaction ratings

•                  Unmatched, in-depth knowledge of all NANP functions and stakeholders including associated nuances

•                  Processes and service delivery compliant with all regulatory directives and industry guidelines

•                  Established and effective processes in place for CO code administration, NPA relief planning, NRUF, and other NANP resources

•                  Demonstrated record of performance handling unprecedented volumes of work:

•                  Passed all 11 neutrality audits

•                  Initiated 132 relief projects

•                  Facilitated nearly 1,000 NPA relief planning meetings

•                  Produced 1,500 NPA relief planning documents

•                  Filed 120 relief petitions

•                  Processed over 150,000 CO Code applications with computer like efficiency

•                  Quickly responded to over 80,000 telephone inquiries

•                  Managed more than 100 area codes in jeopardy

•                  Recovered 1,900 CO Codes or 19 million numbers since 2000

I.              TECHNICAL FACTORS (RFP L.5, M.2.A)

NeuStar will combine a highly qualified staff with a new, state-of-the-art NANP Administration System, and a proven “jump start” implementation approach to ensure a seamless, low risk transition and outstanding performance throughout the next term.

The successful next term NANPA must demonstrate through directly relevant past performance its ability to: 1) develop and deploy a comprehensive NANP Administration System (NAS) per the detailed technical and functional requirements of the solicitation; 2) convert and migrate data flawlessly from the current NANPA systems (CAS, DDS, and NRUF) into this new NAS; and 3) administer all NANP resources in a fair, impartial, cost-effective, and high quality manner.  NeuStar is that vendor.

NeuStar proposes a highly functional, reliable, and available NAS hardware and software solution that meets and, in several areas, exceeds the requirements.  This solution leverages the algorithms, business logic, and application framework, as appropriate, from the current NANPA systems and the National Pooling Administration System (PAS).  This approach greatly reduces schedule risk, and provides the same look-and-feel of PAS, enabling end-users to reduce training time and increase productivity.  NeuStar’s proposed NAS is detailed in Proposal Section I.1.

NeuStar has outlined a sound implementation plan with comprehensive approaches to staffing, risk management, change control, and quality assurance.  It has already commenced work on functional requirements definition of the new NAS, and is prepared to deliver a Functional Requirements Specification (FRS) 10 business days after contract award.  This approach allows for increased development and test time, which translates into a higher quality system and materially reduces schedule risk.  NeuStar’s proposed implementation approach is described in Proposal Section I.2.

NeuStar’s expertise in the most important aspect of the NANPA function—service to all stakeholders—is discussed in Proposal Section I.3.  In this section, NeuStar demonstrates its intimate knowledge and thorough understanding of rules and procedures in the Commission’s Reports and Orders governing the NANPA, the nuances of these orders and the requisite processes associated not only with code administration, relief planning, and NRUF, but for the administration of other resources as well.

I.1           NANP ADMINISTRATION SYSTEM TECHNICAL APPROACH (RFP L.5, M.2.A.1, TRD 7)

NeuStar’s state-of-the-art NAS will build on and evolve from the proven business logic of our current CAS, DDS, and NRUF tools to support all existing and newly required capabilities, while greatly improving the capacity, availability, and security of the current solution.

NeuStar is privileged to offer a NAS, which represents the evolution of its current solutions for NANPA.

NeuStar’s NANPA software currently consists of three separate and distinct tools, each performing specialized tasks.  The Code Administration System (CAS) provides functionality focused on facilitating CO code administration.  NeuStar’s Document Distribution Service (DDS) provides a mechanism for users to electronically subscribe to and receive notifications relating to NPA relief planning, which proved to be a highly efficient and successful alternative to faxing documentation to hundreds of interested parties.  Finally, the Number Resource Utilization and Forecasting (NRUF) tools provide a mechanism through which numbering resource utilization/forecasts can be submitted by service providers and processed by NANPA personnel.  Each of these tools has proven to be an effective mechanism, greatly increasing the productivity of NeuStar’s NANPA team and NANPA customers alike.

Much of the capability provided by these tools was conceived and defined by NeuStar NANPA personnel, on their own initiative, without formal requirements or requests from the FCC or other clients.  NeuStar produced the tools to facilitate the tasks related to the administration of the NANP, and implemented them with the concurrence of the FCC.

The time has now arrived for a new NANPA term.  Understandably, the current NANPA tools’ capability, maintainability, and capacity should not only be preserved, but also formalized, integrated, and augmented.  Having conceived, designed, and implemented much of the functionality associated with the current NANPA tools, NeuStar is uniquely qualified to transform these and grow a state-of-the-art, next-generation integrated system, while deriving maximum reuse of the business logic behind existing tools—a mark of best value.  Not only will NeuStar ensure that NAS will fully comply with the stringent requirements and expectations set forth in the FCC’s solicitation, but NeuStar will also introduce the following innovations as well:

•                  NeuStar’s NAS architecture offers extraordinary availability (>99.98%), less than three-minute recovery time from failures, minimal scheduled downtime, real-time data replication, and a fully capable backup site that will also serve as a development and test environment for future enhancements—easily surpassing the solicitation requirements.

•                  NeuStar will combine the three currently separate NANPA tools (DDS, CAS, and NRUF) into an, integrated system, increasing data security, enhancing data integrity and facilitating information dissemination and availability.  Only NeuStar can completely ensure that none of these tools’ current capabilities will be compromised in any way as these functionalities are integrated into NAS.

•                  The NAS will permit real-time access to resource status reports, ensuring up-to-the-minute information availability to both regulatory personnel and the industry.

•                  The NAS will continue to provide state regulatory commissions with data on applications for, and NANPA confirmations of, CO code assignments allowing states to effectively monitor and, when necessary, take appropriate action concerning the use of CO codes in their respective states.

•                  The NAS will automatically process applications for changes to existing CO code assignments, significantly reducing the number of applications requiring manual Code Administrator (CA) review, thus expediting the processing of such requests.  Specifically, requests to change the Operating Company Number (OCN) associated with a CO code assignment will be processed without CA involvement, provided both the old and new OCNs are included in the applicant’s profile.  Further, in accordance with current INC guidelines, the system will no longer require service providers to submit changes involving the switch identification and tandem homing arrangements.

•                  The NAS will accept online submission of applications for Feature Group B and D Carrier Identification Codes (CICs), 500 NXXs, 900 NXXs, 456 NXX codes, 800-885 and 555 line numbers, using new error checking capabilities to ensure accurate and complete applications are submitted by service providers for prompt processing.

•                  In addition to accepting online submissions of NRUF Form 502, the NAS will also permit service providers to update and/or correct previously submitted data in real-time,

making it easier for service providers to ensure more accurate data is collected, especially between reporting cycles.  Further, making this process easier for the industry will encourage service providers to update NRUF information more often, especially forecast data, which will allow NANPA to continually assess forecast versus actual CO code assignments and make appropriate adjustments to NPA and NANP exhaust projections, minimizing the chances of NPA jeopardies and premature number exhaust.

•                  The NAS will permit password-protected access by state regulatory commissions to service provider submitted NRUF data for the NPAs within their states.  States will now have online access to both current NRUF data and previously submitted service provider data.  The NRUF data provided via CD will also be available to those states that desire to obtain this information on an as-needed basis.

•                  The updated NANPA website will provide improved navigation tools to assist visitors in finding information in a more user-friendly manner.  Based on NeuStar’s experience as the NANPA and understanding of the variety of visitors that use the website, NeuStar will organize the site to address the needs of regulatory personnel and industry for detailed data while providing the general public easy access to topical numbering information like area code maps.

Exhibit I-1, illustrates the transformation of NeuStar’s NANPA tools into integrated NANPA system architecture.  The following describes NeuStar’s NAS, carefully examining its functionality, architecture, robustness, security, as well as infrastructure management and operational capabilities.

[Exhibit I-1. NeuStar’s proposed NANPA System Architecture represents a logical transformation of its current NANPA tool set into an integrated state-of-the-art system. Graphic omitted: diagram of Transformation of NeuStar’s NANPA System Architecture.]

I.1.1        NAS Functionality (TRD 7.2, 7.18)

The integrated NAS represents a transformation from the systems that currently support the NANPA.  It includes capabilities such as a redesigned website, a unified resource management approach, integrated forecasting functionality, enhanced document notification, and comprehensive reporting.  Taken individually and compared to the capabilities provided by the current NANPA tools, the changes appear to be incremental.  However, when viewed as a whole, the result is a thorough overhaul that will improve the usability of NANPA end user tools and position NeuStar as the NANPA of the future, while at the same time maintaining the elements of the current NANPA software that have made it so successful over the years.

I.1.1.1     Website (TRD 7.1.2, 7.7, 7.9, 7.11, 7.18, 7.19)

The current NANPA website is the single authoritative source of internet-based NANP information for the members of the NANP constituency.  During the past five years, the NANP website has gradually evolved as the volume and complexity of the information has grown.  The site also has changed to reflect the changing standards of website design.

As part of the NAS deployment, NeuStar is proposing a significant redesign of the NANPA website.  This redesign will improve the organization and usability of the existing website, provide an integrated portal for the NAS application, and provide a solid foundation for the planned expansion of the website during the upcoming NANPA term.  Through its many communication mechanisms (email distribution lists, newsletters, NANC reports, etc.), NeuStar will convey ongoing information and updates to educate users and ensure a smooth transition to the new NANPA website

Website organization and usability—In 1997, when the original NANPA requirements were developed, the website was envisioned as a secondary source for NANP information.  The primary source was, of course, paper that was laboriously distributed by mail or fax to the NANPA stakeholders.  NeuStar recognized that the website could provide up-to-the-minute information in a form that could be readily downloaded at the convenience of the site visitor. Over time, more users began to recognize the utility and convenience of the website.  During April 2003, 70,000 users made 160,000 visits to the website.

To satisfy this growing need, NeuStar added more and more information to the site, and, over the past five years, it became larger and more complex.  Despite an abundance of tutorial information, some, particularly those not familiar with numbering concepts, found it difficult to find the data they were searching for.  Other than the NANPA website, there is very little “official” numbering information available on the internet.  As a result, the website, originally designed as a reference for numbering experts, came to be used by the general public, who did not understand why so many new area codes were being introduced.

NeuStar is uniquely qualified to redesign the site for two key reasons.  First, through software that monitors access to the website, NeuStar designers know the pages that are most frequently visited.  A clear objective of the redesign is to make those pages as easy to reach as possible.  Secondly, NeuStar receives a significant volume of user feedback from site visitors.  Email response traffic varies, ranging from 25-100 emails per day.  Recurring questions in these emails provide powerful insight into what users want to know about numbering issues.

NeuStar has begun identifying and cataloging ideas and plans for site reorganization.  As specific examples, NeuStar plans to design the architecture of the site around whole pages, replacing the current frame-based architecture.  The use of integrated pages makes the site easier for others to link to and to bookmark.  It also provides a better user experience to those finding the NANPA site via search engine and directory referrals, and should serve to facilitate search engine listing of the site, making NANPA information more easily found on the Web.  The design and development work for the website redesign is currently underway and will be accomplished as part of the overall NAS rollout.

As part of the site reorganization, the site will also be reviewed to ensure accessibility, keyboard navigability, and other important usability principles as described in the solicitation.  The website will also include search engine functionality and will be updated within one business day of any document change or release.  As with all of NeuStar’s websites, the NANPA websites (NANPA and NANC Chair) will comply with the industry’s evolving best practices for privacy, including, for example, the Gramm-Leach Bliley Act of 1999 and other applicable legislation and guidelines.

Website application portal—The NAS will provide a single, unified web-based system that incorporates the functions of numbering resource management, forecasting, notifications,

and reporting.  This web-based system will provide a single user sign-on and common “look-and-feel” for the user interactions required by these operational functions.  NANPA personnel will also use the same web-based interface, leveraging the role-based application security provided by the NAS architecture.

The application portal will contain user profile management functions.  These functions will allow NANPA personnel to maintain comprehensive user contact information.  Users will obtain a login through a request form.  The request form will be routed to a login administrator, who will process the application and (if approved) assign a unique login ID, initial password, and appropriate security level.  NANPA personnel will administer all logins and will perform routine tasks such as account disabling, resetting lost passwords, and resolving logon problems.

Of the three tools currently supporting NANPA, only NRUF lacks a web-based interface.  The NAS forecasting functions will provide the ability to submit forecasts via the web interface in a way that NeuStar pioneered with its PAS software.  The other two tools (CAS and DDS) currently provide a web-based interface; however, they are not integrated.  The NAS will accomplish this integration, providing users with a single authentication mechanism for all system interactions.

During NeuStar’s current term as NANPA, the supporting applications evolved significantly.  The rationale for various changes came about gradually, but once consensus was achieved among the stakeholders, the timelines for implementation were short.  By organizing NAS around an application portal, NeuStar is taking tangible steps to “future-proof” NAS to be able to adopt the management of additional resources.  NeuStar’s unique understanding of the business processes which underlie numbering resource management enables it to build an application portal infrastructure which is capable of future growth while not compromising near-term delivery and quality.

Directions for website expansion—With the past as an indicator, NeuStar recognizes that it is not possible to perfectly predict the ways in which web technology will evolve throughout the upcoming NANPA term.  Consequently, NeuStar will undertake technology-based site changes and leverage newly available technologies only with a clearly defined payback and a clear understanding of the associated risks.

NeuStar’s directions for site expansion are directly targeted at increasing the volume, ease, and relevance of communication among NANPA stakeholders.  Among the possibilities that NeuStar is considering during the upcoming NANPA term are: message boards for discussion among NAS users, the introduction of a “web log” (a.k.a. “blog”) mechanism to allow NANPA personnel to post content dynamically, and expansion of information targeted to consumers.  None of the areas for website expansion would have any significant impact on the overall stability or performance of the NANPA website.  NeuStar would undertake activities in these areas after duly consulting with the NANPA stakeholders.

I.1.1.2     Numbering Resource Administration (TRD 7.1.3, 7.4, 7.18.1-2, 7.18.6-7)

Numbering resource administration is the core functional responsibility of NANPA.  As the neutral authoritative administrator of telecommunications numbering resources, the NANPA requires a robust, reliable, secure platform to facilitate the efficient management of numbering resources.  In designing the NAS, NeuStar has conceived a system that builds upon its best experience as a neutral, third-party administrator during the past five years and prepares NeuStar for administrative responsibilities that will evolve during the next administration term.

The numbering resource administration functions will use categories and formats that correspond to those currently used, enforcing business rules as applicable.  They will also evolve (as necessary) to comply with regulatory directives and industry guidelines.

Flexible framework—While the majority of the work currently conducted by NeuStar as the NANPA involves administering NPAs and CO codes, NeuStar’s responsibilities are much broader, requiring the management of resources as varied as CICs, 555, and 900 NXXs.  Recognizing this, NeuStar’s NAS solution provides a single, integrated point of contact for all resource requests.  This solution will eliminate the need for paper-based interchange of documents that currently takes place for these low-volume resources being managed by NeuStar.

At the heart of NeuStar’s NAS is a flexible framework for managing resource administration that revolves around the exchange of documents between Service Providers (SPs) and NeuStar.  This system provides a generic framework for an exchange of documents between the SP and NeuStar to request a change in resource allocation.  This generic framework allows NeuStar to provide resource-specific documents and interaction protocols while maintaining the integrity of the business processes that make each resource unique.  Additionally, the framework will allow for the addition of both new data elements, new NPAs, new resources, and, if necessary, expansion of the NANP.

The basic allocation process during resource management involves a three-part document exchange between the SP and NeuStar.  First, the SP requests a resource.  Then, typically, NeuStar responds with the requested resource, after verifying the resource request.  Finally, the SP replies to NeuStar to indicate the resource has been put in service (See Exhibit I-2).  The simplicity of the document interchange belies the subtleties of the business rules that must be implemented within the system.  For example, if an NPA is considered to be in jeopardy, only a particular number of resources can be allocated in a given month; the remaining requests may have to be carried over to the next month.

[Exhibit I-2. While individual resource requirements vary, most applications follow a standardized process. Graphic omitted: diagram of Standard Application Process Flow.]

NeuStar’s NAS framework accommodates these kinds of important differences in resource management processes and will capture, as part of the system’s enforced business rules, NeuStar’s unique understanding of the processes that must be seamlessly managed by NANPA.

Batch Processing (EFT)—In addition to online web-based processing, the NAS framework also includes Electronic File Transfer (EFT) via batch submission using XML-based file formats.  Users initiate the batch process by submitting a file to an EFT server.  Then, periodically, a scheduled job runs on the batch application server that sequentially processes all available files.  A file will generally contain multiple transactions.  Each file is processed and its transactions flow through the same edits and business rules as an online transaction.  Subsequently, corresponding updates are made to the database and (as appropriate) email notifications are sent to users.  After the system processes each file, it constructs a response file (also in XML) that is placed on the EFT server, where it will be picked up by the user.

Workflow management—In addition to the document exchange facilities required for NANPA, NeuStar’s NAS will provide advanced workflow management tools for both NANPA and SP personnel.  These workflow management tools will be based upon the tools NeuStar provides to the users of its PAS.  NeuStar will provide the same productivity-enhancing functionality to NAS users as well.

NeuStar’s workflow tools provide a simple work list for each user.  The work list contains all of the work items assigned to that user.  Each work item represents either a task that the user must complete, or a notification that some activity has occurred.  When the user selects the work item, the system shows the appropriate form to the user and guides the user through the task completion process.  The workflow tools will provide many benefits to NANPA users.  These benefits specifically include:

•                  Request flow—Individual requests will move smoothly through the process, meeting deadlines and receiving proper attention.

•                  Work prioritization—The work item list will provide all NAS users with a simple, useful mechanism to prioritize work.

•                  Email notification—As deadlines approach, the email notification mechanism will send reminders directly to end-user accounts, a capability that will be especially useful to occasional users of NANPA systems.

•                  Audit history—The workflow tools will provide time-stamped logs of actions taken on resource requests.

All of these benefits are delivered in an application that integrates smoothly with the day-to-day operational tasks of all NANPA users.  Further, the generic nature of the NAS resource management infrastructure, which includes mechanisms for document exchange, flexible business rules, and workflow management tools, means that NeuStar’s NAS is well-positioned to adapt to the necessary changes that will emerge from the inevitable industry changes during the next NANPA term.

I.1.1.3     Forecasting (TRD 7.4.3, 7.18.1, 7.18.3)

Of the core NANPA functions, forecasting numbering usage and exhaust is both the most important and most difficult.  NeuStar has managed the most tumultuous period in the history of the NANP—assigning over 54,000 CO codes and managing over 130 NPA relief projects.  As significantly impacting as these changes were to the public and the industry, without NeuStar’s forecasting expertise, the situation could have been even more disruptive.

FCC’s current basis for NANP exhaust forecasting, the NRUF tool, broke new ground by forcing quantitative discipline into the NANP growth process.  The activity of soliciting input from each SP, combining those inputs, and adding forecasting algorithms introduced the well-understood process of capacity planning to an area that had previously not needed such rigor.

The NAS software will maintain the high-quality forecasting algorithms that NeuStar pioneered as the NANPA while expanding upon it in several key areas. First, forecasting functionality will be integrated into NAS and provided under the unified NAS login. This will allow SPs to submit forecasts via file transfer, improving the security and certainty of delivery over the current email approach. Additionally, SPs will be able to perform forecasting tasks using a web-based user interface. This represents a significant step forward from the current approach, which only allows file-based submissions. Lastly, the forecasting business rules and data storage will be integrated into NAS.  This will be an improvement from the current tool, which was developed as a needs-based, add-on to the current NANPA tools. With these improvements, SPs will now be able to benefit from the ability to submit CO code requests immediately after the submission of their forecasts rather than waiting until the next business day.

While NeuStar will place considerable effort into improving the integration of forecasting within the sphere of NAS, it believes the most critical part of software-based forecasting continues to be the analytical algorithms used to accomplish the task.  NeuStar developed initial versions of these algorithms in collaboration with the Commission and the industry.  They have a simple goal: to estimate the exhaust of NANP resources. However, the algorithms embody considerable complexity.  During the years of operating the NRUF, NeuStar has made (and continues to make) refinements to the algorithms. Additionally, the process of forecasting cannot be reduced solely to quantitative mechanisms. As the current NANPA, NeuStar uses the NRUF software, combined with local knowledge and the unmatched experience of the NANPA staff, to produce forecasts that have been accepted by the Commission and widely applauded by the industry for their ability to manage change in the NANP.

I.1.1.4     Notification (TRD 7.4.1, 7.7.9, 7.9.1, 7.11, 7.18.3)

Reports and documents related to NANP resources represent the key external view of NANPA activities.  Interested parties expect NANPA to identify NANP changes as they occur.  Notification functionality allows those interested parties to register interest in various categories and/or localities and to receive a customized notification when an NPA relief planning document changes or is published on the NANPA website.

The notification functionality that NeuStar will provide in its NAS has evolved from the groundbreaking DDS that NeuStar developed during its current term as NANPA.  DDS represented an acknowledgement that the internet had assumed a permanent place in NANPA operations and that fax-oriented document distribution technology had reached its end-of-life.

NeuStar’s NAS will maintain the functionality that makes DDS so popular and useful, including locality-based topic selection, repository-linked notifications, platform-independent documents, and a document repository.  These features are ideally suited to the task of distributing NANPA information.  The locality-oriented topic selection allows users to limit the scope of notifications.  The repository-linked notifications prevent large documents from clogging email systems and Adobe Portable Document Format (PDF) documents are a platform-independent way of distributing immutable documents to an audience.

While DDS is an unqualified success, NeuStar’s NAS will introduce significant and further improvements in the document distribution area.  Foremost among these is the integration of document distribution into the heart of the system, providing the functionality under the unified NAS login.  Additionally, NeuStar will provide each notification user with a personal page to manage current subscriptions.  NeuStar will also improve upon the current DDS user interface, allowing the user to perform topic selection more quickly and easily.  Finally, NeuStar will expand the scope of the notification functionality to include other documents that are within the purview of NANPA.  For example, NAS will allow notifications to take place on documents related to CO code administration.

I.1.1.5     Reporting (TRD 7.1.2, 7.9, 7.18)

The NAS solution will provide advanced reporting capabilities that leverage NeuStar’s experience as the NANPA.  The reporting subsystem of NAS will encompass three main areas:

real-time reports, periodic reports, and ad hoc reports.  Each of these areas of reporting has its own nuances.  Each offers NeuStar an opportunity to demonstrate the critical experience that uniquely qualifies it to assume the responsibility of being the next term NANPA.

Reports will generally be distributed via the NANPA website.  For each report, providing the data is only part of the solution; the report must also present the data in a logical, usable format.  Since each report is unique and has a particular use, each report must have a carefully tailored format and organization.  Consequently, a cookie-cutter approach to reporting will short-change report users.  Only NeuStar has the experience required to craft each report to fill its particular niche in the NANPA reporting framework.

Real-time reports provide an “at this instant” view of NANPA resources and processes, providing great improvement over today’s next-business-day turnaround.  This area of reports can be subdivided into two main groups:  external and internal.  The general public (including the media) uses external reports.  Internal reports are targeted to the users of NAS, SPs, regulatory, and NANPA personnel.

Periodic reports provide summary views of data.  They cover specific periods of time (e.g., monthly, quarterly, annual) and are generally used by regulatory and NANPA personnel.  They provide information needed by these groups to understand the impact of previous assignment decisions, assess the current state of the NANP, and plan for the future.

Ad hoc reports answer day-to-day operational questions that arise during NANP administration.  NANPA personnel use these reports to assist in making allocation decisions and to respond to requests from regulatory personnel and the industry.  Of the three groups of reports, the ad hoc reports are the least well known to those not involved in the day-to-day work of the NANPA.  For example, as the current NANPA, NeuStar produces over two-dozen different internal ad hoc reports on a regular basis.  These internal reports are the backbone of successful NANP administration.

I.1.2        NAS Architecture (TRD 7.1.3)

With its NAS, NeuStar will provide the FCC with a system architecture that suits the needs of the NANPA—both now and into the foreseeable future.

The proposed NAS architecture will be configured to offer very high availability, surpassing the stringent requirements placed upon it in the solicitation.  Where any single component is unable to offer the required availability, redundancy has been added, either locally or through the use of the backup site, which guarantees the NAS exceeds the FCC’s requirements. The proposed NAS architecture, built on highly scalable hardware platforms, is easily and inexpensively scalable, capable of offering any amount of incremental capacity.  In addition, NAS will be capable of self-monitoring its performance and efficiency, in order to enable the immediate identification of a need for additional resources.

To achieve the best solution for the NAS, NeuStar has leveraged its past experience in developing web-based applications with online transaction processing (OLTP) and distribution of information capabilities (such as NeuStar’s PAS).  Taking the TRD into consideration, NeuStar evaluated several options and has carefully selected the most logical, cost-effective architecture design to amply meet the FCC’s NANP Administration System Requirements, while offering maximum flexibility and scalability for the future.

I.1.2.1     Hardware (TRD 7.6)

NeuStar’s hardware configuration consists of two fully duplicated and redundant environments.  It provides ample capability to meet the many needs of the NAS.  These environments will reside in NeuStar’s Sterling, VA (primary) and Charlotte, North Carolina (backup) data center facilities respectively.  The hardware at each facility, listed in Table I-1, will be capable of supporting the production NAS application in its entirety.

Table I-1. NAS Hardware (per site)

Component	Qty/Make/Model	Features
Router	1 Cisco 3660	High throughput, scalable in-box, includes configurable packet filtering and ACLs for security

Intrusion detection	1 NFR Security NID Server	Monitors network traffic content, uses knowledge-based vulnerability analysis (as opposed to simplistic pattern-based analysis), vendor is known for rapid response to attacks; includes network taps

Switch	1 3Com Superstack II	Connects intrusion detection server network taps to intrusion detection server

Firewall	1 Nokia IP350

Integrated Checkpoint Firewall-1 software, uses patented Stateful Inspection technology that stores traffic characteristics in a database (as opposed to “packet filtering” approaches that only examine data packets individually)

Load balancer	1 Cisco 11050 Content Switch	Configurable load distribution algorithms, detects failures and routes traffic around failed component; can perform network port translation

Switch	1 Cisco 3524	High capacity; can restrict traffic flow through configurable virtual LANs; manageable through standard protocols

Web server	2 Dell 1650	Scalable, reliable, data-center grade Intel machines, 1GB RAM (upgradeable to 4GB)

Application server	2 Dell 1650	Scalable, reliable, data-center grade Intel machines, 2GB RAM (upgradeable to 4GB)

FTP server	1 Dell 1550	Scalable, reliable, data-center grade Intel machine, being reused from current NANPA architecture for cost-effectiveness

Batch application server	1 Dell 1550	Scalable, reliable, data-center grade Intel machine, being reused from current NANPA architecture for cost-effectiveness

Database server	1 Sun Microsystems SunFire V880	Highly scalable, extremely reliable UNIX-based platform, expandable to 8 CPUs, 64 GB RAM, and 876 GB internal disk. Includes RAID controller and 12GB DAT drive

Additionally, NeuStar proposes to derive optimal value from the Charlotte backup environment by having it perform triple duty.  In addition to serving as a hot backup to the primary production environment, this NAS environment will serve as the NAS development environment for ongoing NAS development (as needed), and as the NAS test environment for any future testing needs, ensuring that optimal use is made of the hardware. This approach has proven effective in NeuStar’s PAS.

Exhibit I-3 illustrates the logical view of the NAS hardware architecture. During the product selection process, NeuStar leveraged its extensive experience in building and operating carrier-grade architectures for both its telecommunications and internet infrastructure services. During NeuStar’s architectural design process, it made several decisions in two key categories that shaped the quality of the end product—hardware quality and product support.

Hardware quality—NeuStar considered both an enterprise-grade high availability (HA) architecture (described above) and a departmental-grade architecture (based on networked PCs and network appliances).  NeuStar selected its architecture due to the increased reliability and scalability offered by the enterprise-grade architecture.  Recent improvements in hardware have allowed for solid HA configurations to be very achievable at a reasonable cost.

The NANPA RFP states, “The NANPA website shall be operational 99.9% of the time over any 12-month period, excluding scheduled maintenance”. Given that the NAS website capability is intrinsically linked to that of the NAS web applications, NeuStar interprets that the NAS web applications, as a whole, should have a minimum of 99.9% availability. This requirement is attainable using either of the approaches considered, given the proper configurations.  However, given how low the cost of configuring an industrial strength HA system has become, NeuStar believes it worthwhile to offer the Commission the benefit of a system that surpasses the availability, recovery, and scheduled maintenance requirements. NeuStar has chosen to offer a redundant architecture that offers over 99.98% availability, rather than attempt to marginally save on cost and offer a barely compliant solution. NeuStar’s proposed NAS architecture is able to meet the solicitation’s availability requirement even with a single stand-alone environment, let alone a duplicated, redundant one.  However, NeuStar has seized the opportunity to significantly improve NAS’ availability, while also being able to provide a development and testing environment (an unstated but intrinsic requirement for the on-going viability of the NAS), all in a cost-effective manner.

[Exhibit I-3. NeuStar’s high-availability NAS architecture features local and cross-site redundancy to provide exceptional scalability performance and reliability with an emphasis on security. Graphic omitted: diagram of NANP Administration System Architecture.]

Product support—NeuStar considered a variety of sources for the hardware components within the NAS architecture.  In all cases, NeuStar selected hardware from stable, reliable vendors, representing low risk during the course of the upcoming NANPA term.  One of the most challenging decisions NeuStar faced was the database server selection.  NeuStar considered both Sun and Hewlett-Packard (HP) hardware.  Both vendors offer very high quality UNIX-based database platforms.  However, three key factors tipped the scales in Sun’s favor.  First, Oracle (the selected database platform) uses Sun as its native platform.  Second, Sun and Oracle offer integrated product support packages.  Third, HP has announced that its PA-RISC architecture is being discarded in favor of an Intel-based architecture; NeuStar believes this presents a significant risk considering the expected life of the new NANPA systems.

I.1.2.2     Software (TRD 7.1.2, 7.4, 7.12)

Each of the three NAS environments (production, test, and development) uses a slightly different combination of software due to their different purposes.  The following section describes the key software components of each environment.

Production Environment

NeuStar’s NAS production environment software includes: the server operating systems, database management system, the application service, web service, and help desk software.

Server operating systems—The Sun Fire V880 Server comes bundled with Sun Solaris version 8, Sun’s own Unix-based operating system.  Solaris is a powerful operating system that supports multi-threading and symmetric multi-processing.

For the Intel-based servers, although Windows 2000 or another Unix-based operating system could be used, NeuStar has chosen Red Hat Enterprise Linux AS for a number of reasons.  First, Dell recommends and supports Red Hat Linux for use in building high availability systems using their servers.  Secondly, Linux is “open source” software.  “Open source” is a term used to describe software which is freely available in source code form, and which does not have standard commercial licensing restrictions limiting use, modification, or redistribution.  As an open source product, Linux is extremely cost-effective because there are no per-user or per-CPU licenses to purchase.  Compared to Windows-based technology, Linux is more reliable, more secure, and makes more efficient use of hardware.  In addition, choosing Linux means that, in the future, the NAS will not be restricted to a commercial vendor’s proprietary tools, as would be the case with Windows 2000.

While NeuStar could simply download all of the freely available Linux software it might need, a better option is to purchase Red Hat Linux.  What makes Red Hat worth purchasing is the combination of documentation, quality control, and technical support available from Red Hat.  Red Hat leverages the best aspects of the “open source” movement while providing the type of corporate support necessary to make Linux a safe choice for mission-critical applications.  Overall, the selection of Red Hat makes the most sense for NeuStar’s “best value” NAS.

Database management system (DBMS)—The database will be a critical component of the NAS’s success. In order to support NAS’s website capability and availability requirements, the DBMS must also be available at least 99.9% of the time throughout the year.  Additionally, to ensure that data is never lost, it must be replicated in real time.  To achieve all this within a high-availability architecture, it must operate in a failsafe manner, providing a switchover capability to a backup site.  In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable for a significant amount of time if the primary database server experiences an outage.  The chosen database must support advanced replication in order to eliminate the “single point of failure” that would exist in a system with only one database server.  In light of all of these requirements, NeuStar has selected Oracle9i for the purposes of the NAS.

The Oracle9i database is both highly scalable and available.  High scalability is primarily achieved through the use of connection pooling and multiplexing, which allows the database to support a large number of concurrent users, and table partitioning, which allows the database to be split across multiple disk devices, thus sharing the load. Oracle9i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime.  These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s NAS.

Application service—NeuStar has chosen to put the NAS application service on a Java 2 Enterprise Edition (J2EE) architecture.  J2EE is a vendor-neutral platform for building high-performance web applications.  The J2EE platform is designed to provide server-side and client-side support for developing enterprise, multi-tier business applications.  An advantage of J2EE is that it defines Enterprise Java Beans (EJB), a standard distributed component model that provides support for handling distributed transactions, concurrency, object persistence, and security, by means of an EJB Container.  J2EE frees developers from system-level considerations, allowing them to concentrate solely on the software application’s business logic, thereby increasing productivity.  While there are a number of vendors offering J2EE-enabled application servers, NeuStar has chosen BEA Systems’ WebLogic Server as the platform for implementing the middle tier (Presentation and Business Logic Layer — See Exhibit I-4) of the NAS for the following reasons:

•                  BEA Systems is one of the world’s leading e-business infrastructure software companies.

•                  BEA WebLogic Server is designed to deliver scalability and high-availability to J2EE applications in a manner that is completely transparent to application developers.

•                  WebLogic Server is production-proven on large-scale, high-visibility projects for Fortune 500 companies and the Federal Government.

•                  BEA Systems has received numerous Corporate and Product awards, which indicates recognized stability and wide industry acceptance of its products.

Overall, the stability and capabilities of WebLogic Server and BEA’s position as an industry leader make it an excellent choice for the NAS.  NeuStar will augment the WebLogic Server through the use of the open source STRUTS application framework.

Web service—NeuStar has chosen Red Hat’s Enterprise Linux AS to be the web service software for the NAS.  Red Hat’s Advanced Server includes Apache HTTP Server.  Apache HTTP Server is open source software and has been the most popular web server on the internet since April 1996.  The April 2003 Netcraft Web Server Survey found that over 62% of the websites on the internet are using Apache (or a derivative thereof), thus making it more widely used than all other web servers combined.  Apache’s security is relied upon daily by leading providers of ecommerce infrastructure services. Apache also offers extensive support for a wide variety of web-based services, providing critical flexibility to be leveraged as web techniques evolve during the upcoming NANPA term.

[Exhibit I-4. The modularity of NeuStar’s application architecture will provide the required flexibility for the NAS to easily accommodate future system enhancements, sucuh as additional reports, interfaces, or resources. Graphic omitted: diagram of NAS Application Architecture.]

Help desk software—NeuStar has selected Applied Innovation Management’s “HelpDesk Expert for Customer Service” as the help desk and knowledge-based software solution for the NAS.  See Proposal Section I.1.6.2 for details on this product.

Testing Environment

NeuStar’s NAS testing environment will, of course, share all of the software components specific to the production environment (see below), as it is an exact replica of production.  In addition to this, NeuStar is proposing the use of tools to ensure the proper tracking and management of testing cycles, as well as to provide automated load testing capability.  The tools, described below, include Mercury Interactive’s TestDirector® and LoadRunner®.

TestDirector®—NeuStar has selected Mercury Interactive’s TestDirector® as the integrated management tool for organizing and managing the testing process. By combining planning, execution, and defect tracking, with an open architecture and a central repository,

TestDirector consolidates and manages the testing process to determine application readiness, as well as the following:

•                  Integrates with best-of-breed testing and lifecycle tools to manage testing.

•                  Open test architecture allows integration with existing or additional tools with TestDirector’s database.

•                  Defect tracking is capable of working remotely and provides complete data about tests and defects, along with a structure for prioritizing critical defects for repair.

•                  Sophisticated, customizable graphs and reports allow for measurement of the quality level of the application under test.

LoadRunner®—Mercury Interactive’s LoadRunner® is a load testing tool that exercises an entire enterprise infrastructure by emulating thousands of users to isolate problems, optimize performance, and accelerate deployment.  Virtual User Generator lets you record both two-tier and three-tier client/server traffic into a clear and readable script.  Dynamic monitoring of all virtual users allows for organization and control over how each tests individually and how they interact during a scenario. Server Monitor allows for the observation of the database or application server during the load test. This product is also able to present summary statistics with clear graphs and reports that help analyze load scenario results and pinpoint performance bottlenecks.  This tool will allow NeuStar to validate its system sizing and performance estimates well before the NAS goes into production.

Development Environment

NeuStar’s NAS development environment will feature IT industry-accepted development tools.  These products have been selected for their proven effectiveness and stability.  They are all widely used, both in the IT industry, as well as within NeuStar.

In order for a system to remain useful over time, the tools used to build it need to be viable and widely used.  This will guarantee that the tools will continue to meet NAS development needs over time, as well as allowing for continuous availability of personnel skilled in their use.  With these factors in mind, NeuStar has assembled a suite of tools that support all aspects of software development, including configuration management, design, modeling, and software, web, and database development.

Configuration management—NeuStar’s configuration management tool of choice is called the Concurrent Version System (CVS) Change Management Suite (version 1.11.5).  CVS is the most widely used configuration management tool in the open source community.  Like other configuration management systems, it allows multiple developers to work on the large-scale software development projects.  CVS is open source software and thus is free to use.

Design and modeling tools—NeuStar will architect and design the NAS application software in UML (Unified Modeling Language) using Together Edition for JBuilder design tools from Borland.  UML provides system architects working on object analysis and design with one consistent industry standard language for specifying, visualizing, constructing, and documenting the artifacts of software systems, as well as for business modeling.

Application development environment—Since NAS will run in J2EE production environment software, it requires a J2EE-capable development environment.  J2EE software uses the ubiquitous Java programming language.  Java has emerged as the dominant language of high-capacity web-based systems.  Unlike older languages like C++, Java runs in a “virtual machine.” The use of a virtual machine has two key benefits: it provides complete platform portability and it frees developers from operating system resource management, thus allowing code to be more reliable and testable.

For the NAS development environment, NeuStar has selected Borland’s JBuilder 8.  JBuilder is a proven, leading development environment with key integrations for building and deploying web-based J2EE applications.  It also includes features for automatic documentation generation and source-code management.

Database development tools—NeuStar will design and build the NAS logical and physical data models using ERwin from Computer Associates.  ERwin is the industry’s leading database design tool.  It delivers productivity in the design, generation, and maintenance of high-quality transactional and data warehouse databases.

The database will be accessed from the J2EE application software using Java Database Connectivity (JDBC) driver software.  This portable database connectivity mechanism prevents proprietary database features from polluting the code, thus making future database version upgrades simpler and less risky.

I.1.2.3     Interfaces and Electronic Data Transmission (TRD 7.1, 7.2, 7.4.2-5, 7.7.1, 7.9.1, 7.10, 7.19.7)

NeuStar’s NAS, built on internet technologies, will provide secure and reliable communications through open standards, and will support various protocols, including SMTP, FTP, HTTP, and HTTPS.

The NANPA will support the diverse set of communications facilities shown in
Exhibit I-5, including those facilities for supporting verbal and automated requests from service providers and several methods for distribution of information and reports, such as faxes (both Group 3 and Group 4), email, and regular mail.  The variety of interfaces provided will ensure all users of the NANPA system/service can access it, regardless of technological preference.  As required, Table I-2 details the means of electronic data transmission supported:

Table I-2. Electronic Data Transmission Means Supported

Vehicle	Comments
Public web

This interface will provide a means by which all public NANP information (e.g. public reports and documents) may be disseminated to the media and general public, and will be accessible via the internet. The website will contain an online help capability, search, FAQs, feedback capability, and contact information for pertinent staff.

Private web application

This secure interface, accessible only through login with a valid user id and password, will allow registered users to access system application functionality. The website will contain an online help capability, search, stored data query, FAQ list, trouble ticket capability, reports, email link to the NANPA office, as well as contact information for pertinent staff. Applied Innovation Management’s “HelpDesk Expert for Customer Service” will be used to provide the trouble ticket, help desk, and knowledge-based software solution.

Email

The NAS will use this interface for automated report and notification distribution as well as for information exchange with NPAC, the Pooling Administrator, and registered NAS users. Notifications will include NANP activity advisories, NANP documentation availability, as well as NAS status, outage, and maintenance notifications. NAS will also accept email submissions of user documentation, including applications, forms, forecasts, and reports.

EFT

The NAS will support the use of an FTP interface as an electronic method of exchanging information files (forms, data, reports, etc) with registered users. Each user configured for FTP use will be assigned exclusive inbound and outbound directories for file exchange. Access to these directories will be password-protected.

Fax	The NANPA office will support the transmittal and receipt of user documentation (applications, forms, forecasts and reports) via fax.

The NAS will be implemented such that user-specific data transmitted and received via any of the various supported interfaces will remain confidential and not be accessible without the appropriate privileges.  NAS will ensure that service provider-specific data will only be available to authorized users.  Only aggregated data can be generally distributed.

I.1.3        NAS Architectural Robustness (TRD 7.19.4, 7.19.6)

NeuStar’s NAS production environment provides a secure, right-sized, fully redundant environment, offering both a primary site, located in Sterling, Virginia, as well as a fully functional backup site in Charlotte, North Carolina.  NeuStar has both borrowed from and improved upon its proven PAS architecture in order to fully satisfy the FCC’s requirement for a robust, secure, and feature-rich NAS.

The NAS will have the capacity to amply support its user community as specified in the TRD, as well as to rapidly (less than three minutes) switchover the system from the primary site to the backup site (or vice-versa) during any outage, and run the NAS indefinitely, and in a fully functional manner, from the alternate site.  This switchover will be facilitated by the fact that a complete and up-to-date database will be kept at the backup site, which will be made possible using Oracle’s Advanced Replication capability.

[Exhibit I-5. The multitude of communications facilities supported by NeuStar will provide accessibility for users, regardless of technological preference. Graphic omitted: diagram of Communications Facilities.]

I.1.3.1     Sizing and Scalability (TRD 7.1.3, 7.19.5)

System—From a system sizing perspective, NeuStar considered the requirements for the NAS capacity and response times from several possible viewpoints.  The stated requirement for supporting 500 simultaneous users with an average holding time of 0.5 hours has been interpreted to mean that 500 active and simultaneous connections to the web servers and application servers, supported appropriately by the database server must be accommodated.

One method of evaluating the proposed system’s compliance with this requirement is to make use of a current, widely accepted web performance benchmarks evaluation suite.  The SPECweb99 benchmark suite provides a highly objective and representative benchmark for measuring a system’s ability to be a web server.  It provides an accurate measurement of expected simultaneous connections (rather than HTTP operations), as defined and agreed to by major participants in the web market.  The SPECweb99 result for our proposed configuration yields a comfortable support level of over 1000 simultaneous connections.

Ultimately, NeuStar has the luxury of real world experience, both with the existing NANPA website as well as that of the National Pooling website.  Given that NeuStar’s PAS has capacity requirements similar to NAS and has fully met those requirements, and that NeuStar’s proposed NAS configuration is similar to the PAS configuration, NeuStar is very confident that the proposed system will fully satisfy the foreseeable NAS needs.

In the event of any unforeseen and unexpected increases in demand for NAS workload capacity, NeuStar’s proposed NAS solution is also characterized by extraordinary scalability.  The web and application server capacities can be increased incrementally by upgrading existing servers and/or by adding additional low-cost servers.

Web—In accordance with the TRD, NeuStar’s NAS will monitor that it is able to display the entire home page to the user with a 56 KBPS modem within 8 seconds, 95% of the time over any 12-month period. The NAS will utilize Keynote’s “Consumer Perspective” service in order to monitor the performance of the website.

The results collected by this service will allow NeuStar to proactively make adjustments to the website in order to offer its customers a consistently high quality of service. This tool will also help to distinguish troubles with the internet from those related to website performance by collecting an assortment of statistics on website home page response times from 25 different areas in the United States.  Variances in the regional response times usually indicate internet congestion or link outages.

In addition, the NAS will keep operational statistics including: availability statistics; scheduled maintenance durations; instances and duration of unavailability; simultaneous user measurement by hour; and user session statistics.  These statistics will be used for various management reports.  Any measurements of home page response times of greater than 12 seconds will trigger the opening of a trouble ticket, which will, in turn, initiate an investigation.

Network—Access facilities into the NAS will be engineered in conjunction with the needs of SPs to optimize their communications requirements and minimize costs without sacrificing availability and security.

Initially, a pair of T1 circuits (one per site) will be provisioned, linking both the primary and the backup site to the internet via two different ISPs.  NeuStar’s research has indicated that this will suit the initial needs of the system.  NeuStar has estimated the following peak activity levels: 1) 500 simultaneous users; 2) Each user averages 1 NAS transaction per minute (total = 9 transactions/sec); 3) 10 KB of data per transaction (equivalent to 80,000 bits); and 4) 30% network overhead (average). These levels produce the following bandwidth requirements:

Bandwidth (bps)	= 9 trans/sec * 80,000 bits/trans * 1.3 (network overhead factor)
= 936, 000 bits/sec

This calculation demonstrates that a T1 (at approximately 1.5 Mbit/sec) should provide adequate capability, based on the stated peak usage levels.  NeuStar is confident that T1 links to the internet at each site will provide satisfactory throughput for the users of the NAS.  NeuStar will closely monitor the performance (response time) of the NAS on an on-going basis, in an effort to ensure a positive user experience on a consistent basis.  Should the communications facilities be found to be, or even projected to become, insufficient at any point in time during the term of the contract, NeuStar will incrementally increase the throughput capacity to the internet not only to the primary site, but to the backup site, as well.

I.1.3.2              Availability (TRD 7.1.1, 7.19.5-6)

Availability is defined, from the end-user’s perspective, as the probability that a system or sub-system will perform its intended function at a given instant of time.  In accordance with the RFP, NeuStar’s NAS is designed to meet and/or exceed the following availability guidelines:

•                  NAS availability: 24x7

•                  NAS will be seamlessly available during users’ normal business hours

•                  Availability will meet or exceed 99.9% (excluding scheduled maintenance)

•                  Unscheduled downtime per any 12-month interval will be less than nine (9) hours.

•                  Scheduled maintenance will occur during non-core business hours and will not exceed 4 hours in duration per incident (unless specifically approved by the FCC)

NeuStar has interpreted the requirement for seamless availability during business hours as a requirement to keep downtime (both scheduled and unscheduled) to an absolute minimum during NAS users’ normal business hours.  It logically follows that scheduled maintenance must be scheduled outside of these hours and that Mean Time to Repair (MTTR), the time it takes to restore service during an unscheduled outage, must be minimized.

The proper technique for building a high availability system is to use redundancy to minimize Single Points of Failure (SPOF) from the architecture and keep MTTR to a minimum.  Both of these techniques figure prominently in NeuStar’s NAS architecture.

A system’s availability measurement is derived from MTTR figures (factored with mean time between failures (MTBF), as MTTR basically represents the amount of unavailable time per failure.  Table I-3 lists each of the main NAS components’ ratings:

Table I-3.  System Availability

Component	MTTR	MTBF	Availability		Unavailability

Router	30 min	189,000 hours	99.9999%		0.0001%

Firewall	240 min	118,660 hours	99.99%		0.01%

Load balancer	48 min	500,000 hours	99.999%		0.001%

Web server	1800 min	39,400 hours	99.9999	% *	0.0001	% *

App server	1800 min	39,700 hours	99.9999	% *	0.0001	% *

LAN switch	12 min	255,000 hours	99.999%		0.001%

DB server	15 min	674,300 hours	99.996%		0.004%

* Locally redundant configuration

The aggregate NAS single-site availability result, meaning the percentage of the time that all of these items will be up simultaneously, can now be calculated as the product of all of the availability ratings.  This results in an aggregate rating of 99.98%, thus surpassing the requirement of 99.9% availability.

Each of these ratings was quoted to NeuStar by each respective vendor.  The figures represent ratings based on a stand-alone configuration, except for the Web and App Servers, which, in NeuStar’s NAS, are redundant within an environment in order to ensure sufficient capacity, and would therefore require a simultaneous outage to fail.  Their rating thereby represents the likelihood of dual failure based on the stand-alone measurements.  For the purposes of this calculation, the Redundant Array of Independent Disks (RAID) unavailability is assumed to be negligible, as they are both mirrored and therefore have a MTTR of virtually zero.  Also, the FTP server and batch application server are not included in the availability calculation because they are not part of the web-based portion of the system.  NAS availability is further improved by the presence of the hot backup site.  The backup site is always available, fully functional, and can be put online in less than three minutes, satisfying the requirement of providing seamless service during NAS users’ normal business hours.  Thus, as a site, NAS, in aggregate has an MTTR of 3 minutes.  The low site-based MTTR further improves NAS availability beyond 99.98%.

The process of three-minute fail-over is not theoretical.  NeuStar’s PAS uses this same rapid switchover technique and achieves a fully functional switchover to the alternate site in less than two and a half minutes.  The rapid switchover time is achieved, by the network setup that is capable of automatically pointing to a different network destination (the backup site) when an outage is detected, as well as the use of advanced, real time data replication, which ensures that an up-to-date copy of the database is always ready and waiting at the backup site.

In order to measure availability, NAS will “ping” its ISPs every 5 seconds to confirm that round-trip latency is 10 milliseconds or less.  Greater latency will be considered as an out of service condition with the ISP and will result in a trouble ticket being opened.

I.1.4        NAS Security Approach (TRD 2.13, 7.2, 7.4.2, 7.6)

NeuStar is keenly aware of the importance of security in a system environment.  System availability, data integrity, and data confidentiality must be preserved at all times.  NeuStar has addressed each of these imperatives using a layered approach to security.  The following sections discuss security of the infrastructure, the web application interface, and the EFT interface.

To ensure availability of the system, NAS will provide an intrusion detection server to recognize network-based attacks and a firewall to defend the attacks.  From a physical access perspective, physical security measures, restricting access to all but authorized NAS personnel, will protect the system components.

From a data perspective, integrity must be preserved. No unauthorized entity can be allowed to view, submit, delete, or modify data on the system. To this end, NAS will provide firewall protection, ensuring that access to the system is restricted to those allowed to do so. User ids and passwords, as well as user profiles (guarding access and modification privileges) will be used to guard access to the system, as well as access to data.

NAS will also enforce confidentiality of data.  User profile privilege settings will ensure that NAS users only have access to data that they are allowed to view or modify.  In addition, secure sockets (HTTPS) will be used to ensure that a user’s NAS session cannot be monitored by outside parties.

While NAS will do all in its power to prevent and minimize any security issues, no system is ever completely immune.  In recognition of this, NAS will also be monitored for security breaches of various kinds, including unauthorized client user system access.  In the event of the discovery of any security breach, NeuStar will notify the FCC and applicable user(s) electronically and conduct a full investigation of the actions and circumstances.  A report of all findings will be submitted to the FCC for review and will contain suggested remedies in order to avoid future occurrences of the breach.  NeuStar will also report to NANC that a breach has occurred and that the effected party has been notified.

I.1.4.1     Infrastructure Level (TRD 2.13)

Physical—NeuStar proposes to house the NAS environments in its data centers in Sterling, Virginia and Charlotte, North Carolina.  Within each secure environment, NAS hardware will be placed in its own locked cabinet, sequestered and protected from NeuStar’s other systems, and will be accessible only to authorized personnel.  As discussed in Proposal Section I.1.6.1, NeuStar’s data centers are well suited for systems such as these.

Network—NeuStar has carefully architected the NAS network in a layered fashion to maintain overall security while meeting the access requirements within a constrained infrastructure budget.  Two key components form the backbone of the NAS security solution: the firewall and the intrusion detection system (IDS).  The firewall throttles all access to the network and the IDS observes all traffic that crosses between the firewall and the internet.

The firewall will contain rules that only allow web traffic to reach the web servers and FTP traffic to reach the FTP server.  The firewall will prevent all external access to any other NAS servers (e.g. application servers or database server), no matter what user is requesting access.  Additionally, the database server will only accept database client connections from the application servers, not from the web servers.  This layered approach lowers the risk of any single security breach from having catastrophic effects upon the system.

Servers—Only authorized NeuStar users with valid user IDs and passwords will be granted access to NAS servers, and the actions each user will be allowed to perform will be restricted by roles and privilege protections as well as Unix user and group file permissions.

In order to minimize the risk of virus attacks on the NAS environments, only the System Administrator (or parties specifically designated by the System Administrator) will be granted the ability to import or install files from outside of the environments.  Also, all devices able to receive email will use virus protection software.

I.1.4.2     Web Application Interface (TRD 2.13.4, 7.1.2, 7.7.8)

NAS web application users (accessing the non-public site) will require a login/password to access a user account.  Each user account will have an associated profile with a set of associated privileges and authorization levels, which will control access to applications within the NAS, as well as access to specific functions/forms/data within the applications.  The NAS Application Administrator will manage user accounts and associated privileges.  Configurable parameters will be available to disable accounts after a number of unsuccessful login attempts, as well as after a certain number of days of account inactivity.  User sessions will be terminated after a configurable number of minutes of inactivity.  Passwords will be subject to certain validation rules in order to lessen the risk of password attacks.  Additionally, users will be required to change their passwords every 180 days.  Default values for these parameters will be defined in NeuStar’s Security Plan, to be delivered 45 days after contract award.

Application security will restrict each user’s visible data, editable data, and accessible forms in accordance with the user’s assigned role and affiliation.  Specifically, the user will only have access to those applications, forms, forecasting information (and associated forms), reports, and inventory which are permitted by the users established profile.

Web access will also use digital certificates to encrypt the data that flows between web browsers and the NAS web servers.  Encryption makes any intercepted information virtually indecipherable.  NeuStar will use Red Hat’s Enterprise Linux AS software to provide additional high quality SSL level security.  NeuStar’s familiarity with the product, as well as its ubiquity and strong support, make it an excellent choice for NAS.

I.1.4.3     EFT Interface (TRD 7.4.3-4, 7.7.8)

Like other portions of NAS, the EFT interface will have multiple layers of security. At the network layer, the firewall will be provisioned to only allow EFT connections from designated machines. The EFT machine itself will have no permissions to connect anywhere inside the network. It will be isolated from the rest of the system and periodically polled for files. This prevents any security compromise on the EFT server from possibly initiating interaction with the system.

EFT will use File Transfer Protocol (FTP) for file delivery.  Users will require a user ID and password in order to exchange files with the NAS.  Like the application level, users will be required to change passwords every 180 days.  All file transfers will be logged with date, time, and transfer information.

Additionally, system administrators will strictly partition the file exchange area on the EFT server, using permissioned directories and files to prevent users from inspecting other users’ files, even preventing them from seeing if any files are present.

As individual EFT files are processed by NAS, the transactions contained within each file will be subject to the same business rules imposed when human users submit web-based transactions. For example, service provider data privacy will be maintained and standard edits/validations will be applied.

I.1.5        NAS Infrastructure Management

The NAS will benefit from infrastructure management experience gained from NeuStar’s many industry caliber systems.  This sub-section will examine how the NAS will manage data, enterprise services, the NAS network, backup, and recovery, as well as scheduled maintenance.

I.1.5.1     Data Management, Integrity, Storage, and Retrieval (TRD 7.2, 7.4.1)

Building on the success and experience gained in building the PAS, a system of comparable size and complexity to that of the proposed NAS, NeuStar proposes using the same data management, storage, and retrieval mechanism.  This approach leverages NeuStar’s current and ongoing familiarity and expertise in developing and maintaining the critical database component of the NAS.  For reasons discussed in Proposal Section I.1.2.2, NeuStar has selected Oracle9i for the purposes of the NAS.

From a data integrity perspective, NeuStar will leverage the power of the Oracle9i, in combination with NAS specific business logic, to ensure the integrity of submitted information using three levels of validation:

•                  Field level—Validating that entered data is in the proper format and, where verifiable, in the proper range.  In cases where the data entry is a choice between a finite set of values, checkboxes or drop down selection boxes will be employed.  Errors will result in the rejection of the entry and an error message being displayed.

•                  Form level—(Also referred to as “cross-field” validation), this validation, performed on both GUI and batch submitted forms, consists of performing a cross-check of related fields according to a set of business rules.  Two fields could individually have valid entries, but when placed together in context, be erroneous.  An example of this type of business rule would be a form where an NPA and State must correspond with each other.  An attempt to enter an NPA of “202” with “New Jersey” as the State would be flagged as an error, and the form would be rejected with an error message indicating the mismatch.

•                  Reference level—This validation is also business rule-driven, but this time data entered is validated against reference data or records already contained in the database.  For instance, an attempt to request a previously assigned code will result in an error and the rejection of the submitted form.

The majority of these rule-driven validations already exist in the current NeuStar NANPA tools, and will be reused and augmented for NeuStar’s new NAS.  These rules have been learned and captured over the course of NeuStar’s current NANPA term.

I.1.5.2     Enterprise Management

NeuStar is leveraging multiple aspects of its enterprise management capabilities as part of its NAS solution.  These include the system management features provided as part of Concord’s SystemEDGE, NeuStar’s chosen management platform.  With SystemEDGE, system administrators can distribute tedious management tasks away from staff and down to the host systems. SystemEDGE operates autonomously on a server, continuously monitoring changing conditions and providing detailed information about the host’s configuration, status, performance, users, applications, file systems, and other critical resources.  SystemEDGE information is reported back to NeuStar’s enterprise management aggregation platform, Micromuse Netcool.  Netcool collects and consolidates events and alarms network devices and management environments onto one screen, providing an easy-to-read color-coded “dashboard” view of the entire network.

I.1.5.3     Network Management

NeuStar uses a variety of tools for network management.  Primary among these is HP OpenView.  OpenView is a market-leading network management system that monitors the entirety of NeuStar’s infrastructure using the standard Simple Network Management Protocol (SNMP).  Events generated by devices are consolidated and correlated onto comprehensive network topology maps and used by NeuStar’s Network Operations Center (NOC) personnel for monitoring and troubleshooting.

I.1.5.4     Backup and Recovery (TRD 7.13, 7.14)

For backup and recovery purposes, a complete image of the entire NAS system will be kept offsite to guard against a catastrophic site disaster.  In addition, each NAS database server will be equipped with a 12 Gigabyte DAT tape drive for database backup purposes.  Database backups will take place nightly at both the primary site and weekly at the backup site.  Under normal circumstances when both the primary and backup sites are fully operational, these backups will be identical, since Oracle’s Advanced Replication will automatically keep the NAS data consistent between the two sites.  The only times the two NAS environments might not have identical data is when transactions have occurred while one of the sites is offline, and, consequently, has not yet been synchronized.  NeuStar has developed and documented a set of procedures for the database backups.  The backups taken from the active site will also be stored off-premises in order to protect data in the event of a site disaster.  These off-site backups will be accessible within 1 business day at all times.  Backups will be retained online for 2 years and archived for 5 years.

Procedures will be provided documenting how full recovery (data and system) will be accomplished.  This will be included in NeuStar’s Disaster Recovery/Continuity of Operations Plan.  The plan will comply with, and in fact improve on, the 2-business day requirement for re-establishment of service.  It should be noted that NeuStar, as required, will bear all costs associated with rebuilding and/or recovering the NAS system and its data in the event of a site disaster.

Typically, the loss of a site will simply result in a switchover to the alternate site within 3 minutes.  NAS will be capable of, in the event of a prolonged degradation, failure, or disaster at the primary site, automatically switching the active production site over to the backup site, thus quickly achieving recovery.  Since the NAS backup environment is shared between development, testing, and production backup, any development and/or testing taking place at the backup site would immediately cease until the primary site is operational.

The only way a total system failure (system outage) can occur is if two failures occur simultaneously at the geographically separated and independent sites.  While the odds of such an occurrence are extremely remote, NeuStar will be prepared to reestablish service, without loss of data, within the two-day timeframe stated in the NANPA requirements.

NeuStar will design and document recovery procedures for all foreseeable system failures.  In the event of the NAS becoming unavailable for any reason, NeuStar’s NANPA personnel will initiate the notification of all NAS users (by email where possible, by fax or phone call where not).  NeuStar will send this notification within five minutes of the start of the “out-of-service” condition.  The notification will indicate the start time of the outage and its estimated duration.  NeuStar will also notify users once normal operations resume.  In addition, NeuStar will provide a report to the FCC with a periodic report listing all instances of unavailability during that period.  The report will include an explanation of the unavailability incident along with its duration.

I.1.5.5     Maintenance Approach (TRD 7.1.1, 7.5, 7.19.7)

Regular maintenance will be performed on the NAS, as required.  NeuStar will take advantage of various NAS capabilities, such as switchover to the backup environment, in order to minimize the amount of scheduled NAS downtime.  It is understood that all scheduled outages will occur during non-core business hours, and that all scheduled maintenance will require FCC pre-approval. Duration of the maintenance intervals will be kept under four hours per incident (any requests for a window greater than four hours will be accompanied by specific explanation justifying the time required).  A full description of the recommended system maintenance procedures will be provided with NeuStar’s NANP Administration System Maintenance Plan.

I.1.6        NAS Operational Capabilities

This section will describe the specifics relating to NeuStar’s proposed NAS locations, its associated help desk capability, and the technical staff responsible for building the new NAS.

I.1.6.1     Facility Locations (TRD 7.3, 7.8)

To meet the seamless availability and system backup requirements, NeuStar will deploy the NAS in its existing, fully redundant facilities located in Sterling, VA, and Charlotte, NC.  Table I-4 summarizes relevant facts about each of these data centers, indicating how they meet or exceed the NAS requirements.  This configuration provides several advantages:

•                  The centers are currently fully operational, and thus have no startup risk.

•                  The centers are fully redundant and independent, providing seamless service at all times.

•                  The facilities are housed in the same locations as the FCC-certified PAS, thus eliminating any question on FCC certification regarding NAS location.

•                  The location of the centers, particularly the Sterling facility is convenient for any inspections that the Government may wish to perform.  The Sterling center is collocated with NeuStar’s headquarters, and home to NAS programming and maintenance personnel.

Table I-4.  Relevant Facts about NeuStar’s NAS Facility Locations

Characteristics	Primary location	Backup location

System location	Sterling, VA	Charlotte, NC

Distinguishable area	10,000 square feet surrounded by solid walls	5,000 square feet surrounded by solid walls

	Three secure access control points, all locked doors with 24-hour closed circuit TV surveillance video monitoring.	Three secure access control points, all locked doors with 24-hour closed circuit TV surveillance video monitoring.

Data center secure access control points	Two entrances have biometric readers to control access. The third entrance, for emergency use only, is permanently alarmed and can be opened only from inside.	One entrance has a biometric reader to control access. The other entrances, for emergency use only, are permanently alarmed and can be opened only from inside.

Support personnel location	The Network Operations Center, staffed 24x7x365 is located in contiguous space within the facility.	The Network Operations Center, staffed 24x7x365 is located in contiguous space within the facility.

Backup power	Uninterrupted Power Supply (UPS) supplemented by generator provides 50 hours of backup power.	UPS supplemented by generator provides 36 hours of backup power.

I.1.6.2     Help Desk (TRD 7.10)

NeuStar will offer a staffed help desk that will take calls and monitor for fax, email, and web submissions of all customer questions, troubles, and issues during NANPA’s regularly scheduled business hours.  All issues/inquiries will be resolved and/or responded to within one business day and, where appropriate, will include a referral to a NANPA subject matter expert.  Contact information for the help desk will continue to be posted on the website along with all other relevant contact information.  In addition to staffing the phones during regular business hours, NeuStar’s NANPA service will also be available by alternative means (web, voicemail, email, and facsimile – both G.3 and G.4) 24 hours a day, 7 days a week.

As a supplement to the staffed help desk, the NAS will also provide access to an automated help facility.  As a result of its positive results in its use at the National Pooling Help Desk, NeuStar has selected Applied Innovation Management’s “HelpDesk Expert for Customer Service” as the help desk and knowledge-based software solution for the NAS.  “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support.  Customers can use the system 24 hours a day to get answers to frequently asked questions (which will be updated at least once a month); search the knowledge base, application notes or support news; submit a trouble ticket, or submit a service request.  They can also upload error messages or other text to the support desk for faster problem resolution.  Features and benefits of HelpDesk Expert for Customer Service include:

•                  Web-based—Works like any other web page.

•                  No learning curve—Anyone who can use a browser can easily learn to use HelpDesk.

•                  Searchable database—Customers can find out if a problem has been previously submitted by using HelpDesk Expert for Customer Service’s search function. Specific fields or combination of fields can be searched.

•                  Searchable knowledge database—Customers and NANPA personnel can use free text queries to search the knowledgebase of support information.

•                  Uses relational databases (Oracle) to store all help desk information.

With the use of the Oracle database, all information submitted, whether directly by the customer, or by NANPA personnel, will be replicated to the backup site as well as backed up to tape.  In addition, as with all data on NeuStar’s NAS, the trouble tickets will be kept available online for not less than 2 years, and will also subsequently be archived for not less than 5 years.  Each trouble ticket will be time-stamped to the minute at both time of opening and closing.  The closing of a trouble ticket will also trigger a notification of the disposition of the trouble ticket to its originator, either via email, fax or call, depending on the contact information submitted by the originator.  Trouble ticket summary data will be included in the NANPA annual report, including the quantity and type of trouble tickets opened and closed over the course of the year.

I.1.6.3     Technical Staff

NeuStar’s technical staff consists of highly qualified, competent experts, intimately familiar with the platforms and development tools being proposed.  NeuStar’s key NAS development personnel also played key roles in the development of PAS.  Just as NeuStar’s existing NANPA personnel are the major factor in what will make the NANPA service an on-going success, NeuStar’s development team is the major factor in what will make NeuStar’s NANP Administration System a success for the FCC, the telecommunications industry, and NeuStar.

Please refer to Proposal Sections II.2, Key Personnel, I.2.2, Staff Management Approach (for categories and hours), and II.3.1, Functional Organization for further details regarding NeuStar’s technical staff.

I.2           Implementation Approach (RFP L.5, M.2.A.3, entire TRD)

NeuStar’s implementation approach offers the lowest risk and ensures no interruption in current or continuing NANP Administration operations.

NeuStar possesses a comprehensive understanding of the project’s requirements as well as the underlying issues that drive them, resulting in innovative, effective solutions. As the NANPA, National Pooling Administrator, and the Local Number Portability Administrator, NeuStar has successfully developed and implemented complex full-service solutions for the Commission and the telecommunications industry.  As discussed in Proposal Section II.1, Past Performance, NeuStar has the unique combination of capabilities, experience, and proven management methodology required to develop, deploy, and operate the new NANP administration system (NAS) and provide the ongoing NANPA administrative functions.

Even though NeuStar, as the current NANPA, offers the lowest risk approach, there is still a need for a transition to the new system and enhanced functionality.  NeuStar will use a proven, structured approach to implement the NAS.  This approach was used to successfully develop and deploy the National Pooling Administration System (PAS) on schedule and under budget.  This approach requires knowledge and extensive experience with project planning, staffing, risk management, change management, and quality assurance.

Project Planning—Successful planning requires a thorough understanding of the explicit and implicit project requirements, the experience to establish a reasonable plan that meets all of those requirements, and development of a work breakdown structure to implement the plan.  The entire implementation approach is documented in a project plan, which describes the major activities required to ensure that all requirements and objectives, as envisioned by the RFP and the Commission, are met—on time and with quality.

Staffing—Staffing is determined based on the extensive experience of the team and a detailed analysis of work activities and requirements. The NeuStar staff is already experienced and in place; this minimizes risk and provides for a seamless transition to the new operations.

Risk Management—Risk management requires extensive understanding and experience to be able to identify risks and proactively address them before they impact the project.  NeuStar is the only provider that offers the lowest risk option based on its current experience and staff.

Change Management—NeuStar has in place existing change control processes that effectively manage and control change throughout the contract life cycle.

Quality Assurance—NeuStar’s comprehensive quality management program has resulted in the consistent development and deployment of high-quality systems on schedule and within budget.  It also ensures the ongoing delivery of high-quality services to the customer.  NeuStar embodies sound, disciplined project and program management principles to oversee and monitor all required activities, deliverables, and milestones.  It is NeuStar’s program management’s philosophy that the attainment and measurement of quality is the responsibility of the entire NANPA organization.  Strong quality assurance is the central theme and focus of NeuStar’s NANPA management.

I.2.1        Overall Project Plan (RFP L.5, M.2.A.3, TRD 2.14, 7.7.1)

NeuStar’s comprehensive and detailed project plan explicitly addresses critical tasks to ensure successful provisioning of the NANP administrations system and its operation.

NeuStar has already developed a detailed project plan consisting of over two thousand tasks and sub-tasks that identify activities required for a successful implementation of the NAS.  In light of page count limitations for the proposal, NeuStar has only shown an abridged project plan at the task level for the base year.  However, the full plan, including subtasks, is available and will be furnished to the FCC upon request.  Within thirty (30) calendar days after Contract Award, NeuStar will deliver an updated project plan to the Commission, satisfying the Implementation Plan Contract Data Requirement (TRD 2.14).  NeuStar’s project monitoring and control processes will be used to ensure that high performance standards are met, and to rapidly identify and address any issues or concerns.  Through strong monitoring and control, schedule slippage and cost over-run will be avoided.

The abridged project plan shown in Exhibit I-6 outlines key phases and high-level tasks required to successfully develop, implement, and transition to the new NAS as well as perform NANPA operations in the base (First) year.

[Exhibit I-6. NeuStar’s abridged project plan provides a high-level view of the detailed project plan which includes over 2,000 tasks and subtasks. Graphic omitted: diagram of abridged project plan.]

I.2.1.1     Automated NANP System Development and Implementation Phase

NeuStar’s software methodology allows it to successfully deliver the new NAS six months from award (TRD 7.7.1).  When reviewing the requirements to develop NAS, NeuStar quickly determined that the schedule is very aggressive, as the current NANPA systems do not meet RFP TRD requirements.  However, because NeuStar is leveraging the business rules, algorithms, and logic from the current NANPA systems, combined with the application framework of its National PAS, NeuStar’s development effort and schedule risk is significantly reduced.

Recognizing the aggressive schedule, NeuStar has already commenced work (pre-award) on NAS functional requirements definition and design.  Consequently, it is prepared to deliver a Functional Requirements Specification (FRS) 10 business days after contract award. This accelerated approach allows for increased development and test time, which translates into a higher quality system and materially reduces schedule risk. NeuStar employed this same approach in its development of the National PA System. Table I-5 provides overview descriptions for the major software development responsibilities/phases required to meet the Commission’s objectives.

Table I-5.  Software Development Phases

Major Software Phases	Descriptions

System Functional Requirements Document

During the Functional Requirements Document phase, NeuStar finalizes the specifications for a complete requirements document that identifies the features necessary for the NAS. This provides a blueprint for the development team that will logically group functions within the system. All requirements mentioned in the document are capable of being tested and traced. Furthermore, each requirement clearly defines the business logic, and is detailed and defined in a set of system/segment design documents.

System Design

During the design stage, NeuStar’s experienced design team maximizes the utilization of existing application and database logic, components and architecture from CAS, NRUF, and the PAS to create the baseline for its Detailed Design Document. During this phase, NeuStar also revises external design screens, reformat reports, and converts tasks NeuStar is currently performing to the new NAS process.

System Development

The software development strategy is to maximize the reuse of proven, successful, time-tested production systems. The PAS architecture will form the foundation for the new NAS. Much of the embedded business rule logic from CAS and NRUF is also reusable. Using existing and proven software architectures, logic, and components greatly reduces the effort to develop the NAS. The NAS application software is coded, debugged, documented, and tested (Unit Code test). The NAS will be fully developed along with migration scripts for full integration between NeuStar’s current, functional CAS and NRUF applications and the new NAS.

System/Integration Testing

Once the NAS is fully developed, integration testing begins. Test plans executed during this phase are derived from criteria found in the Functional Requirements documentation. All required production scenarios are executed. NeuStar tests against historical data provisioned by the current NANPA applications. Integration testing is comprised of all files, databases, system software, and other required links. NeuStar’s highly skilled quality assurance staff will conduct the following tests during this phase: regression; environment; data migration; load; and functional requirements.

System Acceptance Testing

This stage complies with the System Test Plan (CDRL). Functional and performance testing with selected participants is completed and results from the testing forwarded to the Commission. Upon Commission approval, the NAS will be accepted and CLIN 0001 will be satisfied. System deployment commences.

System Training

NeuStar provides training to its employees to ensure their skills are current so they can continue to provide optimal customer service. NeuStar considers an effective Training Plan an essential component of its implementation and staffing plans. NeuStar has devised an internal plan that incorporates four key training areas: neutrality, position-specific, help-desk/customer service, and NAS operations. During this stage, NeuStar’s experienced NANPA team establishes training material requirements, develops necessary training manuals, and creates a schedule so NeuStar can train its personnel as they migrate to the new NAS and operations.

System Implementation	Upon FCC review and acceptance of the system deployment of the new NAS will occur.

I.2.1.2     NANP Administration Systems and Service Implementation

This phase includes planning and implementation activities required for the NANP Administration System and operations.  Some select tasks are highlighted in Table I-6.

Table I-6.  Planning and Implementation Activities

Task	Description

Program Management and Administration

This task covers NeuStar’s management and administration activities. Under this task, NeuStar’s program management monitors and ensures all deliverables are efficiently delivered on time and with the highest levels of quality. During this stage, all quality assurance tasks are also accomplished. A joint team effort between NeuStar’s NANPA team and the Commission ensures delivery of a high-quality application.

NANP Administration Migration Plan	The NANP Administration Migration plan will detail an extensive deployment plan for migrating NeuStar’s current NANPA applications to the new NAS.

Risk Management Plan	The Risk Management Plan builds upon NeuStar’s risk management approach and will outline the systematic processes that are used to manage risks throughout the life of the contract.

Communications Plan

The Communications Plan provides an overview of how the NANP Administration team will effectively communicate throughout the entire organization. It identifies the key personnel who impact communications between the Commission and the industry, and outlines the process required to ensure timely and appropriate generation, collection, dissemination, storage, and ultimate disposition of project information to them. It will be in compliance with the TRD.

Facility/Equipment Plan

Every task required for providing necessary equipment and materials to effectively support the NAS and operations environment is included and outlined in this phase. NeuStar executes the tasks required for configuring the NANP Administration environments in Sterling, Virginia; Charlotte, North Carolina; and Concord, California. Because NeuStar is currently the NANPA, most of these tasks are already completed. Further, as the current NANPA, all NeuStar’s facilities are ready and available. The activities associated with this phase are upgrading the facilities to support the new NAS and other new requirements.

Staffing Plan

NeuStar is uniquely positioned to use its current experienced NANPA staff to continue to provide excellent service and support, to reduce the risks associated with such a major deployment, and to ensure a seamless transition. NeuStar’s Staffing Implementation Plan calls for a phased transition of its existing experienced staff from the current NANPA operations to the new NANPA operations.

Performance Metrics	NeuStar’s final performance metrics, which are based on current performance metrics used by NeuStar as the NANPA, serves as a monitoring tool to determine how effectively

Task	Description

NeuStar’s NANPA team performs. These metrics, which involve collecting and disseminating performance data so stakeholders know how resources are being used to achieve project objectives, will be provided to the Commission as required. This process includes: status reporting – describing where the project stands; and progress reporting – describing what the project team has accomplished.

Quality Assurance Plan

A quality assurance plan specific to NANPA is developed consistent with NeuStar’s quality program. The plan describes quality assurance activities that will be performed throughout the software development life cycle for the NAS. In addition, the plan will include performance monitoring activities required in TRD Section 9.

I.2.1.3     Transition to NANP Administration Phase

As if the aggressive 6-month timeframe was not enough of a challenge, the new NANPA must flawlessly convert a tremendous amount of data (historical and current) from the current NANPA Systems (CAS, NRUF, and DDS) to the new NAS.  In order to perform this job accurately, the chosen vendor must possess detailed knowledge of all current NANPA systems, data, database schemas, and underlying business rules.  The importance of this experience, which NeuStar possesses solely and cannot be matched by other potential vendors on any level, cannot be overstated.  For example, there are over 120,000 CO codes assigned and, at any one time, there are hundreds of CO code applications in various states of processing.  All must be flawlessly converted and migrated.

If there is just a one (1) percent error in the conversion, the disposition of 1,200 CO codes will be incorrect; creating 1,200 opportunities for CO code conflicts, which, in turn, can cause service outages for consumer businesses and government users. These 120,000 CO codes and other resource information comprise millions of data items in the current NANPA systems. Even a 99.9% successful data migration could lead to thousands of data field errors, and, if the vendor doesn’t recognize this until days or months after operations has been transitioned to the new NAS, it could take months to discover and correct the data; some data may never be corrected.

NeuStar is able to deploy the system consistent with the March 28, 2003 Transition Plan document which outlines a very reasonable transition strategy for most other vendors.  However, NeuStar is in a unique position as the incumbent NANP Administrator to offer the FCC an alternative streamlined approach.  The new strategy is a seamless, risk-free transition that will free up the FCC from all of the kick-off and transition related activities.  NeuStar will replace the multiple, complex steps that would be required for other vendors with a one step transition to the new system.  This transition will be completed by the end of the seventh month from date of contract award.

Per FCC requirements, NAS development and testing will be completed by the end of the sixth month of the transition plan.  NeuStar will then use the next thirty days to ensure the effective, flawless migration of data from the existing system to the NAS.  Appropriate quality checks of system capabilities will be conducted as the NAS is prepared for operation.  NeuStar fully appreciates the complexities associated with such a large system migration and therefore plans appropriately to ensure a smooth transition.  During this timeframe, NeuStar will initiate the migration to the new system, to include notification to the industry on its availability, while maintaining current NANPA systems as backup until cutover, scheduled for the end of the seventh month.

The reduction in phases benefits the FCC and industry by simplifying their interaction with the NANPA and reducing the overall transition time frame.  A prolonged, multiple-phased approach will add risk, errors, and overall confusion regarding NANPA interactions.  NeuStar’s approach applies a focused, dedicated effort by experienced staff to ensure a smooth transition of systems and operations with significant benefits to the Commission.

•                  Eliminates the need for a “Kick-off Meeting” facilitated by the FCC in order to coordinate transition activities, freeing the FCC to focus on their important policy-making responsibilities.

•                  Required “training” as described in the Transition Plan is no longer necessary since NeuStar is intimately familiar with all NANPA systems and processes.

•                  Eliminates the potential for proposed last minute changes in transition activities or the unforeseen issues that typically surface in a complex transition of systems and services between two separate organizations.

I.2.1.4     Reporting Phase

This phase consists of all activities associated with the delivery of monthly, quarterly, semi-annual, and annual reports.  These reports include status reporting during the development phase and all NANPA reports required beyond deployment of the system.  These reports are described in detail in Proposal Section I.2.7.

I.2.1.5     Industry Meetings (Travel Phase)

This task details functions associated with maintaining active participation in all industry meetings affecting NANPA. NeuStar’s NANPA team will prepare for and regularly attend industry fora such as INC, NANC, NPA relief planning meetings, etc., and continue to provide strong support to the industry as required by the RFP.

I.2.1.6     Data Requirements-CDRLs Phase

NeuStar’s NANPA team will develop and submit all CDRLs required during this phase.  NeuStar will define the scope, perform research analysis, and compile and write or update the systems and operations elements for all data requirements identified in TRD Section 10.  The CDRLS are addressed in Proposal Section I.2.6.

I.2.1.7     Ongoing Operations Phase

The remainder of the project plan focuses on the activities associated with the ongoing operations of the NANPA.  These include automated system support (operation and maintenance), NANP administration management, reporting, regulatory and industry support, and data requirements.

I.2.2        Staff Management Approach (RFP L.5, M.2.A.3, TRD 2.5)

NeuStar is uniquely positioned to ensure that an experienced, motivated, and knowledgeable staff is available for successful transition and implementation.

NeuStar will use its experience as the current NANPA and its extensive experience in number administration to accurately identify staffing levels and categories necessary to effectively manage and support the varied NANPA services. The NANPA management team utilizes work breakdown structures, historical information, and an in-depth, unmatched understanding of scope and resource descriptions in determining resource needs. Appropriate staffing for implementation will ensure that personnel are used effectively and efficiently. As required, NeuStar has provided the staff/labor categories and hours per task (shown in Exhibit I-7) to develop, implement, and transition to the new NAS as well as perform NANPA operations in the base (First) year.  Further, NeuStar will comply with the requirements set forth in TRD Section 2.5, Staffing.

Task	Program Director	NPR Relief Planning	NPR Relief Planning	NRUF Admint Reporting	NRUF Admint Reporting	NRUF Admin Reporting	Resource Admin	Resource Admin	Resource Admin	Resource Admin
Automated System Development and Implementation (CLIN0001)

System Functional Requirements Document	34	0	0	35	13	0	0	8	79	0

System Design	0	0	0	0	0	0	0	0	0	0
High-Level Design Document	6	0	0	35	0	0	0	0	0	0
Finalize Detail Design Document	6	0	0	35	0	0	0	0	0	0
System Development	0	0	0	0	0	0	0	0	0	0
Coding of NAS Modules	0	0	0	0	0	0	0	0	0	0
Unit Code Testing	0	0	0	0	0	0	0	0	0	0
System\Integration Testing	19	40	0	186	178	194	0	100	197	0
System Acceptance Testing	38	14	0	76	39	24	0	8	79	0
System Training	23	14	0	35	13	29	0	8	48	0
System Implementation	17	14	0	35	16	16	0	8	31	0
NANP Administration System & Service Implementation (Internal Planning)	0	0	0	0	0	0	0	0	0	0

Program Management and Administration	0	0	0	0	0	0	0	0	0	0

NANP Administration Migration Plan	8	0	0	30	3	0	0	0	4	0
Risk Management Plan	8	0	0	0	0	0	0	0	0	0
Communication Plan	8	5	0	0	0	0	0	0	0	0
Facility/Equipment Plan	6	0	0	5	0	0	0	0	0	0
Staffing Plan	8	0	0	0	0	0	0	0	0	0
Performance Metrica Plan	6	5	0	30	0	0	0	0	0	0
Quality Assurance Plan	6	0	0	0	0	0	0	0	0	0

Transition to NANP Administration (CLIN0002)

Resource Administration	40	0	0	0	0	0	941	950	878	752
Data Analysis\Reporting	238	85	0	180	850	786	29	50	46	0
Relief Planning	40	521	706	0	0	0	0	0	0	0
External Affairs	79	0	0	0	0	0	0	0	0	0
Reporting (CLIN0003)
Management Reporting Plan Preparation & Support	137	46	46	684	182	46	91	101	91	0
Travel (CLIN0004)
Data Requirements (CDRLS) (CLIN0005)
Implementation Plan	14	0	0	0	0	0	0	0	0	0
Security Plan	11	0	0	0	0	0	0	0	34	0
Disaster\Continuity of Operations Plan	45	0	0	0	0	0	0	0	0	0

NANP Administration System Transfer List	5	0	0	0	0	0	0	0	0	0

Task	Resource Admin	Resource Admin	Technical Manager	Technical Support	Technical Support	Sr. Systems Engineering	Sr. Systems Engineering	Systems Engineering	Systems Engineering	Systems Engineering
Automated System Development and Implementation (CLIN0001)

System Functional Requirements Document	0	0	73	18	78	84	64	48	48	80

System Design	0	0	0	0	0	0	0	0	0	0
High-Level Design Document	0	0	109	64	0	46	46	36	36	31
Finalize Detail Design Document	0	0	125	91	0	73	73	36	36	31
System Development	0	0	0	0	0	0	0	0	0	0
Coding of NAS Modules	0	0	18	219	0	301	301	358	358	0
Unit Code Testing	0	0	18	201	0	292	292	347	347	122
System\Integration Testing	0	0	146	100	196	36	36	36	36	196
System Acceptance Testing	0	0	73	100	78	27	27	18	18	73
System Training	0	0	27	18	39	9	9	9	9	12
System Implementation	0	0	46	100	39	64	64	27	27	67
NANP Administration System & Service Implementation (Internal Planning)	0	0	0	0	0	0	0	0	0	0

Program Management and Administration	0	0	0	0	0	0	0	0	0	0

NANP Administration Migration Plan	0	0	91	0	0	0	0	0	0	0
Risk Management Plan	0	0	36	0	0	0	0	0	0	0
Communication Plan	0	0	27	0	0	0	0	0	0	0
Facility/Equipment Plan	0	0	28	0	0	0	0	0	0	0
Staffing Plan	0	0	28	0	0	0	0	0	0	0
Performance Metrica Plan	0	0	28	0	4	0	0	0	0	0
Quality Assurance Plan	0	0	36	0	0	0	0	0	0	0

Transition to NANP Administration (CLIN0002)

Resource Administration	752	752	0	0	795	0	0	0	0	0
Data Analysis\Reporting	0	0	0	796	140	0	0	0	0	0
Relief Planning	0	0	0	0	0	0	0	0	0	0
External Affairs	0	0	0	0	0	0	0	0	0	0
Reporting (CLIN0003)
Management Reporting Plan Preparation & Support	0	0	0	0	0	0	0	0	0	0
Travel (CLIN0004)
Data Requirements (CDRLS) (CLIN0005)
Implementation Plan	0	0	38	0	0	0	0	0	0	0
Security Plan	0	0	75	0	34	0	0	0	0	0
Disaster\Continuity of Operations Plan	0	0	98	6	0	0	0	0	0	0

NANP Administration System Transfer List	0	0	23	0	0	0	0	0	0	0

System Test Plan	27	0	0	0	0	0	0	0	68	0
Change Management Plan	36	0	0	0	0	0	0	0	0	0
Contract Change Management Plan	34	0	0	0	0	0	0	0	0	0
Training Plan	41	0	0	0	0	0	0	0	74	0
System Maintenance Plan	2	0	0	0	0	0	0	0	0	0
System Documentation Plan	11	0	0	0	0	0	0	0	50	0

CLIN 0001 – Total Hours	191	91	0	504	262	262	0	131	437	0
CLIN 0002 – Total Hours	396	706	706	180	650	786	970	1000	924	752
CLIN 0003 – Total Hours	137	46	46	684	182	48	91	101	91	0
CLIN 0004 – Total Hours	0	0	0	0	0	0	0	0	0	0
CLIN 0005 – Total Hours	225	0	0	0	0	0	0	0	225	0

GRAND TOTAL OF BASE YEAR HOURS	949	843	752	1368	1094	1094	1061	1232	1677	752

System Test Plan	0	0	98	18	88	0	0	0	0	270
Change Management Plan	0	0	75	0	0	0	0	0	0	0
Contract Change Management Plan	0	0	38	0	0	0	0	0	0	0
Training Plan	0	0	105	0	74	0	0	0	0	0
System Maintenance Plan	0	0	98	40	0	0	0	0	0	0
System Documentation Plan	0	0	105	52	50	0	0	0	0	30

CLIN 0001 – Total Hours	0	0	912	912	436	912	912	912	912	612
CLIN 0002 – Total Hours	752	752	0	798	935	0	0	0	0	0
CLIN 0003 – Total Hours	0	0	0	0	0	0	0	0	0	0
CLIN 0004 – Total Hours	0	0	0	0	0	0	0	0	0	0
CLIN 0005 – Total Hours	0	0	752	114	225	0	0	0	0	300

GRAND TOTAL OF BASE YEAR HOURS	752	752	1654	1824	1596	912	912	912	912	912

I.2.3        Risk Management Approach (RFP L.5, M.2.A.3, entire TRD)

NeuStar offers the lowest risk approach to ensure a seamless transition and the continued effective administration of the NANP.

Risk management is the act of being proactive to ensure project success, rather than being reactive to solve problems after they have arisen.  Risk management generally seeks to identify and manage the ‘known risks’ (managed via contingency planning and reserve), while the ‘unknown risks’ are managed/addressed via management reserve.

NeuStar is the lowest risk choice for NANPA not only due to its extensive experience as the current NANPA but also due to its culture of rigorous implementation of quality and risk management processes. These processes have consistently demonstrated that NeuStar delivers high-quality solutions and services on schedule and within budget—evidenced by the recent, successful development and deployment of the National Pooling Administration System.

NeuStar’s approach to risk management is disciplined, consistent, and iterative.  NeuStar anticipates and identifies risks and takes mitigating action to ensure no discernible project impact will result from the risk.  The elements of NeuStar’s risk management process include risk identification, risk quantification, and risk mitigation.

Risk Identification—In preparation, NeuStar has identified potential system risks (provided in Table I-7).  Throughout the contract lifecycle, including the development, implementation, and transition to the new NAS, NeuStar will continue to evaluate the project dependencies and issues to identify risks.  As risks are identified, NeuStar quantifies them to develop a comprehensive risk elimination or mitigation strategy.

Risk Quantification—Once NeuStar has identified a risk, it will evaluate the risk and possible risk interactions to assess the range of possible outcomes.  As part of the risk management process, NeuStar will quickly quantify the risk to determine its severity and evaluate its potential impact on the project.  As soon as the potential risk is quantified, a risk avoidance or mitigation strategy will be developed and put in place.

Risk Mitigation—Over the life of the contract, NeuStar will develop and document contingency plans and alternative strategies to address risks as they arise.  NeuStar will track all risk management activities using a risk management report.  This report will list each risk and contain a mitigation plan along with NeuStar personnel assigned to take actions, as needed, to carry out the mitigation plan.  The report will be issued regularly reflecting the status of all identified risks.  Table I-7 summarizes the results of NeuStar’s initial assessment of NAS implementation risks and mitigations.

Table I-7.  NAS Implementation Assessment and Mitigation Approach

Risk	Implication	NeuStar’s Mitigation Approach

1. Incorrectly estimating technical requirements in designing the NAS resulting in an under-designed/under-sized system

An under-designed system might appear to save money (e.g., a lower evaluated price in the proposal), but in fact, could have a negative impact on the service providers, for instance resulting in less efficient use of service provider staff time. Alternatively, service providers might individually invest in automated support capabilities to help compensate for NAS deficiencies.

NeuStar has chosen a minimum-risk approach to system implementation. Its experienced NAS operations and technical personnel have carefully analyze each TRD requirement in comparison to the current NANP system’s capabilities to design and implement the new solution, ensuring the NAS is properly sized.

2. Conversion to the new NAS without full understanding of (1) current system and data, (2) TRD requirements, and (3) what it takes to implement an effective conversion.

Danger of a late delivery – extending beyond the specified transition period, possibly by several months.

Complete project failure – data conversion and migration actually fails, but the vendor does not recognize it until months after migration, having to spend months to correct the data and possibly never getting it right.

NeuStar has used current NANP Administration experts knowledgeable about the current applications throughout the planning and implementation process.

NeuStar has a rigorous process of comparing every TRD requirement with every system capability and then mapping the difference into its newly designed system. Technical experts who developed the National Pooling Administration System – very similar to the new NAS – are being used to eliminate or minimize risks.

3. Inability to hire and retain knowledgeable systems personnel who understand the number administration environment.	Potential significant system implementation schedule slippage.

NeuStar is fully staffed with knowledgeable technical personnel, who have extensive telecommunication industry backgrounds and more importantly, experience on all facets of NPA Relief Planning, CO Code Administration and NRUF reporting.

4.               Schedule development not based on a rigorous process involving analysis of TRD requirements, competent system design reflecting those requirements, and use of a well-thought-out work breakdown structure as a precursor to schedule development

High probability of significant system implementation schedule slippage, and resulting delay in providing NANPA services.

NeuStar has followed a rigorous process in developing its implementation schedule: breaking the implementation work components down into sufficient detail to develop fully understood implementation staffing requirements and a very-low-risk implementation schedule.

As a sanity check, NeuStar has conducted a detailed comparison of NANPA implementation schedule with its recent on-time PAS implementation schedule.

Although NeuStar’s current analysis reveals no significant risks associated with operating and maintaining the NAS, NeuStar will be constantly vigilant throughout the life of the contract and will manage identified risks as described earlier in this section.

I.2.4        Change Control Approach (RFP L.5, M.2.A.3, TRD 2, 4, 7,10)

NeuStar’s change management processes ensure only authorized changes are implemented to systems, guidelines, or procedures.

NeuStar recognizes that business conditions, regulatory directives, and any number of other decisions/drivers will initiate a need for change during the lifecycle of the NANPA project. To ensure that NANPA processes and systems remain understood and controlled at all times while still permitting change-related decisions to be made, NeuStar’s change control process allows for orderly changes to the scope of its operations and systems.  The change control processes for software and industry guidelines are described below.

I.2.4.1     Software Change Control Approach (RFP L.5, M.2.A.3, TRD 7)

NeuStar’s control processes allow for changes to be requested, approved (or rejected), and executed when approved. NeuStar will follow the change control process whenever a change is requested that could affect the functionality of the NANPA, as defined in the TRD.  NeuStar’s standard change control process follows logical steps in submitting, analyzing, approving, and implementing requested changes. All change requests will be documented and logged into a tracking system. Appropriate parties will be notified of the impact analysis and of NeuStar’s recommended action. This process is currently in place at NeuStar and is used to administer change control in a variety of systems, including PAS and NPAC.  NeuStar’s change control process, illustrated in Exhibit I-8 will apply throughout the NANP Administration contract lifecycle—for implementation, operation, and maintenance.

I.2.4.2     Guidelines and Directives Change Control (RFP L.5, M.2.A.3, TRD 2.10, 4.1, 7, 10.6, 10.7)

Over the years, the FCC, the telecommunications industry, and the NANPA have faced many challenges, which resulted in extensive change in the NANPA processes and applications.  For example, the FCC’s NRO Orders introduced dramatic changes to NANPA’s processes.  As a result, NeuStar worked closely with the FCC and industry to efficiently and effectively implement those changes in the NANPA applications and processes.  NeuStar’s change management process is described in detail in Exhibit I-9.

[Exhibit I-8. the multiple checks and balances built into NeuStar’s change management process ensures accuracy, reliability, and stability. Graphic omitted: diagram of Change Control Process.]

NeuStar will document the NAS change control process described in Proposal Section I.2.4.1 as part of a NeuStar Master NANPA Change Management Plan.  The plan will also include (as attachments) the  [CO Code] Change Management Plan required by TRD Sections 4.1 and 10.6 and the Contract Change Management Plan required by TRD Sections 2.10 and 10.7.  The Master Change Management Plan will help ensure consistency and coherence in managing all changes affecting NANPA performance.

[Exhibit I-9. NeuStar’s unmatched experience in NANPA enables it to adopt and implement any changes required. Graphic omitted: diagram regarding Change Management Plan for Modification of Guidelines.]

I.2.5        Quality Assurance Approach (RFP L.5, M.2.A.3, TRD 7, 9)

NeuStar will ensure the highest levels of quality—from NANP Administration System design, development, and deployment, to NANP Administration.

NeuStar understands that when the FCC selects a vendor, it must not only consider the overall cost and ability to deliver a system, but also the overall quality of its products and services.  A state-of-the-art system that functions flawlessly but lacks a quality service component is useless and will not meet the expectations of its clients.  NeuStar recognizes that quality requires an ongoing and evolving process that embodies a commitment to continuous improvement by meeting the dynamic demands of customers and the ever-changing technology base.  The quality performance measurement system attributes managed by NeuStar’s staff include: reliability, interoperability, availability, responsiveness, effective communication, accuracy, security, and one of NeuStar’s strongest value-added trademarks, neutrality.

NeuStar’s quality management program drives the delivery of all of its services. NeuStar’s performance measurement system, the heart of its quality program, is managed through strategic monthly operational reviews—meetings of senior and executive management where progress and results are discussed—as well as through various additional operational and tactical reviews.  Additionally, our program is supported within NeuStar across all NANPA functional groups including: service delivery, program management, software engineering, systems quality assurance, and information technology, and is subject to internal reviews consistent with IEEE standards.  In conjunction with its quality management program, NeuStar is committed to constantly improving NANPA services while ensuring high levels of responsiveness to customer requests and other issues.  NeuStar continues to work with its customers to identify the key processes required for problem resolution and delivery of quality services, including measures to assess database performance, accessibility, and staff responsiveness to customer issues.

I.2.5.1     Software Quality Assurance (L.5, TRD 7, M.2.A.3)

NeuStar’s quality system applies many of the concepts and standards of IEEE, the Project Management Institute’s (PMI) Project Management Body of Knowledge (PMBOK), and the tenets of the Software Engineering Institute’s (SEI) Capability Maturity Model (CMM).  NeuStar is currently implementing many of the ISO 9000 certification requirements as part of our comprehensive quality management program, including a commitment to documented process control.  NeuStar’s standard quality control approach, as shown in Exhibit I-10, is applied throughout the software development lifecycle and was applied successfully to the National Pooling Administration System.

In addition, NeuStar will use various software tools to support the quality assurance process for NAS. Some of these tools include CVS, which is used to store all source code and documentation for configuration management and TestDirector, which is used to store and run test cases and track defects.

[Exhibit I-10. NeuStar’s software development quality assurance approach provides a structured review methodology that improves software systems through incremental reviews. Graphic omitted: diagram of NeuStar’s Quality Assurance Approach to Software Development.]

I.2.5.2     Audits and Performance Monitoring (RFP M.2.A.3, TRD 9)

NeuStar’s quality assurance practices are not limited to the development of software.  They are applied throughout NANPA operations, which has resulted in a history of consistently high quality, accurate processing results and excellent customer feedback.

Further, NeuStar’s management embraces the importance of delivering high quality services and is committed to setting performance objectives, as well as monitoring and measuring its performance against those objectives.  NeuStar has developed a comprehensive internal Quality Management Plan for NANPA that includes 33 performance objectives and related metrics.  This plan encompasses customer requirements and key service performance indicator metrics based on those requirements and associated industry guidelines.  See Table I-8 for a listing of the performance metrics in our quality management plan.  The consistent application of this plan and the associated metrics, as well as frequent quality performance surveys, are important tools to not only measure and report on performance, but to also enable the early detection and correction of adverse trends.

Table I-8.  NeuStar’s 33 Performance Measurements and Related Metrics

No.	Task	Description of Performance Measurement	Benefits

1	RP	Percentage of initial NPA relief planning meetings held at least 36 months prior to forecasted NPA exhaust.	Provides sufficient time to avoid NPA exhaust prior to relief.

2	RP	Percentage of meeting notices distributed at least eight weeks prior to the initial NPA relief planning meeting date.	Provides correct amount of advance preparation and scheduling time.

3	RP	Percentage of Initial Planning Documents (IPD) distributed at least four weeks prior to the initial NPA relief planning meeting date.	Provides ample prep time for participants.

4	RP	Percentage of meeting minutes distributed within two weeks after the meeting date.	Ensures timely distribution of meeting results.

5	RP	Percentage of minutes review meetings conducted on or before date set by the industry at the meeting.	Satisfies industry need for timely minutes review.

6	RP	Percentage of industry-recommended NPA relief plans filed with state commission on or before date set by the industry.	Ensures timely filing of NPA relief petition.

7	RP	Percentage of NPA relief code assignment requests made within one week after state regulatory approval of a relief plan.	Ensures timely request for NPA relief code assignment.

8	RP	Percentage of press releases announcing details of NPA relief plan issued within two weeks after assignment of a new NPA relief code.	Provides timely announcement of relief plan to the public.

9	RP	Percentage of initial implementation meetings scheduled within 45 calendar days after NPA relief code has been assigned.	Initiates industry’s implementation of approved relief plan.

10	RP	Conduct customer surveys of meetings and conference calls and report results monthly.	Assesses staff performance and identify areas for training and process improvements.

No.	Task	Description of Performance Measurement	Benefits

11	RP	Percentage of jeopardy meetings scheduled within 30 calendar days after jeopardy status has been declared.	Quickly identifies jeopardy processes.

12	RP	Percentage of Planning Letters of NPA relief plan details posted on NANPA website within three weeks after initial implementation meeting.	Provides timely details of relief plan to the industry and the public.

13	RP	Percentage of Planning Letters posted on NANPA website within 10 business days after regulatory order changing a relief plan has been issued.	Provides timely notices of relief plan changes.

14	RP	Percentage of IPDs distributed within four weeks after jeopardy declaration, if NPA relief planning has not been initiated.	Provides ample prep time for participants.

15	RP	Percentage of initial NPA relief planning meetings conducted Provides ample within eight weeks after jeopardy declaration, if NPA relief planning has not been initiated.	advance preparation and scheduling time.

16	RP	Percentage of NPA relief planning phone calls/e-mails returned with one business day.	Ensures customer satisfaction with timely responses to relief planning inquiries.

17	CO	Percentage of CO code applications processed within 10 business days.	Triggers audits that ensure impartiality in assignments.

18	CO	Percentage of CO codes assigned without code rejects.	Assesses staff performance and ensures a low volume of code rejects.

19	CO	Percentage of phone calls returned by the end of the next business day.	Ensures customer satisfaction with timely responses to CO code inquiries.

20	CO	Conduct quarterly customer surveys and report results.	Assesses staff performance and identify areas for training and process improvements.

21	CO	Percentage of reclamations begun on codes within six months of effective date.	Ensures timely return of unused codes thereby extending NPA life.

22	CO	Average days late in beginning reclamations.	Assesses staff performance and identify areas for improving reclamations.

23	AO	Percentage of AOCN RDBS/BRIDS entry requests filled within five business days.	Ensures timely entry of critical routing and rating information into databases.

24	AO	Average days late in entering AOCN data.	Assesses staff performance and identify areas for improvement.

25	UF	Percentage of Form 502 error notifications sent within five business days.	Ensures erroneous NRUF data will be identified and corrections will be resubmitted in a timely manner.

26	UF	Percentage of Form 502 confirmation notifications sent within five business days.	Ensures customers receive timely confirmation that their submissions have been received.

27	UF	Percentage of Form 502s processed within ten days of submission date.	Analyzes staff performance and identify areas for training and process improvements.

28	UF	Percentage of Form 502 anomalous notifications sent within 45 days of submission date.	Ensures timely identification of questionable data submitted by service providers and notification to the involved service provider that further explanation is needed.

29	UF	Percentage of updates provided to state commissions with ten days of change to service providers NRUF (utilization).	Ensures state commissions are provided with up-to-date utilization and forecast data.

30	UF	Percentage of Job Aid updates posted to NANPA website 60 days prior to NRUF submission deadlines.	Ensures that information updated about NRUF submissions is available in a timely fashion.

31	UF	Percentage of NRUF phone calls/emails returned with one business day.	Ensures customer satisfaction with timely responses to NRUF inquiries.

No.	Task	Description of Performance Measurement	Benefits

32	OR	Percentage of Carrier Identification Code (CIC), 500 NXX, 900 NXX and 555 line number requests processed within ten business days.	Provides timely response to requests.

33	OR	Percentage of CIC/500/900/555 phone calls/emails returned within one business day.	Ensures customer satisfaction with timely responses to CIC/500/900/555 inquiries.

RP = NPA relief planning, CO = CO Code administration, AO = AOCN administration, UF = NRUF administration, OR = Other Resources — CIC, 500 NPA, 900 NPA and 555 line number administration

NeuStar goes above and beyond guidelines and customer expectations in monitoring its performance in the administration of the NANP, always looking for ways to improve operations.  By going this “extra mile”, NeuStar earned a “More than Met” overall performance rating in both its 2001 and 2002 NANPA annual evaluation conducted by the NANC.  In addition, as required, NeuStar, as the current NANPA, reports monthly to the NANC on all of its performance metrics and will, based upon future feedback from the NANC, revise existing and/or create new measurements in response to an ever-changing telecommunications environment.  The following sections address the requirements in TRD sections 9.1 through 9.5.

Audit by FCC—NeuStar will comply with all TRD 9.1 requirements.  NeuStar’s facilities have ample space and supplies for Commission auditors.  In the event an audit shows the need for corrective action, NeuStar will fully comply with TRD 9.1.4 requirements and schedule.

Monitoring—NeuStar actively supports—and will continue to participate in—annual customer surveys and operational reviews covering all required topics, and will continue to develop, with the NANC, an annual Performance Improvement Plan (PIP).  Previously, NeuStar assisted the NANC in the distribution of the 2001 and 2002 NANPA annual survey that significantly improved the overall response rate.  Furthermore, NeuStar continually reports to the NANC on its progress addressing the items identified in the PIP to ensure all performance issues are appropriately addressed and resolved.

Performance monitoring—NeuStar currently has in place an internal quality management plan as shown in Exhibit I-11. Performance and quality monitoring requirements are shown on the left side of the exhibit and conform to TRD sections 9.2 - 9.5.  NeuStar’s

Quality Management Plan (1) analyzes performance reports and identifies corrective actions, (2) calls for additional training, as appropriate, (3) develops items for the annual PIP, and (4) demonstrates that guidelines and TRD requirements are being fully met.  The NANPA performance metrics that NeuStar has developed, shown previously, relate to the industry guidelines and requirements.

NRUF-related measurements—NeuStar will participate fully in NRUF-related reviews according to TRD 9.4, most of which are currently being measured and tracked by NeuStar today.  From December 2001 to December 2002, NeuStar processed 11,000 NRUF submissions, all of which were processed within 10 business days.  In this case, the 10-business day performance measurement did not come from industry guidelines, but rather was initiated by NeuStar.

[Exhibit I-11. NeuStar uses a suite of standard performance metrics that ensures high service levels and ultimate customer satisfaction. Graphic omitted: diagram of NeuStar Quality Management Approach.]

Self-assessment and reporting—NeuStar will provide a self-assessment Quality Management Plan similar to the one in place today, and will deliver reports to the NANC on the required schedule.  NeuStar has consistently delivered superior customer satisfaction—achieving an overall performance rating of 4.84 out of 5.00 during 2002.  To identify instances of user dissatisfaction, NeuStar will continue to offer a formal NANPA complaint process on the NANPA website, a process initiated by NeuStar.  Upon receipt, NeuStar investigates each complaint (averaging fewer than 10 per year), provides bi-weekly status reports to the NANC, and after conclusion, prepares a written resolution statement including any necessary corrective action.  NeuStar takes the few complaints it receives each year very seriously, and all past complaints have been expeditiously resolved.

I.2.6        Contract Data Requirements List (CDRL) (RFP M.2.A.3, TRD 10)

NeuStar’s high quality, comprehensive, well-conceived, value-based plans, which benefit from its previous work on similar projects, focus on the Commission and industry needs and views.

Highlighted in Table I-9, the plans NeuStar will deliver under the contract are characterized by the following:

•                  Plan content and format will apply NeuStar’s current NANPA experience and knowledge in preparing similar plans, to include: the Performance Improvement Plan (TRD 9.2.3 and 10.11) in a format proven to facilitate NANC’s review process, and a Transition Plan (TRD 2.15.4 and 10.12) that reflects NeuStar’s knowledge of specific items the FCC expects in a transition plan.

•                  NeuStar’s plans will reflect its proven, minimum-risk processes—System Test Plan (TRD 7.12 and 10.5) and Change Management Plan (TRD 4.1 and 10.6), which have the added benefit of having received prior FCC acceptance under the National PA contract.

•                  NeuStar will follow a standard internal plan development process designed to ensure quality products in support of successful on-time contract activities.

Table I-9.  NANPA Contract Data Requirements

CDRL	Description	Submission Date

Implementation Plan (TRD 2.14, 10.1)	This document will provide the Commission with a rollout schedule for NeuStar’s NAS and operations. This plan is already drafted with over 2,000 tasks and subtasks.	30th Calendar Day Post Contract Award Updated 3 calendar days prior to start of NANP Administration.

Security Plan (TRD 7.6, 10.2)

This plan will describe in detail the measures implemented to secure each service provider’s confidential and proprietary information, prevent unauthorized access to our system and sites, and ensure the security of the NANPA operation.

45th Calendar Day Post Contract Award Update 30 calendar days prior to start of NANP Administration Updated annually 45 calendar days prior to start of option year

Disaster Recovery/Continuity Plan (TRD 7.13, 10.3)

This plan will describe in detail how the NAS and operations will function in the event of a disaster. Information will be provided regarding key personnel; operational and system methods and procedures; and the continued support to the telecommunications industry in the event of a disaster.

60th Calendar Day Post Contract Award Updated Annually 30 days prior to start of option year

NANP Administration System Transfer List (TRD 4.17, 10.4)	This list will contain all of the required hardware and software property developed under this contract.	At NAS acceptance Updated Annually

CDRL	Description	Submission Date

System Test Plan (TRD 7.12, 10.5)	This plan will define the guidelines for testing the NAS.	75th Calendar Day Post Contract Award Whenever significant changes or modifications are made to system

Change Management Plan (TRD 4.1, 10.6)

The Change Management Plan will be built upon NeuStar’s existing NANPA change management processes that manage changes to the CO code assignment practices based on modifications to the industry guidelines and regulatory directives.

90th Calendar Day Post Contract Award

Contract Change Management Plan (TRD 2.10, 10.7)

The plan is based on NeuStar’s existing process that manages the changes that result in the development and modifications of guidelines or procedures that impact the performance of the NANPA functions.

90th Calendar Day after start of first Option Year Updated 60 calendar days prior to start of Option Year

Training Plan (TRD 4.1, 10.8)	This plan will define the program to establish training materials and schedules for the training of the staff as they migrate to the new NAS and operations.	105th Calendar Day Post Contract Award Updated annually 30 Calendar Days prior to start of Option Year

System Maintenance Plan (TRD 7.5, 10.9)

The Maintenance Plan will outline in detail NeuStar’s NANPA team maintenance schedule over the next four (4) years. It will include the tasks associated with maintaining the web site, uploading files, communicating with Internet service providers, daily back-ups, e-mail, and database administration in addition to all other key maintenance subjects relating to hardware and software.

Prior to system acceptance Updated annually 120 calendar days prior to start of option year

System Documentation Plan (TRD 2.15.3, 7.16, 10.10)	The plan will define specific guidelines for the installation, operation, and management of the NAS as well as guidelines and procedures for maintaining and upgrading it.	Updated annually prior to system acceptance

Performance Improvement Plan (TRD 9.2.3, 7.17, 10.11)	Following NANC’s annual NANPA performance review report, NeuStar will submit a Performance Improvement Plan addressing each area requiring attention.	Annually

Transition Plan (TRD 2.15.4, 10.12)	The plan will include all tasks associated with the transition of the NAS to a successor.	180 Calendar Days prior to contract termination

System Source Code (TRD 10.13)	All system source code will be provided to the FCC.	180 Calendar Days prior to contract termination

I.2.7        Reporting (RFP M.2.A.3, TRD 7, 8)

NeuStar has designed and will continue to publish and enhance NANPA reports that not only assist in managing numbering resources, but also assist the regulatory authorities and industry personnel in performing their related missions.

NeuStar fully appreciates the need to provide timely and accurate reports on NANP numbering resources to the Commission, state regulatory authorities, the NANC, and the industry.  As the NANPA, NeuStar has endeavored to fulfill the needs of regulatory authorities and the industry for information and reports to properly manage the NANP.  NeuStar expects that any respondent to this RFP will state that it will provide all the reports as defined in the

TRD.  However, only NeuStar has demonstrated its innovation and ability to provide these reports.

In fact, NeuStar proactively identified the need to provide the information contained in these reports, provided timely and continuous updates, identified any developing trends, and took appropriate action in a timely manner.  For example, NeuStar recently developed a new NRUF report for the states that contains contact information for service providers from NANPA’s code assignment records, LERG information, and previously reported NRUF data, allowing state commissions to easily contact service providers concerning their NRUF submissions.  In addition, NeuStar has developed over 40 specialized reports in response to regulators and industry needs.  Table I-10 summarizes the required reports, and identifies those reports already provided by NeuStar.  TRD Section 8.9 catalogues the technical report requirements from TRD Table 8-1.  NeuStar will comply with all of the requirements in TRD Section 8.9 as well as the performance reports required in TRD Section 8.10.

Table I-10.  NANPA Reports

TRD Section	Report	Frequency	Remarks

8.0	Numbering Resource Report	March and September for all resources, and monthly for resources under “close watch”	NeuStar currently provides resource status reports annually. See Note 1.

8.0	NANP Exhaust Report	Semi-annual, updated as needed	NeuStar currently publishes this NANPA report on an annual basis.

8.1, 7.15	Annual Report	First quarter of each year	NeuStar currently publishes this NANPA report. Two items have been added to the content of this report by TRD 8.1: 1) list of reserved NPAs, and 2) summary of trouble tickets

8.2	NRUF Report	Twice yearly consistent with NRUF reporting dates	NeuStar currently publishes this NANPA report.

8.2	State NRUF Overview Report	Twice yearly consistent with NRUF reporting dates (if requested by a state)	NeuStar currently publishes this NANPA report

8.2	State NRUF Detail Report	Within 10 calendar days of request, provided that request is made at least 30 days after NRUF reporting deadline, but before next NRUF reporting date

NeuStar currently publishes this NANPA report. Audience for this report is state regulatory agencies. Data is confidential and can be provided only to those states having required confidentiality assurances in place.

8.2.1	Anomaly Report	Generated when an anomaly is detected in data submitted by a service provider and provided to submitting service provider within 10 days of submission of their data	NeuStar currently publishes this NANPA report. It assists service providers to correct or refine their data submissions.

TRD Section	Report	Frequency	Remarks

8.2.2	Standard Reports for Regulatory Authorities (10 currently available)	Prepackaged with the State NRUF Detail Report, or can be run by NANPA on request	NeuStar currently publishes this NANPA report. As required, NeuStar will meet with regulatory agencies annually to review report format and content.

8.2.2	Miscellaneous NRUF Effectiveness Reports (8 reports specified)	April and September keyed to NRUF submission dates	This is a new reporting requirement. NeuStar will create these reports and modify them as needed to meet the needs of state regulatory authorities or other authorized users.

8.3	NPA Relief Activity Status Report	Monthly

NeuStar currently publishes this NANPA report, and will be revised to include the following: 1) jurisdiction, 2) date relief need identified, 3) declaration date, 4) exhaust date upon declaration, 5) initial relief planning meeting notice date, 6) requested implementation date, 7) requested relief type, 8) rationing date. See Note 2.

8.4	CO Code Activity Status Report	Monthly	NeuStar currently publishes this NANPA report. See Note 1.

8.5	NANP Resource Activity Status Report	As needed	NeuStar currently publishes this NANPA report. See Notes 1 and 2.

8.6	Other Reports	As needed	NeuStar currently provides reports on other number resources as needed. As required, NeuStar will produce such reports as enterprise services, as stated in Section 8.6 of the TRD.

8.7	Binder of Decisional Principles	As needed	NeuStar currently publishes this NANPA report.

8.8	CO Code Assignment Activity by NPA for State Commissions	Weekly	NeuStar currently publishes this NANPA report.

8.8	CO Code Assignment Activity Summary	Monthly	NeuStar currently publishes this NANPA report.

Note 1:  Resource status reports are required monthly if the resource is near exhaust and “being watched.”  The list of resources “being watched” has not yet been identified.  Upon contract award, NANPA will meet with the COTR or his/her representative to determine the content of the list.

Note 2:  NANPA does central office code administration and relief planning only in the US and its territories.  Some reports require information known only by the administrators serving other NANP countries.  To comply with the non-US portion of the requirement, NeuStar, as NANPA, will request the relevant data from those administrators along with their permission to include it in the report.

I.3                                  NANPA Administrative Functions (RFP L5, M.2.A.2, TRD 2, 3, 4, 5, 6, 8)

As the current steward of the numbering resources, NeuStar possesses the requisite neutrality, knowledge, and intimate familiarity with regulatory directives and industry guidelines, processes and procedures, and nuances to ensure the effective and efficient performance of all NANPA administrative functions into the next term.

The NANPA must be able to administer NANP resources in a fair, neutral, and proficient manner.  The development and deployment of a new NANP administration system (NAS) and migrating data from the old NANPA systems to the new NAS presents formidable challenges; however, these phases only comprise a small portion of the overall services of NANPA, and are performed during the first months of the next term.  For the next 4 plus years, the value of the NANPA will be measured on the basis of the services it provides.  In order to be the NANPA for the next term, the chosen vendor must, among other things:

•                  Possess the institutional memory of number administration—there are several numbering precedents that are not written down in the guidelines (e.g., the practice of making “temporary assignments” in cases of advertising misprints); only NeuStar has the institutional memory to be the NANPA;

•                  Possess unassailable neutrality—otherwise, understandable human errors can be called into question and misinterpreted as “possible” neutrality violations, which can waste significant FCC resources to research; NeuStar has a comprehensive company-wide neutrality compliance program whereby it has passed all 11 neutrality audits;

•                  Demonstrate the ability to handle significant changes in NANP resource application volumes—otherwise, service will suffer and carriers will be slow to receive numbering resources; NeuStar has demonstrated that it can “staff-up” to handle levels 200% over expected volumes; and

•                  Demonstrate the ability to quickly react and adapt to changes in FCC regulations—otherwise, FCC directives will not be enforced or FCC objectives will not be realized in a timely fashion; NeuStar has demonstrated its ability to rapidly adapt to new FCC rules and orders; for example, it completely revamped CO code administration and reclamation procedures and implemented a new complex NRUF system in two short months.

The detail provided in the remainder of this section serves to demonstrate NeuStar’s expertise in the most important aspects of the NANPA function—service to all stakeholders—and ensure confidence by the FCC and the industry that NeuStar is the vendor of choice to effectively and efficiently perform the NANP administrative functions on an impartial and neutral basis. Further, this detail seeks to demonstrate our intimate knowledge and thorough understanding of the rules and procedures in FCC Reports and Orders governing the NANPA activities, the nuances associated with these orders and the various constituents, and the requisite processes associated not only with code administration (I.3.1), relief planning (I.3.2), and NRUF (1.3.3), but for the administration of other resources (I.3.4) as well.  If selected to continue serving the FCC and the industry as the NANPA, NeuStar will comply with all requirements set forth in the Technical Requirements Document, including its attachments.

I.3.1        Central Office Code Administration (RFP L.5, M.1.A.2, TRD 4,)

NeuStar has done an excellent job of administering CO codes even as the demand for these resources rose to unprecedented levels and FCC’s numbering resource optimization strategies were being implemented during the same timeframe.

NeuStar is intimately familiar with all regulatory directives and industry guidelines and was able to adapt quickly to respond to fundamental changes in the telecommunications environment.  Choice of NeuStar as the next NANPA would ensure a seamless transition to a knowledgeable body of experts: any other choice is fraught with dangers and pitfalls associated with inexperience and lack of knowledge.

NeuStar has an enormous reservoir of experience in administering CO codes on the basis of all applicable FCC directives and industry guidelines and has unmatched expertise in performing these functions in a timely, neutral, and professional manner. NeuStar personnel continuously keep themselves abreast of new federal and/or state requirements and changes to industry guidelines and modify its CO code administration methods and procedures (M&Ps) to reflect latest directives. For example, soon after the release of the Commission’s NRO orders, NeuStar appropriately modified its CO code administration M&Ps to reflect new requirements concerning additional documentation required for initial code assignments and implementation of utilization thresholds for growth codes. NeuStar has also modified CO code reclamation processes as discussed in greater detail in Proposal Section I.1.3.8.

I.3.1.1              Client Services (RFP L.5, M.1.A.2, TRD 4.2.1)

The administrators will continue to make informed, efficient decisions that assist regulatory authorities to meet their numbering resource optimization goals.

NeuStar has a large “client” base insofar as the administration of the NANP is concerned. As such, NeuStar will provide information on CO code administration processes, guidelines, procedures, interfaces, and services to all of its clients including, but not limited to, the FCC, state regulatory commissions, the NANC, industry, and the general public.  NeuStar will continue to provide, on the NANPA website, all pertinent and current information regarding CO code administration to ensure that users are aware of and have easy access to the information they need to effectively and efficiently do their job. The website design will be improved for greater ease of use but will continue to include information such as reclamation and jeopardy procedures, current industry guidelines, code assignment reports, job aids, tutorials, help desk and contact information, and summaries of the FCC and State orders that specify parameters for code assignments.

NeuStar will provide assistance to all clients who use numbering resources and suggest alternatives, when possible, that may assist clients with numbering resource optimization and utilization issues.  In practice, the assistance required is most often a detailed explanation of the conditions that must be met to obtain numbering resources, as specified in the NRO orders, or an explanation of the alternatives available to an applicant that does not meet those conditions.  Since mid-2000 when the FCC’s first and subsequent NRO orders were released, NeuStar’s code administrators have developed a detailed knowledge of these orders and their effects, enabling them to be very effective in assisting clients.

NeuStar will maintain working knowledge of applicable state regulations and local dialing plans.  Knowledge of the local environment, including regulations, can be gained only through time and experience—in fact, in combination with their previous experience, NeuStar’s NANPA personnel have become scholars of NANP administrative regulations, guidelines, local information, and processes and procedures. NeuStar’s CO code administrators maintain state binders containing all of the state and area-specific orders and procedures.  In addition, NeuStar’s code administrators and relief planners interact daily with local service providers and state regulatory authorities, and have amassed local knowledge that is often unobtainable from other sources.  It is also standard practice for code administrators to participate in relief planning meetings, during which a wealth of local information is presented and discussed.  Finally, code administrators have access to information on 7-digit cross NPA boundary dialing arrangements.  This information has been collected to ensure that the administrators assign central office codes that do not cause routing or dialing conflicts.

NeuStar will continue to assist code applicants with understanding and completing all forms and appendices associated with industry guidelines.  Meeting this requirement is essential to successfully serving as the NANPA, particularly given the current telecommunications environment where more and more service providers are requiring their employees to do more with less, and where many of the applicants are new to code administration and numbering management. For some code applicants, CO code administration is a small part of a long day and they need to be able to submit forms easily and correctly—the first time. NeuStar understands this, and has, through its tenure as the NANPA, responded to over 80,000 calls with very high customer satisfaction ratings.  In addition to personalized customer service, applicants can also find assistance in the central office code section of the NANPA website, which contains helpful information, including a multi-part job aid, an explanation of the documentation required to demonstrate facilities readiness, and a primer on the effects of the FCC’s NRO orders.  The introduction of NeuStar’s current Code Administration System (CAS), which allows applicants to fill out templates on line and submit requests, has made the process much simpler and more efficient.  Previously, applications had to be submitted by fax or mail.  CAS helps the applicant avoid errors.  For example, many of the fields in CAS are drop-down menus that guide the applicant in making the correct choices.  These helpful features will be carried over into the new NANP administration system.

NeuStar will educate its clients.  NeuStar recognizes that training its clients will result in more efficient and effective processing of CO code requests as well as satisfied clients.  Each requirement described above addresses one or more aspects of client education that NeuStar provides.  Key to the success in educating clients is the quality of the one-on-one interactions they have with the administrators, and NeuStar has taken steps to increase and maintain the expertise of its administrators.  Each administrator has completed the Achieving Extraordinary Customer Relations seminar, taught by Achieve Global.  This seminar reinforces the importance of high quality customer service and follow-through procedures.  In addition, the seminar explains how to chart customer needs, wants, and expectations and how to meet those needs.  NeuStar also provides technical training for the administrators.  Each month, administrators are required to attend an interactive training session on a technical topic related to numbering.

NeuStar will notify its clients and interested parties when guidelines or applicable directives have changed.  As required, NeuStar will provide electronic notification of such changes within five business days of change identification.  In fact, a special electronic distribution list (“code-admin”) has been established and used for distributing notices and information of interest to code applicants.  Currently, the list has 220 subscribers, and CO code applicants will be automatically added to the list if they provide an email address.  The code-admin capability will be merged into the new NAS.  More detail on the management of changes associated with code administration procedures can be found in Proposal Section I.2.4.2.  As required, a transition period will precede the introduction of the change.  The length of the transition period will be commensurate with the scope of the change, but may be bounded by regulatory directives.

NeuStar will respond to client inquiries regarding available and assigned central office codes.  Up to the minute information on assigned and available codes will be available on the NANPA website.  NeuStar’s administrators will answer questions about the availability of specific codes or will direct clients to the website if they wish to research or browse among the assigned and unassigned code lists.

I.3.1.2     CO Code Processing (RFP L.5, M.2.A.2, TRD 4.2.2)

NeuStar will leverage its experience derived from processing more than 150,000 applications—99.3% within the required 10 working days—to ensure that CO code processing is timely, accurate, and compliant with all applicable regulatory directives and industry guidelines.

This section serves to demonstrate NeuStar’s understanding and abilities to process code applications efficiently and effectively by focusing on some of the lesser-known but critical aspects of the application process that a successful NANPA must be familiar with, along with steps that NeuStar has taken to improve the process during its first tenure as NANPA.  If selected to continue serving as the NANPA, NeuStar will continue to ensure that all requirements set forth in TRD Section 4.2.2, as well as all applicable federal and state directives, are stringently adhered to.

NeuStar processes central office code applications according to documented methods and procedures (M&Ps).  These M&Ps must recognize and be consistent with 1) federal directives such as the FCC’s NRO orders, 2) supplementary state directives, the scope of which may vary depending on how much authority has been delegated to the state by the FCC, and 3) the industry consensus assignment guidelines.  The NANPA must have the experience to combine these fundamental drivers with efficient business practices to create detailed procedures to support daily code administration activities.  The procedures must be scrupulously neutral, fair, and even-handed, and they must conform totally to the letter and intent of regulatory directives.  This is precisely how NeuStar has operated during the past five years and is committed to continuing to do so during the next five.

Exhibit I-12 describes the code assignment process, focusing on the application review, evaluation, and determination if an assignment should be made.  The circled numbers in the exhibit correlate with the text, which is indicated by a shaded number.

[Exhibit I-12. NeuStar’s experience in code processing ensures proper review and analysis of all applications. Graphic omitted: diagram of Cenral Office Code Processing — Assignment Request.]

The first step taken by the code administrator is to review the entire application for completeness, scanning the submitted material for errors, inconsistencies, or omissions 1.  This includes ensuring that all required fields have been populated and that all required documentation is attached; e.g., for initial code requests, evidence of certification to operate in the specified rate center.  Table I-11 summarizes the required information for various types of applications.

It is NeuStar’s intention, consistent with the requirements, to assist those who submit applications in good faith to get the numbering resources they need as quickly as possible.  To that end, NeuStar has defined and posted on the website specific conditions under which it will suspend rather than deny applications containing errors or omissions.  When an application is suspended, the applicant has two days to work with the administrator to correct the problems.  If the applicant cannot be reached, or the problems cannot be fixed within the two-day window, the application is denied.

It is critical to maintaining an unassailable position of neutrality that conditions for suspension be well defined and applied uniformly so as to preclude the possibility of giving special treatment to any specific applicant or group of applicants.  By defining and publishing these conditions in advance, NeuStar has provided the industry with an opportunity to ensure that these conditions are non-discriminatory.  No company has questioned the non-discriminatory nature of NeuStar’s posted conditions.

Table I-11.  Central Office Code Application Material Checklist

Type of App	Materials Required

Initial code	Completed Part 1, documentation showing certification, documentation showing service readiness, NRUF on file

Growth code	Completed Part 1, MTE form, NRUF on file

Change	Completed Part 1, MTE form if change is to rate center, merger/acquisition documentation if name change

Return	Completed Part 1, NPAC report indicating whether or not returned code contains ported numbers (Optional, but inclusion of this report speeds processing of returns)

Reservation	Completed Part 1, documentation required for initial or growth code, depending on type of reservation

The code administrator then evaluates the information provided on the application to determine whether or not the applicant’s request can be granted 2.  The evaluation criteria are summarized in Table I-12.

Table I-12.  Central Office Code Application Evaluation Criteria

Type of App	Evaluation Criteria

Initial code

Does the information provided meet the requirements of the Central Office Code Assignment Guidelines, INC 95-0407-008, Sections 4.1.1, 4.2, and FCC order 00-104?

Does the documentation provided show that service provider has state or federal certification to provide service in the area for which the code is requested?

Does the evidence provided adequately document service readiness?

Does the application meet State/NPA specific requirements (if any)?

Does the applicant’s NRUF filing indicate a need for resources in the specified area?

Growth code

Does the information required meet the requirements of the Central Office Code Assignment Guidelines, INC 95-0407-008, Section 4.1.1, 4.3, 5.2.3, 9.4.1, 9.6.1.4, FCC orders 00-104, FCC 01-362, and FCC 00 429 and 47 CFR, §52.13 (c) (7)?

Does the Months to Exhaust (MTE) worksheet provided indicate the required utilization level for codes currently assigned?

Does the application meet State/NPA specific requirements (if any)?

Does the applicant’s NRUF filing indicate a need for resources in the specified area?

Change

Does the information provided meet the requirements of the Central Office Code Assignment Guidelines, INC 95-0407-008, and Section 6.3.1?

Does the MTE worksheet provided to support a change in rate center indicate the required utilization level for codes currently assigned?

Return

Does this meet the requirements of Central Office Code Assignment Guidelines, INC 95-0407-008, Section 5.4.3, 6.3.2, 6.3.3, 8 and FCC order 00-104?

Does the returned code contain numbers ported to other carriers? (See below. In this case action is required to ensure that customers holding these numbers do not lose service.)

Reservation	Does this meet the requirements of Central Office Code Assignment Guidelines, INC 95-0407-008, Section 4.5,and 9.6.1.5? Does the request meet the requirements for an Initial or Growth code?

One difficult challenge for NANPA arises in the return of central office codes assigned to carriers that no longer provide service or plan to discontinue service. In order to discontinue service, carriers must follow the industry-defined process requiring them to file Part 1 return requests for the affected codes 66 days prior to the date on which service will be discontinued. During the 66-day period, NANPA processes the application, the disconnect notice is published in the LERG, and carriers schedule and make the required changes to their switches.

Local number portability (LNP) has made the process significantly more complex. In areas where LNP has been implemented, CO codes assigned to carriers discontinuing service often contain numbers that have been ported to other service providers.  If numbers have been ported to other carriers, disconnecting the code disables the default routing path, causing some calls to the ported numbers to fail. To avoid this possibility, NeuStar, at its own initiative, developed a new process that was reviewed by the FCC and subsequently adopted by INC for inclusion in the guidelines.

In 2002, for example, 321 out of 3,433 central office codes submitted for return were found to contain a total of 105,010 ported telephone numbers.  Using the new procedures to process these 321 disconnects, NANPA approached 247 service providers and successfully found new LERG assignees for 305 of the returned codes—a 95% success rate.

Some carriers have deactivated their networks without returning their assigned codes.  When it is obvious that codes have been abandoned, NeuStar contacts the affected state commissions for direction.  In this capacity, in 2002, NeuStar distributed 27 notices to states concerning 53 codes that had a total of 37,035 ported telephone numbers.  As a result of NeuStar’s efforts, only 16 codes, with a total of only 239 telephone numbers, were disconnected.  The remaining codes were successfully assigned to other carriers, preserving telephone service for thousands of customers.

If an NPA is in jeopardy, that is, the supply of existing resources may exhaust before relief can be implemented, state-specific procedures limit the number of codes that can be assigned each month and a lottery is used to determine which qualified applicants will get assignments 3.  Lotteries are discussed in greater detail in Proposal Section I.3.1.6.

If the administrator approves the application, and the applicant is successful in the lottery (if applicable), the administrator chooses a code to assign 4.  This task appears to be no more complicated than choosing a code from the available list, but in reality choosing a code that will work is arguably the most difficult part of the assignment function.  The reason for this is the existence of special cross-NPA boundary dialing arrangements ordered by state commissions or voluntarily instituted by service providers.  These arrangements may limit where specific codes can be assigned.  The administrator must ensure that any code chosen is not already assigned, not only in the home area code, but also in the area within the foreign area code to which seven-digit dialing is permitted, and in the local calling area for any of the codes within the restricted area of the foreign area code.  If an incorrect code is assigned, the service provider will be unable to implement translations in its switches, making it impossible to reach numbers within the assigned code from some areas.  Often this is not discovered until specific numbers have already been promised to customers, with the consequent potential for financial damages.  Given the gravity of this issue, avoiding code rejects is and will remain one of NeuStar’s key objectives as the NANPA.

To avoid this problem, NeuStar has taken several steps.  First, since the complexity of the problem makes it impossible for the administrator to manage, checking for code conflicts has been built into CAS and will be included in the new NAS.  Next, data on existing non-standard dialing arrangements is needed.  NeuStar has been studiously collecting data on these dialing arrangements over the last five years.  There is no single source in the industry where the data can be found. NeuStar has used CCMI’s QTEL9000 tariff database as a basis, augmenting the data with information received from local telephone companies and other sources.

Once an assignment is made, NeuStar must follow up to ensure that the code has been implemented, and initiate reclamation if it has not 5.  This includes a reminder to the code applicant of the need to submit a Part 4, indicating the code has been placed into service.  NeuStar also agrees to augment current procedures to produce a “Part 5” form confirming receipt of a Part 4 form as required.  Further discussion of follow-up and reclamation is provided in Proposal Section I.3.1.8.

I.3.1.3     Communication and Notification Functions (RFP L.5, M.2.A.2, TRD 4.2.3)

NeuStar will leverage established and effective communications skills, tools, and interfaces to ensure NANPA communications and notifications are clear, accurate, appropriate, and timely.

An essential requirement that all successful NANPA administrators (whether Code or NPA Relief Planning) must meet is effectively communicating with clients—providing concise, clear, topical information in a timely and neutral manner. During its tenure as the NANPA, NeuStar has established relationships and methods and procedures to ensure that these communication and notification requirements are met. Our experienced administrators employ customer service and listening skills to issue clear and concise notifications, accommodate differences, and resolve conflicts.  The following discussion addresses how NeuStar will meet the requirements set forth in TRD Section 4.2.3.  Additional detail regarding program level communications is provided in Proposal Section II.4, Communications Approach.

Surpassing the requirement for daily updates, NeuStar will provide real time updates on the central office codes (NXXs) assigned and available in each NPA.  Regulatory and industry personnel will access the up-to-the-minute information on the status of all CO codes.

NeuStar will follow the industry guidelines for notification of central office code assignments.  NeuStar will issue notification of all NPA code jeopardy situations and other pertinent activities to the appropriate regulatory agencies and affected industry members.  It should be noted that NeuStar introduced an electronic mailing list, “code-admin”, specifically for announcement of items of interest relating to code administration.  This notification mechanism will be incorporated into the new NAS.

NeuStar will have the capability to input rating and routing data into BIRRDS.  NANPA will enter data directly into BIRRDS.  NeuStar obtained this capability in 1997 and will continue to maintain and use it to enter data directly, as required under the new contract.  Further, NeuStar plans to continue to offer data entry as an enterprise service.

I.3.1.4     Status Reporting (RFP M.2.A.2, TRD 4.2.4,)

NeuStar will monitor and report the status of NXXs in each NPA daily to ensure clients have the most up-to-date information required.

As indicated earlier, NeuStar will provide real time updates on CO codes assigned and available.  NeuStar also makes many other useful CO code reports available on its NANPA website.  These reports include a code assignment activity report—summarizing rationing amounts, codes assigned, codes returned, and available and unavailable codes.  A comprehensive description of reports provided is in Proposal Section I.2.7.

I.3.1.5     Tracking CO Code Utilization for NPA Relief (RFP L.5, M.2.A.2, TRD 4.2.5,)

NeuStar’s experienced forecasters, code administrators, and relief planners will work together to track CO code utilization in preparation for NPA relief.

NeuStar will determine when to initiate NPA relief by continually monitoring central office code growth and projecting exhaust as required in TRD Section 4.2.5.  To facilitate review and analysis of growth data, NeuStar designed a report summarizing all data pertinent to central office code growth activity, including the number of assignments, returns, available codes, and rationing information.  The report is available on the NANPA website.

When NeuStar identifies a potential NPA exhaust condition, it notifies the appropriate state commission and affected parties in accordance with the guidelines.  NeuStar will prepare and organize a relief planning meeting for each NPA projected to exhaust within 36 months, obtain local industry consensus on a relief plan, and submit the plan to the state for approval.  Comprehensive information on relief planning can be found in Proposal Section I.3.2.

I.3.1.6     Management of Jeopardy Conditions (RFP M.2.A.2, TRD 4.2.6)

NeuStar code administrators will faithfully develop and follow jeopardy procedures— conducting lotteries and facilitating the development of consensus relief plans in a scrupulously neutral manner.

NeuStar declares a jeopardy condition in an NPA when forecasted or actual demand for CO codes will exceed the supply before relief can be provided.  When a jeopardy condition is declared, NeuStar first notifies the appropriate regulatory authority and then the industry.  NeuStar convenes the industry to develop NPA or state-specific jeopardy procedures, which typically limit the number of CO codes that can be assigned each month and establish lotteries to determine which of the qualified applicants will receive assignments.  For the duration of the jeopardy condition, NeuStar conducts the lottery each month and assigns codes according to the outcome.  NeuStar, as NANPA, has managed more than 100 NPA jeopardy conditions and facilitated more than 250 associated meetings, all in accordance with regulatory orders and industry guidelines.  Fortunately, the FCC’s numbering optimization initiatives and the return of CO codes attendant thereto have reduced the number of jeopardy conditions from 73 in 1999 to 41 in 2002.  In 2002, NeuStar, on its own initiative, recommended and received authority from the industry to rescind jeopardy under certain conditions and has exercised this new authority in 9 NPAs.

After a jeopardy condition is declared, NeuStar immediately invokes temporary jeopardy procedures, allowing assignment of only three codes per month to protect the remaining supply of codes.  The industry, with NeuStar code administration assistance, develops final jeopardy procedures in accordance with Section 9.0 of the central office code assignment guidelines.  In the past, these procedures have varied significantly from one state to another.  State commissions may introduce additional variances.  Delegated authority allows some state commissions to direct NeuStar to implement NPA-specific numbering conservation measures.  For example, the California Public Utility Commission, pursuant to the FCC’s delegation of authority, recently directed NeuStar to reduce the allocation of codes to two NXXs per month in all rationed California NPAs.  In compliance with this directive, NeuStar communicated these changes immediately to service providers in the state of California.

During a jeopardy condition, NeuStar monitors central office code assignment and return activity continuously and assesses the impact on NPA exhaust.  This information is posted to the NANPA website.  This process is performed in conjunction with preparation for NPA relief.  In most cases, rationing of central office code assignments ends simultaneously with the effective date of NPA relief, although a few states were granted delegated authority to continue rationing for up to six months after relief is implemented.  In managing jeopardy conditions, NeuStar rigorously complies with the regulatory directives, industry guidelines, and requirements of TRD Section 4.2.6 and will continue to do so during the next five years.

I.3.1.7     Management of Code Inventory (RFP M.2.A.2, TRD 4.3,)

During the past five years, NeuStar has taken a number of initiatives to significantly improve the accuracy of CO code inventory records received from previous RBOC code administrators and has augmented the supply of NXXs through release of unavailable codes, thereby extending the lives of several NPAs.

The management of CO code inventory is a critical task.  If inventories are not managed properly, substantial problems can ensue, most notably, the premature exhaust of an area code.  NeuStar determines when to initiate NPA relief by continually monitoring CO code assignments and projecting exhaust.  As required in TRD Section 4.3, NeuStar tracks and monitors MTE submissions, code forecasts, and utilization reports to better understand forecast demand and anticipate the need for relief to avoid premature exhaust of each NPA and the NANP.  A comprehensive discussion on forecasting and utilization can be found in Proposal Section I.3.3.

Further, NeuStar continually seeks to meet the spirit of the requirements—optimizing the efficiency of number usage, in accordance with the FCC’s objectives. For example, NeuStar, on its own initiative, has taken positive, pro-active steps to increase the number of CO codes available for assignment.  In 2002, NeuStar undertook an audit of all CO codes identified in the assignment records as unavailable.  Working closely with previous administrators, NeuStar investigated why these codes were so marked, and whether or not some of those codes could now be made available for use.  Through this effort, NeuStar identified 1,815 potentially releasable codes and subsequently determined that 1,340 of those codes could be released.  In a few instances, the states and NeuStar worked together with the service providers to release protected and unavailable codes in an NPA, resulting in another 171 codes being made available for assignment.

NeuStar also believes that this requirement entails an obligation to maintain the quality of the code inventory data.  To this end, NeuStar, on its own initiative, has undertaken an effort to compare and resolve discrepancies among the three primary databases containing CO code information:  NeuStar’s CAS and NRUF, and Telcordia’s LERG.  Service providers control the input to all three of these databases, but some have not made a concerted effort to keep the data synchronized.  Each month, NeuStar does a comparison of these databases and attempts to resolve discrepancies by contacting the affected service providers. More than a thousand discrepancies have been resolved to date. The CO code inventory is more accurate than ever before.

I.3.1.8     Resource Reclamation (RFP M.2.A.2, TRD 4.4)

Since the first FCC NRO Order was released in July 2000, NeuStar has worked cooperatively with regulatory authorities and the industry, in the process recovering more than 1,900 central office codes, equivalent to 19 million telephone numbers.

When a CO code is assigned, the code administrator and applicant establish an effective date for the code, and that date is entered into BIRRDS, thus informing carriers of the existence of, and the need to route calls to, numbers in the new code.  The assignment guidelines require that the code be in service no later than six months after the original effective date entered in BIRRDS.  The assignee confirms that the code is in service by completing and filing a Part 4 form.  If five months have elapsed since the effective date, and a Part 4 has not been filed, NeuStar issues a reminder to the code holder.  If the Part 4 is not received by the end of the sixth month after the effective date, the code is considered delinquent, and NeuStar will begin reclamation procedures by notifying the appropriate regulatory authority, which makes the decision on whether or not the code is to be reclaimed. The FCC’s NRO orders delegated reclamation authority to the states, if they wished to exercise it, and more than 30 states have opted to do so.  The FCC makes reclamation decisions for delinquent codes in the remaining states.  As the designated FCC and state regulatory agency personnel determine whether or not each delinquent code should be reclaimed, NeuStar works closely with them to carry out their directives.  The NANPA website lists regulatory contacts along with summary reclamation procedures for reference.  Prior to the NRO orders, INC made reclamation decisions.  Since the regulatory authorities took on this role, the number of codes reclaimed has increased substantially.  For example, in 2002, NeuStar reclaimed 1,286 codes.

NeuStar’s current NANPA system accepts Part 4 forms and automates the reclamation process by generating the reminder letters and maintaining the list of delinquent codes.  These functions will be incorporated into NAS.  It should be noted that the new requirements introduce a Part 5 form into the process.  When NeuStar receives a completed Part 4 form from the service provider, indicating that an assigned code has been placed into service, NAS will issue a Part 5 form to confirm receipt of the Part 4.

I.3.2        NPA Relief Planning (RFP L.5, M.2.A.2, TRD 4.2.5, 5.0, 8.3,)

NeuStar will continue the tradition of excellence it has established in NPA relief planning to ensure the optimization of the NANP.

The number of telephone numbers assigned to service providers in the United States has increased dramatically over the past seven years.  The number of NPAs requiring relief, i.e., needing a new supply of numbers to forestall exhaust, grew from one or two per year in the early 1990’s to more than 30 per year.  As NANPA, NeuStar has ably responded to this unprecedented surge of NPA relief requirements, initiating and facilitating 132 NPA relief projects, thus ensuring the continued viability of our area code system and the telephone industry’s ability to support the mushrooming service demands of the public.  NeuStar has met this challenge by combining unmatched expertise, unassailable neutrality, innovation, and a comprehensive understanding of the guidelines set forth in INC NPA Relief Planning and Notification

Guidelines and TRD Section 5.  If selected, NeuStar will continue to serve the industry with the highest levels of dedication, quality, and neutrality.

The people who participate in relief planning are a diverse group, including large service providers whose business will be affected by NPA changes; small service providers who often cannot afford or who lack the staff to attend NPA relief planning meetings; and state regulatory agencies who are pulled in many directions by elected state and local officials, by special interest groups, and by special situations that may justify adjustment of NPA boundary lines.  A key measure of NeuStar’s success has been its ability to help achieve consensus among the diverse participants across a range of issues, such as whether relief should be a geographic split or an all-services overlay, which side of an NPA split boundary line should a municipality be situated, in which NPA should a hospital or school district be located, or how to educate the public on the new area code.  NANPA’s NPA relief planning responsibilities demand a wide range of local knowledge, an in-depth understanding of the needs and motives of all parties including the public, and the ability to effectively organize and facilitate meetings to achieve a sometimes elusive consensus.  All of this is reliant upon unassailable neutrality.  Given the various participants and agendas, neutrality is what enables NeuStar to successfully perform this function and NANPA’s service must continue to be delivered with unquestioned neutrality and impartiality.

Evidence of relief planning capability—NeuStar’s NANPA NPA relief planning personnel have initiated 132 relief projects, facilitated more than 1,000 industry meetings, published nearly 1,500 documents, and filed 120 relief petitions with state regulatory agencies.  NeuStar has developed and refined a highly successful NPA relief planning process that has earned NeuStar NPA relief planners the trust of state commissions and the industry.

Surveys completed by those attending relief planning meetings consistently rate NeuStar’s NPA relief planning performance as “outstanding.” Overall satisfaction with the conduct of conference calls in 2002 was rated at 4.89 out of a maximum of 5.00, consistently high when compared to the overall satisfaction of 4.85/5.00 measured in 2001.  NeuStar’s success is also demonstrated in its consistent record of triggering relief planning actions at the appropriate time.

NeuStar listens closely to customer feedback and acts accordingly to improve its processes, for instance, making greater use of conference calls to reduce travel costs and increase relief planning meeting participation.  NeuStar’s dedication to neutrality and the fair and open conduct of the industry meetings is unquestioned.  In customer surveys, “impartiality” ranks near the very top in customer satisfaction rankings.

NeuStar has made the NPA relief planning process more effective and efficient in terms of automated support and also in terms of process improvements.  When the volume of NPA relief projects increased dramatically in 1999, NeuStar, on its own initiative (with FCC approval), developed a new method to disseminate notifications and documents more effectively—the widely acclaimed Document Distribution Service (DDS).  In 2000, NeuStar initiated the concept of a pre-Initial Planning Document (IPD) conference call meeting before every new NPA relief project that increased the quality of relief alternatives.

NPA Relief planning process summary—Exhibit I-13 illustrates NeuStar’s NPA relief planning process, focusing on relief timing, relief planning, status reporting, NPA code assignment, and implementation.  The shadings in the exhibit identify the process components.  The circled numbers in the exhibit correlate the text of the various sections with the exhibit.  For further clarification, process components (blocks) in the exhibit also identify applicable TRD paragraphs in the lower right hand corner.

I.3.2.1     Relief Timing (RFP L.5, M.2.A.2, TRD 5.1.1, 5.1.4,)

NeuStar will continue to utilize sophisticated forecasting modeling and an industry-standard, 36-month timeframe to ensure continued availability of resources for service providers.

In an ever-changing telecommunications environment where factors such as the level of competition, market forces, the state of the economy, and unique local conditions (e.g., a large number of rate centers) impact numbering demand, NeuStar has developed a sophisticated utilization and forecasting model (described in more detail in Proposal Section I.3.3) that serves as the starting point of NPA relief planning 1.

As required, NeuStar initiates NPA relief planning 36 months in advance of NPA exhaust. Timely initiation of NPA relief minimizes the possibility that numbers will become scarce, or even run out, before the relief solution can be implemented.

[Exhibit I-13. NeuStar has successfully planned 132 NPA relief projects continually refining its fully compliant process. Graphic omitted: diagram of NeuStar’s NPA Relief Planning Process.]

NeuStar establishes a specific date (36 months before exhaust) when the initial industry NPA relief planning meeting will be held 2.  Scheduling the initiation of relief 36-months prior to exhaust has proven to be the most efficient amount of time for the industry to reach consensus on a recommended relief plan and for the state commission to conduct its own investigation prior to approving a relief plan.  In fact, NeuStar considered the option of initiating NPA relief planning earlier, e.g., 42 months prior to exhaust, which would provide more time, but found such a change to be of little value, since the state commissions continued to key their actions toward the current projected lead-time of NPA exhaust.

I.3.2.2     NPA Relief Planning (RFP L.5, M.2.A.2, TRD 4.2.5, 5.1.2 to 5.1.10, 5.1.16, 8.3)

NeuStar will continue to innovate to maximize the quality and number of relief alternatives available while enabling the state regulatory commissions and the industry to make informed, effective decisions with regard to relief planning.

The industry guidelines dictate how NPA relief planning should be conducted, but NPA relief planning involves much more than simply following these guidelines.  The path to a consensus solution involves potential pitfalls; e.g., for competitive reasons various industry segments prefer splits or overlays, making consensus difficult in some cases.  The successful NeuStar relief planner knows that to reach consensus requires advance preparation, excellent facilitation skills, a keen understanding of the consensus process and, above all, total neutrality.

To that end, in 2000, NeuStar proactively initiated the concept of holding a pre-Initial Planning Document (IPD) meeting (conference call) prior to each new NPA relief project start-up. This resulted in maximizing the quality and number of relief alternatives and helping industry representatives better prepare for the follow-on IPD review meeting and initial NPA relief planning meeting, thereby increasing the likelihood and efficiency of gaining consensus for a solution.

As required, NeuStar establishes the date for the initial NPA relief planning meeting and notifies the service providers, state commission, and other affected parties 8 weeks in advance 3.

NeuStar advises the state commissions ahead of time since public and media reaction can sometimes be quite strong when word of NPA relief planning becomes general knowledge.  NeuStar takes special steps to identify all parties in the NPA who should be invited to attend the initial NPA relief planning meeting, such as independent telephone companies, competitive local exchange carriers, cellular carriers, and paging companies, by consulting a variety of information sources such the Local Exchange Routing Guide (LERG), state commission websites, CO code assignees, etc. and maintaining a database of all contact information.  Inadvertent omission of even one affected party’s invitation to an initial relief planning meeting may invalidate the meeting’s outcome, thereby wasting precious time and resources.

NeuStar makes the extra effort to provide relief planning participants with rate center information and an accompanying map early on in the process to increase the likelihood of consensus on a relief recommendation at a broadly attended initial relief planning meeting.

Experience has shown that our 8-week invitation lead-time gives attendees ample time to schedule and prepare for the meeting.  More time is unnecessary and less time, e.g., 6 weeks advance notice, will not provide enough time to conduct the NeuStar-initiated pre-IPD meeting and then distribute the IPD at least 4 weeks prior to the initial NPA relief planning meeting.

Prior to 2001, almost all initial relief-planning meetings were conducted face-to-face, at a location within the NPA undergoing relief.  In 2001, responding to customer feedback, NeuStar began to combine high-quality conference calls with face-to-face meetings, starting first with initial implementation meetings.  Initial concern in some quarters about the effectiveness of conference calls proved unfounded and attendance at the meetings has risen steadily.  NeuStar now conducts all industry meetings, including initial and follow-up relief planning meetings, via conference calls.  Benefits of this approach include:

•                  Increased meeting attendance, despite industry downsizing and increased workloads on the employees who remain.

•                  Improved quality and increased numbers of relief alternatives because a broader cross-section of industry representation, e.g., rural service providers, who now attend to provide their viewpoints.

•                  Reduced travel costs for all parties.

Key factors in maintaining the quality of conference calls, sometimes in a contentious environment, have been: (1) the effectiveness of NeuStar as a skilled, experienced impartial facilitator, (2) thorough preparation in advance of the meeting, and (3) high-quality planning documents delivered well in advance of the meeting.  All NeuStar relief planners receive training on neutrality and effective facilitation techniques, with annual refresher training.  NeuStar considered augmenting conference arrangements using a real-time, interactive, web-based service that participants could log onto before the meeting.  But experience has shown that the added expense and specialized training required do not warrant such an approach at the present time.  Participants from small companies may not have the requisite equipment and training to participate effectively, possibly leading to a disparity in participation.  NeuStar resolves any concerns about participation by providing all relevant documents in advance of the meeting using the DDS, which has proven to be very effective.  As evidence that this approach works, NeuStar-conducted surveys in 2002 showed that 154 respondents (50% of the attendees) rated our overall performance in the conduct of the meetings an average of 4.89 out of a perfect 5.0, clearly a superior level of satisfaction.

NeuStar distributes the IPD four weeks prior to the initial industry meeting including at least one split and one overlay 4.  NeuStar developed a model (accepted by the industry) that quickly and consistently calculates the exhaust of the relief alternatives.  With the use of this model, analysis of new or modified relief alternatives suggested at the relief meeting can be accomplished in real-time thereby saving considerable time and, very importantly, virtually eliminates the need for an additional meeting.

NeuStar conducts the initial relief planning meeting and any follow-on meetings needed to achieve consensus on a relief plan 5.  NeuStar brings to these meetings expert facilitation skills, a neutral stance (e.g., avoiding support for any one relief alternative), and an in-depth understanding of the consensus process that comes from conducting more than 1,000 meetings.  Under NeuStar’s leadership during its tenure, it has become commonplace for the industry to reach consensus on a relief plan recommendation after only one meeting.  Previously, such an outcome was highly unlikely.

NeuStar publishes draft minutes within two weeks after a meeting, conducts associated minutes review, schedules any future meetings, and distributes appropriate notices to all parties via NeuStar’s DDS 6.

After the final industry meeting, NeuStar, on behalf of the industry, prepares a petition describing the NPA relief recommendations and the alternatives considered 7.  NeuStar then submits the petition, with all associated documentation, to the state commission, typically within six weeks after the initial industry meeting.  In the course of submitting 120 NPA relief recommendations in 37 different states, NeuStar has gained valuable experience on the importance of preparing petitions in accordance with the unique state rules.  Absent strict adherence, the petitions may either be rejected or not acted upon in a timely manner thereby unnecessarily delaying needed NPA relief.

After an NPA relief petition is filed, under normal circumstances state commissions usually take an average of 10-12 months to approve the relief plan.  In the meantime, to keep all parties informed, NeuStar posts, on the NANPA website a status report of all active relief planning projects, with bi-weekly updates 8.  NeuStar will use this same type of report as a basis for providing monthly status reports to the FCC and NANC.

NeuStar works proactively with state commissions to ensure they receive up-to-date information (e.g., code assignment history, most recent exhaust forecast, testimony, interrogatories, etc.) and participates in public hearings to assist the state commission in arriving at a relief plan decision 9, 10.  To allow sufficient time to implement an approved relief plan, NeuStar informs the state commission no later than 16 months prior to NPA exhaust to remind them of the latest forecasted NPA exhaust date and the need for relief plan approval.

In accordance with individual state regulatory commission procedures, NeuStar will provide testimony at public hearings and meetings sponsored by state commissions, if requested or required to do so.  NeuStar has participated in more than 200 state-sponsored hearings and has often been called upon to provide expert testimony regarding NPA relief planning.  NeuStar has become familiar with the unique local jurisdictional rules, not obvious to the inexperienced, that impact timely NPA relief. For instance, Mississippi requires that local counsel represent NANPA at commission hearings.  In California, NeuStar will continue the established practice of scheduling all NPA relief-related public and local jurisdiction meetings and providing court reporters to record the proceedings.

TRD Section 5.1.16 identifies additional relief planning responsibilities in circumstances where the industry establishes a specific date by which the state commission has been requested to approve the recommended NPA relief plan 15.  In point of fact, the industry rarely sets a specific approval date, and prefers either to defer to the state, or as an alternative, may recommend a minimum amount of time that is necessary to implement relief; e.g., 19 months if a geographic split is adopted.  In the event an approval date is specified, however, NeuStar will work proactively with the state to obtain approval of the relief plan by the requested date.

If the relief plan has not been approved, NeuStar will notify the state commission and NANC chair 85 days prior to the requested approval date.  This notification serves as a reminder of the requested approval date and will include all relevant NPA status information.  If the state commission has still not approved the relief plan by the industry-requested date, NeuStar, not later than five days after this date, will notify the FCC and NANC of the relief status and provide a date by which an order is required to avoid jeopardizing timely implementation of NPA relief.  Generally, this date will be 16-19 months prior to exhaust based on industry estimates of minimal time needed to implement a split or an overlay.

I.3.2.3     Status Reporting (RFP L.5, M.2.A.2, TRD 5.1.5, 5.1.9, 8.3)

As NANPA, NeuStar’s web-based relief planning status reporting is already in place, and will be expanded to provide additional information and updated even more frequently than required to better serve the users.

NeuStar will comply with NPA relief planning status reports called for in the TRD 8.  For the past four years, NeuStar has been posting on the NANPA website, on a bi-weekly basis, a status report very similar in content to the categories listed in TRD Section 8.3.  This report is the primary resource for industry and state commissions seeking the most up-to-date status of active relief planning projects.  NeuStar’s NANPA website chart will continue to serve as the primary NPA relief status report and additional information categories will be added to bring the report into full compliance with TRD Section 8.3.  For example, the NeuStar NPA status report was recently updated to include additional factors such as “Number of remaining NXXs” and “Number of NXXs unavailable” which are required under TRD Section 8.3.

NeuStar will exceed the monthly update requirement specified in TRD Section 8.3 by providing the status report on a bi-weekly basis.  NeuStar has learned from users that bi-weekly updates better meet user needs than monthly updates.  No user has suggested a need for more frequent updates than every two weeks.  To help users keep track of changes, the web status chart will show the date of the most recent version and the date of the previous version.

NeuStar will provide a quarterly report to the NANC showing NeuStar’s performance in scheduling initial relief planning meetings 36 months in advance of NPA exhaust. Our performance monitoring process already includes the measurement and monthly reporting of this requirement.

NeuStar will meet the specific delivery requirement of TRD Section 5.1.9 for NANPA to track and report monthly on the status of pending relief plans to the FCC and NANC.  Essentially, the report will be the same as the one described above (for TRD Section 8.3). It will be delivered electronically and in hard copy form to the FCC and the NANC each month just as NeuStar does today.

Additionally, NeuStar will exceed the reporting requirements by continuing to post each month to the NANPA website an addendum not mentioned in the TRD entitled “Status of NPA Relief Projects with Specific Actions and Trigger Points.”  This addendum lists future NANPA actions to be taken after a specified event takes place.  For example, a state commission has ordered NANPA to alert it when NPAs in their jurisdiction reach a point six months from exhaust so implementation of a previously suspended relief plan could be resumed.  These trigger points serve as reminders so that essential actions are taken in a timely manner.  NeuStar currently monitors over 20 trigger points of this type.  Because industry feedback has been so positive on this proactive approach, NeuStar will continue to post this special report under the new contract, even though it is not specifically required by the RFP.

I.3.2.4 NPA Code Assignment (RFP L.5, M.2.A.2, TRD 5.1.11)

Because NPA code selection and assignment functions present significant challenges, NeuStar will continue to have experienced NPA relief planners and code administrators select relief NPA codes and the NANPA Director will make the assignments.

After a state commission approves an NPA relief plan and issues a relief order, NeuStar requests the assignment of an NPA code for assignment to the affected area 11.

•                  The NPA relief planner submits a completed Part 1 form to the NANPA Director;

•                  The NANPA Director assigns an NPA relief code if the approved relief plan meets the NPA relief guidelines; or

•                  If the state-approved relief plan violates the guidelines, the NANPA Director denies the Part 1 relief code request, informally notifies the state commission of the denial, including the reasons, and follows with the denial with a letter to the state commission, a copy to the FCC.

On the surface these tasks may appear as simple as selecting any available three-digit number from the allowable range of 200-999.  The NPA code assignment process, however, is laden with nuances and potential technical, regulatory, and political pitfalls.

Most NPAs already have a relief code reserved for future growth.  Industry guidelines require NANPA to reserve a relief code for each NPA that is forecasted to exhaust within the next 20 years. The criteria for reserving an NPA relief code dictate that the code must not be the same as an assigned NXX code (or prefix) in the existing area code to avoid dialing conflicts, and that it must not be easily confused with dialing adjacent NPAs. A few states have additional restrictions due to their 9-1-1 implementation plans and procedures or other factors.  Because the supply of available NPAs is dwindling, the number of available relief codes to choose from for future relief has become increasingly limited.

NeuStar assigns NPA relief codes strictly in accordance with the industry’s guidelines, but occasionally a sensitive situation arises when the relief plan, as approved by the state commission, violates those guidelines.  In one situation, a state commission approved a 3-way geographic split that resulted in a 27-year difference between projected exhaust lives of the NPAs after the split.  In compliance with Section 5.0(g) of the NPA Code Relief and Notification Guidelines, NANPA denied the NPA relief code request because the difference in the projected lives of the NPAs after relief was greater than the allowable maximum of 10 years. In this case, the NANPA relief planner informally advised the state commission staff in advance that NANPA would have to deny the code requests.  While a situation like this does not occur often, NeuStar enforces industry guidelines, informs the regulatory authorities of the applicable guidelines, and attempts to resolve the conflict between the ordered relief plan and the guidelines.

I.3.2.5 Implementation (RFP L.5, M.2.A.2, TRD 5.1.12)

NeuStar will leverage its experience and earned trust and reliance by the industry to continue to effectively coordinate and facilitate timely and successful NPA relief implementations.

NeuStar’s primary role in the relief implementation process is to organize and lead the industry implementation team toward successful implementation of a new NPA relief project in accordance with an approved relief plan.  Based on lessons learned facilitating over 90 initial implementation meetings, NeuStar developed and continually refines an implementation checklist.  To assist service providers in addressing critical items necessary for a successful implementation, e.g., test numbers, customer education, network modifications, ANI digit conversion dates, etc.  In addition, NeuStar has responded to suggestions from the industry by instituting conference call-only arrangements for implementation activities.  The switch to conference calls has proven effective for conducting implementation activities, and NeuStar has been complimented by the industry for its cost cutting measures.

Within two weeks after the assignment of a new NPA relief code, NeuStar issues a press release announcing the new NPA code 12, in accordance with Section 5.7 of the NPA Relief Planning and Notification Guidelines, which is distributed via various media channels in addition to being posted on the NANPA website.  Occasionally, the state commission will opt to prepare and distribute the press release, in which case NeuStar assists by suggesting content for inclusion in the press release. During this period, diligence must be exercised when responding to increased media requests for details concerning relief plans such as the identity of the new NPA code before it is made public.  NeuStar relief planners receive media relations training and have learned through experience how to deal effectively with the media in these circumstances.

NeuStar convenes an initial implementation meeting within 45 calendar days after the assignment of the new NPA 13. The agenda for the initial implementation meeting follows the NeuStar-developed checklist of items to be addressed by industry members, e.g., implementation timetable.

During the initial implementation meeting, facilitated by NANPA, the industry discusses, and usually reaches agreement on the particulars for implementation of a relief NPA plan.  Minutes of the meeting are posted to the NANPA website. NANPA publishes a planning letter within three weeks after the initial implementation meeting and posts it to the NANPA website 14.  The information contained in the planning letter reflects consensus agreements at the initial implementation meeting.  The planning letter provides official notification to the industry and the public that NPA relief is pending.  Since 1997, NeuStar has published 327 planning letters.

At times, a state commission may issue a supplemental order modifying the original relief order, which may impact an implementation schedule already underway.  For example, the state commission could delay the effective date of the new NPA.  As NANPA, NeuStar monitors state commission directives daily throughout the implementation cycle and publishes planning letters announcing such changes within 10 business days after the order.

During implementation, it may become necessary to declare the NPA in jeopardy, which may involve rationing of the remaining NXX resource.  This becomes necessary when NANPA projects that the supply of available central office codes in the NPA will exhaust before the implementation of the relief NPA.  NeuStar’s NANPA jeopardy processes are previously described in detail in Proposal Section I.3.1.7.

The completion of an NPA relief plan signals the culmination of a planning and implementation process that usually spans three years or more.  NeuStar serves in a pivotal role of coordinating and facilitating the various stages of the relief planning process leading up to, and including, the timely and successful implementation of the new NPA.

I.3.2.6 Meeting Other TRD Section 5 Requirements (RFP M.2.A.2, TRD 5, 5.1.16, 5.2)

TRD 5 includes requirements that do not fit neatly into the NPA relief planning areas of focus specified in RFP Section L.5 as described in the foregoing sections.  NeuStar will comply with all TRD Section 5 requirements including the introductory paragraphs of TRD Section 5, TRD Section 5.1.16 Compliance, and TRD Section 5.2 User Notification as described below.

TRD 5. (Introductory paragraphs)—NeuStar will perform all area code (NPA) relief functions specified in the INC NPA Relief Planning and Notification Guidelines [INC 97-0404-016].  NeuStar recognizes the importance of identifying and maintaining a depth of knowledge of local/regional environments and operating/certified service providers for every NPA relief-planning project. But finding this information is no easy task.  NeuStar reviews the Local Exchange Routing Guide (LERG), consult with state commissions and local telephone company staffs, obtain recent census data, and carefully study local rate center lists and maps.  Going even further, NeuStar subscribes to an innovative tariff-based service called QTEL 9000 that identifies strong communities-of-interest that should not be split in future NPA relief plans.  This, combined with direct input from users in the NeuStar-initiated pre-IPD meetings, has significantly improved knowledge of the local environment that has led to higher quality, more acceptable geographic split alternatives.

NeuStar’s relief planning process described in Proposal Section I.3.2 complies with TRD Section 5 by identifying NPAs in need of relief and by providing effective management of the relief effort through the successful implementation of a new area code.

TRD 5.1.16 Compliance—NeuStar will comply with all requirements in the industry guidelines listed.  NeuStar directly participated in the development and improvement of these guidelines and is thoroughly familiar with the requirements contained therein.  NeuStar will ensure the continued availability of numbering resources by using: (a) a proven NPA forecasting approach described in Section I.3.3, (b) comprehensive performance monitoring and management processes described in Proposal Section I.2.5, and (c) a timely and proven NPA relief planning process as described in Section I.3.2.  NeuStar will rely on its extensive experience gained in numerous in-person meetings and discussions with virtually all state commission authorities, and by applying NeuStar’s approach to assist state commissions in making timely relief decisions if the industry seeks endorsement of a relief plan by a requested date.  NeuStar will comply with the last two paragraphs of TRD 5.1.16 related to timely approval of relief plans by the industry-specified date.

TRD 5.2 User Notification—NeuStar keeps users fully informed about the status of all active NPA relief planning projects, including any potential delays, through electronic notifications generated currently by the NeuStar-developed DDS, which will be integrated into the upgraded NANPA Administration System. NeuStar, at its own initiative and expense, designed an innovative, user-friendly service that it successfully deployed in September 1999 that greatly simplified notifications and significantly improved user access to information, thereby enhancing overall participation in NPA relief planning.

Today, this web-based service, with nearly 2700 registrants, allows users to sign up to receive notifications by location and enables downloading documents, around the clock.  Current documents are located on an electronic bulletin board, sorted chronologically for quick reference and downloading.  Documents in the DDS library (since September 1999) can be searched by state and NPA and quickly downloaded in a format compatible with all computer systems.  For example, those new to NPA relief planning can bring themselves quickly up-to-speed with immediate access to background documents in the DDS library.  Our customers repeatedly compliment DDS and how it has measurably improved their productivity.  The same rich feature set and user-friendly access to relief planning notifications and documents will be provided by NeuStar; who fully understands DDS and what it takes to make it even better.

I.3.3  Utilization and Forecasting (RFP L.5, M.2.A.2, TRD 6)

NeuStar will continue to ensure complete and accurate data recording and forecasting, thereby providing regulatory authorities reliable and accurate information needed to implement their optimization initiatives.

Utilization and forecast data serve as a window to the current status of numbers and the future needs of the telecommunications industry—carrying enormous implications for the FCC, state commissions, the industry, and the public.  In 2000, the FCC recognized that the previous process of collecting utilization and forecast data was inadequate for an expanding and evolving telecommunications environment.  A new reporting process, known as NANP Number Resource Utilization/Forecast (NRUF) reporting, was launched.  Understanding the significant undertaking the new NRUF process represented, the FCC entrusted to NANPA the task to implement these sweeping changes.  As NANPA, NeuStar responded with the following:

•                  In 45 days, NeuStar developed and delivered to the FCC a comprehensive reporting form in Microsoft Excel, known as the Form 502, that was later approved by the Office of Management and Budget.

•                  In just a few short weeks, NeuStar built an efficient, economical database using Microsoft ACCESS that is used today to collect, store, process and produce utilization and forecast reports.  This database accepts both the Form 502 provided as an email attachment as well as electronic file transfer (EFT) using a File Transfer Protocol (FTP) file format.

•                  NeuStar implemented a process to compare NRUF-submitted data with code assignment records and LERG data to identify those service providers that failed to report utilization and forecast data.  This information was then provided to federal and state regulatory authorities when service providers failed to respond to NANPA’s inquiries about reporting this data.

•                  NeuStar introduced, in cooperation with the state commissions, tailored reports to assist regulatory authorities with the analysis and interpretation of the collected data.

Understanding the importance of accurate and on-time data reporting by service providers in accordance with the FCC’s number optimization initiatives, NeuStar delivered the NRUF database reporting system on time despite a very ambitious schedule, without a formal set of technical requirements, a defined change order or amendment to the NANPA technical requirements, or a written agreement concerning funding of this effort.  NeuStar’s commitment to ensuring the NRUF reporting process continues to operate effectively, as demonstrated by its October 2002 agreement with the FCC to modify the NRUF reporting form and database to collect and validate a new data element called the Federal Registration Number.  This effort was accomplished very quickly.  Both Form 502 and FTP file formats were modified and made available to service providers in time for the February 2003 reporting cycle.  In addition, the NRUF database was modified to collect, validate and store this new data element, per FCC requirements.  If selected to continue serving as the NANPA, NeuStar will continue to focus on three areas:

•                  Ensuring entities required to report utilization and forecast data submit complete and accurate data and, in doing so, provide them special tools and aids to assist in their efforts;

•                  Developing and obtaining FCC and NANC approval for data collection and data analysis processes and methodologies designed to ensure accurate forecasts with minimum possibility of significant error; and

•                  Programming automated support into the new NAS to the extent that is reasonable, that is, to the extent the automated support helps service providers report their information and data analysts do their jobs, without introducing risk or trying to automate good judgment.

NeuStar recognizes the significant responsibility of developing area code and NANP exhaust forecasts.  The adverse consequences of inaccurate projections can be sizeable, affecting service providers, state commissions, the public, and the FCC’s preeminent status as a highly respected federal agency.  Bad forecasts can lead to emergency NPA jeopardy declaration and CO code rationing and degradation of the integrity of the administration of the NANP.

Accordingly, NeuStar has taken and will continue to take number utilization forecasting as an extraordinary NANPA responsibility.  The following section describes, in detail, NeuStar’s data analysis, aggregation, reporting, and trending efforts highlighted in Exhibit I-14.  The viability of the NANP and the availability of critical numbering resources needed to fuel the evolution of the telecommunications industry require an in-depth, comprehensive discussion of NeuStar’s approach to utilization and forecast reporting and analysis.

I.3.3.1  Data Request (RFP L.5, M.2.A.2, TRD 6.1.1, 6.12, 6.1.3, 6.1.7, 6.4)

NeuStar will continue to make it simple for service providers to respond with on-time, properly completed semiannual utilization and forecast reports.

NeuStar recognized early in the implementation of NRUF reporting that a significant amount of NANPA support to the service providers and state regulatory authorities was necessary to achieve the full value of this reporting requirement.  NeuStar’s commitment to the success of this new reporting process is demonstrated by ongoing efforts to train service providers, by use of job aids, by continuing to enhance the reporting mechanisms used by service providers, and by delivering to the regulatory authorities on a timely basis the information they must have to make important decisions concerning number optimization.

As NANPA, NeuStar serves as the point of contact for the collection of utilization and forecast data 1 and assists service providers in submitting their data.  To this end, NeuStar notifies all U.S. service providers of their obligation to report utilization and forecast data semi-annually (February 1 and August 1) by using the Office of Management and Budget’s Form 502, NANP Number Resource Utilization/Forecast (NRUF), for all central office codes assigned from the 500 NPA and 900 NPA and all central office codes and thousand-blocks assigned from in-service geographic NPAs.  This data request specifies that their February 1 submission reflect utilization data as of December 31 and forecast data for each year over the next five years.

[Exhibit I-14. Iterative by design, the NEUF process – created by NeuStar to meet FCC objectives – maximizes the accuracy and completeness of data, thereby enabling sound, higher quality forecasts. Graphic omitted: diagram of NeuStar’ NRUF Reporting Process.]

For the August 1 submission, utilization data as of June 30 and a forecast for the remainder of the present year and the next four years is required.  This data request also directs service providers where to submit their information and advises them of any new FCC requirements concerning the submission process.  In those instances where a state commission has directed that utilization and forecast data only be submitted annually, for example in Maine where rural service providers report only once a year, NeuStar includes this information in its data request along with any additional direction provided by that state.

NeuStar also requests NANP member nation number administrators submit NPA utilization and forecast data to NANPA so that it may be included in the development of the NANP exhaust projection 1.  Other NANP member nations do not use the NRUF reporting form to provide this data.  Accordingly, NeuStar works directly with its counterparts in NANP member countries to find the best way to obtain the data.  To maximize the data collection success rate from NANP member nations, NeuStar (1) helps them see how their invested time will benefit their industry and their public, and (2) coordinates to determine mutually agreeable report formats and content.  An underlying factor in the success of its data collection effort is that NeuStar continually strives to maintain open and trusting relationships with its counterparts in other NANP nations.  In that regard, NeuStar has worked closely with the Canadian Number Administrator to obtain timely utilization and forecast data since Canada is second only to the

US in the number of area codes in use in the NANP area.  Other NANP countries typically have a single area code that will meet their needs for the foreseeable future.

NANPA collects, processes, stores, analyzes and distributes, as appropriate, all utilization and forecast data submitted by service providers and NANP member countries.

As NANPA, NeuStar maintains a contact list of individuals for each reporting entity 1.  This list is updated with each NRUF submission, so that the list remains current and accurate.  For those submissions emailed to NANPA, NeuStar also records the email address of the individual submitting the data.  Further, NeuStar catalogs and archives contact information from previous submissions, permitting later investigation of any possible discrepancies or issues that may arise as to whether a service provider had previously submitted its data.  Additionally, NeuStar maintains an email distribution list for service providers who express an interest in being advised on NRUF-related matters.

To further simplify the service provider experience, NeuStar publishes via the NANPA website an NRUF job aid 2 to assist service providers in completing and submitting Form 502.  NeuStar developed this job aid in September 2000, during the implementation of the NRUF reporting process.  The job aid has proven to be an effective tool to communicate with service providers, and it enables NeuStar to proactively address the numerous issues and problems service providers could encounter.  This job aid provides detailed instructions for completing the individual worksheets contained in the Form 502, details where and how to submit the completed form to NANPA, lists how to correct any identified errors or anomalies, and provides contact information for NeuStar personnel assigned to help service providers with the NRUF reporting process.

NeuStar will accept and process service provider utilization and forecast data submitted via the following methods:  electronic file transfer (EFT), spreadsheet attachment to an email, and online entry of submissions 4.  NeuStar responds promptly to questions pertaining to any aspect of the NRUF reporting process, including questions regarding forms, instructions, analysis and data assumptions.  NeuStar has nearly three years of experience in working cooperatively and proactively with service providers and in assisting them in complying with their reporting requirements.  No matter how much information is contained in the job aid, individuals responsible for filing utilization and forecast data on behalf of a service provider sometimes need to speak to someone who has an in-depth knowledge of the forms and instructions, understands the entire reporting process including all the nuances and particular state requirements, and can clearly communicate the intricacies of the process.  NeuStar believes it is NANPA’s responsibility to help service providers fill out the required forms correctly—to the benefit of both NANPA and the service providers.  NeuStar allows only seasoned NRUF experts to advise and assist on the topic of NRUF report preparation.  To improve the quality of customer service, NeuStar’s NRUF experts receive formal training and annual refresher training in such areas as interpersonal communications.  Unless service providers get the help they need, the NRUF data will be inaccurate or incomplete, and could potentially lead to inaccurate NPA and NANP exhaust projections as well as sub-optimal decisions by the FCC concerning the implementation of number optimization measures and the development of federal policies.

I.3.3.2  Data Analysis (RFP L5, M.2.A.2, TRD 6.1.3, 6.1.4, 6.1.7, 6.1.10, 6.1.11, 6.3)

NeuStar has expanded and refined the NRUF data analysis process and prepares NPA and NANP exhaust forecasts that are accurate to a high degree of confidence and backed by a substantial amount of multi-source supporting data.

Using a variety of numbering data information sources, NeuStar produces accurate NPA and NANP exhaust projections. This process begins with the semi-annual collection and analysis of the utilization and forecast data submitted by service providers and NANP member nations.

During each submission cycle, NeuStar first examines each data submission to identify any data errors or anomalies, such as invalid rate center or NPA information 5. Proposal Section I.3.3.5 lists and discusses data errors and anomalies.  If no data errors or anomalies are discovered, NeuStar sends confirmation to the service provider indicating that the submission has been accepted 6.

If data errors are found, NeuStar notifies the service provider, indicating specifically what errors or anomalies were found 5.  The service provider must respond within five business days with either a corrected submission or an explanation of the anomaly.  When the service provider resubmits its data, NeuStar reexamines the submission to determine if the errors and anomalies have been appropriately addressed.  If so, NeuStar sends the service provider confirmation of acceptance 6.  If not, then, in accordance with the FCC’s Number Optimization Order (FCC 00-104, paragraph 54)

and INC’s NANP Number Resources NRUF Reporting Guidelines (INC 00-0619-026), NeuStar concludes that the service provider’s data submission is insufficient and reports its conclusion to the FCC and the pertinent state commission, along with an appropriate explanation.7 NeuStar assigns no further resources to that service provider until the appropriate state commission has resolved all questions regarding the anomaly.  Further, as an enforcement mechanism and numbering resource protective action, NeuStar withholds the assignment of additional numbering resources to any service provider that fails to provide utilization and forecast data for the NPA(s) or rate center(s) in which resources are requested.

After receiving the NRUF submissions, NeuStar begins the process of developing NPA exhaust projections.  This process involves using not only the forecast data provided by the service providers in the NRUF submissions 8, but also requires other data elements in order to develop more accurate NPA exhaust projections such as block data information from the PA.9, 10.

NeuStar recognized early on that, in a competitive telecommunications environment, service provider forecasts alone would not be sufficient to produce NPA exhaust projections accurate enough to meet exacting FCC and industry needs.  The importance of these forecasts is such that every effort must be made to minimize the risk associated with inaccurate projections. Accordingly, in 1999, NeuStar, on its own initiative, expanded its analysis to incorporate additional data sources.  TRD paragraphs 6.3.1.1 through 6.3.1.8, which specify additional data sources be considered in performing such analyses, reflect NANC’s acceptance of NeuStar’s use of these data sources.  Table I-13 lists each data element considered in forecasting NPA exhaust.

Table I-13.  Data Elements Used in Forecasting NPA Exhaust

Data	Data Source	Use

NRUF survey responses (new and previous NRUF submissions)	Service provider NRUF submissions

In combination with previous NRUF responses and previous NANPA NRUF reports to the FCC and the NANC (especially the most recent one), NeuStar uses the NRUF survey responses as the initial baseline for its analysis. NeuStar uses previous NRUF survey responses to help identify errors and anomalies when it receives the original (uncorrected) NRUF submission

Results of previous NANPA NRUF data analyses	NANPA NRUF archives

One of the early steps in NeuStar’s analysis is to compare the new NRUF reports with previous NRUF analyses (especially the most recent one) as submitted to the FCC and the NANC.  This step, in combination with the above, provides a baseline for a more detailed analysis using the additional data listed in TRD paragraphs 6.3.1.2 through 6.3.1.8.

Data	Data Source	Use

Historical CO Code Assignment Data by industry segment (i.e., ILEC, CLEC, CMRS and Paging	Monthly NANPA central office code assignment data from April 1998 to present.

Historical data provides a summary of what has occurred in the NPA.  NeuStar uses this data to learn what influence the number of assignments in a particular month(s) has had on historical assignment rates.  Identification of one-time events or actions is critical to ensuring that such events are not allowed to distort NPA exhaust projections (e.g., the one-time expansion of a local competitor in a large number of rate centers).

CO code rationing amounts (and length of time in rationing)	NANPA CO Code Administration

Rationing amounts are typically lower than the assignment rate that would be expected if no rationing were in place. Through its NANPA experience, however, NeuStar knows that this is not always the case and that NPA exhaust needs to be based upon actual demand.  Furthermore, when NPA relief is implemented, a forecast must consider possible pent-up demand due to rationing.  The length of time rationing has been in place, as well as the rationing amount compared to service provider forecasts, must be considered when developing an exhaust projection.  In addition, as a supplement, NeuStar sometimes consults with the state or the service providers on pent-up demand.

CO Code Assignments as of the Data Collection Date	NANPA CO Code Administration

With the number of service providers suspending service or declaring bankruptcy, understanding the quantity of resources held by these service providers gives insight into potential resources that may become available for assignment in the future.

Total number of codes available for assignment in each NPA	NANPA CO Code Administration

The number of available codes at the time of projection as well as the number of codes that may be returned by service providers must be factored into any NPA exhaust analysis.  This would also include codes currently unavailable for assignment in order to permit 7-digit dialing between adjacent area codes.  These codes are typically eliminated prior to implementing any form of NPA relief.

Number of Rate Centers in each NPA	NANPA CO Code Administration

Rate center consolidation can impact NPA exhaust.  Even more important to the accuracy of exhaust projections are the number of rate centers and the potential impact of carrier expansion into those rate centers.  NeuStar examines the number of carriers operating in each NPA as well as the number of rate centers in which the carriers have obtained resources.  By doing so, NeuStar gains insight into the level of local competition in the NPA.  A limited number of carriers indicates that the NPA has not seen the full impact of local competition and is therefore susceptible to increased CO code demand due to an expanding carrier community.

Expanded Local Calling Areas	NANPA CO Code Administration

Expanded local calling areas require that only certain codes can be assigned in a particular area to avoid code conflicts and dialing problems.  The result is that some available codes cannot be assigned in this area, resulting in earlier exhaust of the NPA.

Pooling data	Pooling Administrator	The implementation or planned implementation of number pooling will impact NPA exhaust. Also impacting exhaust is voluntary pooling by service providers in areas where pooling is not mandated.

Actual CO code demand as compared to predicted demand from last NPA exhaust projection	NANPA CO code administrator

NeuStar includes a comparison of actual CO code demand to projected demand and a thorough examination of any difference. This comparison also allows identification of any anomalies or developing trends in CO code assignments.  Further, this process allows analysis and improvement of the forecasting methodology.

Changes in the number of “unavailable” NXX codes	NANPA CO code administrator

Often NeuStar, states, and/or service providers take steps to reduce or eliminate the number of codes that are designated, primarily by previous administrators, as not available for assignment. As NANPA, NeuStar has taken initiatives to address all unavailable codes to determine if they can be returned to available status.  Often, these actions have freed significant numbers of codes for assignment.  The impact of an increase in the quantity of available resources is factored into the exhaust analysis

Data	Data Source	Use

Overall utilization rate per NPA	NANPA CO code administrator

As NANPA, NeuStar determines the overall utilization rate in the NPA.  Lower utilization rates indicate that service providers have large inventories of numbers available for assignment and are, therefore, less likely to need significant numbers of new CO codes.  Higher utilization rates point to increased future demand for codes as service providers have smaller inventories of numbers to draw upon.

During its tenure as the current NANPA, NeuStar identified the importance and influence of these data elements on NPA exhaust and incorporated them into its NPA exhaust projection methodology. NeuStar’s methodology, including associated assumptions, has been reviewed extensively with and accepted by the FCC and the NANC. As NANPA, NeuStar will continue to refine and test its methodology as the telecommunications industry continues to undergo dynamic changes (e.g., the maturation of the CLEC market and rollout of number pooling), as new numbering optimization measures are introduced (e.g., unassigned number porting) and as other data sources are identified that potentially impact number assignment and usage. While doing so, NeuStar will continue to seek the advice and counsel of both the FCC and the NANC as appropriate.

In projecting NPA exhaust, NeuStar pays careful attention to the distinctive characteristics of each NPA.  It would be easy to make the mistake of grouping NPAs into general categories (e.g., pooling vs. non-pooling, rural vs. non-rural) and then applying general assumptions concerning code growth to each category and formulate an exhaust projection.  This method however would fail to recognize the uniqueness of each NPA and would risk inaccurate forecasts, perhaps with significant adverse consequences.  Each NPA is unique in terms of the data elements identified above and therefore must be examined individually in order to fully understand the specific ramifications of these elements on the life of the NPA and to accurately estimate NPA exhaust.

Once initial NPA exhaust projections are developed, NeuStar’s CO code administration and relief planning staff members conduct an exhaustive review of the results for each NPA 11.  This process permits those staff members, who possess knowledge of local events and conditions, to contribute their insights and expertise to these exhaust projections.  Also, NeuStar included in this process a comparison of the current NPA exhaust projection, including those NPAs that actually reach exhaust; with the past five exhaust forecasts to help confirm the accuracy of the projection methodology.  This process includes the identification of the factors that contributed to the change in the NPA exhaust time frame, and the impact of these factors in terms of the number of quarters by which the projection changed.  Further, NeuStar will determine what modifications, if any, need to be made to its NPA exhaust methodology and what the potential outcome may be if such changes are not implemented.  If modifications are necessary, a full description of the proposed changes to the NPA exhaust methodology will be presented to the FCC and the NANC for review and approval prior to modifying the analysis process.

The development of NPA exhaust projections is both an objective and subjective exercise.  One should be wary of any claim that some mathematical algorithm or computer software program, of, and by itself, can accurately estimate an NPA exhaust date.  Such a claim would reflect a lack of understanding of the complexities and nuances of NRUF data analysis.  Accurate projections require a thorough review of a variety of data from multiple data sources.  Only NeuStar possesses these skill sets.

Upon completion of the NPA exhaust analysis, NeuStar initiates NANP exhaust analysis 12.  NeuStar’s NANP exhaust model is based on a set of assumptions that have been thoroughly reviewed by senior FCC personnel and vetted with the telecommunications industry. To avoid any potential confusion or disagreement with the study results, NeuStar will continue to approach this effort as it has in the past.  Prior to the analysis, NeuStar submits to the FCC, the NANC, and other NANP member nations’ regulatory authorities for review and approval, a set of assumptions to be incorporated into the NANP exhaust study.  Further, NeuStar will conduct appropriate sensitivity analyses of these assumptions, identifying those assumptions with the most impact on the results and varying them to determine their effect on the NANP exhaust.  The NANP exhaust analysis results, including the sensitivity analysis conducted and the results will be reviewed with the appropriate regulatory bodies in the NANP member countries and revised, if necessary, prior to publication 13.  This partnership between NeuStar, as NANPA, the FCC, and the regulatory authorities of the NANP member nations, permits NeuStar to receive valuable insight and advice.  In addition, such cooperative consultations ensure a full and complete understanding of the NANP analysis and permit the FCC and other regulatory authorities to provide additional direction, if required, before the study results are made public.

I.3.3.3 Data Reporting (RFP L5, M.2.A.2, TRD 6.1.5, 6.1.6, 6.1.8, 6.1.9, 6.3.3)

NeuStar will produce accurate, analytical data reports that will inform the necessary parties of any developing trends or changes that may require industry or regulatory action.

After a review of the NPA and NANP exhaust analysis with the FCC and other appropriate NANP member country regulatory authorities, NeuStar reports the results of this analysis 14.  The report will be posted to the NANPA website no later than the last business day of April (for the February 1 submission cycle) and October (for the August 1 submission cycle), unless otherwise directed by the FCC.  Included with these projections is a complete description of the methodology employed.

NeuStar’s NPA Exhaust Report (Table I-14 provides a sample excerpt from this report) consists of the state, NPA, the projected exhaust date and the previous forecast.  The report highlights any significant anomalies that impacted the exhaust time frame and provides a brief explanation of the change.  For example, the implementation of pooling, the return of a large number of codes, or the introduction of CO code rationing are certain anomalies that NeuStar currently identifies in its reporting of NPA exhaust projections.

Table I-14.  NPA Exhaust Report – Sorted by State

State	NPA	April 2002 Forecast		Previous Forecast		Quarter +/-	Notes

Alabama	205	2007	3Q	2004	3Q	(+12)	NPA relief rescinded; decrease in code demand; forecast reflects impact of pooling planned for 8/02

Alabama	251	2023	4Q	2011	1Q	(+51)	Decrease in code demand; forecast reflects impact of pooling planned for 7/02

The NANP exhaust analysis results include the description of the assumptions used in the study, the results based upon those assumptions, and the results of sensitivity analyses conducted.  This analysis also highlights any anomalies and trends influencing NANP exhaust.  If selected as NANPA, NeuStar commits that this report, as well as the NPA Exhaust Analysis Report, will continue to be consistent in content and format with each other, and that NeuStar will continue to produce these reports and present them to the FCC and to the NANC as has been done in the past.

In addition to conducting the NPA and NANP exhaust analysis, NeuStar, in accordance with FCC Numbering Resource Optimization Order (FCC 00-104) and INC guidelines, provides state-specific, disaggregated service provider utilization and forecast data to those state commissions with appropriate confidentiality protections in place.  This data is available 30 days after the February 1 and August 1 NRUF submission deadlines.  NeuStar provides the data in response to state commission requests or in accordance with a requested delivery schedule specified by the state.  Some states have requested a copy of the data on a monthly basis while other states prefer to receive a revised copy of the information whenever there have been additional submissions accepted by NeuStar between reporting cycles.

NeuStar currently provides this data, contained in individual state-specific Microsoft Access databases, in order to facilitate state commission examination of the information.  In developing automated support for the NRUF process, NeuStar recognized that an enormous amount of data is collected over a six-month time period.  NeuStar, therefore, devised an economical solution whereby individual states, with the use of readily available, commercial off-the-shelf software, could access and make immediate use of the data.  Included in the database of information distributed to the states are a variety of tables, queries, and pre-programmed reports that NeuStar developed in cooperation with the states to assist them in their analysis of the data.  NeuStar will continue to provide this data in this format since the states are familiar with this format and know how to use Microsoft ACCESS database tools.

Additionally, this cost-efficient method permits states to easily create their own database queries and reports that address their individual needs and allows NeuStar to develop additional generic capabilities that may be used by all state commissions.

To further enhance state commission access to this important data, NeuStar will also make this same information available to the states via password protected access on the secure NANPA website.  Information will be updated on a weekly basis so that states can obtain access to up-to-date information as they desire.

I.3.3.4 Data Aggregation (RFP L.5, M.2.A.2, TRD 6.1.8)

Service providers update, revise, or amend their NRUF data frequently.  NeuStar monitors the data continuously in order to estimate the potential impact on NPA and NANP exhaust on an ongoing basis.

NeuStar collects, stores, examines, and analyzes utilization and forecast data submitted by service providers between reporting cycles 15.  NeuStar has found that service providers often update or modify their forecast data provided in their original NRUF submissions.  For example, a service provider will update its submission when, because of changes to its deployment plans, it now requires resources in an NPA or rate center that it did not include in its previous NRUF submissions.

To determine whether NRUF submissions provided between reporting cycles may impact NPA exhaust, NeuStar will, on a monthly basis, compare the aggregated service provider utilization and forecast for an NPA as updated between cycle submissions with the base aggregated service provider forecast from NRUF data used as input to the development of the NPA exhaust.  For example, if the data used for performing the NPA exhaust data contained all forecast data submitted as of February 15, then NeuStar will take a snapshot of the aggregated service provider forecast data as of March 15, April 15, and June 15 and compare it to the February 15 data.  A change of plus or minus 20% or more will trigger a full analysis of the NPA 16, to include all data elements as described in Proposal Section 3.3.3 and used in the development of the original exhaust projection.  A 20% change in forecasted demand is a strong indicator that further analysis is needed to determine if a revised NPA exhaust projection is required.  If NeuStar determines that a new NPA forecast is necessary 8, it will forward the results of its analysis to the involved state and post the results on the NANPA website.

In addition to monitoring NRUF submissions provided between reporting cycles, NeuStar will also monitor assignment rates in every NPA code on a month-by-month basis and continuously compare actual versus projected monthly assignments.  NeuStar currently performs this monitoring and has found it essential to proper forecasting of exhaust and timely initiation of NPA relief activities.  Although NeuStar has found that changes in service provider forecasts submitted between cycles have not impacted NPA or NANP exhaust to any significant degree, other items may result in significant changes to exhaust time frames.  Examples of items that may result in these types of changes are the return or reclamation of a large number of codes, the implementation of CO code rationing or changes in rationing amounts, or changes in demand.  Failure to monitor each NPA on a monthly basis may result in premature NPA exhaust due to the inability to react quickly and effectively to changing conditions or the unnecessary initiation of relief activities.  If an NPA exhaust projection requires revision, NeuStar publishes a report commonly known as the “Delta NRUF” report.  The “Delta NRUF” report is published on the NANPA website after proper notification of the involved state commission.  Notification is also sent to the FCC and the NANC.  Further, NeuStar conducts an assessment of the circumstances that led to the change in the exhaust date and determines what, if any, potential modifications are necessary to its models for projecting NPA exhaust.  NeuStar shares its analysis with the FCC and the NANC, including any proposed revisions to account for these types of circumstances.

I.3.3.5 Data Anomalies and Trends (RFP L.5, M.2.A.2, TRD 6.1.11, 6.2, 6.3.3)

To ensure data integrity, NeuStar employs rigorous error detection mechanisms that search each submission for errors or anomalies.

During the processing of each service provider’s NRUF submission 4, NeuStar examines the submission for any data errors or anomalies 5.  If any errors, inconsistencies, or anomalies in the service provider’s submission are discovered, NeuStar informs the service provider of its findings, including a specific description of the item(s) in question, and gives the service provider five business days to address the issue and resubmit the data.

NeuStar has developed a list of errors and anomalies, shown in Table I-15, that it detects during the submission process—critical errors, minor errors, and missing data. Also included in the table is a description of NeuStar’s methodology for determining data errors and anomalies and the action taken to allow the service provider an opportunity to address the problem.

NeuStar also compares reported assignment and utilization data with the CO Code assignment records and LERG data to identify those codes where no utilization data was provided or such data was provided by a service provider that is not the one shown in the NANPA assignment records or the LERG.  NANPA, the FCC, and the state regulatory authorities use this data to identify and follow-up with service providers that have failed to meet the FCC requirement for reporting number utilization and forecast data.

Table 1-15.  Error and Anomalies Detected During Submission Process

Error/Anomaly	Methodology	NeuStar Action

Critical Errors

Service provider fails to populate any of the following fields on the Company Information Page:	System checks “Company Information” form and finds the field empty or still contains original prompt text	NeuStar rejects the submission and asks the service provider to resubmit NRUF with completed information within 5 business days.
• Service Provider Name or Type
• Company Address Information
• Contact Name or Telephone Number
• Service provider Operating Company Number (OCN)
• Federal Registration Number (FRN)

Service provider fails to provide valid service provider OCN	System checks “Company Information” form and finds contents of the “Service Provider OCN” does not match an OCN listed in LERG 1 table.	NeuStar rejects the submission and asks the service provider to resubmit NRUF with completed information within 5 business days.

Service provider fails to provide recognizable NPA information in any of the utilization and/or forecast forms	System checks the utilization and forecast form and does not find a single valid NPA appearing in the NPA field.	NeuStar rejects the submission and asks the service provider to resubmit NRUF with completed information within 5 business days.

Service provider alters or deletes workbooks within excel spreadsheet (including deleting forms, removing cells or modifying calculations).

System expects certain forms and data fields to be based upon the Excel workbooks contained in the Form 502 or to follow the published FTP file format.  System checks the submission and does not recognize its format.

NeuStar rejects the submission and asks the service provider to resubmit NRUF with completed information within 5 business days.

Minor Errors

Service provider reports forecast for more than one initial NXX or initial NXX-X on the Form 502 Forecast Forms F1a and F2a (Forecast Reporting Forms for Initial Thousand Blocks and Initial Codes).	System checks the F1a and F2a forms and identifies that the service provider has forecasted more than one initial code or initial thousands block in a single NPA or rate center.	NRUF submission is accepted, and NeuStar asks the service provider to resubmit its NRUF submission with completed information within 5 business days.

Service provider reports utilization that adds up to more than 1,000 for an NXX-X or more than 10,000 for an NXX.	System sums the values in the assigned, reserved, aging, administrative and available numbers. The total must equal 1,000 for an NXX-X or 10,000 for an NXX.	NRUF submission is accepted, and NeuStar asks the service provider to resubmit its NRUF submission with completed information within 5 business days.

Service provider reports utilization of more telephone numbers (TNs) than received on the Form 502 Utilization Form U3 or U4 (Utilization Reporting for Intermediate Carriers).

System sums the values in the assigned, reserved, aging, administrative and available numbers on each completed row of the U3 and U4 worksheets and compares to the quantity of numbers reported as received.

NRUF submission is accepted, and NeuStar asks the service provider to resubmit its NRUF submission with completed information within 5 business days.

Service provider fails to enter carrier/entity information in the Notes/Assignee field on the Form 502 Utilization Form U1 or U2 (Utilization Reporting for Primary Carriers) when the carrier reports intermediate numbers or the U3 or U4 forms when the carrier is an intermediate carrier.

System checks and sees the intermediate number field on the U1 and U2 forms is populated with a number greater than zero, yet there is no indication provided in the Notes/Assignee field as to which service provider was assigned these numbers.

NRUF submission is accepted, and NeuStar asks the service provider to resubmit its NRUF submission with completed information within 5 business days.

Error/Anomaly	Methodology	NeuStar Action

Service provider forecasts significantly large quantity of additional NXXs or NXX-Xs in a single forecast year.	System checks to see if the service provider forecasted more than 33 thousand blocks or codes in a single rate center or more than 100 codes in a single NPA in any of the five forecast years.

NRUF submission is accepted, and NeuStar contacts the service provider to determine if the forecast is indeed correct.  NeuStar will consider this an error until the service provider confirms the forecast.

Service provider provides invalid rate center or state name abbreviation on utilization and/or forecast forms	System checks all rate center names and abbreviations provided on all utilization and forecast forms and finds the information does not match the rate center name as listed in LERG 6 or LERG 8.	NRUF submission is accepted, and NeuStar asks the service provider to resubmit its NRUF submission with completed information within 5 business days.

Service provider reports utilization on donated blocks with greater than 10% contamination

System checks field “Donated to Pool” found on the U1 and U2 forms and finds it is marked, yet the sum of the numbers in the assigned, reserved, aging, and administrative categories is greater than 100.

NRUF submission is accepted, and NeuStar asks the service provider to resubmit its NRUF submission with completed information within 5 business days.

Missing Data

Service provider fails to include utilization data for those resources that are assigned to that service provider.

System compares NANPA code assignment as well as LERG data for a specific service provider with that service provider’s NRUF submission and identifies codes where the service provider failed to provide utilization information.

NRUF submission is accepted, and NeuStar asks the service provider to either supply missing utilization data or provide adequate explanation on why data was not reported.  Service provider must respond to NeuStar within 5 business days or NeuStar will withhold future resources and refer matter to appropriate regulatory authority.

Multiple service providers report utilization on the same NPA-NXX or NPA-NXX-X.	System identifies any instance where two or more service providers report utilization data on the same NPA-NXX or NPA-NXX-X

NRUF submission is accepted, and NeuStar investigates with involved service providers to determine if an error has been made.  Note:  it is not uncommon for more than one service provider to report an NXX or NXX-X if there is an intermediate carrier involved.

The identification and correction of data errors, inconsistencies and anomalies are essential to the forecasting of NPA and NANP exhaust projections.  Simply put, “garbage in, garbage out.”  Additionally, state commissions use this data to make important decisions concerning NPA relief and the implementation of other number optimization measures (e.g., increased thousand block contamination levels).

NeuStar has made significant advances in improving the quality of service provider submissions.  In addition to the NRUF job aid, NeuStar has added additional data error checking capabilities to the Excel version of Form 502 that permits the service provider to identify and correct errors prior to submission.  Furthermore, NeuStar staff spends numerous hours with service providers, walking them through the nuances of NRUF reporting and educating them on the process and forms.  NeuStar has also conducted training sessions for service providers and state regulators.  NeuStar’s efforts have been rewarded with submissions of improved quality.  With the first submission cycle in September 2000, over 80% of all original submissions contained errors or anomalies.  In August 2002, approximately 30% of the original submissions contained errors.  Further, state commissions have become much more knowledgeable on how to use the tools NeuStar has provided to assist them in data analysis, providing states the tools and results needed to evaluate other number optimization alternatives.

As part of these efforts, NeuStar will also identify any other anomalies and/or developing trends concerning NPAs and other NANP resources, for example, carrier identification codes and 555 line numbers.  In identifying these anomalies and trends, NeuStar will provide an assessment of what is driving these changes and, as required, recommend appropriate action.  NeuStar will report its findings to the FCC on an annual basis, or more often if necessary, based upon the results of its analysis.

I.3.4  NANP Administration (RFP M.2.A.2, TRD 3,)

NeuStar’s seasoned personnel will continue to administer CICs and numerous other important NANP resources leveraging an in-depth knowledge of history, details, and nuances associated with each resource—essential to unbiased, expert NANP administration.

TRD Section 3 lists categories of NANP numbering resources and describes NANPA’s responsibilities as they relate to the administration of each category.  Successful execution of these responsibilities requires knowledge of the rules and regulations, understanding the needs and motivations of each and every stakeholder, knowledge of availability and depletion rate of each category of numbering resource, historical instances applicable to new requests, and strong instincts regarding subtle points that collectively go into making an appropriate and clearly unbiased decision. A few examples of the subtleties follow:

•                  Many precedents in number administration are not documented, but the administrator must have knowledge of such precedents; e.g., the practice of making “temporary assignments” in cases of advertising misprints.

•                  NeuStar, as NANPA, has served in the past and will continue to serve as the “institutional memory” for numbering, using that knowledge to advise regulatory authorities, assist the industry, and inform the general public.  NeuStar has taken care to preserve this heritage and will continue to do so as the next term NANPA.

•                  The 19 countries that participate in the NANP must share its resources equitably, otherwise, diplomatic issues can arise.  For example, the U.S. territory of American Samoa applied to join the NANP and receive an area code.  In reaction, the Canadian Radio-television and Telecommunications Commission expressed deep concerns about the life of the NANP and the continuing availability of numbering resources because of the large number of area codes assigned to the United States in recent years.  As NANPA, NeuStar made the FCC aware of the Canadian viewpoint, and offered assistance to the FCC in finding a solution that satisfies all parties.  The resulting FCC decision, which assigned only ten central office codes in the 684 NPA to American Samoa, was an effective and delicate way to resolve the issue.

•                  NANPA administers eleven 800-NXX codes set aside for use in Bermuda and Caribbean countries (not specifically addressed in the TRD) that elected not to participate in the toll free database. Should these countries require additional blocks, it will be NANPA’s responsibility to obtain and administer them.

A quick reading of TRD Section 3 might lead a company to propose automating the administration of some resources such as carrier identification codes or 500-NXX codes, even eliminating human involvement in assignments.  Trying to administer these and other NANP resources without involving expert experience and judgment would be a major error.  NeuStar has learned that experience and judgment are necessary ingredients for successful NANP administration. Table I-16 summarizes key points about each of the NANP resources.  Approximate, annual application volumes in the chart below are based on historical, not forecasted, data.

Table I-16.  Key Points - Administering NANP Resources

Resource (TRD Section)	Assigned by NANPA?	Approximate annual app volume	Remarks

Numbering Plan Area Codes (TRD 3.1)	Yes	30

Administering area codes requires knowledge, tact, and courage.

NANPA’s job is to say “no” when an application fails to meet the guidelines. Each year NeuStar receives a few area code assignment requests associated with non-conforming relief plan outcomes, forcing NeuStar to say “no” to state commissions. In such cases, NeuStar works actively with the states to find a conforming compromise, or assists them in appealing the denial to the FCC.

NeuStar works tactfully with state commissions to determine which new area code to assign. To avoid dialing conflicts when a new area code is introduced, a relief area code is reserved years in advance. Some states, however, prefer to choose the relief code themselves; e.g., 321 in the Cape Canaveral area of Florida.

Assignment guidelines are not always clear and unambiguous, and NANPA, as steward of the numbering resource, must step in and make assignment decisions without specific guidance. For example, when Guyana applied to join the NANP, NANPA made the final decision to deny the application. Such decisions can have major political ramifications and must be made with the utmost care.

Central Office Codes (TRD 3.2)	Yes	15,000-50,000	Section 1.3.3 of the proposal discusses central office code assignment processing in depth.

International Inbound NPA – 456-NXX Codes (TRD 3.3)	Yes	0

NANPA must maintain subject matter knowledge of little used numbering resources. There have been no applications for 456-NXX assignments during our term as NANPA. There is no shortage of unassigned 456-NXX codes. Exhaust is not an issue.

Personal Communications Service (PCS)/N00 (NPA 500) NXX Codes (TRD 3.4)	Yes	60-70

NANPA has no enforcement authority when it comes to the use of these numbers, but has an implicit obligation to the FCC to point out possible misuse of numbers. Lack of specificity in the guidelines has allowed one entity to acquire large numbers of 500-NXX codes without using the numbers in their inventory. NANPA has reported such potential (but legal) resource-depleting activities to the FCC for appropriate action. NeuStar stands ready to provide whatever assistance the FCC deems necessary.

Easily Recognizable Code (ERC) 900 NXX Codes (TRD 3.5)	Yes	1-2

Disposition of numbering resources assigned to bankrupt entities is legally complex. Several key 900-service providers have exited the business or gone bankrupt, stranding customers. The 900 codes assigned to these service providers are subject to the guidelines, but the bankruptcy court typically treats the numbers as assets of the bankrupt corporation. In such cases, NANPA and its attorneys work closely with the parties to find a solution that permits continued service to the end users of these numbers. As NANPA, NeuStar recognizes that court rulings typically take precedence over rules and guidelines, and makes recommendations to the FCC accordingly. Note that similar bankruptcy issues occur in CIC administration.

N11 Service Codes (TRD 3.6)	No	NA

NANPA is the recognized source for information on all numbering resources, even those we do not assign. The FCC assigns N11 codes in the US, but state commissions have allowed local assignments for some codes, particularly in the Southeast. NANPA answers questions about the implementation of N11 codes, particularly 211, which the FCC has assigned for community services.

Resource (TRD Section)	Assigned by NANPA?	Approximate annual app volume	Remarks

Hearing Impairment Codes – 800 855 XXXX Line Numbers (TRD 3.7)	Yes	0-1

Historical precedent allows for temporary assignment of restricted toll free numbers in case of advertising misprints. If a company is assigned a toll free number, and it erroneously prints an unused 800-855 number in its literature, there is historical undocumented precedent for NANPA to assign the number “for a reasonable period of time” until the printing error can be fixed.

Information Services Codes – 555 XXXX Line Numbers (TRD 3.8)	Yes	250-300

Due diligence is the key to finding fraudulent applications. Today most requests for 555 line number assignments come from individuals convinced that these numbers could be licensed for use by others for a profit some time in the future. These applicants are represented by an agent who “manages” the numbers on their behalf. Such an arrangement is not explicitly prohibited under the guidelines, although it is not yet clear whether licensing of assigned numbers is legitimate. NANPA’s due diligence in processing 555 applications has uncovered a significant number of attempts by various individuals to obtain more assignments than the guidelines allow through false pretenses; for example, forged signatures. Whenever NeuStar encounters such attempts, it denies the applications.

Carrier Identification Codes (CICs) (TRD 3.9)	Yes	200-250

When assignment of numbering resources is constrained, these resources take on monetary value. Applicants try to circumvent the rules, making due diligence critical for effective administration. CICs are required for many routing and billing applications as well as for “dial around.” Each entity (one or more companies under common ownership or control) is allowed only two Feature Group D CICs under FCC directive. To circumvent this rule, applicants often lie about inter-company relationships. To catch this, NeuStar carefully checks company names, executive names, addresses and phone numbers against its database, which contains ten years of assignment information. Another commonly used method of acquiring CICs is to buy all or part of the assets of another company that has a CIC assignment. Reliable sources have informed NeuStar that companies have paid up to $75,000 to get a CIC from another company using this mechanism.

Vertical Service Codes (VSC) (TRD 3.10)	Yes	1

Everyone would like to have a phone number that is shorter and easier to remember than their competitor’s phone number. Legitimate applications for vertical service codes are infrequent, but NANPA receives frequent queries from interested parties. In virtually all cases, the callers are seeking abbreviated numbers; i.e., shorter numbers than their competitors have. NANPA works with these callers to find alternative ways to meet their needs.

Automatic Number Identification (ANI) II Digits (TRD 3.11)	Yes	0	NANPA assigns these codes in response to a directive from INC. No new assignments have been requested in the last five years.

Non-Dialable Toll Points (NPAs 886 and 889) (TRD 3.12)	No	NA

Non-dialable toll points (NDTPs) are in the final stage of phase out. Five years ago, INC reached consensus to eliminate these highly inefficient arrangements, and all of the remaining NDTPs have been removed from the rating/routing databases. NANPA has put the industry on notice that the 886 and 889 NPAs will be returned to the inventory as of July 1, 2003.

NeuStar’s management factor highlights

•      Unassailable neutrality

•      Comprehensive, corporate-wide neutrality program in place

•      Passed all quarterly neutrality audits-11 to date

•      Central to NeuStar’s service offering

•      Unwavering corporate commitment to NANPA

•      NANPA service receives Board level attention

•      Considers NANPA as company flagship

•      NANPA team supplemented by corporate support groups

•      External affairs focus on stakeholder relations

•      Software quality management involvement

•      Technical operations support

•      Leveraging a wealth of knowledge gained from directly applicable past performance:

•      Responsible steward of national resources-NANPA and .us domain registry administration

•      Successful development and deployment of complex technology-NPAC, Internet Registry

•      Successful transition and cutover-National Pooling, .us domain registry

•      Record of on time delivery-National PA and NPAC

•      Staffing the organization with NANPA SMEs

•      Key personnel possess over 136 years of experience

•      Unmatched experience in fulfilling all NANPA requirements-both implicit and explicit, system and service

•      In place day one-focused on a flawless transition

•      Streamlined team with strategic redundancies

•      Refining established and effective communications approach

•      New and improved NANPA website-optimize user experience

•      “Implementation-focused” communications campaign:

•      Quarterly newsletters-NANPA Numbering News, The State Scenes

•      Industry and State conference calls

•      Email notifications

•      Regular updates to the FCC and NANC

•      Short, clear lines of escalation-ensures problems are resolved expeditiously

II.            MANAGEMENT FACTORS (RFP L.5, M.2.B)

NeuStar has the requisite and proven: capabilities and experience; in-place and uniquely experienced staff; unassailable neutrality and corporate commitment; and an established and appropriate stakeholder communications approach to ensure confidence that the NANP will continue to be administered in a responsible and effective manner.

The success of the NANPA’s next term is dependent on experience. Indeed, experience is the key enabler to providing “best value.”  The successful vendor must possess directly relevant NANP administration experience in order to develop, deploy, and utilize a complex NANP resource administration system.  Further, given the complex project transition whereby the chosen vendor must develop a new system, flawlessly migrate millions of data items between the current NANPA systems to the new NANP administration system (NAS), and smoothly transition operations, the chosen vendor must readily possess a detailed knowledge of the algorithms, database schemas, and underlying business logic of the current NANPA systems.  It must also have the experience to properly establish and manage a comprehensive neutrality compliance program. And, finally, it must understand how to communicate with all stakeholders effectively and efficiently.

Because it is the current NANPA, NeuStar possesses all of the management and technical experience to seamlessly migrate to the next term.  NeuStar has proven repeatedly that it is uniquely qualified to carry out the Commission’s mandates for numbering administration.  As demonstrated in Proposal Section II.1, NeuStar has a record of excellent past performance that is directly applicable to the NANPA.  NeuStar’s existing NANPA managers, including those we have identified in Proposal Section II.2 as key personnel, possess numbering resource administration expertise that simply cannot be matched.  As detailed in Proposal Section II.3, NeuStar’s corporate commitment to its role as the NANPA is rock-solid and its commitment to neutrality is unwavering.  Finally, as highlighted in Proposal Section II.4, NeuStar has an established and proven approach to effectively serve, communicate, and interface with regulatory authorities, telecommunications service providers, and other stakeholders.

II.1          Past Performance (RFP L.5, M.2.B.1)

NeuStar will leverage a legacy of performance and experience in successfully delivering neutral, industry-wide services to ensure that the implementation of the new NANPA system and the continuing provision of NANPA functions are provided with no disruption to users and maximum value to the FCC and the industry.

The importance of a qualified vendor to successfully administer the NANP cannot be overstated. The administration of the NANP is more than just assigning numbering resources; it is, quite literally, preserving a mission-critical public resource in a highly competitive and volatile environment. As such, to ensure success, the administration of the NANP must be performed with the highest levels of trust, neutrality, quality, reliability, and security—attributes only NeuStar’s direct experience can guarantee. Experience only NeuStar possesses. Indeed, when evaluating the merits of the solution, one must also evaluate the experience that was leveraged to design, implement, operate, and price that solution. Experience is what separates the practical from the theoretical, rewards from risks, and successes from failures.

As the entity trusted time and again by the Government and the industries it serves, NeuStar has the requisite experience in managing the NANP resources.

NeuStar, Inc. is a privately held, neutral third-party company formed in 1999 to serve as the NANPA under contract with the FCC. Since its founding, and operating through its various lines of business, the company has leveraged its reputation as a trusted neutral third-party provider of critical registry, clearinghouse, and infrastructure services to develop lines of business serving both the telecommunications and internet industries. For example, in addition to serving as the NANPA for the past five years, NeuStar designed, built, and manages the Number Portability Administration Center (NPAC), one of the largest databases in the world; has successfully implemented, on a national scale, thousands-block number pooling on behalf of the FCC; and was selected to transition, enhance, and administer the .us internet domain name registry by the United States Department of Commerce.  Integrity, stability, and neutrality are the underpinnings of NeuStar’s services. NeuStar’s numbering services enable the routing of virtually every call dialed within the United States, and 18 other countries in North America.

Likewise, NeuStar’s .biz and .us registries provide stable, high-availability DNS services to the global internet community.

In Table II-1, NeuStar addresses each of the seven critical standards the FCC set out in its RFP and highlights NeuStar’s experience.  NeuStar’s achievements in serving as the current NANPA are highlighted throughout the response.  In addition, NeuStar has provided, at the end of this proposal section, the required past performance survey and questionnaire for its work as the Local Number Portability Administrator. The past performance questionnaires for NeuStar’s work as the current NANPA and National Pooling Administrator are currently under review by FCC personnel.  As such, FCC personnel have informed NeuStar that it will not be considered late or non-compliant with regard to this requirement.

Table II-1.  Meeting the Criteria

Evaluation Criteria	NeuStar Experience

1. To develop and field a comparable automated system

For the next term, NANPA requires a system with rich feature functionality, and high reliability and availability comparable to NeuStar’s Pooling Administration System (PAS). In fact, the technical requirements of the NAS and NeuStar’s PAS are virtually identical. Moreover, the system that NeuStar used for local number portability, the NPAC SMS, requires continuous availability, a requirement more stringent than that of the NAS.

•           NeuStar developed the PAS on time and below cost, and it has been well received by service providers.

•           NeuStar is the only selected vendor who could design, develop, and implement, on time, the NPAC SMS, to allow the porting of local numbers between carriers in North America. The system serves more than 250 service providers daily and ports more than 1,000,000 numbers each month.

•           In 1998, NeuStar was presented with the Supercomm Award for excellence in Operational Support Systems for its NPAC SMS system.

2. To transition successfully from old automated system to new automated system with overnight cutover

•           NeuStar’s successful transition of the state pooling trial systems to the PAS is a good example. NeuStar performed the cutover in a “flash-cut fashion” during one night without error, allowing the PAS to migrate data and operations from over 20 separate pooling trials.

•           NeuStar has also successfully migrated the entire .us internet domain registry. This complex migration was implemented using a combination of parallel operations and a real-time flash-cut.

3. To staff, manage, and operate a NANP administration or comparable service operation

•           NeuStar’s experienced, proven NANPA staff is in place today.

•           NeuStar adjusted staffing levels throughout its tenure to meet unprecedented volumes and continually assessed and resized as appropriate to workload.

Evaluation Criteria	NeuStar Experience

4. To meet schedule requirements and manage contract costs

•           In its initial implementation of the new neutral NANPA, NeuStar successfully transitioned functions previously performed by Bellcore and CO code administration and NPA relief-planning functions from 16 incumbents on time.

•           NeuStar delivered the NPAC SMS local number portability system on time so carriers could meet the FCC’s mandate for LNP in 1997.

•           NeuStar successfully implemented the registry for the .biz internet domain and transitioned the registry of the .us internet domain, meeting aggressive roll-out schedules.

•           Finally, for the National PA implementation, NeuStar successfully developed the new PAS and transitioned the data and operations from over 20 state trials all on time and within budget under a cost plus award fee/fixed fee arrangement with the FCC.

5. To communicate with a wide spectrum of organizations, customers, and stakeholders

•         Established, effective NANPA communications approach in place with all NANPA constituents including providing valuable, accurate, and timely information through:

•      Websites

•      The State Scene and NANPA Numbering News newsletters oEmail notifications and conference calls

•      Conference calls

•      Regular updates to the FCC, NANC, NOWG, and state commissions

•      NANPA annual report and other reports.

•      Similar requirements and demonstrable record of performance for LNP, National Pooling, and internet Registry clients, for example:

•      Websites, newsletters, annual reports, conference calls, email notifications, etc.

•      Quarterly cross-regional meetings with LNPA stakeholders

•      Weekly conference calls and monthly face-to-face meetings with LNP contracting parties

•      Official presentations at industry fora.

•      Active participation in various industry forums including LNPA WG, NOWG, NANC and its subtending working groups, NENA, INC, OBF, IETF, ICANN, ITU, etc.

6. To provide full financial and operational reporting and insight

•      NeuStar publishes and provides an annual report to the FCC and the NANC, and remains in constant contact with them about the performance improvement plan.

•      NeuStar provides a written report in conjunction with an oral presentation at every NANC meeting and responds to questions.

•      NeuStar also provides a monthly account of its activities to the NOWG.

•      As the National PA, NeuStar provides detailed billing and cost data to the FCC and DCAA.

7. To develop and implement escalation procedures

•      Effective escalation procedures in place for NANPA (discussed thoroughly in Proposal Section II.4), LNPA, National Pooling, internet registry contracts (.BIZ and .US).

•      Short, clear lines of escalation to ensure timely address of issues as they arise.

II.2          Key Personnel (RFP L.5, M.2.B.2, H.5, H.7)

NeuStar’s key personnel are experienced, in place, and focused on ensuring a successful, low-risk implementation of the new NANP Administration System and effective ongoing provisioning of NANP functions for the FCC and the industry.

NeuStar’s key operational personnel possess a combined 136 years of experience in the telecommunications field.  Our technical staff has the requisite expertise in developing state-of-the-art,

feature-rich systems—having successfully created and deployed the national Pooling Administration System. All of NeuStar’s NANPA personnel have been entrenched in the day-to-day operations of NANPA for several years.  Additionally, the executives, directors, and managers within NeuStar have extensive telecommunications system development, management, and operations experience.

NeuStar considers the people identified below as key personnel for this endeavor. They have complementary skill sets that enable them to work together productively for the betterment of the team and also allow them to provide backup for each other when necessary for the benefit of the industry and timely delivery of services to the FCC.  Copies of their resumes are attached and include their educational backgrounds, job experience, specific efforts they have supported, and references (most of whom are clients they serve).  A review of those resumes will establish that these individuals possess qualifications and capabilities to develop, implement, and maintain the new NAS, to perform NANP administrative functions, and to manage the NANP in accordance with FCC directives.

John Manning, Director, NANPA, is responsible for the overall success of the NANPA organization.  Mr. Manning will monitor the effectiveness of the team, ensure proper client interfaces, maintain industry and regulatory satisfaction through performance measurements and feedback surveys, perform data analysis, and manage the budget.  Mr. Manning will continue to act as NANPA’s primary point of contact with the FCC and liaison with the NANC and the NOWG.  Mr. Manning will also continue to directly oversee the development of NPA and NANP exhaust projections.  John Manning has played a critical role in numbering for more than 15 years, has a strong working relationship with the industry and regulatory authorities, and is a widely recognized authority on NANP administration.  He has provided testimony to Congress regarding numbering issues.  Prior to his tenure with NeuStar, Mr. Manning served as the first chair of the INC and chaired the NANC’s NANPA Working Group which was responsible for selecting the NANPA in 1997.  He has been an active participant in the NANC since its inception in 1996.

Sandy Tokarek, Regional Director, Code Administration, will continue to oversee CO code administration, including the allocation and management of CO codes for each rate center or area.  Ms. Tokarek will continue in the leadership role she has filled for more than two years, at one point managing eight functional areas and a staff of 28.  The Code Administration Service Center processed more than 70,000 CO code requests during Ms. Tokarek’s leadership.  She oversaw the implementation of new processes and methods to ensure compliance with the FCC’s Numbering Resource Optimization orders and more than 125 individual state regulatory agency orders.  She oversaw the implementation of CAS to process CO code applications, conducted successful system testing and roll out, and created a help desk to support users of the system.  Ms. Tokarek carefully monitored the flow and trends of incoming requests and reduced the size of the administration group accordingly.  Ms. Tokarek also provided numbering training and code administration training to other NANP member countries including Barbados, Jamaica, and the Organization of Eastern Caribbean States to prepare their organizations for telecommunications competition. Ms. Tokarek has obtained unique and intimate insight into more than one area of NANP administration.  For the three years prior to her role in Code Administration, Ms. Tokarek served as a Senior NPA Relief Planner and Relief Planner, conducting many NPA relief projects, facilitating industry meetings, and providing expert testimony before state commissions.

Tom Foley, Senior Manager, Data Analysis, is responsible for NRUF data analysis, publishing the annual NANP and NPA exhaust forecasts.  He will continue to provide CO Code activity reports on NANPA’s website on a weekly and monthly basis.  He will also review individual NPA exhaust projections between forecast cycles to determine if revised forecasts are necessary.  Mr. Foley has extensive knowledge of the NANPA organization—an essential qualification for the person responsible for working with all aspects of the NANPA. In his present position with NeuStar, Mr. Foley prepares 35 NRUF and other data analyses and internal reports on a daily, weekly, monthly, and quarterly basis to ensure that all areas of the NANPA operations have the most up-to-date information they need to perform their jobs.  He also prepares 43 external reports to 25 state regulatory agencies on a daily, weekly, or monthly basis.  Additionally, Mr. Foley prepares ad hoc reports on a wide variety of requests from the FCC and state regulatory agencies.  Prior to Mr. Foley’s transfer to data analysis, he served for several years as an NPA relief planner, facilitating industry meetings and providing expert testimony.  Mr. Foley has more than 20 years experience in telecommunications management, operations, planning, project management, and engineering.

Beth Sprague, Manager, NRUF & Industry Liaison, will continue building upon the strong rapport she has established with the industry through her work with industry working groups.  She will continue as NANPA’s liaison with INC and other industry fora, as well as her extensive efforts to aid the industry in complying with FCC NRUF requirements.  Ms. Sprague has managed NeuStar’s COCUS and NRUF efforts for the past three years and successfully led NeuStar’s extensive efforts to transition service providers from the COCUS to the NRUF submission requirements.  Ms. Sprague has provided more than 120 contributions to the INC and acted as co-chair of the INC’s Document Maintenance and Management Workshop.  Prior to her work at NeuStar, Ms. Sprague worked for the Alliance for Telecommunications Industry Solutions (ATIS), managing and leading several ATIS-sponsored forums.

LaShanda Tomlinson, Senior NRUF Administrator, works in cooperation with Mr. Foley and Ms. Sprague to compile and prepare NRUF reports.  Since the inception of the NRUF process, Ms. Tomlinson has administered the NRUF database and generated reports for regulators.  She manages inflow and processing of Form 502 data, identifying and resolving anomalies with service providers.  She also identifies and documents requirements for database enhancements.  Ms. Tomlinson serves as acting NRUF Manager, as needed.  Together, over the previous two years, Ms. Sprague and Ms. Tomlinson have processed more than 50,000 service provider responses in connection with NRUF reporting.

Wayne Milby, Senior NPA Relief Planner, will manage NPA relief planning projects.  Mr. Milby will interface with all internal and external customers regarding NPA relief, and will be responsible for the preparation of timely reports.  Additionally, he has developed a good rapport with state regulatory personnel and will continue to testify as required before state or federal regulatory agencies.  Mr. Milby has more than 35 years experience in the telecommunications field, 8 of those in NPA relief planning.  Prior to working for NeuStar, Mr. Milby acted as a relief planner for the implementation of one of the first NPA overlays for the 301 and 410 NPAs in Maryland.  He was also instrumental in reducing the time needed for industry review of NPA relief plans from an average four days to one day.  Mr. Milby has served as a Senior NPA Relief Planner for NeuStar for more than five years, supervising the implementation of more than 50 NPA relief plans.  As such, Mr. Milby has been instrumental in the development of basic methods and procedures used throughout the United States. He developed the process that allows the lifetimes of relief planning alternatives to be determined dynamically—providing the industry with an effective way to examine new or modified alternatives during relief meetings.

Joe Cocke, Senior NPA Relief Planner, will be responsible for conducting all aspects of NPA relief planning in coordination with Mr. Milby.  Mr. Cocke also has more than 35 years experience in the telecommunications field, and for more than 10 of those years, was involved in NPA relief planning.  Mr. Cocke joined NeuStar team in 1997 as an NPA relief planner.  As a previous NPA relief planner for service providers, Mr. Cocke understands the goals and concerns of the service providers and works swiftly to resolve any issues that arise.  In California, a state that has aggressively managed more NPA relief plans than any other state, Mr. Cocke has become an invaluable liaison with the state commission, legislators, and industry.

Nancy Fears, Manager, NANP Resources, will continue to administer carrier identifications codes, 500-NXX, 900-NXX, and 555 line number assignments, a role she has deftly filled for more than five years.  Ms. Fears has been a numbering administrator for more than 10 years and has intimate and unparalleled knowledge of the intricate assignment guidelines and procedures for these numbering resources.  Ms. Fears conscientiously deals with highly proprietary information on a daily basis and strictly adheres to federal rules and regulations and industry guidelines.  In the past five years, Ms. Fears has processed record numbers of applications, including more than 2,330 CIC applications, 1,170 500-NXX applications, 450 900-NXX applications, and 5,100 555 Line Number applications. Ms. Fears has used this vast experience to enable her to investigate incoming requests to ensure adherence to FCC rules and industry guidelines and utilize information she obtains to propose new enhancements to the guidelines or provide assistance to the FCC to promote more efficient usage of limited numbering resources.

Rudy Amparano, Program Manager, NANP Administration System, will manage and direct the technical teams responsible for the successful implementation, development, and deployment of NeuStar’s new NAS. He will monitor the status of the project, anticipate and mitigate risks, issues, and either resolve or escalate them to the appropriate management level to ensure the project is completed within budget, on schedule, and meets all customer expectations and requirements. He led the successful on-time implementation of PAS, and therefore, has a unique understanding of the systems necessary to accommodate numbering resource requests. Mr. Amparano has more than five years of client/server development project management experience, during which he has successfully deployed 10 software projects; two of these were multi-managed and totaled $5.4M.

Samir Bham, Senior Systems Engineer, NANP Administration System, will be responsible for leading the technical areas of software development (i.e, programming, GUI designs, etc.) and working closely with the Program Manager on a day-to-day basis to supervise the technical issues of software development.  He, along with the 2nd Senior Systems Engineer, will be responsible for supporting the transformation of business requirements into system requirements.  Mr. Bham has been responsible for analysis, design, development, implementation, and testing of several high-end products for the telecommunications industry.   Mr. Bham was a key development resource for the implementation and development of PAS.  His significant experience, knowledge, and understanding of the numbering resource process is a key factor for provisioning a successful NAS.

Rajeshwar Kamineni, Senior Systems Engineer, NANP Administration System, will participate in supporting the development of key software architecture modules and system requirements critical to a successful on-time system delivery.  Mr. Kamineni was another key resource for the successful deployment and implementation of the PAS.   His experience spans over eight years development in a UNIX/Object Oriented environment.  He has extensive knowledge and demonstrated experience with Client/Server applications, J2EE applications technologies, and Enterprise Java Beans with WebLogic middleware.  Mr. Kamineni brings strong software design and development experience to the NeuStar NANP administration team.

II.3          Management Organization (RFP L.5, M.2.B.3)

Created to serve, shaped by experience, and further optimized for this solicitation, NeuStar’s NANPA organization combines logical functional structure, unassailable neutrality, and corporate commitment to ensure the FCC’s program objectives are met.

In the past five years, NeuStar has developed and honed its management organization to meet the day-to-day administration needs of the NANPA, and also to address the challenges presented by an unprecedented explosion of competition in the telecommunications field, the emergence of new technologies, and the authorization by the FCC of numerous numbering resource optimization measures.  This well-developed NeuStar management organization and team is now in place—poised to deliver numbering management and administration services to the FCC for the next five years.  Further, NeuStar’s corporate and executive commitment to neutrality and the long-term success of NANP is unwavering.

II.3.1       NANPA Functional Organization

NeuStar’s streamlined NANPA organization has strategic redundancies and is staffed with subject matter experts to deliver on all NANPA requirements.

A successful NANPA organization requires dedicated, experienced individuals who understand the workings of number administration and appreciate the essential relationships between NANPA, the FCC, state regulatory personnel, and the industry.  In addition, the maintenance of neutrality must be paramount within the organization.  NeuStar’s NANPA team is managed by professionals and is already staffed to successfully accomplish all tasks identified in the solicitation. Our key personnel already are dedicated to NANPA and all individuals required for implementation and operation of the new NANPA term have been named to ensure a low-risk, high quality deployment.

NeuStar’s direct experience in staffing requirements necessary to meet the responsibilities of the NANPA enables it to ascertain the resource requirements and the functional structure required to effectively administer the NANP. NeuStar has proposed modifications to its current NANPA operations team to meet the forecasted challenges of the next five years with experienced staff that can fulfill multiple roles or provide back up capabilities whenever an unexpected need arises.  The operations team is fully staffed and organized into six primary groups, each focused on a different area of NANPA and each requiring different skill sets. As shown in Exhibit II-1, NeuStar has identified each portion of its functional organization and reporting structure during implementation and ongoing operations.  Further, the chart notes, by color and/or symbol, which personnel are key and which personnel are “implementation” only.  In addition, as required, NeuStar has provided, (Table II-2) job descriptions at the end of this subsection.  The job descriptions, which correspond to the organization chart, detail the responsibilities and minimum qualifications of each position.

[Exhibit II-1. NeuStar’s NANPA organization is streamlined, in place, and possesses unmatched experience in effectively serving as the NANPA – marks of best value and low risk. Graphic omitted: diagram of NeuStar’s NANPA organization.]

The Director of NANPA is responsible for the overall success of the NANP administration.  The Director, John Manning, will monitor the effectiveness of the team, ensure proper client interfaces, satisfy regulatory and industry needs through performance measurements and feedback surveys, perform data analysis, and manage the budget.  He will continue to maintain his strong working relationships as the primary technical liaison with the FCC, NANC, NOWG, state regulatory personnel, and the industry.  Importantly, the Director will manage the day-to-day operations, ensuring efficiency and success in all aspects of numbering administration.  Mr. Manning will also continue to act as NeuStar’s Corporate Neutrality Officer.

The Code Administration Services Group will be responsible for performing the functions of CO code administration, including the allocation and management of CO codes for each rate center.  Our Code Administrators will process Part 1 and Part 4 forms, assign CO codes, receive requests for CO codes from the Pooling Administrator, and reclaim CO codes in accordance with FCC requirements, INC guidelines, and state commission orders. The customer service/help desk, quality assurance, and AOCN enterprise functions will be assigned to this group.

The Data Analysis and Industry Liaison Group is responsible for NRUF data analysis, publishing the annual NPA and NANP exhaust forecasts, providing required NRUF reports, and acting as NeuStar’s liaison with the telecommunications industry.  This group will provide notifications and assistance to service providers to assist them in complying with FCC rules for reporting numbering utilization and forecasting.  The team will manage the NRUF operation to process daily forecast updates necessary for service providers to comply with FCC requirements.  The group members will also provide assistance and educational services to state regulatory personnel on telephone number reporting processes.  The NRUF and Industry Liaison Manager will continue as NeuStar’s liaison with INC and other industry fora.

The NPA Relief Planning Group will continue to be responsible for initiating NPA relief planning projects, facilitating industry meetings, filing NPA relief petitions with state regulatory agencies, and, as necessary, providing subject matter expert testimony before state commissions.  This team has a well-developed customer interface with the regulatory agencies and industry.

The NANP Resources Manager is responsible for administration of carrier identifications codes, 456-NXX, 500-NXX, 900-NXX, 555 line number assignments, 800-555 line number assignments, ANI II digits, and vertical service codes (VSCS).  This individual will also investigate resource utilization and initiate reclamation activities as necessary.

The NANP Administration System, post-implementation technical operations support team will consist of the Program Manager (PM), Senior Systems Engineer (SSE), Database Administrator (DBA), and other corporate support resources such as Systems Administrator, Webmaster, Network Engineer, and Security Engineer.  This team will be responsible for the day-to-day operation of the system and equipment support, security, and maintenance.  The PM manages the technical operations, supports NANP administration services, and manages post-implementation CDRL oversight, contractually compliant maintenance schedules, and asset management. The DBA will develop and implement technical policies and procedures for ensuring the security and integrity of the NANP administration database while providing ad hoc data support.  During the pre-implementation phase of the lifecycle, the resources mentioned above will provide overall system design, development, testing, and implementation support.

The Software Development Quality Management Group will be responsible for establishing policies and procedures for ensuring the timely development of high quality, cost-effective software and services.  The group consists of a management team empowered to oversee quality across the corporation and is accountable to the NeuStar CEO and senior management.  The group performs the following functions: quality policy and planning; development of quality standards and requirements; performs quarterly project quality reviews; conducts quality and process audits; and manages overall quality measurement and reporting.  Ben Schneider, Director of Software Quality Management, has responsibility for leading the Software Quality Management effort at NeuStar.  He has over 25 years of software development and quality management experience in the telecommunications arena.  Mr. Schneider was the Director responsible for the Bellcore Corporate Software Quality program and played a significant role in the Telcordia Technologies Software Quality program, which was ISO9001 and CMM Level 5 certified.

NeuStar’s External Relations and Legal Group will be available to address all activities identified by the FCC relating to legal, regulatory (both federal and state), and compliance issues. In addition, the team will prepare filings, develop testimony, and act as a liaison with the FCC and state commissions. The group, consisting of Mindy Ginsburg, Director, Federal Relations, Brent Struthers, Director, State Relations, and Kimberly Miller, Director, Legal Analysis, will be NeuStar’s “front line”, working in coordination with the FCC and the states.  Ms. Ginsburg is a veteran of the FCC and already spearheads NeuStar’s communications with the FCC, including the quarterly briefings during which NANPA and the FCC discuss timely numbering issues.  Mr. Struthers is a former staff member of the Illinois Commerce Commission and, at NeuStar, he has become a vital link between NANPA and the state commissions.  Mr. Struthers conducts bi-monthly conference calls with the state commissions to discuss topics of interest and address concerns.  He also leads the production of a quarterly newsletter directed toward the state commissions entitled “The State Scene.”  Ms. Miller has acted as counsel for NANPA, both at the FCC and the states, for more than five years.  She has filed more than 100 NPA relief petitions.  These efforts also involve representing NANPA in formal hearings.  Ms. Miller counsels the NPA Relief Planning and Code Administration teams on compliance with FCC rules and policy, state orders and industry guidelines.

Table II-2.  NeuStar NANPA Organization Job Descriptions

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Director (DIR)

The Director for NANPA (DIR) is responsible for the overall successful development, execution, and management of NANP administration. The DIR is responsible for the budget, payroll, performance evaluations, and training of all NANPA personnel. Additionally, the DIR will interface with internal and external customers, be responsible for the preparation of timely reports to the FCC and other regulatory bodies, attend industry meetings and ultimately will be responsible for resolving all customer service issues.

5.     Bachelor’s Degree or equivalent telecommunications numbering experience

6.     Familiarity with NANPA operations

7.     At least five years of supervisory experience

8.     Excellent communication skills, both verbal and written

9.     Excellent organization and time management; problem resolution; facilitation; and decision making skills.

10.   Experience with various telecommunication industry fora

Code Administration Service Group

Regional Director, Code Administration (RD-CA)

The Regional Director, Code Administration (RD-CA) staffs, manages, and operates the Code Administration Service Group. The RD-CA hires and supervises the Senior Code Administrator, Quality Assurance, Customer Service Representative, Code Administrators, and Senior AOCN Administrator. The RD-CA also prepares reports

11. B.S. in Business Administration, Business Management, Telecommunications or equivalent work experience 12. Ten years experience in telecommunications and management

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

for regulatory agencies and industry. Additionally, the RD-CA will testify as required before federal or state regulatory agencies.

13.   PC literate; specifically in Word, Excel, email

14.   Excellent customer service and problem resolution skills

15.   Excellent communication skills, both verbal and written

16.   Knowledge of facilities management

Senior Code Administrator, Quality Assurance Manager (SCA-QA)

The Senior Code Administrator Quality Assurance Manager (SCA-QA) is responsible for supervising Code Administrators. The SCA-QA must also resolve escalated problems in a timely manner, and escalate further if necessary. In addition, the SCA-QA may interface with service providers and regulatory agencies, educate regulatory and industry staffs, prepare reports for the industry, and train Code Administrators. The SCA-QA will assist in processing CO code applications, if necessary.

As Quality Assurance Manager, the SCA-QA will evaluate conformance to the standards mandated by the federal and state regulatory agencies and compliance with industry guidelines. The SCA-QA will perform operational and business audit reviews, evaluate results, and make recommendations for the improvement of internal operational and management control systems and performance.

17.   B.S. in Business Administration, Business Management, Telecommunications, or a comparable field or equivalent work experience

18.   Supervisory or management experience

19.   Five years experience in telecommunications or comparable customer service

20.   Excellent working knowledge of Word, Excel, email, web interfacing

21.   Excellent customer service skills

22.   Excellent communication skills, both verbal and written

Code Administrator (CA)

The Code Administrator (CA) must receive and process applications for CO codes in accordance with all applicable federal and state regulatory orders, INC, and other industry guidelines. Code Administrators also maintain records in the database and on the NANPA website listing assigned and available CO codes, comply with CO code reclamation procedures outlined in the guidelines, analyze and help resolve problems related to misrouted calls and calls that cannot be completed, and interact with service providers. The CA must also interact with service providers, escalate problems as necessary, and attend or participate in meetings as required.

23.   High School diploma; BS in Business Administration, Business Management, Telecommunications or a comparable field a plus

24.   Two years experience in telecommunications or comparable customer service

25.   Good working knowledge of Word, Excel, email, web interfacing

26.   Excellent customer service and communication skills, both verbal and written

Customer Service Representative (CSR)

The Customer Service Representative (CSR) responds to both internal and external requests for technical support, confirms the cause of the problem, and identifies and resolves technical problems. The CSR must monitor trouble tickets to ensure timely resolution of problems, and escalate issues in a timely manner. The CSR will maintain logs of trouble tickets. The CSR will also answer questions regarding use of forms and assist users with locating documentation. The CSR also handles the creation, deletion, and maintenance of user accounts and passwords. NeuStar anticipates high demand for a dedicated CSR to aid service providers in using the new NAS within the first year of its operation. Following the first year, the CSR’s primary focus will continue to provide assistance to NAS users; however, if needed, the CSR will provide assistance to the Code Administrators or the Senior AOCN Administrator.

27.   Bachelor’s Degree or equivalent experience required; two years experience in telecommunications or comparable customer service

28.   Experience with LAN/WAN, TCP/IP, and PC operating systems (Windows, NT, Unix), and supporting hardware and software in use at the site or over the phone

29.   Excellent customer service, decision-making, and communication skills, both verbal and written

30.   Detail-oriented, creative, and analytical

31.   Must be able to work independently, yet remain a strong team player

Senior AOCN Administrator (SAA)	The Senior AOCN Administrator (SAA) inputs rating and routing data submitted by NeuStar’s AOCN customers on Part 2 code application forms, working closely with	32. B.S. in Business Administration, Business Management, Telecommunications, or a comparable field or equivalent work experience.

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

customers when needed to ensure data accuracy and update timeliness. In addition, if and when additional resources are required to process input data, the SAA selects and supervises these individuals. The SAA manages NeuStar’s AOCN business, and in that capacity negotiates contracts with customers and coordinates customer billing with NeuStar finance.

33.   Five years experience in customer service, preferably in telecommunications

34.   Excellent working knowledge of Word, Excel, email, web interfacing

35.   Excellent customer service and communication skills, both verbal and written

36.   Two years internal business auditing or related business experience and experience with commonly used auditing concepts and practices

Data Analysis and Industry Liaison Group

Senior Manager, Data Analysis (SM/DA)

The Senior Manager, Data Analysis (SM/DA) will collect and analyze utilization data and prepare any necessary reports using the results of that analysis, including the annual NRUF report projecting the exhaust of NPAs and the NANP. The SM/DA will be responsible for managing the NRUF reports and data. The SM/DA will supervise the Manager, NRUF and Industry Liaison.

37.   Bachelor’s Degree or equivalent experience and three years experience in the telecommunications field

38.   Three years experience in data collection and analysis

39.   Experience in using databases and spreadsheets, including Access and Excel; and working knowledge of Microsoft Suite

40.   Excellent organizational and time management; analytical and problem solving skills

41.   Flexibility to handle variety of tasks and work as a team player

Manager, NRUF and Industry Liaison (M/NIL)

The Manager, NRUF and Industry Liaison (M/NIL) will collect and analyze NRUF utilization data and prepare any necessary reports using the results of that data. The M/NIL will also represent NANPA at industry work group meetings such as INC, and must therefore fully comprehend the operational impacts to NANPA of any changes to industry guidelines. The M/NIL will prepare NANPA contributions for submission to industry work groups, advise the NANPA team about the results of any discussions, and follow up on any action items. The M/NIL must also educate staff on changes to guidelines. The M/NIL supervises the Senior NRUF Administrator.

42.   B.A. or equivalent in telecommunications or a related field

43.   Familiarity with all NANPA operations

44.   Excellent communication skills, both verbal and written

45.   Experience working as a team player;

46.   Excellent organization, problem resolution, and time management skills;

47.   Familiarity with various telecommunication industry fora

Senior NRUF Administrator (SNA)

The Senior NRUF Administrator (SNA) will work in cooperation with the SM/DA and M/NIL to compile and prepare NRUF reports. The SNA also will work with service providers in processing NRUF submissions by notifying service providers of errors and anomalies and providing ongoing assistance.

48. B.A. or equivalent in telecommunications or a related field 49. Excellent organization and time management skills 50. Familiarity with the various telecommunication industry forums

NPA Relief Planning Group

Senior NPA Relief Planner (SNRP)

The Senior NPA Relief Planner (SNRP) will be responsible for management and execution of all NPA relief planning projects. Additionally, the SNRP will interface with all internal and external customers, and be responsible for the preparation of timely reports. Additionally, the SNRP will

51. Bachelor’s Degree or equivalent experience 52. Must have excellent facilitation skills (large meetings of telecommunications professionals and regulatory personnel)

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

testify as required before federal or state regulatory agencies.

53.   At least 10 years experience in relevant positions (e.g., public speaking, facilitation, telecommunications, federal or state regulatory). Experience in telecommunications numbering issues.

54.   Must be able to maintain a virtual office at home with secure filing locations and willing and able to travel domestically

NANP Resources Manager

NANP Resources Manager (NRM)

The NANP Resources Manager is responsible for administration of carrier identifications codes, 500-NXX, 900-NXX and 555 line number assignments and other NANP resources. The NRM will also investigate resource utilization and initiate reclamation activities.

55.B.A. or equivalent in telecommunications or a related field; familiarity with NANP ops

56.Excellent communication skills, both verbal and written

57.Excellent organization and time management and problem resolution skills

NANP Administration System Group

Program Manager (PM)

The PM has overall responsibility for the successful completion of implementation, development, deployment, and upgrade of the NANPA Administration System product. The PM will provide overall leadership for the technical team; determine project scope; develop the project plan, milestones, skill requirements, and metrics; define and document resources needed; act as the front-line contact with client representatives on project-related issues; and respond to customer concerns with clear and concise feedback. The PM must monitor project status, anticipate issues and resolve or escalate them to appropriate level of higher management for resolution in order to ensure project completion. The PM must execute consulting, project/program planning methodologies, develop tools and standards, and provide ideas and strategies for enhancements. Additionally, the PM must interact with the technology organization to identify relevant technical product features, product deficiencies and other technical information for use in establishing product performance and operating improvements.

58.   B.A./B.S. in a technical or business field, or equivalent work experience.

59.   Three years of application software implementation experience

60.   Experience in supporting business development opportunities through proposal creation, review, and presentation

61.   Strong leadership skills

62.   A proven ability to exceed customer expectations and incorporate customer service into all aspects of the project plan.

63.   Sufficient technical skill and knowledge to seek and share appropriate information with clients and team, and respond to concerns with timely, meaningful, fact-based, and constructive feedback.

64.   Experience partnering and working closely with clients to further understand their business and anticipate their needs.

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Senior Systems Engineer (SSE)

The Senior Systems Engineer (SSE) is responsible for the functional area of Java Applications development. This position requires day-to-day management of the technical areas of software development (i.e., Programming, GUI designs, etc.) and the development team, and anticipates changes required in development. The SSE and the team develop the system requirements from the business owners in order to transform business requirements into an effective product. The SSE must work closely with the PM to identify technical tasks to be completed to meet business requirements and conclude the overall project. This position requires the resolution of complex development issues quickly and efficiently, and clearly communicating the resolution to the team.

65.   B.S. in Engineering or Computer Science, or Engineering Certification from a highly academically rated technical school

66.   Five years computer software development experience with object oriented languages (JAVA, C++, SmallTalk, etc.)

67.   Excellent communication skills, both verbal and written; excellent teamwork and flexibility skills

68.   Expertise in one or more technical areas (i.e., OS, networking, Web server applications, etc.) and relational database development and design experience

69.   Demonstrated ability to design and program complex applications using development standards

70.   Ability to analyze and troubleshoot technical problems in a methodical manner

71.   Knowledge of HTML, JSP, Unix, Oracle, WebLogic, EJB, UML, JDBC, and SQL

System Engineer (SE)

The Systems Engineer (SE) will support the development of the system requirements as received from the business owners, into an efficient software product. The key responsibility area for the SE is the functionality for Java applications development. This may consist of focusing on particular module for development (i.e., GUI, Server, DB, etc.). The SE must apply experience with client/server and web server development to the design and development of application functions.

72.   B.S. in Engineering, Computer Science, or Math or Engineering Certification from a highly academically rated technical school

73.   Three years of strong programming experience in Java and with object-oriented software design methodologies

74.   Excellent communication skills, both verbal and written

75.   Strong development experience with one or more IDE’s and source code version control products.

76.   Multi-platform development experience

77.   Knowledge of HTML, JSP, Unix, Oracle, WebLogic, EJB, UML, JDBC, and SQL

Database Administrator (DBA)

DBA individual will be responsible for the implementation and maintenance of Oracle database objects on a variety of Oracle database servers. Individual must possess knowledge of Oracle data definition language, data manipulation language, and replication standards. Responsibilities include, but not exclusive backup, recovery and tuning Oracle databases in an environment that crosses multiple platforms. This position also requires additional tasks involving Oracle and SQL server databases.

78.   B.S. in Engineering or Computer Science or Engineering Certification

79.   Must have 3+ years experience with Oracle, SQL, ACCESS databases for migration and maintenance purposes.

80.   Must possess strong analysis and design skills and excellent writing skills for ad-hoc technical documentation

81.   Experience & knowledge using Oracle version 8.x & higher, Oracle replication, relational db management system, designing relational objects like tables, stored procedures & triggers, tuning apps, that use Oracle DB objects,

82.   Additional DB experience required with PL\SQL, SQL, PERL programming, Access database management.

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Systems Administrator (SA)

Individual will be responsible for installing and configuring new hardware servers, resolve technical issues, support various platforms; multiple processors; administer user accounts and passwords; support networking engineers with a variety of network topologies; secure and monitor daily; maintain adequate files space for the operating system, application files, new releases, patches; provide recommendations and troubleshooting support to a wide range of customers, end users, developers, DBA, network and system administrators;

83.   B.S. in Information Systems or equivalent

84.   4+ years experience with hands-on experience and knowledge with Sun, Linux and UNIX environments

85.   Strong knowledge and hands-on experience with installing and configuring multiple monitoring tools and configuration management tools.

Webmaster

Responsibilities will be providing site content design that the program needs to follow to accomplish navigational goals; assess and monitor traffic patterns daily; run and provide update; assist in solving operating problems and support written user and operation manuals; aid in the selection and implementation of upgrades for Web tools, Publishing, Content Management, Search Engine; act as an advisor on issues concerning Web infrastructure architecture enhancements

86.   Requires a B.S. in IS or Computer Science or equivalent

87.   3+ years experience as a Webmaster

88.   Extensive background in working on high traffic Intranet/Internet sites.

89.   Extensive knowledge and experience with HTML, JSP, ASP script, DHTML, DreamWeaver, MS FrontPage;

Network Engineer

Areas of responsibilities will include Internet, Local Area Network, Wide Area Network, convergence of data networks and IP initiatives; design, implement, and document systems and platforms with preventative maintenance methodologies which optimize security, reliability, performance, cost and maintenance;

90.   B.S./B.A. Degree or equivalent CISCO systems equivalent certification

91.   5+ years experience with routing protocols, including BGP, RIP, VRRP, HSRP, operations of LAN switching infrastructure

92.   Strong experience with building and converting LAN and WAN systems, monitoring of WAN infrastructures, VPN, Frame Relay

Security Engineer

Individual will be responsible for defining, modifying, critiquing, formalizing, documenting, and implementing security technical strategies. This includes provisioning recommendations for changes in response to security tools, products; security risk assessments; testing and evaluation, security documentation, security technical guidance; identifying hardware/software installation plan security products

93.   Requires a B.S. in IS or Computer Science or equivalent

94.   Security Clearance required

95.   Extensive knowledge of and hands-on administrator experience with firewalls, especially Nokia\Checkpoint

96.   Extensive knowledge of and hands-on administrator experience with intruder detection systems

Software Quality Management

Director, Software Quality Management (D-SQM)

The Director Software Quality Management (D-SQM) oversees the software quality program and has responsibility for establishing policies and procedures for ensuring the development of high quality software and services. The D-SQM develops quality standards and requirements, performs quarterly project quality reviews, conducts quality and process audits, and manages overall quality measurement and reporting. The D-SQM works very closely with each project’s management team to ensure compliance to quality policies and standards. The D-SQM also communicates regularly and reports status to the COO and the senior management team.

97.   B.S. in Computer Science, Information Systems or equivalent

98.   Ten years or more of software development experience; five years or more of experience implementing and managing software quality programs

99.   Strong knowledge of software quality standards

100.   Five years or more of management experience; able to work well in a matrix management environment

101.   Excellent communications skills, both oral and written; excellent interpersonal skills

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

External Relations and Legal Group

Director, Federal Relations (D/FR)

The Director, Federal Relations is responsible for performing or overseeing all federal regulatory liaison activities of NANPA and supervising federal regulatory and compliance activities. D/FR will review all federal regulatory directives, respond to them as appropriate, perform any necessary legal research, work with staff to prepare any filings that are needed in proceedings involving NANPA before federal regulatory agencies and in the courts, and interact with regulatory agencies.

102.   Bachelors and Juris Doctor (J.D.) Degree

103.   Experience in telecommunications issues and administrative law

104.   Excellent communication skills, both verbal and written

105.   Strong decision-making skills

Director, State Relations (D/SR)

The Director, State Relations is responsible for performing or overseeing all state regulatory liaison activities of NANPA regarding regulatory and compliance activities. D/SR will monitor and review all state regulatory directives, respond to them as appropriate, and perform any necessary research. The D/SR will notify all the other staff members that need to be involved, analyze how the NANPA activities may be affected, and be responsible for generating adequate internal resources to address the issue.

106.   Bachelors Degree

107.   Familiarity with telecommunications issues, preferably issues related to numbering.

108.   Minimum five years state utility commission, or other commensurate experience

109.   Experience in analyzing agency orders, drafting and reviewing filings and testimony

110.   Strong interpersonal communications skills

Director, Legal Analysis (D/LA)

The Director, Legal Analysis (D/LA) is responsible for performing or overseeing all federal and state regulatory legal activities of NANPA and supervising federal regulatory and compliance activities. D/LA will review all federal and state regulatory directives, respond to them as appropriate, perform any necessary legal research, work with staff to prepare any testimony and filings that are needed in all proceedings involving NANP administration before federal and state regulatory agencies and in the courts, and interact with regulatory agencies.

111.   Bachelors and Juris Doctor (J.D.) Degree

112.   Admitted to and in good standing with the D.C. Bar

113.   Minimum 5 years experience as regulatory attorney

114.   Experience in telecommunications issues, administrative law, advocacy, and litigation

115.   Excellent communications skills, both verbal and written

116.   Strong decision-making skills

II.3.2       How NANPA Fits in with Overall Corporate Goals (RFP L.5, M.2.B.3)

NeuStar’s overall corporate goals embody the mission of NANPA—the optimization and responsible, effective, and neutral administration of a critical national resource.

The Telecommunications Act of 1996 required that the FCC “create or designate one or more impartial entities to administer telecommunications numbering and to make such numbers available on an equitable basis.” This requirement, which ultimately led to FCC selection of the entity that is now NeuStar as the NANPA, was driven by Congress’ recognition that, in order for competition to flourish, a neutral, independent and highly responsible entity must be charged with the unbiased administration of critical shared numbering resources.

NeuStar’s mission is to provide the FCC, state regulatory agencies, and the telecommunications industry with high-quality, neutral, best-value services to facilitate competition and ensure fair and unbiased administration of important shared resources. Thus, the FCC’s core requirements for a successful NANPA form the very foundation of NeuStar’s corporate mission.

If selected to serve again, the NANPA contract will not be buried within a multi-billion dollar corporation or shunted off to a small division of a company.  Rather, NeuStar’s executive management and its Board of Directors pay close attention to the NANPA contract and consider the strict neutrality requirements not as a burden, but as defining who NeuStar is and why NeuStar, as a neutral third party, will continue to be successful.  Indeed, NeuStar regards serving as the NANPA a privilege and considers the NANPA contract its flagship.  During its tenure as the NANPA, NeuStar extended its legacy as a neutral third-party provider of numbering administration services beyond NANPA to number portability and pooling administration and even to the operation of the .biz and .us internet registries.  All of those services are provided with the same commitment to neutrality.

II.3.3       How NeuStar will Guarantee Neutrality (RFP L.5, M.2.B.3, H.8.B.3)

NeuStar’s commitment to neutrality is unwavering—evidenced by a comprehensive, corporate-wide neutrality program and a consistent record of passing all quarterly neutrality audits.

Telephone numbers are the keys to the public switched telephone network. Competition will not survive, let alone thrive, in the telecommunications industry if competitors do not have equal access to telephone numbers.  Any bias, real or perceived, in the assignment of numbering resources will imperil the pro-competitive goals of the Telecommunications Act of 1996 and undermine the ability of the FCC to carry out its statutory mandate.

Neutrality requirements must be an integral part of the NANPA organization and operation.  Few companies can truly live up to the rigors of neutrality, which are necessary to effectively serve as the NANPA.  Indeed, no other entity in this procurement will likely commit to as rigorous a program of neutrality as has NeuStar.  As a result, other entities will not fully grasp, and are likely to drastically underestimate, the requirements for a successful neutrality compliance program. These companies will assume that it will be sufficient simply to comply with the specific neutrality rules of the FCC and corresponding FCC orders and policies—perhaps even on a superficial level.  Simple “adherence” to the letter of the rules, however, is insufficient.  Detailed compliance procedures and practices must be incorporated at all levels of the NANPA’s business. NeuStar has the experience to satisfy fully both the letter and spirit of these neutrality requirements, and can immediately comply with both on an ongoing basis.

NeuStar has in place a comprehensive, corporate-wide neutrality program designed to ensure compliance with the stringent neutrality requirements set forth in its NANPA, NPAC, Pooling, and Registry contracts.  This neutrality program is unmatched by any other entity in the market today.

Based upon its neutrality Code of Conduct, NeuStar has established a comprehensive set of procedures to ensure compliance by all employees.  The strength of NeuStar’s Code of Conduct model has been recognized even in other industries. As part of its requirements for all new internet domains, the ICANN, the regulatory body responsible for internet TLD registries, adopted a version of NeuStar’s Code of Conduct.  Highlights of NeuStar’s neutrality program include:

•      Designation of a full-time corporate Neutrality Officer to oversee neutrality procedures and mechanisms, provide day-to-day guidance on neutrality matters, and act as a liaison with the FCC on matters related to neutrality;

•      Each NeuStar employee must participate in formal neutrality training when hired; undergo annual neutrality training to update and refresh his/her understanding of the neutrality requirements; complete a test on the neutrality requirements; sign a quarterly certification asserting his/her compliance with the Code of Conduct; and certify quarterly that he/she does not own 5% or more interest in a telecommunications service provider.  Further, NeuStar has incorporated adherence to the neutrality program procedures into employee evaluation and compensation programs;

•      NeuStar’s adherence to its Code of Conduct is audited on a quarterly basis by an independent third-party auditor agreed to by the FCC;

•      Quarterly audit reports are reviewed by NeuStar’s Board of Directors to ensure corporate-wide compliance and are furnished to the FCC, NANC, and the NAPM, LLC; and

•      The FCC reviews the neutrality reports and conducts an examination of the auditor’s working papers for these quarterly audits.

In addition to these formal compliance mechanisms, NeuStar has learned that the most effective method for ensuring continued neutrality compliance is to consistently and rigorously review operational plans and programs prior to initiation or implementation. NeuStar ensures that such review is accomplished in accordance with the following processes:

•      Requiring managers to submit operational plans and programs, such as the deployment of new services, for a compliance review.

•      Conducting compliance reviews through a dedicated staff with significant experience in neutrality and other regulatory requirements and reporting on those findings.

•      Maintaining constant communication with the FCC, state regulatory agencies, NANC members, and other clients, as well as industry participants regarding proposed activities and compliance issues.

The results speak for themselves.  To date, NeuStar has passed all quarterly neutrality audits and has had only one formal neutrality complaint, which was addressed and resolved expeditiously.  In the highly competitive and volatile telecommunications industry, this is a significant achievement. The very nature of number administration ensures that there will be challenges from time to time. NeuStar’s seasoned and highly expert team, however, has effectively addressed all such challenges to the satisfaction of the FCC and the industry.

NeuStar has provided the neutrality certifications per Solicitation requirements set forth in Sections H.8.B.2 and H.8.B.3 at the end of this Proposal Tab.

II.4          Communication Approach and Escalation Procedures for Establishing and Maintaining Interfaces (RFP L.5, M.2.B.4, TRD 2.17)

NeuStar has continually improved and refined its established NANPA interfaces from the user’s point of view, revising processes based upon customer feedback surveys, and providing formal communication and neutrality training for all of NeuStar’s employees.

Through its experience as NANPA, NeuStar has developed proven communications systems that are vital to the successful operations of NANPA as well as the implementation of new procedures.  NeuStar’s formal communications approaches include two quarterly newsletters (The State Scene and The NANPA Numbering News) that are distributed to state regulatory personnel and industry members; bimonthly conference calls with state regulatory personnel involved in numbering; the NANPA website; and email notifications via the NeuStar DDS, which are sent to interested parties including the FCC staff, NANC members, industry members, and state regulatory personnel.  NeuStar’s website and e-mails also contain names and telephone numbers for NeuStar personnel that can address additional questions regarding specific subject matter, such as NPA relief, CO Code Administration, and NRUF.

This web of communications procedures is not only used in the day-to-day operations of NANPA, but also to ensure the smooth implementation of new processes.  An important example is NeuStar’s diligence in helping service providers transition quickly and effectively from COCUS reporting to NRUF reporting.  Notifications of important changes were distributed in e-mails, posted on NANPA’s website, and contact persons at NeuStar were available to address specific questions from service providers and state regulatory agencies.  NeuStar also reviewed NRUF reporting forms for errors and then called individual service providers to instruct them on how to correct any insufficiencies, thereby drastically decreasing the error rate quickly.

Ensuring a smooth implementation

NeuStar will ensure a smooth transition to the next NANPA term by using the same established and effective tools to communicate changes that will occur when NeuStar implements the requirements set forth in this solicitation.

All required parties will be quickly and effectively notified of the upcoming changes to the website, new NANP Administration System, or NANP functions via “implementation focused and dedicated” state calls, newsletters, e-mails, and presentations to industry groups.  Further, the NeuStar help desk will be available, when necessary, to answer individual questions and concerns, and provide step-by-step guidance.  NeuStar will provide regular status updates to the NANC.  Such attention to early notification, delivery of information over all communication vehicles, and individual guidance will ensure the smooth and efficient implementation of the new requirements. NeuStar will continue to provide training for all NANPA staff on neutrality, customer service, regulatory and industry guidelines changes, and communications skills to ensure continued effective communications.

Effective and appropriate interfaces ongoing

NeuStar will continue to use and further enhance its proven communications approaches throughout the next NANPA term to effectively and appropriately interface with the FCC, state regulatory agencies, pooling administrator, LERG, NPAC, various service providers, the media, and the public.

As detailed in Table II-3 below, NeuStar will ensure that all primary NANPA interfaces are effective and in compliance with the requirements set forth TRD Sections 2.17.1 through 2.17.8.  In addition, NeuStar will interface with the MBI Administrator as required in TRD

Section 2.18 to provide information on the resources available as assignable MBIs.  Further, NeuStar has added a very important interface—the general public.

Table II-3.  Interfaces

Interface	NeuStar Response

Pooling Administrator (PA)

NANPA and the PA will exchange information relevant to the daily functions of each. When codes are disconnected, NANPA and the PA work cooperatively with NPAC to ensure customers with numbers from the disconnected code ported to other carriers do not lose service.

LERG

As NANPA, NeuStar has in place the required contractual agreements and hardware needed to access and view data from the BIRRDS database, from which the LERG is derived. When new CO codes are assigned, NANPA makes the initial entries into BIRRDS. For those companies that elect to use NANPA’s AOCN enterprise service, NANPA enters additional rating and routing data into BIRRDS. In order to make more numbers available and postpone NPA exhaust, NeuStar has taken the lead in investigating codes marked as un-assignable in BIRRDS. To date, we have freed up more than 1340 codes, making more than 13 million numbers available for reassignment. NeuStar has taken the lead in resolving data discrepancies between BIRRDS and other key databases.

NPAC

When a service provider returns or abandons a CO code, NANPA requests an NPAC report to determine if the code contains numbers ported to other service providers. If it does, NANPA seeks, in accordance with industry guidelines, another service provider to serve as the “LERG assignee.” If this is not done, default routing to customers with ported numbers will fail. In the last year, NeuStar, has sought new LERG assignees for more than 321 codes.

Service Providers (SPs)

NeuStar instructs SPs how to obtain NANP resource assignments. NeuStar provides multiple reports on the status of NANP resources on the NANPA website. For purposes of receiving requests, sending assignments, and processing NRUF submissions, NeuStar will support system-to-system (FTP), website, email, facsimile, and US mail for interchange of information with service providers.

Regulatory Agencies

As NANPA, NeuStar will continue providing data to state regulatory personnel to enable them to work with SPs to optimize use of numbering resources. Data will be provided by voice, facsimile, e-mail, or US mail as needed. NANPA provides to the states aggregated and disaggregated NRUF data on each service provider’s number utilization and forecast. States can also choose to be notified about new code requests and assignments. As the NANPA, NeuStar also notifies state regulatory personnel regarding significant developments such as the change in a projected NPA exhaust date. Further, NeuStar is available to assist the states during consideration of NPA relief plans, and are often called upon to provide expert testimony. On request, NeuStar, as the NANPA, will meet in person with regulatory personnel to discuss issues that they may raise. NeuStar also serves regulators in other NANP countries and will continue to maintain effective interfaces with all NANP member countries. For example, NeuStar assisted Caribbean regulators in Barbados, St. Lucia, St. Kitts, Grenada, Dominica, and St. Vincent by training their code administrators. Additionally, NeuStar has provided detailed reports regarding NANP exhaust to Canadian regulatory authorities.

Interface	NeuStar Response

Media

The media have always relied on NANPA as the technical source for information on numbering issues, particularly area code relief activities. As NANPA, NeuStar will prepare press releases and speak to reporters in matters relating to administration and management of NANP resources in accordance with FCC requirements and confidentiality concerns. Information provided to the media will be factual, publicly available and previously released to the industry and regulatory agencies.

FCC

NANPA has two types of interfaces with the FCC.

1.     The work performance (operational) interface: Maintaining close contact with the COTR, NeuStar serves as policy implementer and information provider. NeuStar has implemented the provisions of the FCC’s NRO orders, including changing code administration forms and procedures. NeuStar built the NRUF system to FCC specifications, allowing regulatory authorities to obtain detailed utilization and forecasting information to assist in their optimization efforts. NeuStar informs the FCC of significant developments through periodic meetings and phone calls focused on numbering issues, including quarterly briefings. NeuStar provides background information to assist the FCC in its policy deliberations.

2.     The business interface: NeuStar’s NANPA Director will work closely with the FCC contracting officer to monitor deliverables and other key aspects of the contract.

ITU Technical Standards Bureau

NeuStar, as the NANPA, will maintain interfaces with the ITU Technical Standards Bureau. Information regarding the NANP including web links, contact individuals, the introduction of NPAs, and other changes to the NANP will be available to the ITU.

ITU Study Group 2

NeuStar will maintain interfaces with the US Department of Commerce and service providers participating in ITU Study Group 2 meetings. NeuStar will advise participants as to whether international issues will have an impact on the management and availability of NANP resources.

Public

As the NANPA, NeuStar serves as the “institutional memory” for numbering. Each day NeuStar responds to 25 to 50 people who send in questions through the NANPA web site. The FCC also directs to NeuStar general questions from the public. Several features have been added to the NANPA website specifically designed to help the public. This interface will continue to be available to the public and other interested parties.

Escalation procedures

NeuStar has developed a powerful, effective set of problem resolution and escalation procedures to ensure that problems are quickly and effectively resolved to the satisfaction of its clients.

NeuStar has established escalation procedures based upon two categories of issues.  First, a NANPA service issue involving the performance of NANPA duties under the contract.  For example, an applicant may believe that an application has been incorrectly denied.  Second, an issue involving the availability or operation of the NAS or the NANPA website.  Escalation of NAS issues is discussed in Proposal Section I.1.6.2, Help Desk.

Table II-4.  Severity Definitions

Severity Level	Definition

1	Major problem - many customers are impacted
2	Significant problem - one customer is impacted.
3	Minor problem - fix is not urgent
4	Suggested improvement

NANP service issue escalation—Whenever any user or NANPA employee determines that a service problem exists, the service problem will be assigned a severity level according to the definitions in Table II-4.

Table II-5.  Escalation Sequence

Point of Contact	Tier - Elapsed Time

NeuStar President and CEO	Tier 4 - 48 hours
Vice President	Tier 3 - 24 hours
Director	Tier 2 - 4 hours
Designated NANPA Complaint Coordinator	Tier 1

Table II-5 shows the escalation path for severity 1 and 2 issues.  Escalation occurs automatically at the end of the elapsed time shown in the table.  If, at any time, the customer is not satisfied with NeuStar’s progress in resolving any problem, the customer may escalate to the higher level regardless of elapsed time.

Contact information for the individuals currently holding these positions is listed in Table II-6 below.  NeuStar posts current contact information on the NANPA website.

Table II-6.  Escalation Contact List

Title	Name	Phone	Email

President and CEO	Jeff Ganek	571-434-5420	jeff.ganek@neustar.biz
Vice President	Chris Walker	571-434-5720	chris.walker@neustar.biz
Director	John Manning	571-434-5770	john.manning@neustar.biz

NeuStar will perform a post-resolution review and analysis of each severity 1 and 2 issue, leading to corrective action, continual process improvement, and adjustments to NANPA’s performance metrics as needed.

In some cases, escalation may not be enough to resolve a problem.  Therefore, NeuStar developed on its own initiative, a formal complaint process to deal with issues that could not be resolved satisfactorily through escalation procedures.  To invoke this process, the originator submits a formal complaint through the NANPA website by clicking on the “submit a formal complaint” link on the home page.  The complaint goes to the NANPA Director and designated representatives of the NANC, who then monitor resolution of the complaint.  NeuStar provides status updates to NANC as necessary.  NANPA will forward formal complaints, if any, to the FCC contracting officer and COTR, if and when complaints are received.  Five years ago, NANC developed another escalation process, called the “Dispute Resolution Process.”  NeuStar’s NANPA internal escalation process and the formal complaint process described above have been so successful that the Dispute Resolution Process (TRD 2.12) has never been required.

John C. Manning, Director, NANPA

QUALIFICATIONS

Mr. Manning has 20 years experience in various capacities in the telecommunications industry, including network planning and engineering and participation in, and management of, industry fora addressing national and international numbering issues.  He is currently responsible for NANPA program management, accountable for interfacing with NANPA clients, regulatory agencies, and other stakeholders to ensure the NANPA meets FCC requirements.  He is the primary NANPA point of contact for the Commission staff responsible for numbering policy. He represents NANPA at the North American Numbering Council and subtending groups and participates in and/or supervises NANPA personnel attending industry fora.  He has testified before Congress on numbering resource matters.  He is recognized throughout the telecommunications industry as an expert on numbering issues.

EXPERIENCE

1999 – Present Director, Numbering Services, NeuStar, Inc.

•      Primary NeuStar interface with the FCC and NANC on number assignment and administration issues.

•      Coordinates the development of area code and North American Numbering Plan exhaust projections and presents results of this analysis to federal and state regulatory agencies and the NANC.

•      Identifies and quantifies the impact of proposed changes in number administration by federal and/or state regulatory agencies, to include appropriate cost analysis.

•      Responsible for the implementation of the NeuStar Neutrality Compliance Program and Code of Conduct, based on quarterly audits which have consistently produced a positive opinion from an independent auditor as to NeuStar management’s assertion of compliance.

1995 – 1999   Director, Industry Forums, Alliance for Telecommunications Industry Solutions

•      Managed five industry forums, including the Industry Numbering Committee, that were responsible for developing telecommunications industry standards, guidelines, and procedures.

•      Responsible for ensuring adherence to established industry forum practices and ensuring due process in all deliberations.

•      Developed business plan for implementation of an electronic commerce solution for the sale and distribution of ATIS-forum created documents.

1987 – 1995   Manager, Network Strategic Planning, Technical Regulatory & Access Services Planning, Bell Atlantic, Arlington, VA.

1983 – 1987   Network Switching Engineer, Bell Atlantic, Arlington, VA.

EDUCATION	REFERENCES

Virginia Military Institute, 1979-1983 B.A. Economics, Distinguished Graduate, Distinguished Military Graduate

Karen Mulberry, Senior Project Mgr., WorldCom
303-904-0126

James T. Castagna, Distinguished Member of Technical Staff, Verizon Communications
212-395-5379

Robert Atkinson Chairman,
North American Numbering Council
212-854-7576

Rudy S. Amparano, Program Manager

QUALIFICATIONS

Mr. Amparano has over 5 years of product development and information systems project management experience within various types of industry sectors such as government, financial, and telecommunications.   He has successfully managed and led multiple teams, with on-time, on-budget inception to implementation software development lifecycles.  He has extensive experience acting as a liaison for internal\external customers, vendors, and all levels of management.

EXPERIENCE

2000 – Present Program Manager, NeuStar, Inc.

•      Managed and led to an on-time, on-budget delivery of the National Pooling Administration System (PAS).

•      Supported product development in creation and development of proposal and cost resolution.

•      Engineered tactical plan and coordinated efforts to implement IEEE quality assurance standards.

•      Responsible for overall system implementation, pioneering communicative ways regarding technical solutions supporting both GUI and FTP.

1998 – 2000   Project Manager, Nextel

•      Successfully managed and led a multi-million dollar Web Application development for Content Publishing and 3rd Party Wireless Applications.

•      Led and maintained JAD sessions with both internal and external cross-functional groups regarding key requirements and design milestones.

•      Responsible for managing multi-software project methodologies, by conducting quality assurance assessments.

1996 – 1998   Project Manager, FDIC

•      Responsible for engineering in a collaborative manner on functional and system requirements with both internal and external users.

•      Achieved successful implementation of a web-based National Account Information Management Systems using RAPID software methodologies.

•      Administered and provided oversight overall project cost measurements as set forth by the GAO.

1995 – 1996   Business/System Analyst, USF&G Insurance

1994 – 1995   Web Developer, American Crop Protection Association

1992 – 1994   Webmaster/QA Engineer, Equis International

EDUCATION	REFERENCES

B.S. in Economics, UCLA 1993 Los Angeles, CA Certification, Sun Certified Enterprise Architect for Java 2 Platform, 1999 Rosslyn, VA	Nick Gassaway, US Numbering Analyst Manager T-Mobile 425-748-3106 Dianne Black, Executive VP of Program Management AOL 703-622-8038 Greg Shaw, Regional Sales Director BEA WebLogic 202-309-2888

Samir Bham, Senior Systems Engineer

QUALIFICATIONS

Mr. Bham has more than 8 years of experience in software application development for the telecommunications industry.  He has led multiple application development teams through the software development lifecycle and with visible communicative interaction with all levels of management.   Mr. Bham is extremely proficient in OOA/OOD, Java, J2EE, WebLogic, SQL, Oracle, Unix, Linux, and C/C++.

EXPERIENCE

2000 – Present Senior Systems Engineer, NeuStar, Inc.

•      Developed and supported the National Pooling administration system (PAS).

•      Implemented and supported such development technologies as J2EE, supported by both WebLogic Server 6.1 and Oracle.

•      Utilized proficient development skills sets with establishing and implementing XML technology for FTP.

•      Developed and supported various form processing and report workflow modules by using standard HTML, JSP, and JAVA technologies.

1996 – 2000   Senior Software Consultant, Comsys ITS

•      Responsible for developing and maintaining two critical projects for AT&T:

•      AT&T Customer Direct Electronic Ordering System:

•      Developed a web-based system allowing external customers to electronically order additional services, and\or modify their existing service.

•      Collaborated with process engineers in defining and documenting both user and system requirements.

•      Developed and implemented C++/COBRA application onto a CGI/HTML based front-end and Oracle database back-end.

•      AT&T Integrated Ordering System:

•             Led development team through all phases of the software development lifecycle.

•             Architected and developed key modules of this application using C++, Neuron Data tools on HP-UX with back-end TUXEDO servers and Oracle.

1995 – 1996   Software Consultant, Integrated Management Systems, Inc.

1993 – 1995   Graduate Assistant, Villanova University

1992 – 1993   Software Engineer, Larsen & Toubro, LTD

EDUCATION	REFERENCES

M.S. in Computer Science, 1995 Villanova University, PA B.S. in Computer Science, 1992, Mangalore University, India	Barbara Diehn, Process Engineer AT & T 913-859-9019 Valinder Mangat, President & CEO OSS Management Inc. 703-450-5026 Ritoo Kashyap, Business Analyst Comsys ITS 703-675-7964

Joseph R. Cocke, Senior NPA Relief Planner

QUALIFICATIONS

Mr. Cocke has more than 35 years experience in telecommunications, including work involving telephone central offices, networks, revenue analysis, capital recovery and valuation studies, interconnection contract negotiation, inter-company relations, and regulatory and industry affairs.   In his current position, he interacts daily with the telecommunications industry and the state regulatory commissions regarding area code relief planning. He is deeply involved with NPA exhaust forecasts and declaration of jeopardy when necessary.  As a relief planner for NANPA, he serves as a facilitator, liaison, implementation coordinator, and media point of contact, and he testifies as a numbering subject matter expert in state regulatory proceedings.  As a member of the NANPA staff, he has served as NeuStar’s primary contact with the California Public Utilities Commission on matters relating to area code relief planning and exhaust.

EXPERIENCE

1997 – Present Senior NPA Relief Planner, Western Region, NeuStar, Inc.

•      Coordinates all facets of area code relief planning, from initiation to implementation, for the telecommunications industry.

•      Files relief plans with appropriate regulatory agencies, and provides testimony when necessary.

•      Facilitates industry and public meetings, presenting alternate relief alternatives.

1997   Area Code Relief Coordinator, Chen & McGinley, Inc.

•      Assisted the Pacific Bell Code Administrator with area code relief projects in California and Nevada.

1993 – 1997   Regional Staff Administrator, Industry Affairs, GTE California

•      Served as the company’s regulatory and industry affairs subject matter expert on all phases of California and Nevada area code relief.

•      Represented the company in all industry and public area code relief planning meetings.

•      Managed exchange carrier relations activities, interconnection contract negotiation and administration, dispute resolution, and inter-company settlements compensation.

1986 – 1993  Senior Revenue Analyst and Section Manager, GTE

1982 – 1986  Senior Program Management Analyst, GTE

1977 – 1982  Maintenance Supervisor, Switching Services, GTE

1967 – 1977  Equipment Maintainer, Switching Services, GTE

EDUCATION	REFERENCES

B.S., Business Administration, 1980, University of Redlands, Redlands, CA Associate of Arts in History, 1977, El Camino College, Torrance, CA

Brenda Birdwell, Specialist Regulatory Affairs
Verizon California, Inc.
805-372-7049

Rebecca Beaton, Programs Manager
Washington Utilities & Transportation Commission
360-664-1287

Robert Benjamin, Regulatory Analyst
California Public Utilities Commission
415-703-1069

Nancy K. Fears, Manager, NANP Resources

QUALIFICATIONS

Ms. Fears has more than 15 years of experience within the telecommunications industry.  During the last 10 years, she has administered carrier identification codes 500 NXXs, 900 NXXs, 555 line numbers, and several other key resources, and in the process, developed an unsurpassed knowledge and understanding of these resources.  She is a recognized expert in the telecommunications industry and is frequently asked to participate in industry working groups exploring issues related to the resources she administers.

EXPERIENCE

1999 – Present Manager, NANP Resources, NeuStar, Inc.

•      Administers carrier identification codes (CICs), 500-NXX codes, 900-NXX codes, and 555 line number assignments.

•      Reviews and evaluates applications (along with ASRs, CPCNs, PUC Orders, etc.) for adherence to FCC directives and industry assignment guidelines.

•      Monitors assignments for implementation within prescribed timeframes; analyzes LEC CIC access reports; and generates status reports to FCC and INC on number resource exhaust projections.

•      Responds to frequent queries from LECs, access service providers, Interchange carriers (IXCs), resellers, telecom consultants, Canadian Numbering Administrator, law enforcement, state/federal government agencies (i.e., FCC, FBI, PUCs, etc.), general industry/INC representatives, attorneys and the public sector, primarily dealing with highly contentious CIC resource.

1997 – 1999   Numbering Administrator, Central Support Supervisor, Lockheed Martin

•      Supervised 4 support staff personnel in Central Support responsible for:  distributing nationwide NPA relief activity documents to appropriate industry representatives, maintaining central database containing all contact information for industry representatives, scheduling and coordination of meeting facilities for NPA relief planning activity meetings, and providing centralized support to 11 NPA relief planners operating from “virtual” offices.

1995 – 1997   Numbering Administrator (NANPA), Bellcore

•      Distributed nationwide NPA relief activity documents to appropriate industry representatives.

•      Maintained central database containing all contact information for industry representatives.

•      Scheduled and coordinated meeting facilities for NPA relief planning activity meetings.

1985 – 1995   Various positions in Legal and Event Planning, Bellcore

EDUCATION Business Administration credits, Raritan Valley Community College and Middlesex County College, Bridgewater and Edison, NJ

REFERENCES

Lois Modrell, Technical Staff
Telcordia Technologies, Common Language Group, 732-699-5281

David O. Ward, Senior Legal Advisor
Industry Analysis & Technology Division
Wireline Competition Bureau, FCC
202-418-2336

Jean Case, Manager of Administration
Monte R. Lee & Company
Telecommunications Consultants
405-842-2405

Thomas C. Foley, Senior Manager, Data Analysis

QUALIFICATIONS

Mr. Foley has more than 20 years experience in telecommunications management, operations, planning, project management, and engineering.  He has extensive experience in NPA relief planning, and assisting the industry and regulatory agencies to find solutions to numbering issues.  He has primary responsibility for NPA and NANP exhaust forecasts, as well as the integrity of NANPA’s assignment databases.  As needed, he acts as a facilitator, liaison, implementation coordinator, media point of contact during the public comment periods of the relief planning process, and testifies as a numbering subject matter expert in state regulatory proceedings.

EXPERIENCE

2000 – Present Senior Manager, Data Analysis, NeuStar, Inc.

•      Ensures the integrity of the 200,000 plus records in NANPA’s central office code administration database.

•      Maintains and upgrades NANPA’s complex modeling programs.

•      Programs and executes reports, as needed, to meet the needs of the industry and regulatory agencies.

1999 – 2000   NPA Relief Planner, NeuStar, Inc.

•      Led NPA relief planning activities in the Southeastern United States and Caribbean.

•      Led telecommunications industry meetings; built consensus among widely diverse groups; developed and presented testimony on NPA relief plans to state regulatory authorities.

•      Prepared and delivered presentations at public meetings and hearings and provided interviews to local press.

1988 – 1999   Project Manager, Network Planning, Sprint Corporation

•      Addressed issues for the national implementation of Local Number Portability (LNP); representing Sprint at national forums and inter-company implementation meetings.

•      Managed the installation of LNP in the southeast operations area for Sprint.

•      Managed implementation of new residential and small business services.

•      Successfully directed and project managed major dialing plan conversions and numbering plan changes including area code relief efforts.

1973 – 1988   Managerial Positions, Centel Corporation and Subsidiaries

EDUCATION	REFERENCES

Masters Certificate in Project Management, 1995,
George Washington University

Masters of Business Administration, 1988,
Roosevelt University, Chicago, IL.

BS, Electrical Engineering, 1972,
University of Nebraska

Phoebe Forsythe-Isales, President
Telecommunications Regulatory Bd. of Puerto Rico
787-756-0804

Commissioner J. Terry Deason
Florida Public Service Commission
850-413-6038

Mr. Stan Greer, Manager Regulatory Relations
BellSouth Telecommunications
850-224-5139

Rajeshwar Kamineni, Senior Systems Engineer

QUALIFICATIONS

Mr. Kamineni possesses over eight years of strong technical development experience as both an engineer and a software architect.  Mr. Kamineni is proficient with JAVA, J2EE, UNIX/C, C++, GUI and Oracle DBMS.  His experience has led to implementation of various applications from Mainframes to Web Based for both the telecommunications and financial industry sectors.

EXPERIENCE

2001 – Present Senior Systems Engineer, NeuStar, Inc.

•      Developed, implemented, and support the National Pooling Administration System (PAS).

•      Architected and developed significant workflow modules, by implementing stateful EJB’s, Message Driven Beans, and PL/SQL stored procedures.

•      Demonstrated proficient performance tuning skill sets with such tools as Jprobe Profiler and WebLogic Console.

•      Developed and implemented a JAVA support tool to generate DAO for persisting objects into the Oracle DB.

1997 – 2001   Senior Technical Consultant, COMSYS ITS

•      Developed and maintained a Workflow Translator system to convert Visio Flow File to a text based Workflow language using XML and Visual C++.

•      Created and implemented a Workflow Engine using C++ and Java on HP-UNIX\NT environment, which supported both, push-pull and call back patterns used to notify LSAT clients.

•      Developed back end servers for a Number Portability Subscription Manager system using C++, OAK COBRA, Registry, and various other technical tools.

1996 – 1997  Senior Software Engineer, Bluestone Consulting Services

•      Responsible for designing and developing a Student Loan System for KPMG using C++, Motif, and various XRT components.

•      Implemented and developed a segment of a three tier client/server Document Contract Management System for McDonnell Douglas using Visual C++ as front end with DCE Server as application servers and routers.

1995 – 1996   Programmer/Analyst, COMPAID Consulting Services, Inc.

1994 – 1995   Programmer/Analyst, UCC Western Michigan University

1993 – 1994   Programmer/RA, University Computing Center, WMU

EDUCATION	REFERENCES

M.S. Computer Science, 1994, Western Michigan University, MI B.S. Mechanical Engineering, 1991, REC, India	Christine Podracky, Senior Manager JbiSoft 703-802-0285 Piali Ghose, Manager WorldCom 240-662-2558 Ravi Nara, Senior Manager KPMG 703-747-4716

D. Wayne Milby, Senior NPA Relief Planner

QUALIFICATIONS

Mr. Milby has more than 35 years experience in telecommunications, including NPA relief planning, code administration, and trunk servicing and forecasting.  For more than 8 years, he has specialized in NPA relief planning, and has been involved in 50 relief plans.  He has been instrumental in the development of basic methods and procedures used throughout the U.S. by NeuStar in its NANPA role.  He developed the model that permits the lifetimes of relief planning alternatives to be determined dynamically, providing the industry with an effective way to examine new or modified alternatives during relief meetings.

EXPERIENCE

1997 – Present Senior NPA Relief Planner, Eastern Region, NeuStar, Inc.

•      Supervises NPA relief planning for the Eastern Region of the United States, including preparation of relief plans and IPDs.

•      Facilitates or participates in industry relief planning meetings and makes filings with the utility commissions on behalf of the industry.

•      Declares jeopardy in NPAs and conducts industry meetings to bring the industry to consensus on the jeopardy procedures to be utilized in assigning the remaining NXX codes in the NPAs nearing exhaust.

•      Testifies at state public hearings.

1995 – 1997   Manager, Regional NPA/Code Administration, Bell Atlantic

•      Responsible for NXX Code Administration and NPA relief planning.

•      Developed relief plans and prepared initial planning documents.

•      Conducted industry meetings and made filings with the utility commissions on behalf of the industry.

•      Made presentations at public hearings regarding NPA relief.

•      Declared jeopardy in NPAs and conducted industry meetings to bring the industry to consensus on the jeopardy procedures to be utilized in assigning the remaining NXX codes when necessary.

•      Testified as the Area Code Coordinator and the Regional Numbering Code Administrator.

1993 – 1995   Manager, INPA/NPA Coordination, Bell Atlantic

•      Planned and implemented dialing plan changes, including the installation of new area codes when required.

1967 – 1995   Various Positions, Bell Atlantic and C&P Telephone

EDUCATION	REFERENCES

B. S., Architectural Engineering, 1963, Virginia Tech, Blacksburg, Virginia

Jena Downs, Manager, Network Engineering
Verizon
410-736-6711

Robert H. Mundy, Jr., Lead Rate Specialist
Connecticut Dept. Public Utilities Commission
860-827-2692

Karlen J. Reed, Assistant Attorney General
Office of the Massachusetts Attorney General
617-727-2200 Ext. 3436

Beth Sprague, Manager, NRUF and Industry Liaison

QUALIFICATIONS

For more than 10 years, Ms. Sprague has held key roles in the industry forum process, and at NeuStar, she has continued to participate in the Industry Numbering Committee (INC) as NANPA’s representative.  She also managed the evolution of the Central Office Code Utilization Survey (COCUS) into the NANP Number Resource Utilization/Forecasting (NRUF) collection process in order to comply with the March 2000 FCC mandate to improve the industry tool for estimating NPA and NANP exhausts.  As such, she has overseen the collection, processing and analysis of over 30,000 NRUF submissions.

EXPERIENCE

2000 – Present Manager, NRUF and Industry Liaison, NeuStar, Inc.

•                  Manages the NANP Number Resource Utilization/Forecasting collection process for NANPA.

•                  Provides ongoing client notification and assistance to telecommunications service providers to assist them in compling with FCC rules for reporting service provider inventory and forecasting on the multi-part form (FCC Form 502) via spreadsheet and electronic file transfer.

•                  Manages the NRUF operation to process daily forecast updates necessary for service providers to comply with the FCC rules for requesting number resources.

•                  Provides assistance and educates public utility commissions on the code administration and telephone number inventory reporting process.

•                  Participates in the INC as the NANPA non-voting representative, presenting more than 120 contributions to assist the resolution of industry problems, and acting as co-chair of the Document Maintenance and Management Workshop.

1991 – 1999   Senior Committee Administrator, Committee Administrator, Executive Assistant, Alliance for Telecommunications Industry Solutions

•                  Served as the Committee Administrator for several ATIS sponsored committees, including the forum addressing toll-free services (SMS Number Administration Committee – SNAC) and was responsible for preparation of meeting records, editor of committee documents, and ensuring efficient operation of the group.

EDUCATION	REFERENCES

B.A., 1984, Mount Holyoke College, MA Paralegal Certification, 1996, Georgetown University, Washington, D.C.

Karen G. Norcross,
Senior Numbering Resource Specialist
Michigan Public Service Commission
571-241-8048

Dana W. Smith, Technical Staff-Network
Numbering Policy & Standards
Verizon Wireless
682-831-3364

George Stanek, Manager
AT&T Corp.
973-236-6365

Sandy Tokarek, Regional Director, Code Administration

QUALIFICATIONS

Ms. Tokarek has 14 years progressive management experience, including 9 years in the telecommunications industry.  For the last three years, she has managed NeuStar’s central office code organization.  She brings to NeuStar advanced understanding of cellular technologies, interconnection agreements, and rate structuring as well as knowledge related to mainframe and telephone switching systems - provisioning, trouble shooting, and testing.  As a manager, she has a proven record in strategic planning, fiscal management, managing simultaneous projects, meeting deadlines, and staff development and evaluation.

EXPERIENCE

July 2000 – Present Regional Director, Code Administration, NeuStar, Inc.

•                  Manages staff responsible for central office code administration, including eight functional areas.  Responsibilities include hiring, employee development, and salary administration.

•                  Responds to queries and works with general counsel on responses and comments in connection with numbering issues before the FCC, state regulatory agencies, and industry numbering forums.

•                  Develops administrative and business procedures to incorporate new changes and requirements as ordered by the FCC and state regulatory bodies.

1999 – 2000   Senior Relief Planner, Relief Planning, NeuStar, Inc.

1998 – 1999   Relief Planner, Relief Planning, Lockheed Martin

•                  Acted as a liaison between telecommunications industry, and state regulatory agencies for area code exhaust relief planning in 15 states.

•                  Developed relief alternatives for NPAs approaching exhaust, analyzing historical demand data, carrier forecasts, and local tariff information.

•                  Testified before state commissions at hearings on numbering issues and provided frequent media interviews.

1993 – 1998   Public Affairs Manager, AT&T

•                  Managed public affairs in three states as liaison between government, community leaders, and consumers; built relationships and monitored relevant legislative activities.

•                  Ensured compliance with state and federal regulations affecting the cellular industry.

•                  Coordinated and implemented Equal Access Project to introduce long distance communications options to cellular customers in the mid-Atlantic region.

•                  Developed corporate Process Improvement Program that resulted in improved employee morale and customer relations, increased efficiency and reduced operating expenses.

EDUCATION	REFERENCES

Candidate, Master’s Certificate in Project Management, George Washington University; Washington, DC

Associate Certificate in Project Management,
George Washington University; Washington, DC

Bachelor of Science in Business,
Gannon University; Erie, PA

Rick Stueckle, Manager, National Numbering Administration, AT&T Wireless
425-288-6787

George Light, Engineering Analyst
Illinois Commerce Commission
312-814-8591

Joanne Edelman, Team Member Tech Support
Verizon Wireless
925-279-6159

LaShanda Tomlinson, Senior NRUF Administrator

QUALIFICATIONS

Ms. Tomlinson brings exceptional practical and organizational skills in implementing business administration processes as well as excellent administrative skills and computer literacy.  She has been involved with the NRUF reporting process since its inception in 2000, working directly with service providers in resolving submission errors and anomalies.

EXPERIENCE

2000 – Present Senior NRUF Administrator, NeuStar, Inc.

•                  Administers the NRUF database and generates detailed data reports for use by regulators.

•                  Manages the inflow and processing of Form 502 data, identifying and resolving anomalies.

•                  Generates queries and reports using the features of Microsoft ACCESS.

•                  Interacts with regulatory agencies to address service provider issues associated with NRUF.

•                  Ensures that state concerns on NRUF data are investigated and resolved in a timely manner.

•                  Assists service providers with identifying/resolving state concerns and vice-versa.

•                  Trains and serves as a consultant for new NRUF Customer Service Representatives (CSRs).

•                  Addresses complex NRUF issues referred by NRUF CSRs.

1999 – 2000   Central Support Manager, NeuStar, Inc.

•                  Provided administrative support to relief planners, including meeting set-up and distribution of documents to service providers.

•                  Conducted service provider’s meeting survey.

•                  Administered the service provider’s database, and generated detailed reports for use by the NPA Relief Planners as required.

•                  Managed the inflow and processing of service provider’s data via Document Distribution Service.

•                  Generated queries and reports.

•                  Interacted with federal and state regulators in addressing issues associated with relief planning.

•                  Ensured that the state concerns on relief planning data were investigated and resolved in a timely manner by the dedicated relief planner for the particular region.

•                  Provided commission filings to the appropriate state regulatory personnel.

EDUCATION	REFERENCES
Eastern Senior High School, Academic Diploma, Washington, DC (1988-1992)

Betty Matthews, Branch Manager
Consumer Credit Counseling of Greater Washington
202-682-1500

Kimberly Swenson, Code Administrator
ICG Communications
303-414-4506

Nicholas Gassaway, Analyst and Manager/US Numbering
T-Mobile
425-748-3106

Attachment B: PAST PERFORMANCE REQUEST AND QUESTIONNAIRE

CONTRACTOR PERFORMANCE REPORT ☐ Final or ☒ Interim - Period Report: From 12/31/97 To 03/31/03

1. Contractor Name and Address: NeuStar, Inc 46000 Center Oak Plaza Sterling, VA 20166	2. Contract Number: N/A	Task Order Number: N/A

3. Value: Minimum value per region (8 regions total) $20M Does not include additional revenue due to usage-based charges.

4. Award Date: Various (first on Dec 31, 1997, revised for all regions on Dec 1, 2000) Completion Date: May 31, 2006 with one-year options thereafter.

5.     Type of Contract:(Check all that apply)-☒FP  ☐FP-EPA  ☐CPFF - Completion  ☐CPFF-Term  ☐CPIF ☐CPAF  ☐ID/IQ  ☐BOA  ☒Requirements  ☒Labor Hour  ☒T&M  ☐CR  ☐Other

6.     Description of Requirement:  Provide transaction services for all telecommunication providers that port telephone numbers.  NeuStar is the single, neutral third party company to provide these services for the US and Canada.

7.     Ratings.  After commenting, score, in column on the right, using 1 for unsatisfactory, 2 for marginal, 3 for satisfactory, 4 for very good, and 5 for exceptional.

Quality – Comments	Score = 3

NeuStar provides a quality service to its Users per Service Level Requirements defined in its master contract with the NAPM LLC.  Operations and Development efforts are incorporated into Change Management Control.  NeuStar conducts periodic surveys of its Users at various operational levels.  NeuStar’s performance is evaluated on a semi-annual basis by members of the NAPM LLC.  Areas for improvement are identified and implemented via Action Plans.

Cost Control – Comments	Score = 3

TN Porting Events are charged at a fixed rate.  Software enhancements (encompass Statement of Works) are priced on an auditable (by the NAPM LLC) cost-plus basis.

Timeliness – Comments	Score = 3

Development and delivery of Statements of Work normally follows agreed upon Project Plans.  Stability and functionality of the NPAC database has significant impact to both NeuStar and more importantly its Users and their business operations.   NeuStar has experienced instability in its database functions within the past twelve months and is currently taking corrective action.

Business Relations - Comments	Score = 4

NeuStar strives to maintain a close working relationship with its customer base at multiple levels.  Communication via website, email distribution lists, regularly scheduled conference calls and industry meetings is on going.  NeuStar executives make themselves available to clients for discussion.  Contacts are readily available and provide follow-up information in a timely manner.

8.     Assessing Officers Name/Position/Organization:  Pamela Connell

9. Signature		Date:
10. Telephone Number:	Fax Number:	Internet Address:

Release of Information:  This Contractor Performance Report may be used to support future award decisions, and will be treated as source selection information in accordance with FAR 3.104-4(k)(1)(x) and 42.1503(b).  The completed report shall not be released to other than Government personnel and the contractor whose performance is being evaluated during the period the information is being used to provide source selection information.  CONTRACTOR PERFORMANCE REPORT INSTRUCTIONS

Block 1:  Contractor Name and Address.  Identify the specific division being evaluated if there is more than one.

Block 2:  Contract number/task order number being evaluated.

Block 3:  Contract value, including options.

May 12, 2003

Mr. Mark Oakey

Contracting Officer

FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC 20554

RE:          Solicitation No.: SOL03000001

North American Number Plan Administrator

Dear Mr. Oakey:

Please find attached the original and five (5) copies of NeuStar, Inc.’s Cost Volume, Volume 2, in response to the above-referenced solicitation.  Accompanying this Cover Letter are: 1) signed Standard Forms 33 and 1411; 2) completed Representations and Certifications; 3) and the required Neutrality Certifications.

The attached Cost Volume is submitted in full compliance with the above-referenced solicitation and we certify that our proposal has been prepared consistent with the terms and condition of the solicitation, including a Table of Contents and sections to provide comprehensive narrative support of our Firm Fixed Price.  Section 1.0 is a Solution Overview, describing NeuStar’s “best value” NANPA offering, which provides the Commission and the industry with the highest quality and lowest risk solution, delivered by a vendor with unmatched experience and unassailable neutrality.

Underlying price assumptions and descriptive cost rationale are included in Section 2.0, Basis of Estimate.  Section 3.0 provides a detailed cost breakdown.  And, cost backup is submitted under Section 4.0.

We are certain you will find our costs and, thus, our price realistic, which is paramount in a Firm Fixed Price contract.  Our extensive experience in numbering administration, coupled with our five plus years as the NANPA, gives us the ability to accurately estimate the activities, manpower, and other direct costs over the five year period of this procurement.

Importantly, NeuStar has elected to contribute to the cost of the NANPA by proposing only direct costs in its Firm Fixed Price.  Such a corporate cost sharing is not unlike commercial businesses where indirect costs are a part of the “margin”, which is adjusted on a case-by-case basis for competitive or customer relations purposes.  Hence, General & Administrative costs and profit in this proposal are priced at 0%.

Also, NeuStar is offering a price reduction, which is described in Section 2.4.  This reduction is derived from our position as the incumbent operating under two complementary NANPA contractual vehicles during transition.  Because the amount of the reduction is essentially equivalent to the price for the Base Year, all of the CLINs – CLIN 0001, CLIN 0002, CLIN 0003, CLIN 0004, and CLIN 0005 – in the Base Year are provided at no charge.

With the aforementioned cost contribution and price reduction, the total Firm Fixed Price for the anticipated five-year contract is $5,686,487.

Further, NeuStar, as the current NANPA, possesses the unique ability to create efficiencies for the Commission. NeuStar offers an option to its already low, responsive fixed price.  This option is based on a shared staff performing both NANPA and National Pooling Administration.  This option contemplates exercise, if the Commission so desires, within ninety (90) days after the NANPA contract award, and is more fully described in Section 5.0 of the Cost Volume.

NeuStar understands the fundamentals of submitting a firm fixed price.  NeuStar has successfully operated as the incumbent NANPA under the same arrangement.  NeuStar is committed to providing the necessary staffing levels to continue to deliver outstanding service.

All information contained in this price proposal is Company Confidential and may be used by the recipient only for the purpose intended, i.e., to evaluate the price and cost realism of NeuStar’s proposal in response to FCC Solicitation SOL03000001, on a need to know basis.

NeuStar’s cognizant audit office is DCAA Southern New Jersey Branch Office, Woodcrest Plaza, 10 Melrose Street, Suite 200, Cherry Hill, NJ 08003.  NeuStar is not under the cognizance of any ACO.  All copies of this proposal are forwarded to the FCC.  If so advised by the contracting officer, NeuStar will forward a copy of the proposal to its cognizant DCAA office.

We look forward to bringing our unsurpassed NANPA experience, our cost efficiency, and our state-of-the-art NANP Administration System solution to bear in the role of the NANPA into the next term.  Should you have any questions, or need any clarification, please do not hesitate to contact me at (571) 434-5580.  I am NeuStar’s authorized negotiator for this proposal, and am further authorized to bind the Corporation to any contract resulting herefrom.

Very truly yours,

NeuStar, Inc.

Gregory J.A. Roberts

Vice President, Business Development

Enclosures

Attachment

Solicitation, Offer and Award

1.	This Contract is a rated order under DPAS (15 CFR 700)

2.	Contract Number

3.	Solicitation Number	SOL03000001

4.	Type of Solicitation	Sealed Bid (IFB) Negotiated (RFP)

5.	Date Issued	03/28/2003

6.	Requisition/Purchase Number

7.	Issued By	Code 00001 FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554 Tel: (202) 418-0930 ext. Fax: (202) 418-0237 ext.

8.	Address Offer to (if other than item 7)	See Sec. H.6

9.

Sealed offers in original and 5 copies for furnishing the supplies or services in the Schedule will be received at the place specified in Item 8, or if handcarried, in the depository located in Sec H.6 until 2:00 PM local time 05/12/2003

Caution – Late submissions, modifications, and withdrawals: See Section L, Provision No. 52.214-7 or 52.215-1. All offers are subject to all terms and conditions contained in this solicitation.

10.	For information call:

10a.	Name	Mark Oakey

10b.	Telephone (No Collect Calls)	Area Code	202
		Number	418-0933
Ext.

10c.	E-mail address	moakey@fcc.gov

11.	Table of Contents

X	Sec.	Description
X	A	Solicitation/Contract Form
X	B	Supplies or Services and Prices/Costs
X	C	Description/Specs/Work Statement
X	D	Packaging and Marking
X	E	Inspection and Acceptance
X	F	Deliveries or Performance
X	G	Contract Administration Data
X	H	Special Contract Requirements
	I	Contract Clauses
PART II – CONTRACT CLAUSES
X	J	List of Attachments
PART IV – REPRESENTATIONS AND INSTRUCTIONS
X	K	Representations, Certifications, and Other Statements of Offerors
X	L	Instrs., Conds., and Notices to Offerors
X	M	Evaluation Factors for Award

12.

In compliance with the above, the undersigned agrees, if this offer is accepted within                     calendar days (60 calendar days unless a different period is inserted by the offeror) from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the price set opposite each item, delivered at the designated point(s), within the time specified in the schedule.

13.	Discount for prompt payment (See Section 1, Clause No. 52-232-8)	10 CALENDAR DAYS(%)	20 CALENDAR DAYS (%)	30 CALENDAR DAYS(%)	CALENDAR DAYS (%)

14.	Acknowledgment of amendments (the offeror acknowledges receipt of amendments to the SOLICITATION for offerors and related documents numbered and dated):	AMENDMENT NO.	DATE	AMENDMENT NO.	DATE

15a.	Name and Address of Offeror	Code Facility NeuStar, Inc. 46000 Center Oak Plaza, Sterling, VA 20166

15b.	Telephone Number	Area Code	571
		Number	434-5580
Ext.

15c.	Check if remittance address is different from above – enter such address in schedule

16.	Name and Title of Person Authorized to Sign Offer (Type or Print)	Gregory J.A. Roberts, VP, Numbering Services

17.	Signature

18.	Offer Date	12 May 03

19.	Accepted as to Items Numbered

20.	Amount

21.	Accounting and Appropriation

22.	Authority for using other than full and open competition:	10 U.S.C. 2304 (c) ( ) 41 U.S.C. 253 (c) ( )

23.	Submit Invoices to Address Shown in (4 copies unless otherwise specified)	Item

24.	Administered By (If other than item 7)	Code

25.	Payment will be made by	Code

26.	Name of Contracting Officer (Type or print)

27.	United States of America (Signature of Contracting Officer)

28.	Award Date

CONTRACT PRICING PROPOSAL COVER SHEET					1. SOLICITATION/CONTRACT/MODIFICATION NUMBER SOL03000001			OMB No.:9000-0013 Expires: 09/30/98

(Cost or Pricing Data Required)

Public reporting burden for this collection of information is estimated to average 4 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.  Send comments regarding this burden estimate or any other aspect of this collection of information including suggestions for reducing this burden, to the FAR Secretariat (VRS), Office of Federal Acquisition Policy, GSA, Washington, DC 20405.

2a. NAME OF OFFEROR NeuStar, Inc					3a. NAME OF OFFEROR’S POINT OF CONTACT Gregory J. A. Roberts	3c. TELEPHONE
2b. FIRST LINE ADDRESS 46000 Center Oak Plaza					3b. TITLE OF OFFEROR’S POINT OF CONTACT Vice President, Numbering Services	AREA CODE 571		NUMBER 434-5580
2c. STREET ADDRESS					4. TYPE OF CONTRACT ACTION (Check)

					a. NEW CONTRACT	d. LETTER CONTRACT

X

2d. CITY			2e. STATE	2f. ZIP CODE	b. CHANGE ORDER	e. UNPRICED ORDER
Sterling			VA	20166	c. PRICE REVISION/	f. OTHER (Specify)
5. TYPE OF CONTRACT (Check)					REDETERMINATION
X FFP		CPFF	CPIF	CPAF	6. PROPOSED COST (A+B=C)
FPI		OTHER (Specify)			A. COST	B. PROFIT/FEE	C. TOTAL
					$5,686,487	$0	$5,686,487
7. PERFORMANCE
PLACE	a.	46000 Center Oak Plaza, Sterling, VA 20166			PERIOD	a.	1 year + 4 option years
	b.					b.

8.   List and reference the identification, quantity and total price proposed for each contract line item.  A line item cost breakdown supporting this recap is required unless otherwise specified by the Contracting Officer.  (Continue on reverse, and then on plain paper, if necessary.  Use same headings.)

a. LINE ITEM NO.		b. IDENTIFICATION			c. QUANTITY	d. TOTAL PRICE		e. PROP. REF. PAGE

SEE ATTACHED

9. PROVIDE THE FOLLOWING (If available)
NAME OF CONTRACT ADMINISTRATION OFFICE none					NAME OF AUDIT OFFICE Southern NJ Branch Office
STREET ADDRESS					STREET ADDRESS Wooderest Pavilion, 10 Melrose Ave, Suite 200
CITY				STATE	ZIP CODE	CITY Cherry Hill	STATE NJ	ZIP CODE 08003
TELEPHONE			AREA CODE	NUMBER	TELEPHONE	AREA CODE 856	NUMBER 354-7550
10. WILL YOU REQUIRE THE USE OF ANY GOVERNMENT PROPERTY IN THE PERFORMANCE OF THIS WORK? (If “yes,” identify)					11a. DO YOU REQUIRE GOVERNMENT CONTRACT FINANCING TO PERFORM THIS PROPOSED CONTRACT? (If “yes,” complete Item 11b.)	11b. TYPE OF FINANCING (Check one)

						ADVANCE PAYMENT		PROGRESS PAYMENTS
YES X NO					YES X NO	GUARANTEED LOANS

12.         HAVE YOU BEEN AWARDED ANY CONTRACTS OR SUBCONTRACTS FOR THE SAME OR SIMILAR ITEMS WITHIN THE PAST 3 YEARS?  (If “yes,” identify item(s), customer(s) and contract number(s) on reverse of form.)

YES         X NO

13. IS THIS PROPOSAL CONSISTENT WITH YOUR ESTABLISHED ESTIMATING AND ACCOUNTING PRACTICES AND PROCEDURES AND FAR PART 31, COST PRINCIPLES? (If “no,” explain on reverse of form.) X YES NO
14. COST ACCOUNTING STANDARDS BOARD (CASB) DATA (Public Law 91-379 as amended and FAR PART 30)
a. WILL THIS CONTRACT ACTION BE SUBJECT TO CASB REGULATIONS? (if “no,” explain in proposal.)					b. HAVE YOU SUBMITTED A CASB DISCLOSURE STATEMENT (CASB DS-1 or 2)? (If “yes,” specify in proposal the office to which submitted and if determined to be adequate.)
YES X NO Monetary Exemption					YES X NO
c. HAVE YOU BEEN NOTIFIED THAT YOU ARE OR MAY BE IN NONCOMPLIANCE WITH YOUR DISCLOSURE STATEMENT OR COST ACCOUNT STANDARDS? (If “yes,” explain in proposal.) YES X NO					d. IS ANY ASPECT OF THIS PROPOSAL INCONSISTENT WITH YOUR DISCLOSED PRACTICES OR APPLICABLE COST ACCOUNTING STANDARDS? (if “yes,” explain in proposal.) YES X NO

This proposal is submitted in response to the solicitation, contract, modification, etc. in Item 1 and reflects our estimates and/or actual costs as of this date and conforms with the instructions in FAR 15.804-6(b)(1), and Table 15-2.  By submitting this proposal, the offeror, if selected for negotiation, grants the contracting officer and authorized representative(s) the right to examine, at any time before award, those records, which include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or any other form, or whether such supporting information is specifically referenced or included in the proposal as the basis for pricing, that will permit an adequate evaluation of the proposed price.

15. NAME OF OFFEROR (Type) Gregory J. A. Roberts				15. TITLE OF OFFEROR (Type) Vice President, Numbering Services	16. NAME OF FIRM NeuStar, Inc
17. SIGNATURE						18. DATE OF SUBMISSION
12 May 03
AUTHORIZED FOR LOCAL REPRODUCTION						STANDARD FORM 1411 (REV. 10-95)
Previous edition is not usable.						Prescribed by GSA - FAR (48 CFR) 53.215-2(a)

SF 1411 Attachment

Base Year

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0001	Automated NANPA System Development and Implementation	1	$0	Vol. 1, Section I.1
0002	Transition to NANP Administration	1	$0	Vol. 1, Section I.2
0003	Reporting	1	$0	Vol. 1, Section I.2.7
0004	Travel, Not to Exceed Amount	1	$0	Vol. 2, Section 2.2.5
0005	Data Requirements (CDRLs)	1	$0	Vol. 1, Section I.2.6
	Total—Initial Year	N/A	$0	N/A

Option Year 1

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0101	Automated System Support (operation and maintenance)	1	$139,277	Vol. 1, Section I.1.5.5
0102	NANP Administration	1	$1,016,832	Vol. 1, Section I.3
0103	Reporting	1	$145,560	Vol. 1, Section I.2.7
0104	Travel, Not to Exceed Amount	1	$27,770	Vol. 2, Section 2.2.5
0105	Data Requirements (CDRLs)	1	$47,225	Vol. 1, Section I.2.6
	Total—Option Year 1	N/A	$1,376,664	N/A

Option Year 2

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0201	Automated System Support (operation and maintenance)	1	$141,734	Vol. 1, Section I.1.5.5
0202	NANP Administration	1	$1,072,163	Vol. 1, Section I.3
0203	Reporting	1	$148,105	Vol. 1, Section I.2.7
0204	Travel, Not to Exceed Amount	1	$27,960	Vol. 2, Section 2.2.5
0205	Data Requirements (CDRLs)	1	$48,055	Vol. 1, Section I.2.6
	Total—Option Year 2	N/A	$1,438,017	N/A

Option Year 3

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0301	Automated System Support (operation and maintenance)	1	$144,235	Vol. 1, Section I.1.5.5
0302	NANP Administration	1	$1,049,484	Vol. 1, Section I.3
0303	Reporting	1	$150,696	Vol. 1, Section I.2.7
0304	Travel, Not to Exceed Amount	1	$28,152	Vol. 2, Section 2.2.5
0305	Data Requirements (CDRLs)	1	$48,900	Vol. 1, Section I.2.6
	Total—Option Year 3	N/A	$1,421,467	N/A

Option Year 4

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0401	Automated System Support (operation and maintenance)	1	$133,789	Vol. 1, Section I.1.5.5
0402	NANP Administration	1	$1,048,966	Vol. 1, Section I.3
0403	Reporting	1	$147,800	Vol. 1, Section I.2.7
0404	Travel, Not to Exceed Amount	1	$28,346	Vol. 2, Section 2.2.5
0405	Data Requirements (CDRLs)	1	$49,760	Vol. 1, Section I.2.6
0406	Transition	1	$41,679	Vol. 1, Section I.2.6
	Total—Option Year 4	N/A	$1,450,340	N/A

Total Firm-Fixed Price—Base Year Plus Four Option Years:  $5,686,487.

Certification Required by H.8.B.3 (H.8.B.3, L.5)

In compliance with RFP Sections H.8.B.3 and L.5, the following certification is submitted.  This certification also appears in the Cost Volume.

CERTIFICATION

To:          FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC  20554

RE:          Solicitation SOL03000001

North American Numbering Plan Administrator (NANPA)

From:      NeuStar, Inc.

46000 Center Oak Plaza

Sterling, VA  20166

(571) 434-5400

TIN:  522141938

Description of Services under Solicitation:

NeuStar will design, develop, and deploy a new NANP administration system (NAS) in the first six (6) months after award.  During the next month (Month 7), NeuStar will flawlessly migrate data from the existing NANPA systems to the new NAS and seamlessly transfer NANPA operations.  At the end of Month 7, NeuStar will flash-cut (cut-over) from the NANP systems to the new NAS.  Commencing at the beginning of Month 8 after award, NeuStar will continue to provide outstanding, neutral NANPA services for a period of 4 years and 5 months provided that the FCC exercises all planned option years.

Description of Services During Past Two Years:

During the two years preceding the date of this CERTIFICATION, NeuStar rendered services to the clients listed below relating to numbering administration or activities provided to a telecommunications service provider or a party with a vested interest in the outcome of numbering administration or activities or affiliates thereof, unless de minimis:

1.                                      North American Numbering Plan Administration (NANPA)

Client:  FCC

Client Contact:  Sanford Williams

445 Twelfth Street, S.W.

Washington, D.C.  20554

(202) 418-1508

NeuStar, as the NANPA, is responsible for the day-to-day neutral administration, of the North American Numbering Plan in the United States, including U.S. insular areas, and 18 other NANP member nations.

2.                                      National Pooling Administration

Client:  FCC

Client Contact:  Mark Oakey

445 Twelfth Street, S.W.

Washington, D.C.  20554

(202) 418-0933

NeuStar, as the National Pooling Administrator, is responsible for the day-to-day neutral administration of central office code thousands block pools, a key component of the FCC’s number optimization policy.

3.                                      North American Number Portability Administration

Client:  North American Portability Management, LLC

Client Contact:  Pamela Connell, Co-chair

1200 Peachtree Street

Atlanta, GA  30309

(404) 810-4762

NeuStar is the neutral operator of the master system and database for local number portability in North America.

4.                                      Number Translation Service

Client:  Level 3 Communications, LLC

Client Contact:  Jack Hobaugh

1025 Eldorado Blvd

Broomfield, CO  80021

(720) 888-1000

Pursuant to the standardized NPAC User Agreement, NeuStar provides NPAC data to service providers in Internet protocol format.

5.                                      European Telephone Numbering System (ETNS) Administration

Client:  European Radio Office (formerly European Telecommunication Office)

Client Contact:  B. Spohr

Peblingehus

Nansensgade 19

DK 1366 Copenhagen

+45 33896300

NeuStar administers the registration of ETNS service providers and serving networks, distribution of Routing Numbers, and support of the number portability process on behalf of the ETNS Registrar, the European Radio Office Director.

NeuStar certifies that it has made inquiry and to the best of its knowledge and belief, no actual or potential conflict of interest, or situations that could raise the appearance of impropriety or unfair competitive advantage exist with respect to the services to be provided in connection with the instant contract, or that any actual or potential conflict of interest, and issues of impropriety or unfair competitive advantage that does or may exist has been communicated in writing to the Contracting Officer.

NeuStar also provides other services to telecommunications service providers that are not related to numbering administration or activities and, therefore, are not required to be included in the instant certificate.  NeuStar, however, lists those services here and will provide further information upon request:

A.                                   CARE Clearinghouse:  The CARE Clearinghouse is a customer account record exchange (CARE) service NeuStar offers to all telecommunications service providers.  The CARE clearinghouse is an industry wide service that processes and tracks primary interexchange carrier records, billing name and address requests, and other customer account information in industry accepted CARE formats.

B.                                     LSR Express:  LSR Express is a part of NeuStar’s CARE Clearinghouse.  NeuStar’s LSR Express is designed to offer a cost saving industry service that both processes and tracks preorders and local service requests (LSR) with industry accepted local service ordering requirements.

C.                                     ASR Express:  As part of NeuStar’s CARE Clearinghouse, ASR Express facilitates the sending and receiving of access service request (ASR) order information among access customers and their multiple access service providers, including competitive local exchange carrier (CLEC) to CLEC, CLEC to interexchange carrier (IXC), IXC to incumbent LEC, and enterprise customers to telecommunications service providers.

NeuStar, Inc.

By
Gregory J.A. Roberts,
Vice President, Numbering Services

Date: May 12, 2003

Neutrality Criteria Certification

I, Greg Roberts, a duly authorized officer of NeuStar, Inc. hereby certify that NeuStar:

(1)                is a non-governmental entity that is impartial and not aligned with any particular telecommunications industry segment;

(2)                is not an affiliate of any telecommunications service provider(s) as defined in the Telecommunications Act of 1996.  “Affiliate” is a person who controls, is controlled by, or is under the direct or indirect common control with another person.  A person shall be deemed to control another if such person possesses, directly or indirectly –

(A)      An equity interest by stock, partnership (general or limited) interest, joint venture participation, or member interest in the other person ten (10%) percent or more of the total outstanding equity interests in the other person, or

(B)   The power to vote ten (10%) or more of the securities (by stock, partnership (general or limited) interest, joint venture participation, or member interest) having ordinary voting power for the election of directors, general partner, or management of such other person, or

(C)   The power to direct or cause the direction of the management and policies of such other person, whether through the ownership of or right to vote voting rights attributable to the stock, partnership (general or limited) interest, joint venture participation, or member interest) of such other person, by contract (including but not limited to stockholder agreement, partnership (general or limited) agreement, joint venture agreement, or operating agreement), or otherwise;

(3)                has not issued and does not intend to issue a majority of its debt to, nor does it derive a majority of its revenues from, any telecommunications service provider.  “Majority” shall mean greater than 50 percent, and “debt” shall mean stocks, bonds, securities, notes, loans or any other instrument or indebtedness; and

(4)                is not subject to undue influence by parties with a vested interest in the outcome of numbering administration and activities.

BY:

Greg Roberts
Vice President, Numbering Services
NeuStar, Inc.
May 12, 2003

Evidence of authority is attached

Evidence of Authority

I, Michael Lach, am Chief Operating Officer of NeuStar, Inc., and I hereby authorize Greg Roberts, Vice President, Numbering Services, to bind NeuStar to the Neutrality Criteria Certification.

Michael Lach
Chief Operating Officer
NeuStar, Inc.

SWORN TO AND SUBSCRIBED BEFORE ME, this the 9th day of May 2003.

NOTARY PUBLIC

My Commission Expires:

SECTION K — REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

K.1	52.252-01	SOLICITATION PROVISIONS INCORPORATED BY REFERENCE

This solicitation incorporates one or more solicitation provisions by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The offeror is cautioned that the listed provisions may include blocks that must be completed by the offeror and submitted with its quotation or offer. In lieu of submitting the full text of those provisions, the offeror may identify the provision by paragraph identifier and provide the appropriate information with its quotation or offer. Also, the full text of a solicitation provision may be accessed electronically at this/these address(es):

[Insert one or more Internet addresses]

Clause	Title	Date
52.203-11	Certification and Disclosure Regarding Payment to Influence Certain Federal Transactions	April 1991
52.237-08	Restriction on Severance Payments to Foreign Nationals	October 1995

K.2	52.204-03	TAXPAYER IDENTIFICATION	OCTOBER 1998

(a) Definitions.

“Common parent,” as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Number (TIN),” as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns. The TIN may be either a Social Security Number or an Employer Identification Number.

(b) All Offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(c) The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

(d) Taxpayer Identification Number (TIN).

☒ TIN:       52-2141938    .

☐ TIN has been applied for.

☐ TIN is not required because:

☐ Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

☐ Offeror is an agency or instrumentality of a foreign government;

☐ Offeror is an agency or instrumentality of the Federal Government.

(e) Type of organization.

☐ Sole proprietorship;

☐ Partnership;

☐ Corporate entity (not tax-exempt);

☒ Corporate entity (tax-exempt);

☐ Government entity (Federal, State, or local);

☐ Foreign government;

☐ International organization per 26 CFR 1.6049-4;

☐ Other                                             .

(f) Common parent.

☒ Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

☐ Name and TIN of common parent:

Name

TIN

K.3	52.209-05	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS	DECEMBER 2001

(a)(1) The Offeror certifies, to the best of its knowledge and belief, that—

(i) The Offeror and/or any of its Principals—

(A) Are ☐ are not ☒ presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B) Have ☐ have not ☒, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C) Are ☐ are not ☒ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in paragraph (a)(1)(i)(B) of this provision.

(ii) The Offeror has ☐ has not ☒, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) “Principals,” for the purposes of this certification, means officers, directors, owners, partners, and persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror’s responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror non-responsive.

(d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

K.4	52.215-07	ANNUAL REPRESENTATIONS AND CERTIFICATIONS—NEGOTIATION	OCTOBER 1997

The offeror has [check the appropriate block]:

☐ (a) Submitted to the Contracting Office issuing this solicitation, annual representations and certifications dated                [insert date of signature on submission] that are incorporated herein by reference, and are current, accurate, and complete as of the date of this proposal, except as follows [insert changes that affect only this proposal; if  “none,” so state]:

☒ (b) Enclosed its annual representations and certifications.

K.5	52.219-01	SMALL BUSINESS PROGRAM REPRESENTATIONS	APRIL 2002

(a)(1) The North American Industry Classification System (NAICS) code for this acquisition is                                [insert NAICS code].

(2) The small business size standard is                             [insert size standard].

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b) Representations. (1) The offeror represents as part of its offer that it ☐ is, ☒ is not a small business concern.

(2) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, for general statistical purposes, that it ☐ is, ☐ is not, a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents as part of its offer that it ☐ is, ☐ is not a women-owned small business concern.

(4) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents as part of its offer that it ☐ is, ☐ is not a veteran-owned small business concern.

(5) [Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.] The offeror represents as part of its offer that it ☐ is, ☐ is not a service-disabled veteran-owned small business concern.

(6) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, as part of its offer, that—

(i) It ☐ is, ☐ is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR part 126; and

(ii) It ☐ is, ☐ is not a joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture:                    .] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(c) Definitions. As used in this provision—

“Service-disabled veteran-owned small business concern”—

(1) Means a small business concern—

(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern—

(1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The management and daily business operations of which are controlled by one or more veterans.

“Women-owned small business concern” means a small business concern—

(1) That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2) Whose management and daily business operations are controlled by one or more women.

(d) Notice. (1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall—

(i) Be punished by imposition of fine, imprisonment, or both;

(ii) Be subject to administrative remedies, including suspension and debarment; and

(iii) Be ineligible for participation in programs conducted under the authority of the Small Business Act.

K.6	52.219-22	SMALL DISADVANTAGED BUSINESS STATUS	OCTOBER 1999

(a) General. This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation. Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b) Representations. (1) General. The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

☐  (i) It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A) No material change in disadvantaged ownership and control has occurred since its certification;

(B) Where the concern is owned by one or more disadvantaged individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C) It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net); or

☐ (ii) It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2) ☐ For Joint Ventures. The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture. [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                                         .]

(c) Penalties and Remedies. Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall—

(1) Be punished by imposition of a fine, imprisonment, or both;

(2) Be subject to administrative remedies, including suspension and debarment; and

(3) Be ineligible for participation in programs conducted under the authority of the Small Business Act.

K.7	52.219-22 ALT I	SMALL DISADVANTAGED BUSINESS STATUS - ALT. I	OCTOBER 1998

(a) General. This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation. Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b) Representations. (1) General. The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

☐ (i) It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A) No material change in disadvantaged ownership and control has occurred since its certification;

(B) Where the concern is owned by one or more disadvantaged individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C) It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net); or

☐ (ii) It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2) ☐ For Joint Ventures. The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture. [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                                                .]

(3) Address. The offeror represents that its address ☐ is, ☐ is not in a region for which a small disadvantaged business procurement mechanism is authorized and its address has not changed since its certification as a small disadvantaged business concern or submission of its application for certification. The list of authorized small disadvantaged procurement mechanisms and regions is posted at http://www.arnet.gov/References/sdbadjustments.htm. The offeror shall use the list in effect on the date of this solicitation. “Address,” as used in this provision, means the address of the offeror as listed on the Small Business Administration’s register of small disadvantaged business concerns or the address on the completed application that the concern has submitted to the Small Business Administration or Private Certifier in accordance with 13 CFR part 124, subpart B. For joint ventures, “address” refers to the address of small disadvanted business concern that is participating in the joint venture.

(c) Penalties and Remedies. Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall—

(1) Be punished by imposition of a fine, imprisonment, or both;

(2) Be subject to administrative remedies, including suspension and debarment; and

(3) Be ineligible for participation in programs conducted under the authority of the Small Business Act.

K.8	52.222-22	PREVIOUS CONTRACTS AND COMPLIANCE REPORTS	FEBRUARY 1999

The offeror represents that—

(a) It ☒ has, ☐ has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b) It ☒ has ☐ has not filed all required compliance reports; and

(c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

K.9	52.222-25	AFFIRMATIVE ACTION COMPLIANCE	APRIL 1984

The offeror represents that it (a) ☒  has developed and has on file, ☐ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor

(41 CFR 60-1 and 60-2), or (b) ☐ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

K.10	52.223-01	CLEAN AIR AND WATER CERTIFICATION	FEBRUARY 2000

[Reserved]

K.11	52.223-13	CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING	OCTOBER 2000

(a) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b) By signing this offer, the offeror certifies that—

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: [Check each block that is applicable.]

☒ (i) The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

☐ (ii) The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A);

☒ (iii) The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

☒ (iv) The facility does not fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in section 19.102 of the Federal Acquisition Regulation; or

☐ (v) The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession over which the United States has jurisdiction.

(a) The offeror, by signing this offer, certifies that —

☒  (1) To the best of its knowledge and belief, it is not subject to the filing and reporting requirements described in Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) sections 313(a) and (g) and Pollution Prevention Act (PPA) section 6607 because none of its owned or operated facilities to be used in the performance of this contract currently —

☒  (i) Manufacture, process or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c).

☐  (ii) Have more than 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A).

☒  (iii) Meet the reporting thresholds in toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA).

☒  (iv) Fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in FAR section 19.102.

☐  (2) If awarded a contract resulting from this solicitation, its owned or operated facilities to be used in the performance of this contract, unless otherwise exempt, will file and continue to file for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in EPCRA sections 313(a) and (g) and PPA section 6607 (42 U.S.C. 13106).

(b) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995 (60 FR 40989-40992).

K.12	52.227-15	REPRESENTATION OF LIMITED RIGHTS DATA AND RESTRICTED COMPUTER SOFTWARE	MAY 1999

(a) This solicitation sets forth the work to be performed if a contract award results, and the Government’s known delivery requirements for data (as defined in FAR 27.401). Any resulting contract may also provide the Government the option to order additional data under the Additional Data Requirements clause at 52.227-16 of the FAR, if included in the contract. Any data delivered under the resulting contract will be subject to the Rights in Data-General clause at 52.227-14 that is to be included in this contract. Under the latter clause, a Contractor may withhold from delivery data that qualify as limited rights data or restricted computer software, and deliver form, fit, and function data in lieu thereof. The latter clause also may be used with its Alternates II and/or III to obtain delivery of limited rights data or restricted computer software, marked with limited rights or restricted rights notices, as appropriate. In addition, use of Alternate V with this latter clause provides the Government the right to inspect such data at the Contractor’s facility.

(b) As an aid in determining the Government’s need to include Alternate II or Alternate III in the clause at 52.227-14, Rights in Data-General, the offeror shall complete paragraph (c) of this provision to either state that none of the data qualify as limited rights data or restricted computer software, or identify, to the extent feasible, which of the data qualifies as limited rights data or restricted computer software. Any identification of limited rights data or restricted computer software in the offeror’s response is not determinative of the status of such data should a contract be awarded to the offeror.

(c) The offeror has reviewed the requirements for the delivery of data or software and states [offeror check appropriate block] -

☒ None of the data proposed for fulfilling such requirements qualifies as limited rights data or restricted computer software.

☐ Data proposed for fulfilling such requirements qualify as limited rights data or restricted computer software and are identified as follows:

NOTE: “Limited rights data” and “Restricted computer software” are defined in the contract clause entitled “Rights in Data-General.”

K.13	52.230-01	COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION	JUNE 2000

Note: This notice does not apply to small businesses or foreign governments. This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT—COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the Offeror’s proposal under this solicitation unless the Offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the Offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

☐ (1) Certificate of Concurrent Submission of Disclosure Statement.

The Offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows: (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The Offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐ (2) Certificate of Previously Submitted Disclosure Statement.

The Offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The Offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☒ (3) Certificate of Monetary Exemption.

The Offeror hereby certifies that the Offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the Offeror will advise the Contracting Officer immediately.

☐ (4) Certificate of Interim Exemption.

The Offeror hereby certifies that (i) the Offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the Offeror is not yet required to submit a Disclosure Statement. The Offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

Caution: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS—ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the Offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the Offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

☐ The Offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the Offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the Offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The Offeror further certifies that if such status changes before an award resulting from this proposal, the Offeror will advise the Contracting Officer immediately.

Caution: An Offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the Offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The Offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

    ☐ yes    ☒   no

K.14	52.230-01 ALT I	COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION ALTERNATE I	JUNE 1996

Note: This notice does not apply to small businesses or foreign governments. This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT—COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation, except contracts in which the price negotiated is based on (1) established catalog or market prices of commercial items sold in substantial quantities to the general public, or (2) prices set by law or regulation, will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any Offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the Offeror’s proposal under this solicitation unless the Offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

☐ (1) Certificate of Concurrent Submission of Disclosure Statement.

The Offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows: (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The Offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐ (2) Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The Offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☒ (3) Certificate of Monetary Exemption.

The Offeror hereby certifies that the Offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted. The Offeror further certifies that if such status changes before an award resulting from this proposal, the Offeror will advise the Contracting Officer immediately.

☐ (4) Certificate of Interim Exemption.

The Offeror hereby certifies that (i) the Offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The Offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the Offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

(5) Certificate of Disclosure Statement Due Date by Educational Institution. If the Offeror is an educational institution that, under the transition provisions of 48 CFR 9903.202-1(f), is or will be required to submit a Disclosure Statement after receipt of this award, the Offeror hereby certifies that (check one and complete):

☐  (i) A Disclosure Statement Filing Due Date of                                      has been established with the cognizant Federal agency.

☐  (ii) The Disclosure Statement will be submitted within the 6-month period ending                                months after receipt of this award.

Name and Address of Cognizant ACO or Federal Official Where Disclosure Statement is to be Filed:

Caution: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS—ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the Offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the Offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

The Offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The Offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

Caution: An Offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the Offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The Offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.  ☐   yes   ☒  no

Cover Letter/Forms

1.0	Proposal Overview

2.0	Basis of Estimate (L.5, M.2.C)

2.1	Definitions and Nomenclature (L.5, M.2.C.1)

2.1.1	CLIN Nomenclature

2.1.2	Price Model Definition

2.2	Assumptions (L.5, M.2.C.1, M.2.C.2)

2.2.1	Labor Hours

2.2.2	Materials - System Hardware

2.2.3	Materials - System Software

2.2.4	ODCs - Facilities and Furnishings

2.2.5	ODCs – Travel

2.2.6	ODCs – Other

2.3	Rates

2.4	Reduction

3.0	Pricing

3.1	Total Price/SF 1411

3.2	Section B—CLINS Prices

3.3	Labor Summary and Detail

3.4	Material Summary and Detail

3.5	Other Direct Costs Summary and Detail

3.6	Indirect Cost Summary and Detail

4.0	Proposal Backup

4.1	Bill of Materials

4.2	Quotes

4.3	Product Literature

5.0	Optional Proposal

Appendices

Enterprise Services

LIST OF EXHIBITS

5-1	NeuStar Shared NANPA/National PA Organization

LIST OF TABLES

2-1	Contract Line Item Number (CLIN) Nomenclature

2-2	NANPA Position/Title to Labor Category Mapping

2-3	Manpower Loading Table (Base, plus four option years)

2-4	NPA Relief Planning Projects 3Q2003 through 2Q2008

2-5	Pending NPA Relief Planning Projects

2-6	Suspended NPA Relief Planning Projects

2-7	NPA Relief Planning Projects To Be Completed At Specific Trigger Points

2-8	Central Office Code Activity (January 2000 – March 2003)

2-9	CO Code Application Processing Productivity Analysis

2-10	Estimated Duration of Trips

5-1	PROPOSED SHARED ORGANIZATION EXPERIENCE

1.0                               SOLUTION OVERVIEW

NeuStar’s “best value” NANPA offering will provide the Commission and the industry with the highest quality and lowest risk solution, delivered by a vendor with unmatched experience and unassailable neutrality.

During the past five-plus years, the U.S. telecommunications market has been defined by change. The passage of the 1996 Telecommunications Act and subsequent increase in local competition, coupled with the emergence of new telecommunications technologies and services, propelled the demand for numbering resources to an all-time high during NeuStar’s first term as the North American Numbering Plan Administrator (NANPA). These changes necessitated new FCC rules governing the use of numbering resources. Under these new rules, NeuStar managed the unprecedented demand for numbering resources with impeccable performance. NeuStar’s proposal for the second five-year NANPA term is built on this solid foundation. By continuing to serve as the NANPA, NeuStar can be a key constant in this time of continuous change. In the process, the Commission can be assured that NeuStar is determined to surpass its own outstanding record of performance.

NeuStar offers the Commission and the industry two factors that are simply unavailable from any other vendor: unmatched experience and unassailable neutrality.  In addition to these corporate qualities, NeuStar’s integrated operations and technology solution offers the highest quality and lowest risk.  NeuStar further sets itself apart from the competition by offering this high-quality, low-risk solution at a competitive price, thus demonstrably providing “best value” to the Commission.

Unmatched Experience

NeuStar’s numerous accomplishments during the first NANPA term are the foundation for the second term.

NeuStar’s administration of vital numbering resources has been a steady and reliable beacon throughout this period of competitive upheaval in telecommunications.  Since its selection by the Commission in 1997 as the first and only impartial NANPA, NeuStar has effectively and efficiently administered the NANP, working cooperatively with the FCC to rigorously implement the Commission’s numbering orders and rules throughout this turbulent time.  NeuStar served as the Commission’s instrument to enact the bold, innovative measures needed to ensure the viability of the NANP.  In the final analysis, NeuStar not only has managed numbering resources, but has also managed the impact of dramatic industry changes on these critical resources.  Some highlights of NeuStar’s accomplishments during the first NANPA term include:

•                  Successfully transitioning various numbering administration functions from several different administrators and, soon thereafter, processing over three times the normal demand for CO codes within the required 10 business days 99.3% of the time, using new FCC rules;

•                  Designing, developing, and deploying: (i) a comprehensive Document Distribution Service (DDS) to deliver NPA relief planning and other documents to stakeholders and (ii) three generations of the Code Administration System (CAS), an automated central office code processing system, allowing online entry and tracking of applications for codes;

•                  Planning eight times the normal demand for Numbering Plan Area (NPA) relief projects in 42 states and completing 99% of the projects on time;

•                  Designing and developing new and innovative methods and algorithms for forecasting NPA and NANP exhaust and updating NANP exhaust studies annually, capturing the latest usage trends and the impact of the Commission’s numbering resource optimization strategies;

•                  Designing, developing, deploying, and enhancing a new data utilization and reporting program known as Numbering Resource Utilization and Forecast (NRUF) to monitor resource usage and to provide insight into consumption trends; and

•                  Initiating the reclamation of unused CO codes within six months of their effective date, resulting in thousands of codes being returned to the available inventory of resources, thus avoiding premature exhaust of the NANP.

As a result of its experience as NANPA and other third-party administrative services, NeuStar fully understands that the NANPA is a comprehensive service solution, not merely a system solution.  Other vendors, who solely have a technology-oriented focus, likely will neither understand all of the Commission’s NANPA requirements, nor grasp how to provision the NANPA services with unassailable neutrality and efficiency. Like technology-oriented vendors, NeuStar builds and integrates sophisticated systems on aggressive schedules, selects the best hardware and third-party software components, develops custom-software applications, and supports these integrated systems 24 by 7 in our world-class data centers. However, unlike other vendors, NeuStar recognizes that the systems it builds are tools that enable people to administer resources in a neutral and evenhanded fashion, and are not solutions unto themselves.

NeuStar’s experience will benefit both the Commission and the industry during the upcoming years, for change is once again accelerating.  The Commission’s numbering policies are having a dramatic effect on resource utilization, as evidenced by the recent drop in CO code assignments.  The implosion of the CLEC industry has triggered the large-scale return of CO codes, a situation further complicated by number portability.  Conversely, new services like VoIP, ENUM, and WiFi are becoming more widely adopted and deployed, fueling the search for additional resource optimization measures. This environment will have significant impact on number administration and presents new challenges that require an experienced, tested NANPA.  NeuStar is that NANPA.

NeuStar’s experience is embodied in its existing NANPA organization. Key personnel within this group, led by Mr. John Manning, have over 130 years of combined industry and regulatory experience and over 40 years of actual, direct NANPA experience. It is a veteran team, widely respected as industry experts, working together cohesively and efficiently. NeuStar will augment this team with experienced technical experts to deliver the new system specified in the solicitation.  All proposed “Key Personnel” are already on board and other personnel needed on Day One have been named and are poised to commence work immediately under the next term.

The NANPA organizational structure has been optimized to continue to achieve high productivity and excellent service quality. In addition, the NeuStar’s NANPA organization is dedicated solely to the performance of NANPA functions, and reports directly to a company officer.  Any problems will be diagnosed quickly, escalated through a short chain of command, and resolved expeditiously.

As the telecommunications industry continues to undergo fundamental structural change, the Commission can be confident that NeuStar possesses the unmatched NANPA experience and demonstrated track record of performance to navigate the continuously changing industry landscape, while avoiding the uncertainty surrounding the selection of and transition to an inexperienced NANPA.

Unassailable Neutrality

At NeuStar, neutrality is not a platitude; it is our identity.  Our neutrality ensures timely, fair, and even-handed NANP resource administration now and into the future.

The neutrality of the NANPA is critical to the effective administration of NANP resources, and is an essential component of a vendor’s value. Neutrality is vital because the Commission and service providers must rely upon the NANPA to administer numbering resources strictly in accordance with Commission rules and industry guidelines, and in an even-handed, neutral manner ensuring that no particular industry segment or technology is unduly advantaged or disadvantaged.

NeuStar understands that neutrality is not equal to passivity.  Neutrality serves as the platform upon which, as the NANPA, NeuStar provides proactive leadership to ensure the long-term viability of the NANP.  From the principled denial of an NPA code request to Missouri in 1998 to the pioneering NPA Exhaust Analysis in 1999 to the proactive management of the abandoned CO code crisis of 2000-2001, NeuStar has consistently taken leadership positions with the dual goals of NANP viability and telecommunications infrastructure stability.

NeuStar satisfies all of the Commission’s strict criteria for being a neutral third party.  Our neutrality is not sheltered, fenced-off, or confined to certain groups and organizations; rather, it is deeply ingrained throughout the entire company and fundamental to our existence and way of doing business. All NeuStar employees follow a strict FCC-approved neutrality “Code of Conduct”. NeuStar employs an independent FCC-approved auditor to verify that our services are being provided in a neutral fashion and to confirm our ongoing adherence to the neutrality Code of Conduct.  NeuStar has passed all 11 quarterly audits to-date, a spotless record.

NeuStar’s neutrality goes beyond its Code of Conduct and the day-to-day actions of its personnel and extends to the corporate level.  For example, NeuStar has consciously chosen to diversify its (and its subsidiaries’) customer base to avoid receiving a majority of its revenue from a single service provider, industry segment, or aligned bloc of service providers.  This diversity assures the Commission of NeuStar’s neutrality commitment.

Lowest Risk Deployment and Operations

NeuStar’s transition plan, combined with its position as the incumbent NANPA, ensures a smooth, flawless migration to the NANP administration system (NAS) followed by effective, reliable operations.

By retaining NeuStar as the NANPA, a risky and complex transition of NANPA services to an inexperienced entity is avoided.  The NANPA role demands continuous, seamless, and transparent service.  The assignment of telephone number resources cannot be interrupted because of failed or difficult transition between vendors.  As the current NANPA, NeuStar is the only vendor that can provide a smooth, risk-free evolution to the next term and avoid the uncertainties associated with such an evolution.

NeuStar has developed a sound migration plan and will concentrate on the development and deployment of the new NANPA system the moment the contract is awarded. NeuStar can successfully transition NANPA operations to the NAS after the development period without having to hire any staff or conduct NANPA process and familiarization training.

Upon review of the NANPA system requirements and the specified deployment schedule, NeuStar quickly determined that the timeline is very aggressive.  However, NeuStar can and will meet the schedule challenge by leveraging the business rules, algorithms, and logic from the current NANPA systems and the application framework of NeuStar’s National Pooling Administration System.  NeuStar believes that other suppliers lack the detailed knowledge of the current NANPA systems and will have difficulty satisfying the delivery schedule while maintaining the high level of quality demanded by the FCC and industry.

As if the schedule challenge is not enough, the new NANPA vendor must flawlessly migrate a tremendous volume of data (historical and current) from the current NANPA systems to the new system.  To successfully complete this undertaking, the selected vendor must possess detailed understanding of all current NANPA systems, database schemas, and underlying logic.  The significance of this understanding, which only NeuStar possesses, cannot be overstated.  For example, there are over 120,000 CO codes assigned and, at any one time, there are hundreds of CO code applications in various stages of processing.  All must be migrated flawlessly.  Just a one percent (1%) error rate would result in the incorrect disposition of 1,200 CO codes; creating 1,200 individual opportunities for code conflicts and errors and having the potential to cause service disruptions for consumers.

After the technical task of system conversion is completed, the new NANPA will face an even greater transition challenge: assuming day-to-day operations of NANP administration.  The significant risks posed by this operational challenge are fundamentally different than those posed by the technical challenge of system transition.  These risks are more directly related to the Commission’s staff and its involvement in the day-to-day issues of NANP management.   NeuStar is uniquely qualified to mitigate these risks.  NeuStar has a proven ability to handle all NANPA decision-making responsibilities.  NeuStar’s experience will enable the Commission’s limited resources to focus on its core policymaking mission, with the assurance that NANP resource administration is in qualified hands.

In addition, in today’s environment, many state regulatory agencies and, in particular, service providers, have significantly downsized their organizations, requiring their numbering resource personnel to do more with less.  As a result, they simply cannot afford the time and effort to “train” a new NANPA, nor should they have to endure the resulting disruptions of an inexperienced NANPA—during transition or through a long learning curve performing day-to-day responsibilities.

By retaining NeuStar as the NANPA, the Commission can minimize overall program risk and be confident that a new NANPA system will be successfully deployed, data will be accurately migrated, and high-quality NANPA operations will continue without interruption.

Highest Quality Solution

NeuStar has formed its NANPA solution using the highest quality combination of software, infrastructure, processes, and personnel.

As a vital tool for NANPA, the quality of the NAS serves as the foundation of NeuStar’s solution.  NeuStar’s current NANPA systems—CAS, DDS, and the NRUF—all operational and error-free, along with the production-proven National PA System application framework, will serve as the foundation for NAS.  NeuStar will leverage these quality software components to deliver a stable, fully functional, integrated, productivity-enhancing system on time.  Additionally, NeuStar’s NAS will offer tangible improvements over the current NANPA technology suite, including an application portal with unified logins and security, a redesigned web site, expanded automated resource management, and integrated forecasting.

To meet the solicitation’s reliability, capacity, throughput, and availability requirements, NeuStar proposes a PAS-like system architecture that is easily and incrementally scalable, using high-quality hardware from Dell, Cisco, and Sun.  Although the technical requirements in the solicitation are virtually identical to those for PAS, NeuStar has improved upon the PAS architecture in the areas of security and performance.  NeuStar has designed NAS to offer the high availability prescribed by requirements.  At carefully selected points in the architecture, redundancy has been added, either locally or cross-site, guaranteeing high availability.

While the technical quality of the architecture is impressive, it is surpassed only by the quality of NeuStar’s NANPA team.  For example, NeuStar’s NANPA team goes beyond simple understanding of NANPA process flows.  NeuStar’s team fully understands why processes flow the way they do, the rationale for decisions leading to the process flows, and the comprehensive impact of potential change on process stakeholders.  This level of quality and experience goes far beyond any one or two “brand name” individuals; this experience is organizational, institutional, and cultural.

The NANPA review process provides concrete evidence of this quality.  The real-world performance of the NeuStar NANPA team has been monitored continuously and undergone formal yearly reviews by NANC-selected industry experts and has been found to repeatedly exceed the stringent expectations of the industry.

Conclusion

NeuStar is the high-quality, low-risk choice to be the next-term NANPA; its solution embodies “best value” as enabled by unmatched experience and unassailable neutrality.

NeuStar was formed for the specific purpose of meeting the needs of the U.S. Government and the telecommunications industry for a neutral third party administrator of numbering resources.  Our commitment to this purpose has never faltered.  The NANPA defines NeuStar and is inherent to the very fabric of the company.  By retaining NeuStar as the NANPA, the Commission can have complete confidence that this critical administrative function will continue on its success-oriented track.

NeuStar possesses unassailable neutrality and a dedicated, knowledgeable NANPA organization with a demonstrated record of outstanding performance.  As stated by the Numbering Oversight Working Group of the NANC in NeuStar’s 2002 evaluation as the

NANPA, NeuStar “has displayed the leadership, initiative and expertise as the custodian of numbering resource goals in every aspect of their involvement” which is attributed to “the perseverance, outstanding professionalism and expertise exhibited by NANPA personnel.”  In this proposal, NeuStar has incorporated this wealth of knowledge and experience to offer a “best value” solution for the next NANPA term.  NeuStar thanks the Commission for taking the time to consider its proposal.

2.0                               BASIS OF ESTIMATE (L.5, M.2.C)

This section contains NeuStar’s basis of estimating the costs used in its firm-fixed price for the NANPA contract.  Proposal Section 2.1 contains CLIN definitions as well as describes the structure of the Cost Breakdown provided in Proposal Section 3.0.  Proposal Section 2.2 identifies the assumptions used to estimate:

•                  Labor;

•                  NANP Administration System (NAS) hardware and software and other equipment;

•                  Facilities and furnishings;

•                  Travel; and

•                  Other direct costs.

Proposal Section 2.3 describes NeuStar’s rates, including: labor rates, labor burden rate, and G&A rate.  This section also provides the annual escalation factors/rates for labor, air travel, and other direct costs, including the sources used to determine each.  And, finally, Proposal Section 2.4 details NeuStar’s price reduction as a result of its unique position as the incumbent NANP Administrator.

2.1          Definitions and Nomenclature (L.5, M.2.C.1)

Below is information that will assist the evaluator in reviewing NeuStar’s price proposal:

•                  Contract Line Item Numbers (CLINs) – described in Section 2.1.1.

•                  The price model used to develop, roll-up, and present the price for this contract is included in Section 3.0; however, the model is briefly outlined in Section 2.1.2 below.  The price model includes a detailed cost breakdown to allow the evaluator to ascertain labor costs and hours, cost build up, indirect costs, other direct costs (ODCs), escalation rates, and profit for the total contract.

2.1.1       CLIN Nomenclature

The following table (Table 2-1) identifies the CLINs defined in the solicitation.  NeuStar, in its Price Proposal uses the same CLINs as required.  NeuStar has not deviated from the solicitation’s Cost Volume requirements.

Table 2-1. Contract Line Item Number (CLIN) Nomenclature

BASE YEAR

CLIN 0001—Automated NANPA System Development and Implementation
CLIN 0002—Transition to NANP Administration
CLIN 0003—Reporting
CLIN 0004—Travel, Not to Exceed Amount
CLIN 0005—Data Requirements (CDRLs)

OPTION YEAR 1

CLIN 0101—Automated System Support (operation and maintenance)
CLIN 0102—NANP Administration
CLIN 0103—Reporting
CLIN 0104—Travel, Not to Exceed Amount
CLIN 0105—Data Requirements (CDRLs)

OPTION YEAR 2

CLIN 0201—Automated System Support (operation and maintenance)
CLIN 0202—NANP Administration
CLIN 0203—Reporting
CLIN 0204—Travel, Not to Exceed Amount
CLIN 0205—Data Requirements (CDRLs)

OPTION YEAR 3

CLIN 0301—Automated System Support (operation and maintenance)
CLIN 0302—NANP Administration
CLIN 0303—Reporting
CLIN 0304—Travel, Not to Exceed Amount
CLIN 0305—Data Requirements (CDRLs)

OPTION YEAR 4

CLIN 0401—Automated System Support (operation and maintenance)
CLIN 0402—NANP Administration
CLIN 0403—Reporting
CLIN 0404—Travel, Not to Exceed Amount
CLIN 0405—Data Requirements (CDRLs)
CLIN 0406—Transition

2.1.2       Price Model Definition

Pricing for this proposal, located at Section 3.0 herein, is organized into six sub-sections which are as follows:

•                  Section 3.1 – Total price of the contract as provided on SF 1411 and summarized in a Total Pricing Summary

•                  Section 3.2 – CLIN pricing summary

•                  Section 3.3 –Labor summary and detail depticting categories, hours, and blended Labor rates by CLIN and by year

•                  Section 3.4 – Material summary and detail

•                  Section 3.5 – Other direct costs summary and detail

•                  Section 3.6 – Indirect cost summary

In addition, NeuStar developed it firm fixed price proposal using the following assumptions:

•                  One person year is 1,824 hours and one person month is 152 hours;

•                  Unburdened labor rates are escalated by a 1.8% annual factor;

•                  Materials, supplies, and general travel have been escalated at an annual rate of 0.2% and air travel has been escalated at an annual rate of 1.3%.

The escalation, labor burden, and G&A rates are further described below in Section 2.3.

2.2          Assumptions (L.5, M.2.C.1, M.2.C.2)

2.2.1       Labor Hours

Labor, by far, is the great cost contributor in NeuStar’s price.  As such, it is important to understand the composition NANPA’s proposed work force.  For convenience, NeuStar has grouped individual staff positions into labor categories.  The mapping of NANPA positions/titles to labor categories is shown in the following table (Table 2-2):

Table 2-2. NANPA Position/Title to Labor Category Mapping

NANPA Position	Labor Category

Director, NANPA	Program Director
Sr. NPA Relief Planner	NPA Relief Planning
Sr. NPA Relief Planner	NPA Relief Planning
Sr. Manager, Data Analysis	NRUF Administration\Reporting
Manager, NRUF and Industry Liaison	NRUF Administration\Reporting
Sr. NRUF Administrator	NRUF Administration\Reporting
Regional Director, Code Administration	Resource Administration

Manager, NANP Resources	Resource Administration
Sr. Code Administrator – QA	Resource Administration
Code Administrator	Resource Administration
Code Administrator	Resource Administration
Code Administrator	Resource Administration
Program Manager	Technical Manager
Database Administrator	Technical Support
Customer Service Representative	Technical Support
Sr. Systems Engineer	Systems Engineering
Sr. Systems Engineer	Systems Engineering
System Engineer	Systems Engineering
System Engineer	Systems Engineering
Sr. Quality Assurance Engineer	Systems Engineering
Sr. AOCN Administrator	Resource Administration
Systems Administrator	G&A
Security Engineer	G&A
Network Engineer	G&A
Web Master	G&A
Director, Federal Relations	G&A
Director, State Relations	G&A
Director, Legal Analysis	G&A
Director, Software Quality Management	G&A

Next, NeuStar has determined the proposed total labor hours for each labor category, by year, and by CLIN.  These total labor hours are shown in a NANPA Manpower Loading Table (Table 2-3), which is located on the following pages.

The remainder of this section (Section 2.2.1, Labor Hours) describes, in detail, how NeuStar arrived at the staffing levels for each NANPA group, underlying labor categories, or NANPA positions.

TABLE 2.3 : MANPOWER LOADING TABLE

Base Year

	CLIN	CLIN	CLIN	CLIN	CLIN
	0001	0002	0003	0004	0005
	Hours	Hours	Hours	Hours	Hours	Total

Program Director	191	396	137	—	225	949
Technical Manager	912	—	—	—	752	1,664
Systems Engineering	4,260	—	—	—	300	4,560
NPA Relief Planning	91	1,412	92	—	—	1,595
NRUF Administration/Reporting	1,028	1,616	912	—	—	3,556
Resource Administration	568	5,150	283	—	225	6,226
Technical Support	1,348	1,733	—	—	339	3,420
G and A	2,096	1,751	—	—	—	3,847
Total	10,494	12,058	1,424	—	1,841	25,817

Option Year 1

	CLIN	CLIN	CLIN	CLIN	CLIN
	0101	0102	0103	0104	0105
	Hours	Hours	Hours	Hours	Hours	Total

Program Director	91	1,369	273	—	91	1,824
Technical Manager	456	—	—	—	456	912
Systems Engineering	1,360	—	—	—	—	1,360
NPA Relief Planning	—	3,466	182	—	—	3,648
NRUF Administration/Reporting	—	3,667	1,805	—	—	5,472
Resource Administration	—	7,114	182	—	—	7,296
Technical Support	182	3,284	—	—	182	3,648
G and A	182	1,550	—	—	—	1,732
Total	2,271	20,450	2,442	—	729	25,892

Option Year 2

	CLIN	CLIN	CLIN	CLIN	CLIN
	0201	0202	0203	0204	0205
	Hours	Hours	Hours	Hours	Hours	Total

Program Director	91	1,369	273	—	91	1,824
Technical Manager	456	—	—	—	456	912
Systems Engineering	1,360	—	—	—	—	1,360
NPA Relief Planning	—	3,466	182	—	—	3,648
NRUF Administration/Reporting	—	3,667	1,805	—	—	5,472
Resource Administration	—	7,114	182	—	—	7,296
Technical Support	182	3,284	—	—	182	3,648
G and A	182	1,550	—	—	—	1,732
Total	2,271	20,450	2,442	—	729	25,892

Option Year 3

	CLIN	CLIN	CLIN	CLIN	CLIN
	0301	0302	0303	0304	0305
	Hours	Hours	Hours	Hours	Hours	Total

Program Director	91	1,369	273	—	91	1,824
Technical Manager	456	—	—	—	456	912
Systems Engineering	1,360	—	—	—	—	1,360
NPA Relief Planning	—	3,466	182	—	—	3,648
NRUF Administration/Reporting	—	3,667	1,805	—	—	5,472
Resource Administration	—	7,114	182	—	—	7,296
Technical Support	182	3,284	—	—	182	3,648
G and A	182	1,550	—	—	—	1,732
Total	2,271	20,450	2,442	—	729	25,892

Option Year 4

	CLIN	CLIN	CLIN	CLIN	CLIN	CLIN
	0401	0402	0403	0404	0405	0406
	Hours	Hours	Hours	Hours	Hours	Hours	Total

Program Director	91	1,278	273	—	91	91	1,824
Technical Manager	274	—	—	—	456	182	912
Systems Engineering	1,360	—	—	—	—	—	1,360
NPA Relief Planning	—	3,375	182	—	—	91	3,648
NRUF Administration/Reporting	—	3,667	1,714	—	—	91	5,472
Resource Administration	—	7,022	182	—	—	91	7,295
Technical Support	182	3,284	—	—	182	91	3,739
G and A	182	1,368	—	—	—	364	1,914
Total	2,089	19,994	2,351	—	729	1,001	26,164

CLIN 0001

System Development Staffing

NeuStar, by virtue of its experience in developing and deploying telecommunications software products, e.g., National Thousands Block Pooling Administration System, NPAC, State Pooling, etc., in maintaining those systems, and by proposing the inclusion of certain NeuStar-developed software modules as building blocks, estimates that the following system development team is required to perform the contract:

The system development team is organized under the Program Manager, NANP Administration System (NAS), who has extensive experience in successfully leading software development teams that must perform within time constraints and under fixed budgets.  The Program Manager is assigned full time responsibility for this contract and is responsible for the software development and system integration for delivering the NAS to the Commission. He reports to the Director of NANPA.

To develop the software, NeuStar estimates, through the use of its internally developed and tested resource metrics, that five highly qualified systems engineers, working full time, will be required to develop, test, and implement the specified system

The dedication of a Senior QA Engineer will ensure compliance with all performance and design specifications.  The Senior QA Engineer will report directly to the Program Manager, NAS.  This full time quality assurance professional will develop the quality assurance plan, the systems test plan, and all other directives to the development team to ensure compliance with the Commission’s requirements.  This close relationship between the program manager, the developers and quality assurance is key to the successful and timely deployment of the NAS.

Operations Staffing

In order to be compliant with the Commission’s requirement to be ready for implementation of the North American Number Plan Administrator Program immediately upon the Commission’s acceptance of the NAS, NeuStar is proposing a team of operational professionals. This team will facilitate the migration and transition of the current NANPA.

The contract’s program manager, under the title of NANPA Director, will be dedicated to the program upon contract award, working 80% on the current NANPA and 20% on the new contract.  He will manage all aspects of the contract, including the timely and compliant delivery of the NAS and the transition of the operational staff for full operational capability upon system acceptance.  Thereafter, he will manage the ongoing implementation and operation of the NANPA on a full-time basis.

Upon contract award, the Database Administrator will come on board full-time.  This individual will begin familiarization of the system hardware and purchased software for the trouble-free operation of the Oracle database.  The system and database redundancy designed into NeuStar’s system requires the Database Administrator to be conversant with all aspects of seamless remote facility operation.

As of the beginning of the eighth month of the contract, the entire proposed operations staff will be on board, trained, and ready for NAS implementation and administration.

CLINS 0002, 0102, 0202, 0302, and 0402

Staffing for NPA Relief Planning

NeuStar has gained extensive experience over the last five years in managing NPA relief planning meetings, interacting with state regulatory agencies to address potential NPA exhaust, managing jeopardy conditions and pending relief plans, and facilitating other regulatory and industry meetings.  From this, NeuStar has concluded that two experienced NPA relief planners are needed to perform the U.S. relief planning activities required during the contract period.  The projected relief planning workload includes new NPA relief plans that will be initiated over the term of the contract, management of existing relief projects pending before state regulators, facilitation of jeopardy meetings, industry meetings to address the need to withdraw filed NPA relief plans where no state regulatory action has taken place, and facilitation of meetings to address unavailable central office codes.  Each NPA relief planner will be responsible for a specific geographic territory (East and West).  One of the relief planners will be based in California to allow efficient and cost effective handling of the many anticipated relief activities in that state.

The following table (Table 2-4) highlights the NPAs where relief planning is projected to start during the contract period.  NeuStar estimates 37 new NPA relief activities, based upon our preliminary analysis of the February 2003 NRUF forecast data submitted by service providers.  This information, combined with other important factors affecting exhaust projections, for example, the quantity of available codes, the impact of local competition and the rollout of number pooling, permits NeuStar to identify those NPAs where exhaust is projected to occur and NPA relief planning is to be initiated.  It should be noted that industry guidelines require NANPA to begin relief planning 36 months prior to the projected exhaust date.  See Proposal Section I.3.2.1, Relief Planning.

Table 2-4.  NPA Relief Planning Projects 3Q2003 through 2Q2008

NPA	Location	Projected NPA Exhaust Year/Qtr.		Relief Planning Initiated Year/Qtr.		Explanation

870	Arkansas	2006	3Q	2003	3Q
505	New Mexico	2007	2Q	2004	2Q	Earlier relief petition was dismissed by PSC in 2002
580	Oklahoma	2007	2Q	2004	2Q
517	Michigan	2007	4Q	2004	4Q
406	Montana	2008	1Q	2005	1Q
509	Washington	2008	1Q	2005	1Q	Earlier relief petition was dismissed by PSC in 2002.
757	Virginia	2008	1Q	2005	1Q	Relief petition was dismissed by PSC in 2002.
850	Florida	2008	1Q	2005	1Q
256	Alabama	2008	3Q	2005	3Q
417	Missouri	2008	3Q	2005	3Q
843	South Carolina	2008	3Q	2005	3Q	Assumes original relief petition is withdrawn.
207	Maine	2008	4Q	2005	4Q	Earlier relief plan was withdrawn by NANPA in 2002.
573	Missouri	2009	1Q	2006	1Q
508/774	Massachusetts	2009	2Q	2006	2Q
334	Alabama	2009	2Q	2006	2Q
828	North Carolina	2009	2Q	2006	2Q
620	Kansas	2009	3Q	2006	3Q
803	South Carolina	2009	3Q	2006	3Q	Assumes original relief petition is withdrawn.
989	Michigan	2009	3Q	2006	3Q
208	Idaho	2009	4Q	2006	4Q	Earlier relief petition was dismissed by PSC in 2002.
317	Indiana	2009	4Q	2006	4Q
318	Louisiana	2009	4Q	2006	4Q
518	New York	2009	4Q	2006	4Q	Assumes original relief petition is withdrawn.
910	North Carolina	2009	4Q	2006	4Q
252	North Carolina	2010	1Q	2007	1Q
802	Vermont	2010	2Q	2007	2Q
845	New York	2010	2Q	2007	2Q
337	Louisiana	2010	3Q	2007	3Q
502	Kentucky	2010	4Q	2007	4Q
701	North Dakota	2010	4Q	2007	4Q
309	Illinois	2011	1Q	2008	1Q

NPA	Location	Projected NPA Exhaust Year/Qtr.		Relief Planning Initiated Year/Qtr.		Explanation

516	New York	2011	1Q	2008	1Q	Assumes original relief petition is withdrawn.
661	California	2011	1Q	2008	1Q
212/646	New York	2011	2Q	2008	2Q
401	Rhode Island	2011	2Q	2008	2Q	Earlier relief plan was withdrawn by NANPA in 2002.
423	Tennessee	2011	2Q	2008	2Q
716	New York	2011	2Q	2008	2Q

In addition to new relief projects, there are ongoing relief projects that NANPA will be responsible for managing until completion.  There are presently 47 projects in which a state decision is pending or the industry has yet to determine when the relief petition will be submitted to the state regulators.  These are shown in Table 2-5.  Although NANPA has completed a significant portion of the relief planning work for these area codes, many other important tasks remain to be accomplished once a relief decision has been made including:

•                  Requesting the assignment of a new NPA relief code;

•                  Issuing a press release announcing the details of the new NPA code;

•                  Scheduling and conducting the initial implementation meeting;

•                  Publishing a planning letter on the web;

•                  Responding to requests for information from the industry, regulators, and the public;

•                  Announcing changes to the relief plan ordered by a state regulator, e.g., modifications to implementation dates, publishing updated planning letters; and

•                  If necessary, declaring jeopardy and conducting jeopardy meetings to determine a future reduced allocation of codes.

In addition, because several years may have passed since initial relief planning was conducted, and circumstances may have change significantly, state regulators may request NANPA to refresh the record by updating the alternatives proposed.  For example, NeuStar recently updated the relief alternatives for Wisconsin’s 715 NPA at the request of the Wisconsin commission.

Table 2-5. Pending NPA Relief Planning Projects

NPA	Location	NPA Exhaust	Industry Recommended Relief Plan	Relief Filed w/PSC	PSC Approval Received	Type of Approved Relief	Implementation Meeting Date

469/214/972	TX	4Q2011	Overlay	4/28/00
832/713/281	TX	4Q2006	Overlay	3/7/00
209	CA	4Q2012	Overlay & Splits	8/28/00
217	IL	1Q2008	Overlay	10/18/01
262	WI	3Q2010	Overlay	TBD
270	KY	4Q2004	Overlay	7/25/01
304	WV	1Q2005	Overlay or Split	6/21/00
315	NY	1Q2008	Overlay	12/23/99
323	CA	2Q2009	Overlay & 4 Splits	1/31/00
336	NC	2Q2009	Overlay	9/7/00
402	NE	1Q2005	Split	9/15/99
405	OK	4Q2011	Overlay	10/25/00
414	WI	3Q2015	Overlay	TBD
440	OH	3Q2009	NA	12/1/99
516	NY	1Q2011	Overlay	2/15/00
518	NY	4Q2009	Overlay	9/23/99
530	CA	2Q2011	Overlay or Split	4/26/00
540	VA	2Q2009	Split	11/3/99	2/22/01	3 Way Split	Phase 1: 4/10/01 Phase 2: TBD
541	OR	3Q2006	Overlay	6/5/00
559	CA	3Q2013	Overlay & Split	8/21/00
562	CA	2Q2016	Overlay or Split	6/15/99
570	PA	3Q2008	Overlay	7/20/00
601	MS	3Q2004	Overlay	1/18/01
603	NH	2Q2005	Overlay	2/18/99
609	NJ	3Q206	Overlay	8/10/00
615	TN	4Q2010	Overlay	8/31/99
618	IL	2Q2004	Overlay	10/19/00
626	CA	1Q2014	Overlay & 2 Splits	7/12/00
631	NY	1Q2007	Overlay	1/25/01
662	MS	4Q2005	Overlay	9/28/01
706	GA	1Q2006	Overlay	11/9/00
715	WI	2Q2005	Overlay	8/12/02
717	PA	4Q2007	Overlay	5/30/01
765	IN	4Q2006	Overlay	11/9/01
803	SC	1Q2009	Overlay	2/23/01
805	CA	1Q2009	Overlay or Split	7/17/00

NPA	Location	NPA Exhaust	Industry Recommended Relief Plan	Relief Filed w/PSC	PSC Approval Received	Type of Approved Relief	Implementation Meeting Date

812	IN	4Q2004	Overlay	2/1/02
814	PA	3Q2007	Overlay	TBD
815	IL	2Q2004	Overlay	6/29/00
843	SC	3Q2008	Overlay	2/23/01
856	NJ	3Q2009	Overlay	8/10/00
908	NJ	4Q2006	Overlay	1/27/99
916	CA	1Q2011	Overlay or Split	7/30/99
918	OK	2Q2007	Overlay	10/27/00
920	WI	2Q2006	Overlay	TBD
925	CA	2Q2013	Overlay or Split	7/30/99
949	CA	3Q2017	Overlay & Split	7/27/00

There are 21 relief projects in which relief planning has been suspended by state regulators.  These are shown in Table 2-6.  NeuStar has completed all of its activities, but the relief projected has not yet been implemented due to changes in the projected NPA exhaust date or action taken by the state.  NANPA may be directed to refresh the record for these projects as a significant amount of time has passed since the relief plan was filed with the state.  For example, NeuStar recently updated the relief alternatives associated with California’s 909 NPA, updating a relief plan originally filed in December 1998.  NeuStar knows that California will continue to request updates to filed relief plans twelve months prior to the projected exhaust date.

Table 2-6. Suspended NPA Relief Planning Projects

NPA	Location	NPA Exhaust	Industry Recommended Relief Plan	Relief Filed w/PSC	PSC Approval Received	Type of Approved Relief	Implementation Meeting Date

205	AL	3Q2007	Overlay	5/25/00	4/2/01	Overlay	4/27/01
206	WA	1Q2016	Overlay	2/15/00	8/28/01	Overlay	7/10/00
253	WA	3Q2014	None	2/15/00	5/10/00	Overlay	7/10/00
314	MO	2Q2010	Overlay	12/17/99	10/24/00	Overlay	11/10/00
321/407	FL	4Q2008	Overlay	5/15/01	3/25/02	Overlay	4/23/02
360	WA	3Q2005	Overlay	9/22/99	5/10/00	Overlay	7/10/00
408	CA	1Q2008	Overlay or Split	8/20/98	11/20/98	Overlay	1/4/99
415	CA	1Q2008	NA	12/18/98	4/1/99	Overlay	4/28/99

NPA	Location	NPA Exhaust	Industry Recommended Relief Plan	Relief Filed w/PSC	PSC Approval Received	Type of Approved Relief	Implementation Meeting Date

425	WA	3Q2014	Overlay	2/15/00	5/10/00	Overlay	7/10/00
510	CA	3Q2008	Overlay or Split	12/30/98	4/1/99	Overlay	4/28/99
512	TX	3Q2009	Overlay	3/1/00	4/19/00	Overlay	5/15/00
513	OH	2Q2011	NA	12/1/99	10/28/00	Overlay	3/13/01
614	OH	3Q2005	NA	12/22/00	5/17/01	Overlay	7/25/01
619	CA	1Q2013	NA	2/18/98	6/4/98	3-Way Split	Phase 1: NA Phase 2: TBD
650	CA	2Q2011	Overlay	1/22/99	4/22/99	Overlay	5/12/99
707	CA	3Q2009	Split w/Overlay or 3-Way Split	7/30/99	12/16/99	3-Way Split	1/26/00
714	CA	2Q2006	Overlay or Split	11/30/98	3/18/99	Overlay	4/20/99
760	CA	3Q2005	Split	3/16/99	7/8/99	Split	8/12/99
816	MO	3Q2011	Overlay	12/17/99	10/24/00	Overlay	11/30/00
909	CA	4Q2003	Overlay or Split	12/7/98 6/14/02	3/19/99	Split/Overlay	4/20/99
919	NC	2Q2032	Overlay	12/10/99	3/13/01	Overlay	4/5/01

There are 19 completed NPA relief projects in which NANPA is responsible for monitoring the quantity of central office code assignments and determining when relief plans approved by the state regulators need to be implemented “just in time” to prevent exhaust.  These completed NPA relief projects are shown in Table 2-7.

Table 2-7. NPA Relief Planning Projects To Be Completed At Specific Trigger Points

NPA	Location	NPA Exhaust	Relief Filed w/PSC	PSC Approval Received	Type of Approved Relief	Implementation Meeting Date	Explanation

484/610	PA	3Q2005	1/20/00	4/4/00	Overlay	5/18/00	Relief to be implemented when underlying NPA exhausts.
240/301	MD	1Q2009	5/12/00	1/3/01	Overlay	11/7/01	Relief to be implemented when underlying NPA exhausts.
678/770	GA	3Q2019	2/19/99	2/6/01	Overlay	3/8/01	Relief to be implemented when underlying NPA exhausts.
443/410	MD	4Q2005	5/12/00	1/3/01	Overlay	2/22/01	Relief to be implemented when underlying NPA exhausts.
267/215	PA	4Q2008	1/20/00	4/4/00	Overlay	5/18/00	Relief to be implemented when underlying NPA exhausts.
203	CT	2Q2005	NA	9/29/99	Overlay	11/19/99	Relief to be implemented when underlying NPA exhausts.

NPA	Location	NPA Exhaust	Relief Filed w/PSC	PSC Approval Received	Type of Approved Relief	Implementation Meeting Date	Explanation

305	FL	3Q2005	8/4/99	11/10/00	Overlay		Implementation meeting to be held in future when NXXs in Florida Keys exhaust.
310	CA	4Q2003	NA	9/25/00	Split	11/2/00	Relief to be implemented when 8 codes remain
312	IL	3Q2006	11/18/98	7/1/99	Overlay	9/21/99	Relief to be implemented when underlying NPA exhausts.
313	MI	4Q2012	NA	9/12/01	Overlay	TBD	Implementation meeting to be held 12 months before exhaust in conjunction with 734 NPA.
630	IL	2Q2004	11/18/98	7/1/99	Overlay	9/21/99	Relief to be implemented when underlying NPA exhausts.
708	IL	4Q2008	11/18/98	7/1/99	Overlay	9/21/99	Relief to be implemented when underlying NPA exhausts.
716	NY	2Q2011	7/21/98	5/22/00	Split	3/30/01	Relief approved and will be completed 11/15/04
734	MI	4Q2011	NA	9/12/01	Overlay	TBD	Implementation meeting to be scheduled 12 months before exhaust in conjunction with 313 NPA.
773	IL	3Q2006	11/18/98	7/1/99	Overlay	9/21/99	Relief to be implemented when underlying NPA exhausts.
801	UT	2Q2007	11/4/99	4/26/00	Split	5/18/00	Relief approved and will be completed 9/30/05.
804	VA	3Q2012	6/9/99	12/7/00	Split/Over.	1/4/01	First phase of relief to be completed 6/1/03.
818	CA	4Q2006	2/12/99	10/7/99	Split		Implementation date pending before PSC.
860	CT	2Q2005	NA	9/29/99	Overlay	11/19/99	Relief to be implemented when underlying NPA exhausts.

NeuStar’s estimate of the number of relief planners is based upon the predicted number of new NPA relief projects, the management of pending relief plans, and other ongoing activities that NPA relief planners are involved.

Through careful analysis of the 132 NPA relief projects initiated during the past five years, NeuStar has identified the effort required to prepare, conduct and finalize a relief plan.  Each new NPA relief project will require approximately eight weeks of preparation time, which includes meeting with state regulatory staff, requesting and reviewing detailed maps for each proposed relief alternative, preparing the Initial Planning Document (IPD), conducting the pre-IPD meeting, and updating the IPD.  This time also includes planning and facilitating the NPA relief planning meeting(s), reviewing all relief alternatives and reaching consensus on the relief plan(s) to be proposed to the state, creating meeting minutes, sending out notifications to the industry and filing the relief plan with the state.  The estimate also includes any travel necessary if the industry prefers to have a face-to-face relief planning meeting rather than the normal conference call(s).

After the relief plan is filed, NeuStar estimates that another five weeks of the relief planner’s time is required over the course of the next two or more years monitoring the status of the relief, conducting NPA jeopardy meetings if necessary, coordinating and conducting other industry meetings associated with the relief project, such as the examination of the unavailable codes in the NPA and answering questions from regulators and the industry.  This includes responding to state requests for data, preparing additional or modified alternatives requested by the state regulatory staffs, updating relief alternatives when significant time has passed since the relief alternatives were created, and preparing for and attending public hearings.  Recently, relief planners have agreed to facilitate meetings to discuss rescinding jeopardy, as well as the NPA relief plan itself, when state regulatory action has not taken place and relief is no longer necessary.

Once a relief decision is rendered by the state, it takes another three weeks to request the new NPA, develop and publish a press release announcing the new NPA and preparing for and conducting the initial implementation meeting.  Part of this effort is preparing lists of central office codes associated with the old and new NPA when an NPA split is ordered and issuing an industry planning letter that highlights all the specific dates and activities associated with the relief project.  When necessary, NPA relief planners develop and publish additional planning letters to inform the industry of subsequent state regulatory action that impacts the relief plan (e.g., suspension of the relief project).  Also during this time, NPA relief planners must be available to respond to state regulatory questions and data requests as well as monitor industry implementation efforts and provide assistance when necessary.

It is important to stress that the estimates above require highly experienced relief planners.  Successful relief planning requires technical depth, facilitation skills, and broad knowledge of telecommunications that comes only with extensive experience.  NeuStar’s relief planners have been seasoned during the most demanding times in numbering history.  Therefore, two highly experienced NPA relief planners with intimate knowledge of current activities and detailed understanding of the intricacies of the relief planning process can effectively manage all relief planning requirements over the contract term.

Experience has shown, however, that there may be brief periods of time in which additional resources are required.  To provide for this contingency, NeuStar’s proposal includes other key personnel with substantial relief planning experience.  For example, our Senior Manager, Data Analysis served as an NPA relief planner for three years, conducting or overseeing more than 20 relief projects.  In addition, the Regional Director, Code Administration also served as an NPA relief planner for two years prior to assuming her current position and was involved with nearly 40 relief projects.  The availability of these experienced individuals helps to ensure that NeuStar can continue to meet required performance measures despite variations in the workload.

Staffing for Code Administration

NeuStar has extensive experience in processing central office code applications.  During its tenure as NANPA, NeuStar processed more than 150,000 central office requests, including requests for the assignment, return, reservation, and change of codes.  Further, NeuStar understands that code administration includes not only the processing of code applications but also ongoing customer service to assist applicants in understanding and completing the application process.  Using this knowledge, NeuStar used a comprehensive approach to determine staffing requirements for the contract period.  First, NeuStar estimated the volume of central office code requests over the contract term and identified those applications to be processed by the system with no human intervention to determine the number of central office code administration staff required.

Over the past five years, NeuStar has noted significant variations in the number of code requests.  For example, from 1999 through mid-2001, more than 3,000 applications were received each month on average.  Volumes decreased, however, after implementation of the FCC Number Resource Optimization (NRO) orders, the introduction of optimization measures such as wireline thousand block number pooling, and the economic downturn of the telecommunications market.  Over the last few months, the number of code applications has decreased again due the implementation of wireless number pooling in November 2002.  As a result, CO code volumes are now at their lowest levels since NeuStar assumed the NANPA function in 1998, with an average of 1,500 applications submitted a month since the introduction of wireless pooling. A summary of the monthly requests is shown in Table 2.8.

Table 2-8. Central Office Code Activity (January 2000 – March 2003)

Month	Requests	Assignments	Changes	Denials	Cancel	Disconnects	Reservations

January 00	3,372	1,276	849	247	49	179	0
February	4,240	1,649	1,221	208	28	227	19
March	4,533	1,627	1,393	162	93	369	2
April	4,083	1,333	1,073	207	66	291	5
May	4,127	1,356	1,259	189	51	437	4
June	4,486	1,437	1,212	274	86	195	0
July	4,745	1,328	1,214	713	113	253	1
August	4,633	1,112	1,456	848	70	283	0
September	4,048	1,057	1,045	617	53	282	2
October	4,748	1,453	1,173	669	121	393	0
November	3,834	942	1,071	387	92	360	0
December	3,609	840	992	316	59	393	0
2000 TOTAL	50,458	15,410	13,958	4,837	881	3,662	33
January 01	4,373	959	1,414	841	104	789	0
February	4,590	817	1,922	1412	64	361	0
March	6,980	1,319	3,660	1333	89	575	0
April	3,514	754	1,541	839	37	334	0
May	5,143	1,358	1,757	1,392	73	556	0
June	4,224	1,024	1,589	1,087	73	430	1
July	3,439	768	981	831	73	750	0
August	3,140	734	1,124	787	132	363	0
September	2,974	610	937	891	38	498	0
October	3,102	836	1,008	763	92	398	5
November	2,912	617	1,133	465	70	627	0
December	2,893	602	1,337	468	109	377	0
2001 TOTAL	47,284	10,398	18,403	11,109	954	6,058	6
January 02	3,132	491	1,254	630	102	655	0
February	2,821	557	1,593	462	77	132	0
March	3,180	683	1,388	587	110	412	0
April	6,047	896	3,570	731	181	669	0
May	3,121	792	1,495	414	74	346	0
June	2,586	704	1,238	320	79	425	0

Month	Requests	Assignments	Changes	Denials	Cancel	Disconnects	Reservations

July	2,335	576	1,131	314	107	207	0
August	2,788	855	1,407	315	58	153	0
September	2,125	523	970	332	72	227	1
October	2,626	623	1,263	382	106	252	0
November	1,269	220	661	220	33	135	0
December	1,567	258	852	241	45	171	0
2002 TOTAL	33,597	7,178	16,822	4,948	1,044	3,604	1
January 03	1,348	354	587	193	30	184	0
February	1,491	261	748	194	79	209	0
March	1,895	282	1190	201	62	140	0

In addition to the reduction in overall demand, there has also been a change in the mix of code requests processed.  During the first few years of NeuStar’s NANPA term, the number of monthly assignment requests outnumbered the quantity of changes and other types of requests.  In 2000, the mix began to change, and change requests became the dominant type of requests.  Since January 2002, half of the central office code applications processed by NANPA were for changes to existing records, while assignments made up only 20% of the applications approved.  Of these assignments, 65% to 70% were for initial codes.  Further, the number of returned codes increased significantly as the telecommunication market experienced a downturn, making up 10% of the applications processed.  This trend continues today, with change requests being the largest number of requests processed by NANPA.

To estimate future volumes, NeuStar examined future technologies and services that may stimulate number demand and thereby increase code activity.  These included Voice over the Internet Protocol (VoIP), convergence of the Internet and telephone address spaces (ENUM), and expansion of wireless services (e.g., disposable phones).  Other areas potentially impacting number assignment include CLEC migration into residential markets, duplicating numbers for disaster recovery (e.g., homeland security), and the introduction and proliferation of soft switches, which allow entities to enter the telecommunications business without significant investment.

In estimating future demand for numbers, one must also consider that overall network access line growth rate is declining, and many second lines are being absorbed by cable and alternative technologies.  According to industry analysts, wireless penetration is approaching saturation and expected to grow more slowly.  In addition, new technologies may provide ways to use existing numbers more efficiently, lessening the demand for new numbers.

Further offsetting any potential increase in the demand for numbers are a vast array of optimization initiatives that can minimize or negate this demand.  These include wireless and wireline number pooling, increasing utilization thresholds for growth codes to 70% in June 2003 and 75% in 2004, rate center consolidation, and continued close monitoring by regulatory agencies of service provider utilization as reported via the Number Resource Utilization and Forecast (NRUF) reporting.  Voluntary number pooling is being implemented in rate centers outside the top 100 MSAs, and may offer another opportunity for increased number utilization if, in the future, regulators order mandatory pooling in these LNP-capable rate centers.  In addition, new optimization measures are available for future consideration by regulatory authorities.  Measures such as unassigned numbering porting (UNP), individual telephone number pooling, increasing block contamination levels from the current 10% requirement, and charging for telephone numbers are policy actions that may be deployed in addition to the optimization initiatives already in place.

Simply put, the optimization initiatives introduced by the FCC beginning in 2000 will enable the industry to better absorb any significant increase in telephone number demand.  Although there may be spikes in demand over the next five years, NeuStar fully expects that current and future numbering optimization measures will prevent an explosion of central office code assignments and therefore any increase in telephone number will have a limited impact on the quantity of code applications processed by NANPA.

Based upon the above information, NeuStar believes that the number of applications processed over the last five months, since the implementation of wireless number pooling in November 2002, provides the most likely model for future demand.  Current volume of code requests will remain approximately 1,500 to 2,500 applications per month, with approximately 50% of the applications being change requests.

The next step in the process was to determine the quantity of applications that can be processed automatically by the system.  As stated previously, approximately 50% of all applications are changes.  Typical changes requested are modifications to the operating company number (OCN) associated with a code assignment or updates to the switch identification and tandem homing arrangement.  Based upon historical data, these types of changes represent approximately 75% of all changes made, meaning that they may be processed in a mechanized manner, ostensibly without human intervention.  The remaining 25% of changes will require human intervention.

NeuStar also examined the other types of applications submitted by service providers to determine if mechanized processing could be implemented.  Assignments make up about 20% of the expected demand, with nearly 70% of these being applications for initial codes.  These requests require human intervention due to the detailed documentation the FCC requires the service provider to submit to NANPA as proof of certification to provide service and network readiness.  In addition, a primary reason for denying code applications is the failure of service providers to provide the necessary documentation required for an initial code assignment.  Finally, applications returning central office codes currently make up approximate 10% of the applications processed by NANPA.  These requests require human intervention to determine if there are ported telephone numbers within the returned code and, if so, to take appropriate steps to find another code holder to avoid possible customer service disruption.  NeuStar expects that these types of applications will continue to slowly decline as the telecommunications industry recovers from the current economic situation.

After the monthly demand was estimated, NeuStar’s code administration group estimated the number of codes that each administrator can reasonably process while continuing to meet performance requirements.  Based upon internal NeuStar force load studies, which examined the number of applications a code administrator can process within the industry guidelines’ requirement of ten working days, highly experienced code administrators can process up to 400 central office code requests requiring manual intervention per month.  The following table (Table 2-9) shows the results of these estimates.

Table 2-9. CO Code Application Processing Productivity Analysis

Code Requests	Efficiency %	Effective Code Requests	Code Requests per CA	Code Administrators

1500	55%	825	400	3
2000	55%	1100	400	3
2500	55%	1375	400	4

As a result, NeuStar proposes three central office code administrators, supervised by a senior code administrator, who will also process code applications.  A Regional Director, Code Administration, will oversee this group.

The FCC can be confident that NeuStar, as demonstrated during its term as the NANPA, will obtain additional resources if central office code volumes are significantly higher than our projections.  Many of our proposed NANPA staff are experienced in code processing.  Our help desk staff, who is a highly experienced code administrator, will be available to process applications in those times when volumes spike.  In addition, our Senior AOCN Administrator is a former code administrator and therefore trained in this process.  Finally, other members of our staff will be cross-trained in code administration so that they may step in and provide assistance if necessary.

Data Analysis and Industry Liaison

NeuStar’s Data Analysis and Industry Liaison Group fulfills the data reporting and analysis requirements of the contract.  This group is comprised of a Senior Manager, Data Analysis, an NRUF Manager and Industry Liaison, and a Sr. NRUF Administrator.  These three people are necessary to meet the Commission’s requirements throughout the duration of the contract.

The Senior Manager, Data Analysis oversees the production of data reports and analysis.  He will develop the semi-annual NPA and NANPA exhaust projections and, based upon data gathered via the NRUF process and code assignment information, change these projections as necessary.  Additionally, he will perform the analysis necessary to generate the numerous NRUF reports required by the Commission.  He will produce ad hoc reports requested by NANPA staff and federal and state regulatory agencies in support of their numbering oversight efforts.  Finally, he will supervise and ultimately be responsible for the activities of the Manager, NRUF and Industry Liaison and Sr. NRUF Administrator.

The NRUF Manager and Industry Liaison will directly manage the NRUF reporting process.  She will notify service providers of the requirement to submit utilization and forecast data semi-annually.  She will oversee the collection, storage and analysis of service provider-specific data, ensuring that the NRUF reporting requirements are implemented in accordance with the FCC orders and directives.  Additionally, she will be responsible for updating and maintaining the NRUF job aid, and implement our training and education initiatives on the

NRUF reporting process for service providers and state regulatory agencies.  Additionally, she will serve as NANPA’s representative to the Industry Numbering Committee (INC) and provide direct input to the INC about the day-to-day operations of the administrator.  In this role, she will report directly the NANPA Program Director.  She will also supervise the Sr. NRUF Administrator..

The Sr. NRUF Administrator will work directly with service providers in the NRUF reporting process.  She will be responsible for analyzing service provider submissions, identifying any errors or anomalies, and communicating these finding to service providers so that they may be corrected.  She will also provide assistance to service providers in completing and submitting the Form 502.  Past experience with NRUF processing clearly shows the need to dedicate one full-time person to this process.

Manager, NANP Resources

The Manager, NANP Resources will be responsible for the assignment and administration of the Feature Group B CICs; Feature Group D CICs; 456-, 500-, and 900-NXX resources;  800-855 and 555 line numbers; VSCs; and ANI II digits.  In this position, she will process applications for these resources, follow-up with applicants to ensure they meet assignment criteria, which is quite often due to the nature of these resources.  She will also analyze Feature Group B and Feature Group D Access and Usage reports to identify CIC resources that are subject to reclamation.  She will perform any tasks required to ensure that the phase-out of non-dialable toll points has been completed.  Finally, she will investigate, where necessary, the use of these resources in order to ensure conformance with FCC directives and industry guidelines.

Customer Service Representative (Help Desk)

The Customer Service Representative will be responsible for general customer service and Help Desk related items:  general troubleshooting, handling questions on user login/passwords, general client assistance, logging trouble tickets, and managing the customer satisfaction efforts.

Senior Code Administrator – Quality Assurance

The Senior Code Administrator – Quality Assurance will be responsible for training code administrators, developing methods and procedures for code administration, working with and providing information for auditors, providing client feedback, collecting and interpreting performance metrics, including quality improvement, and developing and presenting internal training.

Senior AOCN Administrator

The Senior AOCN Administrator will manage the Administrator Operating Company Number (AOCN) Enterprise Service by entering rating and routing data into BIRRDS upon request from code applicants.  This includes reviewing the submitted information, assisting with the preparation of the information and the actual inputting of the data in the associated databases.  From a cost perspective, this position is not included in the NANPA staffing requirements since revenues from this service are used to offset the direct costs associated with this function.

NANP Administration System Staff

To maintain the NANP Administration System (NAS), NeuStar has assigned a dedicated technical staff to the contract to ensure system availability and integrity.  This staff includes the Program Manager, two Senior Systems Engineers and a Database Administrator.  The Program Manager will be responsible of the overall maintenance of the NAS hardware and software.  In addition, this position will work directly with the Senior Systems Engineers, which are responsible for software development, and the Customer Service Representative to address issues concerning the access and use of the NAS.  The Database Administrator will be responsible for the accuracy and integrity of the data contained in the NAS.  In addition to the full time staff, NeuStar will provide support from its General & Administrative-funded Information Technology organization throughout the duration of the contract: Systems Administrator (50% dedicated); Security Engineer (30% dedicated); Network Engineer (10% dedicated); and Web Master (20% dedicated).  The estimated time in support of the NANPA by these G&A-funded resources is not delimiting.  The assigned personnel will support the program to the extent necessary for compliant operations no matter the level of effort required.

External Relations Group and Quality Assurance

The External Relations Group and Corporate Software Quality Assurance provides regulatory, legal, and compliance support.  This group is comprised of a Director, Federal Relations; Director, State Relations; Director, Legal Analysis; and Director, Software Quality

Assurance.  Since these functions do not require dedicated, full-time staff, these resources will come from NeuStar Corporate resources and are included in NeuStar’s G&A rate.

The Director, Federal Relations will liaise with the Commission on NANPA and numbering related issues.  This position will review regulatory orders and directives, respond to them as necessary and provide ongoing communications with the Commission, to include coordinating quarterly meetings between NeuStar and FCC staff to discuss numbering and other relevant topics.  The Director, State Relations, will perform a similar role from a state perspective.  This position will interface with state regulatory agencies and facilitate communications between NANPA and the states by coordinating bi-monthly meetings to discuss NANPA and numbering-relating matters.  The Director, Legal Analysis is responsible for performing or overseeing all legal activities of NANPA.  Included in the role is performing necessary legal research, working with NANPA staff to prepare any testimony and filings involving NANPA, including NPA relief planning, before state and federal regulatory agencies and the courts.  The Director, Software Quality Assurance will, through direct oversight, ensure that all quality assurance requirements of the company and the customer are strictly adhered to in the performance of the system development, implementation and operation of the NAS.

2.2.2       Materials - System Hardware

To achieve the best solution for the NAS, NeuStar leveraged its past experience in developing client/server applications with online transaction and distribution of information capabilities.  Taking the system requirements into consideration, NeuStar evaluated several options, and has carefully selected the most logical, cost-effective architecture design to fully meet the Commission’s NANP Administration System requirements—while offering maximum flexibility and scalability in the future.

NeuStar’s NAS Production Environment provides a fully redundant NAS, offering both a primary site, located in Sterling, Virginia, as well as a fully functional backup site in Charlotte, North Carolina.  This architecture will allow NeuStar to satisfy the availability requirements outlined in the requirements, given the ability to switchover during any prolonged Primary site outage, and run the NAS indefinitely, and in a fully functional manner, from the backup site in Charlotte.  This switchover is made possible by the fact that a complete and up-to-date database will be kept at the backup site.  This will be made possible using advanced database replication capability.  Since the backup site facility is shared between Development, Testing and

Production backup, any development and/or testing taking place at the backup site would cease until the Primary site is made operational again.

NeuStar’s hardware configuration provides ample capability to meet the needs of NeuStar’s developers.  The hardware, listed below, is capable of supporting all of the selected software development tools to be used in building the NAS.  The Production Backup System will also be used as the Development Environment hardware as well as the Test Environment hardware, ensuring that full use is made of the equipment.  The major components of each system, per site, include:

•                  Router—1 Cisco 3660

•                  Intrusion detection—1 NFR Security NID Server

•                  Switch—1 3Com Superstack II

•                  Firewall—1 Nokia IP350

•                  Load balancer—1 Cisco 11050 Content Switch

•                  Switch1—Cisco 3524

•                  Web server—2 Dell 1650

•                  Application server—2 Dell 1650

•                  FTP server—1 Dell 1550

•                  Batch application server—1 Dell 1550 (1 of the 2 servers is a transfer from the preexisting CAS architecture)

•                  Database server—1 Sun Microsystems SunFire V880

The basis of estimate for the system hardware is actual quotes.  Although the contemplated contract is fixed price, GSA pricing was obtained for NAS hardware and software, as title to it will be vested in the FCC.  In the event that GSA pricing is not authorized for system components under the contract, NeuStar will assume the risk that it can negotiate comparable pricing on a commercial basis, leveraging volume purchasing power.  A comparison of the GSA prices to commercial quotes for the same hardware was made, and the lower price quote was included in the price build-up.  GSA pricing is, by definition, considered to be fair and reasonable.  For commercial items for which there is no comparable GSA price, the published price list price, or a discount there from, is considered to be fair and reasonable.

Other Equipment

Equipment in this category includes desk top for code administrators and laptop computers for other professional staff, wireless telephones, and other office equipment.  All NANPA employees will commence the contract with their current computer, with anticipated replacement one-time during the contract in year three.  Wireless telephones and other office equipment will be replaced in accordance with NeuStar’s corporate replacement policies for such incidental equipment from the G&A pool.

The basis of estimate for this equipment is the quoted market prices published by the manufacturer, and are considered fair and reasonable.  If no quote was available from the manufacturer, then NeuStar used the published prices from national chain discount stores such as Office Depot, Best Buy, CompUSA, etc. as the basis of estimate, all of which are considered to be fair and reasonable prices.

2.2.3       Materials - System Software

The software components of NeuStar’s NAS include: the operating systems, Database Management System, the Application and Web Servers, and Knowledge Based Software.

The Sun V-880 Server comes bundled with Solaris version 8.0, Sun’s own Unix-based operating system.  Solaris supports multi-threading and is well-matched with the chosen database (Oracle).

For the Pentium-Class servers, although Windows NT or another Unix-based operating system could be used, NeuStar has chosen Red Hat Linux for a number of reasons.  Foremost among them is the fact that DELL recommends Linux for use in building high availability systems on PowerEdge Servers.

The database will be a critical component of the NAS’ success: it must be available at least 99.9% of the time throughout the year and must operate in a failsafe manner, providing a switchover capability.  In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable should the primary database server experience an outage.  The chosen database must support advanced replication in order to eliminate the Single-Point-Of-Failure that would exist in a system with only one database server.  In light of these requirements, NeuStar has selected the use of Oracle9i as the database management system.

The Oracle9i database is highly scalable.  High scalability is primarily achieved through the use of connection pooling and multiplexing. Connection pooling and multiplexing allows the database to support a large number of concurrent users. Table partitioning, which allows the database to be split across multiple disk devices, thus sharing the load.  Oracle9i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime.  These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization - all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s NAS.  Additionally, Oracle9i’s Fast-Start architecture minimizes unplanned downtime, by providing near instantaneous and predictable recovery from system faults.  Oracle9i’s advanced manageability functionality offers the capacity to support an abundance of users from centrally managed servers, reducing total cost of ownership, while ensuring Enterprise-caliber quality of service.

The DELL PowerEdge Pentium-Class Servers will run the NAS’ J2EE-enabled application servers.  In particular, these machines will run WebLogic Server, the software that NeuStar has chosen to provide the application servers.  The NAS will use a total of four Pentium-Class servers as application servers, with two being deployed at the main production site and two being deployed at the backup site.  This configuration provides both single and multi-site hardware redundancy.

NeuStar has chosen Apache HTTP Server as the web server software for the NAS.  Apache HTTP Service is open-source software and is available at no cost from Apache Software.

Applied Innovation Management’s “HelpDesk Expert for Customer Service” has been selected as the help desk and knowledge-based software solution for the NAS.  “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support.  Customers can use the system 24 hours a day to get answers to frequently asked questions (FAQs); search the knowledge base, application notes, service packs or support news; submit a service request; or download fixes.  Customers can also upload error messages or other text to the support desk for faster problem resolution.  Features and benefits of “HelpDesk Expert for Customer Service” include:

•                  Web-based – It works like any other web page.

•                  No learning curve – Anyone who can use a browser can easily learn to use “HelpDesk Expert for Customer Service.”

•                  Searchable Database – Customers can find out if a problem has been previously submitted by using the software’s search function.

•                  Searchable Knowledge Database – Customers and staff can use free text queries to search the knowledgebase of support information.

•                  Uses relational databases (Oracle) to store all help desk information.

NeuStar has selected Checkpoint’s FireWall-1 product.  This software delivers a highly scalable solution that is able to integrate and centrally manage all aspects of network security.  FireWall-1 is based upon Stateful Inspection technology, the de facto standard for firewall security, and is integrated into the Nokia Firewall hardware.

The basis of estimate for the system software is actual quotes.  Even though the contemplated contract is firm fixed price, GSA pricing was obtained for NAS software, title to which will vest in the FCC.  In the event that GSA purchasing is not authorized under the contract, NeuStar will take the risk that it can negotiate comparable prices through volume purchasing power leverage. A comparison of the GSA prices to commercial quotes for the same software was made, and the lower price quote was included in the price buildup.  GSA pricing is, by definition, considered to be fair and reasonable.  For commercial items for which there is no comparable GSA price, the published price list price, or a discount therefrom, is considered to be fair and reasonable.

Other Software

QTEL 9000 (CO code conflicts). This commercially available software provides a national telcom tariff database, and is used by NeuStar to prevent code assignment conflicts.  The software is offered at commercial pricing and is considered to be fair and reasonable.

GDT maps (NPA relief planning). This commercially available software produces maps that are used in NPA relief planning projects.  The software is offered at commercial pricing and is considered to be fair and reasonable.

LERG (code administration software). This commercially available software is used by code administrators in the performance of code assignments.  The software is offered at commercial pricing and is considered to be fair and reasonable.

2.2.4       ODCs - Facilities and Furnishings

•                  Rent—Estimated at $2.60/sq. ft.

•                  Furnishings—NeuStar proposes to use the existing office furnishings in the leasehold property above.  All such furnishings are fully depreciated and will be used at no cost to the project.

•                  Furnishings (Other)—Office furnishings for the virtual employees will be the fully expensed furnishings currently in use by those employees at no cost to the project.

•                  Facilities (Other)—All facility costs for NeuStar offices in Sterling, VA and the data center in Charlotte, NC are corporate expenses recovered through its G&A expense rate.

2.2.5       ODCs - Travel

NeuStar has estimated the travel expenses based upon its experience and knowledge of the NANP administration requirements to attend certain industry meetings as well as to make the trips necessary to perform the contract requirements, as follows.  Assumes NANPA Operations start at end Month 7 of the contract.

Number of Trips

•                  INC Meetings = 3/year x 5 days = 15 days (base year) – 6/year x 5 days = 30 days (thereafter)

•                  NANC Meetings = 3/year x 1 day (local in DC) (base year) - 6/yr x 1 day (local) (thereafter)

•                  NOWG (Face-to-Face) = 3/year x 1 day (local in DC) (base yr) – 6/yr x 1 day (local) (thereafter)

•                  NOWG Operations Meetings = 1/yr x 2 day x 4 staff = 8 days (every year

•                  Jeopardy NPA Meetings = 0

•                  NPA Relief Meetings = 2/year x 1 day x 2 staff = 4 days (base year); 4/year x 1 day x 2 staff =  8 days (thereafter)

•                  Canada/Caribbean = 1/year x 2 days = 2 days (base year); 2/year x 2 days = 4 days (thereafter)

•                  Study Group A = 2/year x 1 day (local in DC) (base year); 4/year x 1 day (local) (thereafter)

•                  NANPA Director = 2/year x 2 days = 4 days (base year); 4/year x 2 days = 8 days (thereafter)

After identifying the trips required, NeuStar estimated the duration of each trip as set forth in the table (Table 2-10) below:

Table 2-10 Estimated Duration of Trips

	Year 1	Year 2	Year 3	Year 4	Year 5

Days	41	58	58	58	58
Trips	18	24	24	24	24

Travel Expenses:

•                  Hotel Nights

•                                                                                   15% of the days require 0 night stay

•                                                                                   80% of the days require 1 night stay

•                                                                                   5% of the days require 2 nights stay

•                  Meals - $50/day x number of days

•                  Car - $36/day x number of days

•                  Lodging - $150/day x number of days (per percentage breakdown above)

•                  Air Fare – $500/ trip based on NeuStar’s 2002 actual costs

Travel expenses for ongoing operations are then distributed to the CLINs.

2.2.6       ODCs - Other

Telecommunications

NeuStar estimated telecommunications costs of $120 per person per month.

Office Supplies

NeuStar estimated its cost of supplies for the contract at $80.00 per person per month.

Postage/Shipping

NeuStar estimated its cost for postage and shipping for all staff at $30.00 per person per month.

Printing

NeuStar estimated the cost of printing at $30.00 per person per month.

Equipment Rental

None

Dues/Subscriptions

Dues/Subscriptions are approximately $35,000 per year based on previous experience.

Leasehold Improvements

No leasehold improvements are contemplated during the contract period.

Employee Bonuses

Employee bonuses are estimated based on 2002 actual bonuses for the levels of personnel projected for this contract.  Because bonuses are not added to the employees base salary, and are exclusive of fringe benefits, their treatment, for cost estimating purposes, as an ODC, is appropriate.

2.3                               RATES

The rationale and explanation of NeuStar’s rates for labor, labor burden, G&A, and escalation, included in the pricing model, appear below.

NeuStar’s Burden and G&A rates, reviewed by DCAA, without questioned or disallowed costs, are used in Neustar’s cost reimbursement contract.  NeuStar’s cost accounting system, based on Soloman accounting system software, collects and allocates costs in a manner acceptable for government cost type contracts and uses generally accepted accounting procedures.  NeuStar welcomes any review of its accounting system and proposed rates to validate its estimated costs.

Labor Rates

In September 2000, NeuStar employed the services of Watson Wyatt Worldwide to conduct a review of salary levels of different positions in NeuStar.  Using position descriptions and data gathered during job analysis meetings as well as market data from surveys gathered from various company types (e.g., national, telecommunications industry, high technology, revenue of approximately $200 million), Watson Wyatt developed appropriate minimum and maximum salary ranges for over 45 NeuStar positions.  This assessment was used as input in determining appropriate labor rates for NeuStar salaried employees, including the software development team and the NANP Administration staff.  A follow-up review of NeuStar labor categories and salaries by Watson Wyatt Worldwide is scheduled for mid-2003.  We expect that NeuStar’s is paying “market” rates for its human capital.

Labor Burden Allocation Rate:

The NeuStar Labor Burden rate is 33.25% of base salary.  This rate is calculated by allocating all of the below-listed expenses over the wages paid to employees.

Labor Burden captures all costs associated with an individual’s employment beyond their base salary (all NeuStar employees are offered the same benefits packages). The expenses include, but are not limited to FICA, unemployment benefits, health, dental, eye and life insurance, short-term disability, vacation and holidays, and retirement benefits.

The NeuStar Labor Burden rate is consistent with the Bureau of Labor Statistics (BLS) 2001 and 2nd Quarter 2002 rates for Private Industry employees and for Professional Specialty and Technical Occupations in private industry.  The rate of 33.25% is less than the employer cost for employee compensation for companies based in the Northeast, for companies with 500 or more white collar employees, and for companies in the communications industry.  Based on the BLS data, NeuStar’s Labor Burden rate of 33.25% is considered to be fair and reasonable.

General and Administrative Expense Allocation Rate

The calculated National Pooling contract final 2002 G&A rate submitted to DCAA for review is 20.53%. NeuStar has projected a 2003 rate of 20.53%, 2004 rate of 19.5%, 2005 rate of 18%, 2006 rate of 17.5%, and 2007 rate of 17%.  NeuStar predicts a decrease in the G&A rate due to an anticipated increase in direct business expenses to support wireless LNP and other business opportunities.

The continued success of the NANPA program, NeuStar believes, is crucial to the industry, the FCC, and the reputation of NeuStar.  With this in mind, NeuStar has elected to contribute to the costs of the NANPA through cost sharing all indirect costs of the program.  Therefore, in this firm fixed price proposal, no G&A ($0) is included in the price.  As required by FAR Part 31, recovery of the allocated G&A to any contract awarded as a result of this proposal will be recovered through the profits of NeuStar and not through allocation of these indirect costs to other programs.  It should be noted that in NeuStar’s commercial business, G&A is not considered to be a cost, but is a part of margin (profit), which is estimated and proposed, accordingly.  Therefore, this cost share on the part of NeuStar does not represent a loss on this anticipated fixed price contract under its traditional business model and accounting practices.

Escalation Rates

In order to properly price the estimated costs of operation of the NANPA during the option years of the contract, NeuStar looked to the actual inflations rates, by specific category, in the data compiled by the Bureau of Labor Statistics (BLS).  The actual experience for the period reported by the BLS ending March 2003 was used for each and every option year, because, in NeuStar’s estimation, this experience is representative of inflationary trends for the foreseeable future.  The factor used for Labor is the actual experience reflected in the Employment Cost Index (ECI) for wages and salaries for private workers in the white collar professional, specialty and technical category. The factor used for Other Direct Costs is the experience of the Consumer Price Index – US City Average less Food and Energy Costs.  The Airline Travel experience during the most recent 12-month period has been one of decreasing prices, however, this trend is expected to end.  The rate used for escalation of airline travel is the CPI – US City Average including Food and Energy Costs.  These rates of escalation, estimated firm for the next five years, are considered to be fair and reasonable.  It should be noted that BLS does not forecast escalation for future periods.

The escalation factors used by NeuStar are:

•	Labor:	1.8%

•	Airline Travel	1.3%

•	All Other Direct Costs	0.2%

2.4                               Reduction

NeuStar is the current NANP Administrator, and will continue to administer the NANP on a month-to-month basis under the firm-fixed-price arrangement dated January 31, 2003 between the FCC and NeuStar (the “Month-to-Month Arrangement”) until NANPA operations cuts over to the new NANP Administration System as specified in the NANPA Transition Plan attached to the solicitation.  If awarded a contract under this solicitation, NeuStar is able to provide the FCC with a price reduction as a result of NeuStar’s unique position as the incumbent NANP Administrator.  This price reduction (the “Reduction”) is derived from NeuStar’s position as the incumbent operating under two complementary NANPA contractual vehicles, which in no way puts NeuStar in a loss position.

Accordingly, NeuStar will apply the Reduction to all of the CLINs in the Base Year.  Because the amount of the Reduction is essentially equivalent to the price for the Base Year, all of the CLINs – CLIN 0001, CLIN 0002, CLIN 0003, CLIN 0004, and CLIN 0005 – in the Base Year are priced at $0.  It is assumed for pricing purposes that at the end of Month 7 of the new contract, NeuStar will cut-over the operations of the current NANPA to the new NANP Administration System, and the need for the Month-to-Month Arrangement will simultaneously cease.

The Reduction is clearly identified in the cost breakdown in Section 3.0 of this Cost Volume as a below-the-line-subtraction from the prices of CLINs 0001 through 0005.

NANPA 3.1 Costs

North American Numbering Plan Administration

TOTAL PRICE SUMMARY

CLINs	Base Scenario	Total NANPA Price

0001	Automated NANPA System Development and Implementation	$0
0002	Transition to NANP Administration	$0
0003	Reporting	$0
0004	Travel, Not to Exceed Amount	$0
0005	Data Requirements (CDRLs)	$0
Base Year		$0

0101	Automated System Support (operation and maintenance)	$139,277
0102	NANP Administration	$1,016,832
0103	Reporting	$145,560
0104	Travel, Not to Exceed Amount	$27,770
0105	Data Requirements (CDRLs)	$47,225
Option Year 1		$1,376,664

0201	Automated System Support (operation and maintenance)	$141,734
0202	NANP Administration	$1,072,163
0203	Reporting	$148,105
0204	Travel, Not to Exceed Amount	$27,960
0205	Data Requirements (CDRLs)	$48,055
Option Year 2		$1,438,017

0301	Automated System Support (operation and maintenance)	$144,235
0302	NANP Administration	$1,049,484
0303	Reporting	$150,696
0304	Travel, Not to Exceed Amount	$28,152
0305	Data Requirements (CDRLs)	$48,900
Option Year 3		$1,421,467

0401	Automated System Support (operation and maintenance)	$133,789
0402	NANP Administration	$1,048,966
0403	Reporting	$147,800
0404	Travel, Not to Exceed Amount	$28,346
0405	Data Requirements (CDRLs)	$49,760
0406	Transition	$41,679
Option Year 4

Total Firm-Fixed Price – Base Year Plus Four Option Years:		$5,686,487

Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal

CONTRACT PRICING PROPOSAL COVER SHEET					1. SOLICITATION/CONTRACT/MODIFICATION NUMBER			OMB No.:9000-0013

(Cost or Pricing Data Required)

					SOL03000001			Expires: 09/30/98

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2a. NAME OF OFFEROR NeuStar, Inc					3a. NAME OF OFFEROR’S POINT OF CONTACT Gregory J. A. Roberts	3c. TELEPHONE
2b. FIRST LINE ADDRESS 46000 Center Oak Plaza					3b. TITLE OF OFFEROR’S POINT OF CONTACT Vice President, Numbering Services	AREA CODE 571		NUMBER 434-5580
2c. STREET ADDRESS					4. TYPE OF CONTRACT ACTION (Check)

					a. NEW CONTRACT	d. LETTER CONTRACT

X

2d. CITY		2e. STATE		2f. ZIP CODE	b. CHANGE ORDER	e. UNPRICED ORDER
Sterling		VA		20166	c. PRICE REVISION/	f. OTHER (Specify)
5. TYPE OF CONTRACT (Check)					REDETERMINATION
FFP		CPFF	CPIF	CPAF	6. PROPOSED COST (A+B=C)
FPI		OTHER (Specify)			A. COST	B. PROFIT/FEE	C. TOTAL
					$5,686,487	$0	$5,686,487
7. PERFORMANCE
PLACE	a.	46000 Center Oak Plaza, Sterling, VA 20166			PERIOD	a.	1 year + 4 option years
	b.					b.

8.   List and reference the identification, quantity and total price proposed for each contract line item.  A line item cost breakdown supporting this recap is required unless otherwise specified by the Contracting Officer.  (Continue on reverse, and then on plain paper, if necessary.  Use same headings.)

a. LINE ITEM NO.		b. IDENTIFICATION			c. QUANTITY	d. TOTAL PRICE	e. PROP. REF. PAGE

SEE ATTACHED

9. PROVIDE THE FOLLOWING (If available)
NAME OF CONTRACT ADMINISTRATION OFFICE none					NAME OF AUDIT OFFICE Southern NJ Branch Office
STREET ADDRESS					STREET ADDRESS Wooderest Pavilion, 10 Melrose Ave, Suite 200
CITY				STATE	ZIP CODE	CITY Cherry Hill	STATE NJ	ZIP CODE 08003
TELEPHONE		AREA CODE		NUMBER	TELEPHONE	AREA CODE 856	NUMBER 354-7550
10. WILL YOU REQUIRE THE USE OF ANY GOVERNMENT PROPERTY IN THE PERFORMANCE OF THIS WORK? (If “yes,” identify) YES NO					11a. DO YOU REQUIRE GOVERNMENT CONTRACT FINANCING TO PERFORM THIS PROPOSED CONTRACT? (If “yes,” complete Item 11b.)	11b. TYPE OF FINANCING (Check one)
						ADVANCE PAYMENT		PROGRESS PAYMENTS
GUARANTEED LOANS
YES NO

12.         HAVE YOU BEEN AWARDED ANY CONTRACTS OR SUBCONTRACTS FOR THE SAME OR SIMILAR ITEMS WITHIN THE PAST 3 YEARS?  (If “yes,” identify item(s), customer(s) and contract number(s) on reverse of form.)

YES        NO

13. IS THIS PROPOSAL CONSISTENT WITH YOUR ESTABLISHED ESTIMATING AND ACCOUNTING PRACTICES AND PROCEDURES AND FAR PART 31, COST PRINCIPLES? (If “no,” explain on reverse of form.) YES NO
14. COST ACCOUNTING STANDARDS BOARD (CASB) DATA (Public Law 91-379 as amended and FAR PART 30)
a. WILL THIS CONTRACT ACTION BE SUBJECT TO CASB REGULATIONS? (if “no,” explain in proposal.)					b. HAVE YOU SUBMITTED A CASB DISCLOSURE STATEMENT (CASB DS-1 or 2)? (If “yes,” specify in proposal the office to which submitted and if determined to be adequate.)
YES NO Monetary Exemption					YES NO
c. HAVE YOU BEEN NOTIFIED THAT YOU ARE OR MAY BE IN NONCOMPLIANCE WITH YOUR DISCLOSURE STATEMENT OR COST ACCOUNT STANDARDS? (if “yes,” explain in proposal.) YES NO					d. IS ANY ASPECT OF THIS PROPOSAL INCONSISTENT WITH YOUR DISCLOSED PRACTICES OR APPLICABLE COST ACCOUNTING STANDARDS? (if “yes,” explain in proposal.) YES NO

This proposal is submitted in response to the solicitation, contract, modification, etc. in Item 1 and reflects our estimates and/or actual costs as of this date and conforms with the instructions in FAR 15.804-6(b)(1), and Table 15-2.  By submitting this proposal, the offeror, if selected for negotiation, grants the contracting officer and authorized representative(s) the right to examine, at any time before award, those records, which include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or any other form, or whether such supporting information is specifically referenced or included in the proposal as the basis for pricing, that will permit an adequate evaluation of the proposed price.

15. NAME OF OFFEROR (Type) Gregory J. A. Roberts				15. TITLE OF OFFEROR (Type) Vice President, Numbering Services	16. NAME OF FIRM NeuStar, Inc
17. SIGNATURE						18. DATE OF SUBMISSION
12 May 03
AUTHORIZED FOR LOCAL REPRODUCTION						STANDARD FORM 1411 (REV. 10-95)
Previous edition is not usable.						Prescribed by GSA - FAR (48 CFR) 53.215-2(a)

SF 1411 ATTACHMENT

Base Year

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0001	Automated NANPA System Development and Implementation	1	$0	Vol. 1, Section 1.1
0002	Transition to NANP Administration	1	$0	Vol. 1, Section 1.2
0003	Reporting	1	$0	Vol. 1, Section 1.2.7
0004	Travel, Not to Exceed Amount	1	$0	Vol. 1, Section 2.2.5
0005	Data Requirements (CDRLs)	1	$0	Vol. 1, Section 1.2.6
	Total—Initial Year	N/A	$0	N/A

Option Year 1

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0101	Automated System Support (operation and maintenance)	1	$139,277	Vol. 1, Section 1.1.5.5
0102	NANP Administration	1	$1,016,832	Vol. 1, Section 1.3
0103	Reporting	1	$145,560	Vol. 1, Section 1.2.7
0104	Travel, Not to Exceed Amount	1	$27,770	Vol. 1, Section 2.2.5
0105	Data Requirements (CDRLs)	1	$47,225	Vol. 1, Section 1.2.6
	Total—Option Year 1	N/A	$1,376,664	N/A

Option Year 2

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0201	Automated System Support (operation and maintenance)	1	$141,734	Vol. 1, Section 1.1.5.5
0202	NANP Administration	1	$1,072,163	Vol. 1, Section 1.3
0203	Reporting	1	$148,105	Vol. 1, Section 1.2.7
0204	Travel, Not to Exceed Amount	1	$27,960	Vol. 1, Section 2.2.5
0205	Data Requirements (CDRLs)	1	$48,055	Vol. 1, Section 1.2.6
	Total—Option Year 2	N/A	$1,438,017	N/A

Option Year 3

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0301	Automated System Support (operation and maintenance)	1	$144,235	Vol. 1, Section 1.1.5.5
0302	NANP Administration	1	$1,049,484	Vol. 1, Section 1.3
0303	Reporting	1	$150,696	Vol. 1, Section 1.2.7
0304	Travel, Not to Exceed Amount	1	$28,152	Vol. 1, Section 2.2.5
0305	Data Requirements (CDRLs)	1	$48,900	Vol. 1, Section 1.2.6
	Total—Option Year 3	N/A	$1,421,467	N/A

Option Year 4

CLIN	IDENTIFICATION	QUANTITY	TOTAL PRICE	PROP.REF.PAGE
0401	Automated System Support (operation and maintenance)	1	$133,789	Vol. 1, Section 1.1.5.5
0402	NANP Administration	1%	1,048,966	Vol. 1, Section 1.3
0403	Reporting	1	$147,800	Vol. 1, Section 1.2.7
0404	Travel, Not to Exceed Amount	1	$28,346	Vol. 1, Section 2.2.5
0405	Data Requirements (CDRLs)	1	$49,760	Vol. 1, Section 1.2.6
0406	Transition	1	$41,679	Vol. 1, Section 1.2.6
	Total—Option Year 4	N/A	$1,450,340	N/A

Total Firm-Fixed Price — Base Year Plus Four Option Years:		$5,686,487

NANPA 3.2  Cost

North American Numbering Plan Administration

PRICE BREAKDOWN – YEAR / CLIN / CATEGORY

Base Year

	CLIN 0001	CLIN 0002	CLIN 0003	CLIN 0004	CLIN 0005	Total

Labor	$332,766	$313,080	$53,909	$0	$74,703	$774,458
Materials	$713,570	$0	$0	$0	$0	$713,570
Other Direct Costs	$101,662	$104,274	$8,275	$19,945	$11,342	$245,499
Indirect Costs	$110,645	$104,099	$17,925	$0	$24,839	$257,507
Profit	$0	$0	$0	$0	$0	$0
Subtotal	$1,258,643	$521,453	$80,109	$19,945	$110,883	$1,991,034

Reduction	$(1,258,643)	$(521,453)	$(80,109)	$(19,945)	$(110,883)	$(1,991,034)

Total	$0	$0	$0	$0	$0	$0

Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

Option Year 1

	CLIN 0101	CLIN 0102	CLIN 0103	CLIN 0104	CLIN 0105	Total

Labor	$94,383	$613,378	$97,654	$0	$31,870	$837,285
Materials	$0	$0	$0	$0	$0	$0
Other Direct Costs	$13,512	$199,507	$15,436	$27,770	$4,757	$260,981
Indirect Costs	$31,382	$203,948	$32,470	$0	$10,597	$278,397
Profit	$0	$0	$0	$0	$0	$0
Subtotal	$139,277	$1,016,832	$145,560	$27,770	$47,225	$1,376,664

Total	$139,277	$1,016,832	$145,560	$27,770	$47,225	$1,376,664

Option Year 2

	CLIN 0201	CLIN 0202	CLIN 0203	CLIN 0204	CLIN 0205	Total

Labor	$96,082	$624,407	$99,412	$0	$32,444	$852,345
Materials	$0	$39,156	$0	$0	$0	$39,156
Other Direct Costs	$13,705	$200,984	$15,639	$27,960	$4,823	$263,110
Indirect Costs	$31,947	$207,615	$33,054	$0	$10,788	$283,405
Profit	$0	$0	$0	$0	$0	$0
Subtotal	$141,734	$1,072,163	$148,105	$27,960	$48,055	$1,438,017

Total	$141,734	$1,072,163	$148,105	$27,960	$48,055	$1,438,017

Option Year 3

	CLIN 0301	CLIN 0302	CLIN 0303	CLIN 0304	CLIN 0305	Total

Labor	$97,812	$635,647	$101,201	$0	$33,028	$867,688
Materials	$0	$0	$0	$0	$0	$0
Other Direct Costs	$13,901	$202,485	$15,845	$28,152	$4,890	$265,273
Indirect Costs	$32,522	$211,352	$33,649	$0	$10,982	$288,506
Profit	$0	$0	$0	$0	$0	$0
Subtotal	$144,235	$1,049,484	$150,696	$28,152	$48,900	$1,421,467

Total	$144,235	$1,049,484	$150,696	$28,152	$48,900	$1,421,467

Option Year 4

	CLIN 0401	CLIN 0402	CLIN 0403	CLIN 0404	CLIN 0405	CLIN 0406	Total

Labor	$90,565	$635,104	$99,187	$0	$33,622	$27,802	$886,280
Materials	$0	$0	$0	$0	$0	$0	$0
Other Direct Costs	$13,110	$202,690	$15,633	$23,346	$4,958	$4,634	$269,372
Indirect Costs	$30,113	$211,172	$32,980	$0	$11,179	$9,244	$294,688
Profit	$0	$0	$0	$0	$0	$0	$0
Subtotal	$133,789	$1,048,966	$147,800	$23,346	$49,760	$41,679	$1,450,340

Total	$133,789	$1,048,966	$147,800	$23,346	$49,760	$41,679	$1,450,340

NANPA 3.3

North American Numbering Plan Administration

LABOR SUMMARY AND DETAIL

Base Year

	Rate $’s/ Hr	CLIN 0001 Hours	CLIN 0001 Labor $’s	CLIN 0002 Hours	CLIN 0002 Labor $’s	CLIN 0003 Hours	CLIN 0003 Labor $’s	CLIN 0004 Hours	CLIN 0004 Labor $’s	CLIN 0005 Hours	CLIN 0005 Labor $’s	CLIN Total Hours	CLIN Total Labor $’s
Program Director	$54.68	191	$10,331	396	$21,805	137	$7,447	—	$0	225	$12,280	949	$51,893
Technical Manager	$45.86	912	$41,651	—	$0	—	$0	—	$0	752	$34,653	1,664	$76,304
Systems Engineering	$44.80	4,260	$190,635	—	$0	—	$0	—	$0	300	$13,667	4,560	$204,302
NPA Relief Planning	$40.34	91	$3,609	1,412	$57,013	92	$3,715	—	$0	—	$0	1,595	$64,337
NRUF Administration/ Reporting	$34.83	1,028	$36,155	1,616	$52,617	912	$35,100	—	$0	—	$0	3,556	$123,872
Resource Administration	$26.87	568	$15,019	5,150	$138,629	283	$7,618	—	$0	225	$6,057	6,226	$167,323
Technical Support	$25.27	1,348	$35,366	1,733	$43,015	—	$0	—	$0	339	$8,047	3,420	$86,428
G and A	$0.00	2,096	$0	1,751	$0	—	$0	—	$0	—	$0	3,847	$0
Total		10,494	$332,766	12,058	$313,080	1,424	$53,909	—	$0	1,841	$74,703		$774,458

Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

Option Year 1

	Rate $’s/ Hr	CLIN 0101 Hours	CLIN 0101 Labor $’s	CLIN 0102 Hours	CLIN 0102 Labor $’s	CLIN 0103 Hours	CLIN 0103 Labor $’s	CLIN 0104 Hours	CLIN 0104 Labor $’s	CLIN 0105 Hours	CLIN 0105 Labor $’s	CLIN Total Hours	CLIN Total Labor $’s
Program Director	$55.56	91	$5,056	1,368	$76,061	273	$15,168	—	$0	91	$5,056	1,824	$101,340
Technical Manager	$46.91	456	$21,391	—	$0	—	$0	—	$0	456	$21,391	912	$42,782
Systems Engineering	$45.97	1,360	$62,513	—	$0	—	$0	—	$0	—	$0	1,360	$62,513
NPA Relief Planning	$40.74	—	$0	3,466	$141,208	182	$7,415	—	$0	—	$0	3,648	$148,622
NRUF Administration/ Reporting	$34.95	—	$0	3,667	$121,103	1,805	$70,128	—	$0	—	$0	5,472	$191,231
Resource Administration	$27.16	—	$0	7,114	$193,220	182	$4,943	—	$0	—	$0	7,296	$198,163
Technical Support	$25.39	182	$5,423	3,284	$81,787	—	$0	—	$0	182	$5,423	3,648	$92,633
G and A	$0.00	182	$0	1,550	$0	—	$0	—	$0	—	$0	1,732	$0
Total		2,271	$94,383	20,450	$613,378	2,442	$97,654	—	$0	729	$31,870	25,892	$837,285

Option Year 2

	Rate $’s/ Hr	CLIN 0201 Hours	CLIN 0201 Labor $’s	CLIN 0202 Hours	CLIN 0202 Labor $’s	CLIN 0203 Hours	CLIN 0203 Labor $’s	CLIN 0204 Hours	CLIN 0204 Labor $’s	CLIN 0205 Hours	CLIN 0205 Labor $’s	CLIN Total Hours	CLIN Total Labor $’s
Program Director	$56.56	91	$5,147	1,369	$77,430	273	$15,441	—	$0	91	$5,147	1,824	$103,164
Technical Manager	$47.75	456	$21,776	—	$0	—	$0	—	$0	456	$21,776	912	$43,552
Systems Engineering	$46.79	1,360	$63,638	—	$0	—	$0	—	$0	—	$0	1,360	$63,638
NPA Relief Planning	$41.47	—	$0	3,466	$143,749	182	$7,548	—	$0	—	$0	3,648	$151,298
NRUF Administration/ Reporting	$35.58	—	$0	3,667	$123,283	1,805	$71,391	—	$0	—	$0	5,472	$194,673
Resource Administration	$27.65	—	$0	7,114	$196,687	182	$5,032	—	$0	—	$0	7,296	$201,719
Technical Support	$25.85	182	$5,521	3,284	$83,259	—	$0	—	$0	182	$5,521	3,648	$94,300
G and A	$0.00	182	$0	1,550	$0	—	$0	—	$0	—	$0	1,732	$0
Total		2,271	$96,082	20,450	$624,,407	2,442	$99,412	—	$0	729	$32,444	25,892	$852,345

Option Year 3

	Rate $’s/ Hr	CLIN 0301 Hours	CLIN 0301 Labor $’s	CLIN 0302 Hours	CLIN 0302 Labor $’s	CLIN 0303 Hours	CLIN 0303 Labor $’s	CLIN 0304 Hours	CLIN 0304 Labor $’s	CLIN 0305 Hours	CLIN 0305 Labor $’s	CLIN Total Hours	CLIN Total Labor $’s
Program Director	$57.58	91	$5,240	1,369	$78,823	273	$15,719	—	$0	91	$5,240	1,824	$105,021
Technical Manager	$48.61	456	$22,168	—	$0	—	$0	—	$0	456	$22,168	912	$44,336
Systems Engineering	$47.64	1,360	$64,784	—	$0	—	$0	—	$0	—	$0	1,360	$64,784
NPA Relief Planning	$42.22	—	$0	3,466	$146,337	182	$7,684	—	$0	—	$0	3,648	$154,021
NRUF Administration/ Reporting	$36.22	—	$0	3,667	$125,502	1,805	$72,676	—	$0	—	$0	5,472	$198,177
Resource Administration	$28.15	—	$0	7,114	$200,227	182	$5,123	—	$0	—	$0	7,296	$205,350
Technical Support	$26.32	182	$5,620	3,284	$84,757	—	$0	—	$0	182	$5,620	3,648	$95,998
G and A	$0.00	182	$0	1,550	$0	—	$0	—	$0	—	$0	1,732	$0
Total		2,271	$97,812	20,450	$635,647	2,442	$101,201	—	$0	729	$33,028	25,892	$867,688

Option Year 4

Rate $’s/ Hr	CLIN 0401 Hours	CLIN 0401 Labor $’s	CLIN 0402 Hours	CLIN 0402 Labor $’s	CLIN 0403 Hours	CLIN 0403 Labor $’s	CLIN 0404 Hours	CLIN 0404 Labor $’s	CLIN 0405 Hours	CLIN 0405 Labor $’s	CLIN 0406 Hours	CLIN 0406 Labor $’s	CLIN Total Hours	CLIN Total Labor $’s
Program Director	$58.61	91	$5,334	1,278	$74,849	273	$16,002	—	$0	91	$5,334	91	$5,381	1,824	$106,900
Technical Manager	$49.58	274	$13,560	—	$0	—	$0	—	0	456	$22,567	182	$9,087	912	$45,215
Systems Engineering	$48.49	1,360	$65,950	—	$0	—	$0	—	0	—	$0	—	$0	1,360	$65,950
NPA Relief Planning	$42.98	—	$0	3,375	$145,016	182	$7,822	—	0	—	$0	91	$3,946	3,648	$156,785
NRUF Administration/ Reporting	$36.87	—	$0	3,667	$127,761	1,714	$70,148	—	0	—	$0	91	$3,870	5,472	$201,779
Resource Administration	$28.85	—	$0	7,022	$201,195	182	$5,215	—	0	—	$0	91	$2,631	7,295	$209,041
Technical Support	$26.91	182	$5,721	3,284	$86,283	—	$0	—	0	182	$5,721	91	$2,886	3,739	$100,612
G and A	$0.00	182	$0	1,368	$0	—	$0	—	0	—	$0	364	$0	1,914	$0
Total		2,089	$90,585	19,994	$635,104	2,351	$99,187	—	0	729	$33,622	1,001	$27,802	26,164	$888,280

NANPA 3.4 Costs

North American Numbering Plan Administration

MATERIALS SUMMARY

Base Year

CLINs	0001	0002	0003	0004	0005	Total
Materials	$713,570	$0	$0	$0	$0	$713,570

Option Year 1

CLINs	0101	0102	0103	0104	0105	Total
Materials	$0	$0	$0	$0	$0	$0

Option Year 2

CLINs	0201	0202	0203	0204	0205	Total
Materials	$0	$39,156	$0	$0	$0	$39,156

Option Year 3

CLINs	0301	0302	0303	0304	0305	Total
Materials	$0	$0	$0	$0	$0	$0

Option Year 4

CLINs	0401	0402	0403	0404	0405	0406	Total
Materials	$0	$0	$0	$0	$0	$0	$0

Total	$713,570	$39,156	$0	$0	$0	$0	$752,726

Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

CLIN 0001 BILL OF MATERIALS

TYPE	HW QTY.	HW SPEC. QTY.	SW QTY.	MAINT. QTY.	MAINT. YRS	PART	DESCRIPTION	PRICE

ISP
				1	5		T-1 Line for Sterling (Monthly Rate for 5 years/60Mths) – ISP>Qwest	$47,903
				1	5		T-1 Line for Charlotte (Monthly Rate for 5 years/60Mths) – ISP>BellSouth	$45,000

Routers (Network)
							Cisco 3660 Routers	$0
		2				CISCO3662-AC	Dual 10/100 6-slot modular router, AC power, IP SW	$10,000
		2				NM-1FE2W	1 Port 10/100 Ethernet, 2WIC slots Network Module	$1,840
		2				WIC-1DSU-T1	1 Port Serial w/FR T1–T1 DSU/CSU WAN Interface Card	$600
		2				WIC-1T	1 Port Serial WAN Interface Card	$300
		2				NM-1HSSI	1 Port HSSI Module	$4,000
				2	10	CON-SNTP-PKG13	Cisco SmartNet 24x7x4 Maintenance, 1 year	$29,390

Firewall Server
(HW)	2					424054	Nokia IP350 Base System Bundle NKA-NBB0350000 (Each server contains the following:)	$7,994
		2					1-4 Port NIC card per server	$0
		2					1-OS IPSO 3.6 FCS 6v	$0
		2					1-Power Supply per server	$0
				2	10	424067	1-Nokia Access 7x24 Support IP350 NKA-NSP 5001350 (5 yrs for each server)	$13,250

(SW)			2			CPVP-VIG-250-V41	Checkpoint VPN-1 250 IP License Firewall w/Mgmt Console	$14,400
					10	SS-CPVP-VIG-250	Software Subscription – 1 yr renewals	$14,650

Taps (Network)
	4					96317	NetOptics 10/100 Base T Tap; 8 ports (Model $98317; replaces the 96276)	$1,580
		0					Full Duplex Rack Mountable, DUAL 12V DC Power Supplies for Redundancy	$0
	2					96045	19: Rack Mount Frame (Hold 3 Taps each)	$118

FTP Server								$0
(HW)	2						Dell 1550 (Each server contains the following:)	$0
		2					1-CPU per server\1.14GHZ Intel Pentium III	$0
		4					2-Hard Drives per server (Each box w/73 GB 10k SCSI RPM hardrives with Raid)	$0
		2					512 MB of RAM per server (Change from 1GB)	$0
		6					3-NIC cards per server	$0
		2					1-Redundant Power Supply per server	$0
				2	10		24x7\365\5 yr Maintenance Support Agreement	$5,000

(SW)			1				1-RedHat Linux OS Advanced Server 2.1v (24x7 Support)	$2,190
					1		24x7\365\5 yr Maintenance Support Agreement	$0

Hub (Network)
	2					3C16460	3Com SuperStack II Baseline Switch	$450
					1		24x7x5 yr Maintenance Support Agreement	$0

TYPE	HW QTY.	HW SPEC. QTY.	SW QTY.	MAINT. QTY.	MAINT. YRS	PART	DESCRIPTION	PRICE
IDS Server
Load Balancer
	2					CSS-11051-AC	CISCO CSS11050 Load Balancer	$10,798
							Dimensions: 2.62”x17”x15” (HxWxD)	$0
							Fixed Slot Configuration	$0
							5.0 Gbps (Switch Bandwidth)	$0
						CSS-PWR-USA	100-240 VAC, 50-60 Hz (AC)	$0
							3.1A (Mas-Current AC)	$0
							310W (Max-Power Consumption)	$0
						CSS-11051-AC	8-10/100 Base-TX ports	$0
						CSS-11052-AC	1-1000 Base-SX port	$0
				2	5		24x7\365\5 yr Maintenance Support Agreement	$29,390
Switch (Network)

	2					WS-C3524-XL-EN	Cisco 3524XL-EN; 24 port 10/100 autosensing, (2) 1000X GBIC Slots	$2,690
		2				WS-G5484	CISCO 1000Base-SX-GBIC	$450
		2				CAB-AC	Power Cord, 110V	$0
				2	10	CON-SNTP-PKG4	24x7x4 Svc, 24-10/100 and 2 GBIC ports; Std Multilayer	$3,740

Web Servers
(HW)	4					220-8606	PowerEdge DELL 1650\Pentium III-T, 1.4GHz, 512K Cache, Base	$12,500
						311-2926	GB SDRAM, 133 MHZ 2x512, PE1650 (Memory)	$0
						310-1357	AC Power Option (Video Card)	$0
						430-0288	PCI Riser, 2x64/66 (Video Memory)	$0
						340-3602	73 GB 10k RPM Ultra 160 SCSI (Hard Drive)	$0
						340-3605	RAID on Motherboard, PERC3-DI, 128MB, w/Documentation (Hard Drive Controller)	$0
						340-3612	1.44 MB, 3.5” (Floppy Disk Drive)	$0
						420-0236	Windows 2000 Server, 5 Client Access Licenses, English (OS)	$0
						310-1261	Dell OpenManage Kit, 32-bit (OS)	$0
						430-8991	Dual On-Board NICS Only (NIC)	$0
						313-0317	24x IDE Internal, Black (CD-ROM)	$0
						313-0868	Bezel Option (Sound Card)	$0
						311-1586	3 Bay SCSI Hard Drive Backkplane, (1” only) (Speakers)	$0
						310-0438	Electronic Documentation (Documentation Diskette)	$0
						340-3602	73GB 10K RPM Ultra 160 SCSI Hard Drive (Addt’l Storage Product)	$0
						340-3606	MRO, ROMB 0, C2 (Feature)	$0
						310-1354	Rapid Rails for Rack (Feature)	$0
						310-1358	Power Supply, 275W, AC, Redundant	$0
				4	2	900-2962	Type 2 Contract – Same Day 4 hr 7x24 Parts and Labor On-Site Response	$5,200

(SW)			1				1-RedHat Linux OS Advanced Server 2.1v Series (24x7 Support)	$2,190
					1		24x7\365\5 yr Maintenance Support Agreement	$0

TYPE	HW QTY.	HW SPEC. QTY.	SW QTY.	MAINT. QTY.	MAINT. YRS	PART	DESCRIPTION	PRICE
App Servers
(HW)	4					220-8606	PowerEdge DELL 1650\Pentium III-T, 1.4GHz, 512K Cache, Base	$12500
						311-2926	GB SDRAM, 133 MHZ 2x512, PE1650 (Memory)	$0
						310-1357	AC Power Option (Video Card)	0
						430-0288	PCI Riser, 2x64/66 (Video Memory)	0
						340-3602	73 GB 10k RPM Ultra 160 SCSI (Hard Drive)	0
						340-3605	RAID on Motherboard, PERC3-DI, 128MB, w/Documentation (Hard Drive Controller)	0
						340-3612	1.44 MB, 3.5” (Floppy Disk Drive)	0
						420—-236	Windows 2000 Server, 5 Client Access Licenses, English (OS)	0
						310-1261	Dell OpenManage Kit, 32-bit (OS)	0
						430-8991	Dual On-Board NICS Only (NIC)	0
						313-0317	24x IDE Internal, Black (CD-ROM)	0
						313-0888	Bezel Option (Sound Card)	0
						311-1586	3 Bay SCSI Hard Drive Backkplane, (1” only) (Speakers)	0
						310-0438	Electronic Documentation (Documentation Diskette	0
						340-3602	73GB 10K RPM Ultra 160 SCSI Hard Drive (Addt’l Storage Product)	0
						340-3606	MRO, ROMB 0, C2 (Feature)	0
						310-1354	Rapid Rails for Rack (Feature)	0
						310-1358	Power Supply, 275W, AC, Redundant	0
				4	2	900-2962	Type 2 Contract – Same Day 4 hr 7x24 Parts and Labor On-Site Response, 2 yr	$5,200

(SW)			1				1-RedHat Linux OS Advanced Servier 2.1v Series (24x7 Support)	$2,190
					1		24x7\365\5 yr Maintenance Support Agreement	$0
			4				Weblogic 7.0 (Non-cluster) Licenses	$31,600
				4	10		Weblogic Server Support for 5 years (60Months)	$42,000

Offline Server
(HW)	1						Dell 1550 (Each server contains the following:)	$0
		4					2-CPU per server\1.40GHZ Intel Pentium III	$0
		8					2-Hard Drive per server (100 GB 10K RPM SCSI Harddrives with RAID)	$0
		4					2GB RAM per server (Change from 512MB)	$0
		8					2-NIC cards per server	$0
		4					1-Redundant Power Supply per server	$0
				1	5		24x7\365\5 yr Maintenance Support Agreement	$2,500

(SW)			1				1-RedHat Linux OS Advanced Server 2.1 Series (24x7 Support)	$2,190
					1		24x7\365\5 yr Maintenance Support Agreement	$0
			2				2-Weblogic 7.0 (Non-cluster) Licenses per CPU (2 on each offline box)	$15,800
				2	10		Weblogic Server Support for 5 years (60Months)	$21,000

TYPE	HW QTY.	HW SPEC. QTY.	SW QTY.	MAINT. QTY.	MAINT. YRS	PART	DESCRIPTION	PRICE
DB Servers
(HW)	2						SUN Fire V880 Server	$56,590
		2				A4902A	(2) 900-MHz UltraSPARC III CPU Processors	$0
		2				A6144B	8-MB External Cache	$0
		2				A6696B	4-GB Memory	$0
		2				A6696B 0D1	4-73 GB 10000 RPM FC-AL Disk Drives	$0
		2				A5581A	1-DVD-Rom 10 Drive	$0
		2				A6799A	2GB Ethernet Ports	$0
		2				A6799A 0D1	(1) RJ45 Serial Port	$0
		2				A6155A	(2) USB Ports	$0
		2				A6155A 0D1	(2) 1440-Watt Power Supplies	$0
		8				A5798A	(4) Post Rack-Mount Kit w/Cable Management	$0
		8				A5798A 0D1	OS-Solaris 8.0v	$0
				2	10	H4405A 613	Support-rp5450/5470(L2000/3000) Server 24x7, 5 yr, 4-HR Response Time	$0

(SW)			0				Oracle 9i Replication Database to include:	$0
			2				Oracle Database Enterprise Edition	$146,400
			1				Diagnostics Management Pack	$0
			10				SQL Plus 10 User	$0
			1				Tuning Management Pack	$0
					2		One Year Product Support and Update Subscription Service for Oracle DB Enterprise Edition	$0
					2		One Year Product Support and Update Subscription Service for Oracle Tuning Mgmt. Pack	$0
					2		One Year Product Support and Update Subscription Service for Oracle Diagnostics Mgmt. Pack	$0
					2		One Year Product Support and Update Subscription Service for SQL *Plus	$0
					2		CD Media Pack	$0

Help Desk\Monitoring Tools\Req. Dev Tools
			1				Keynote Website Perspective Business Edition; Internet Performance Measuring URL Tool	$20,264
			10				AIM Help Desk Support by Innovate.com (Incl. user licenses, Knowledge Base DB)	$21,250
				1	5		AIM Support and Maintenance Agreement 5 yrs (24x7)	$2,125
			2				F1-Excel Parsing Tool for NRUF FTP	$5,000
			3				Jbuilder 8 (Dev)	$5,697
			5				8EA Dev-2-Dev Platform Edition 7.0v Development Lincense (Jrocket)	$4,250
			14				SysEdge Monitoring	$0
				2	10		Sysedge 24x7\5 yr Maintenance Response	$7,720
			1				Seagate-Crystal Upgrade 9.0v	$4,000

TYPE	HW QTY.	HW SPEC. QTY.	SW QTY.	MAINT. QTY.	MAINT. YRS	PART	DESCRIPTION	PRICE

Operations
PCs (6-Desktops\10-Laptops)
	6					28260TG – (221-1156)	Dell Desktop; Pentium 4 Processor 2.8Ghz, 533 FSB, 512 Cache	$7,494
						512D- (311-1714)	512MB DDR Non-ECC SDRAM (1 DIMM) (Memory)
						PS2-(310-1515)	Dell PS/2 Keybooard in Gray, No Hot Keys (Keyboards)
						NM-(320-0438)	Monitor
						32M75-(320-0438)	32MB, ATI, Radeon TM 7500 (Video Boards
						40-(340-6089)	40GB EIDE 7200RPM (Boot Hard Drives)
						3-(340-6286)	1.44MB 3.5” Floppy Drive (Floppy Drives)
						XPP1EC-(420-2119)	Windows XP Professional Version, Service Pack 1 w/CD (OS using NTFS)
						L-(310-1301)	Dell PS/2 2-Button Mouse (Mouse)
						INTNIC-(430-0353)	Integrated Intel Gigabit (10/100/1000), with Alert Standards Format (NICs)
						COMBO32-(313-1739)	32x DVD-CDRW Cmbo Drive w/Software Decode (1st Removable Media)
						INTSND-(313-8170)	Integrated Sound Blaster Compatible (Audio Solutions)
						HK206-(313-0970)	Harman Kardon 206 Speakers
						RESORCD-(313-7168)	Optiplex Systems
						ES-(310-6413)	Energy Star Label
						W30S-(900-1210; 900-1272)	3 yr parts+On-site Labor (Next Business Day) (HW Support)
						GTS3YR-(950-4909)	Optional Support Service
				6	5		Additional 2 yr support to cover full 5yr support	$7,500
	10					461035	IBM TP A31 8/2.0 40GB CRW XPP (IBM-2652PCU)	$18,660
(SW)	4					399283	MS MBL Project 2002 STD (MBL-076-02343)	$1,764

(Periph.)	4					373965	HP OfficeJet D145 (Printer\Scanner\Fax) (H-P-C8377A#ABA)	$1,900
	1					476934	HP LJ 1300 19PPM 18MB Printer (H-P-Q1334A#ABA)	$384
	3					404726	Brother PPF-4100 LASER FAX (BRT-PPF-4100)	$1,170

(Telco)	4						Motorola V60s	$800

	59	88	62		124		Total	$713,570

NANPA 3.5 Costs

North American Numbering Plan Administration

OTHER DIRECT COST SUMMARY

Base Year

	CLIN 0001	CLIN 0002	CLIN 0003	CLIN 0004	CLIN 0005	Total

Telecom	$7,200	$8,657	$1,082	$0	$1,442	$18,382

OfficeSupplies	$4,800	$5,772	$721	$0	$961	$12,254

Postage	$1,800	$2,164	$271	$0	$361	$4,595

Printing	$1,800	$2,164	$271	$0	$361	$4,595

Facility	$32,760	$32,826	$0	$0	$0	$65,586

Bonus&Incentives	$36,604	$34,439	$5,930	$0	$8,217	$85,190

Subscriptions	$16,698	$18,252	$0	$0	$0	$34,950

Travel	$0	$0	$0	$19,945	$0	$19,945

Total	$101,662	$104,274	$8,275	$19,945	$11,342	$245,499

Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

Option Year 1

	CLIN 0101	CLIN 0102	CLIN 0103	CLIN 0104	CLIN 0105	Total

Telecom	$1,444	$14,443	$2,166	$0	$578	$18,632

OfficeSupplies	$963	$9,629	$1,444	$0	$385	$12,421

Postage	$361	$3,611	$542	$0	$144	$4,658

Printing	$361	$3,611	$542	$0	$144	$4,658

Facility	$0	$65,717	$0	$0	$0	$65,717

Bonus&Incentives	$10,382	$67,472	$10,742	$0	$3,506	$92,101

Subscriptions	$0	$35,025	$0	$0	$0	$35,025

Travel	$0	$0	$0	$27,770	$0	$27,770

Total	$13,512	$199,507	$15,436	$27,770	$4,757	$260,981

Option Year 2

	CLIN 0201	CLIN 0202	CLIN 0203	CLIN 0204	CLIN 0205	Total

Telecom	$1,447	$14,472	$2,171	$0	$579	$18,669

OfficeSupplies	$965	$9,648	$1,447	$0	$386	$12,446

Postage	$362	$3,618	$543	$0	$145	$4,667

Printing	$362	$3,618	$543	$0	$145	$4,667

Facility	$0	$65,848	$0	$0	$0	$65,848

Bonus&Incentives	$10,569	$68,685	$10,935	$0	$3,569	$93,758

Subscriptions	$0	$35,095	$0	$0	$0	$35,095

Travel	$0	$0	$0	$27,960	4	$27,960

Total	$13,705	$200,984	$15,639	$27,960	$4,823	$263,110

Option Year 3

	CLIN 0301	CLIN 0302	CLIN 0303	CLIN 0304	CLIN 0305	Total

Telecom	$1,450	$14,501	$2,175	$0	$580	$18,706

Office Supplies	$967	$9,667	$1,450	$0	$387	$12,471

Postage	$363	$3,625	$544	$0	$145	$4,677

Printing	$363	$3,625	$544	$0	$145	4,677

Facility	$0	$65,980	$0	$0	$0	$65,980

Bonus & Incentives	$10,759	$69,921	$11,132	$0	$3,633	$95,446

Subscriptions	$0	$35,165	$0	$0	$0	$35,165

Travel	$0	$0	$0	$28,152	$0	$28,152

Total	$13,901	$202,485	$15,845	$28,152	$4,890	$265,273

Option Year 4

	CLIN 0401	CLIN 0402	CLIN 0403	CLIN 0404	CLIN 0405	CLIN 0406	Total

Telecom	$1,453	$14,530	$2,180	$0	$581	$727	$19,471

Office Supplies	$969	$9,687	$1,453	$0	$387	$485	$12,981

Postage	$363	$3,633	$545	$0	$145	$182	$4,868

Printing	$363	$3,633	$545	$0	$145	$182	$4,868

Facility	$0	$66,112	$0	$0	$0	$0	$66,112

Bonus & Incentives	$9,962	$69,861	$10,911	$0	$3,698	$3,058	$97,491

Subscriptions	$0	$35,235	$0	$0	$0	$0	$35,235

Travel	$0	$0	$0	$28,346	$0	$0	$28,346

Total	$13,110	$202,690	$15,633	$28,346	$4,958	$4,634	$269,372

OTHER DIRECT COST DETAIL

Base Year

	CLIN 0001	CLIN 0002	CLIN 0003	CLIN 0004	CLIN 0005	Total

FTE Months	60.00	72.00	9.00	0.00	12.00	153.0
$ / FTE	$120.00	$120.24	$120.24	$120.18	$120.18	$120.14
Total Telecom	$7,200	$8,657	$1,082	$0	$1,442	$18,382

FTE Months	60.00	72.00	9.00	0.00	12.00	153.0
$ / FTE	$80.00	$80.16	$80.16	$80.12	$80.12	$80.09
Total Office Supplies	$4,800	$5,772	$721	$0	$961	$12,254

FTE Months	60.00	72.00	9.00	0.00	12.00	153.0
$ / FTE	$30.00	$30.06	$30.06	$30.05	$30.05	$30.04
Total Postage	$1,800	$2,164	$271	$0	$361	$4,595

FTE Months	60.00	72.00	9.00	0.00	12.00	153.0
$ / FTE	$30.00	$30.06	$30.06	$30.05	$30.05	$30.04
Total Printing	$1,800	$2,164	$271	$0	$361	$4,595

Square Foot Months	12,600.00	12,600.00	0.00	0.00	0.00	25,200.0
$ / Square Foot	$2.60	$2.61	$2.60	$2.60	$2.60	$2.60
Total Facility	$32,760	$32,826	$0	$0	$0	$65,586

Units	66.00	72.00	0.00	0.00	0.00	138.0
$ / Unit	$253.00	$253.51	$253.26	$253.26	$253.26	$253.26
Total Subscription	$16,698	$18,252	$0	$0	$0	$34,950

Subtotal Other Cost	$65,058	$69,835	$2,345	$0	$3,125	$140,363
Total Bonus/ Incentives	$36,604	$34,439	$5,930	$0	$8,217	$85,190
Total Travel	$0	$0	$0	$19,945	$0	$19,945
Total Other Direct Costs	$101,662	$104,274	$8,275	$19,945	$11,342	$245,499

Option Year 1

	CLIN 0101	CLIN 0102	CLIN 0103	CLIN 0104	CLIN 0105	Total

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$120.36	$120.36	$120.36	$120.36	$120.36	$120.36
Total Telecom	$1,444	$14,443	$2,166	$0	$578	$18,632

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$80.24	$80.24	$80.24	$80.24	$80.24	$80.24
Total Office Supplies	$963	$9,629	$1,444	$0	$385	$12,421

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$30.09	$30.09	$30.09	$30.09	$30.09	$30.09
Total Postage	$361	$3,611	$542	$0	$144	$4,658

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$30.09	$30.09	$30.09	$30.09	$30.09	$30.09
Total Printing	$361	$3,611	$542	$0	$144	$4,658

Square Foot Months	0.00	25,200.00	0.00	0.00	0.00	25,200.0
$ / Square Foot	$2.61	$2.61	$2.61	$2.61	$2.61	$2.61
Total Facility	$0	$65,717	$0	0	0	$65,717

Units	0.00	120.00	0.00	0.00	0.00	120.0
$ / Unit	$291.87	$291.87	$291.87	$291.87	$291.87	$291.87
Total Subscription	$0	$35,025	$0	$0	$0	$35,025

Subtotal Other Cost	$3,129	$132,035	$4,694	$0	$1,252	$141,110
Total Bonus/ Incentives	$10,382	$67,472	$10,742	$0	$3,506	$92,101
Total Travel	$0	$0	$0	$27,770	$0	$27,770
Total Other Direct Costs	$13,512	$199,507	$15,436	$27,770	$4,757	$260,981

Option Year 2

	CLIN 0201	CLIN 0202	CLIN 0203	CLIN 0204	CLIN 0205	Total

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$120.60	$120.60	$120.60	$120.60	$120.60	$120.60
Total Telecom	$1,447	$14,472	$2,171	$0	$579	$18,669

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$80.40	$80.40	$80.40	$80.40	$80.40	$80.40
Total Office Supplies	$965	$9,648	$1,447	$0	$386	$12,446

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$30.15	$30.15	$30.15	$30.15	$30.15	$30.15
Total Postage	$362	$3,618	$543	$0	$145	$4,667

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$30.09	$30.09	$30.09	$30.09	$30.09	$30.09
Total Printing	$362	$3,618	$543	$0	$145	$4,667

Square Foot Months	0.00	25,200.00	0.00	0.00	0.00	25,200.0
$ / Square Foot	$2.61	$2.61	$2.61	$2.61	$2.61	$2.61
Total Facility	$0	$65,848	$0	0	0	$65,848

Units	0.00	120.00	0.00	0.00	0.00	120.0
$ / Unit	$292.46	$292.46	$292.46	$292.46	$292.46	$292.46
Total Subscription	$0	$35,095	$0	$0	$0	$35,095

Subtotal Other Cost	$3,136	$132,299	$4,703	$0	$1,254	$141,393
Total Bonus/ Incentives	$10,569	$68,685	$10,935	$0	$3,569	$93,758
Total Travel	$0	$0	$0	$27,960	$0	$27,960
Total Other Direct Costs	$13,705	$200,984	$15,639	$27,960	$4,823	$263,110

Option Year 3

	CLIN 0301	CLIN 0302	CLIN 0303	CLIN 0304	CLIN 0305	Total

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$120.84	$120.84	$120.84	$120.84	$120.84	$120.84
Total Telecom	$1,450	$14,501	$2,175	$0	$580	$18,706

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$80.56	$80.56	$80.56	$80.56	$80.56	$80.56
Total Office Supplies	$967	$9,667	$1,450	$0	$387	$12,471

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$30.21	$30.21	$30.21	$30.21	$30.21	$30.21
Total Postage	$363	$3,625	$544	$0	$145	$4,677

FTE Months	12.00	120.00	18.00	0.00	4.80	154.8
$ / FTE	$30.21	$30.21	$30.21	$30.21	$30.21	$30.21
Total Printing	$363	$3,625	$544	$0	$145	$4,677

Square Foot Months	0.00	25,200.00	0.00	0.00	0.00	25,200.0
$ / Square Foot	$2.62	$2.62	$2.62	$2.62	$2.62	$2.62
Total Facility	$0	$65,980	$0	0	0	$65,980

Units	0.00	120.00	0.00	0.00	0.00	120.0
$ / Unit	$293.04	$293.04	$293.04	$293.04	$293.04	$293.04
Total Subscription	$0	$35,165	$0	$0	$0	$35,165

Subtotal Other Cost	$3,142	$132,564	$4,713	$0	$1,257	$141,675
Total Bonus/ Incentives	$10,759	$69,921	$11,132	$0	$3,633	$95,446
Total Travel	$0	$0	$0	$28,152	$0	$28,152
Total Other Direct Costs	$13,901	$202,485	$15,845	$28,152	$4,890	$265,273

	CLIN 0401	CLIN 0402	CLIN 0403	CLIN 0404	CLIN 0405	CLIN 0406	Total

FTE Months	12.00	120.00	18.00	0.00	4.80	6.00	160.8
$ / FTE	$121.08	$121.08	$121.08	$121.08	$121.08	$120.20	$121.09
Total Telecom	$1,453	$14,530	$2,180	$0	$581	$727	$19,471

FTE Months	12.00	120.00	18.00	0.00	4.80	6.00	160.8
$ / FTE	$80.72	$80.72	$80.72	$80.72	$80.72	$80.80	$80.73
Total Office Supplies	$969	$9,687	$1,453	$0	$387	$485	$12,981

FTE Months	12.00	120.00	18.00	0.00	4.80	6.00	160.8
$ / FTE	$30.27	$30.27	$30.27	$30.27	$30.27	$30.30	$30.27
Total Postage	$363	$3,633	$545	$0	$145	$182	$4,868

FTE Months	12.00	120.00	18.00	0.00	4.80	6.00	160.8
$ / FTE	$30.27	$30.27	$30.27	$30.27	$30.27	$30.30	$30.27
Total Printing	$363	$3,633	$545	$0	$145	$182	$4,868

Square Foot Months	0.00	25,200.00	0.00	0.00	0.00	0.00	25,200.0
$ / Square Foot	$2.62	$2.62	$2.62	$2.62	$2.62	$2.62	$2.62
Total Facility	$0	$66,112	$0	$0	$0	$0	$66,112

Units	0.00	120.00	0.00	0.00	0.00	0.00	120.0
$ / Unit	$293.63	$293.63	$293.63	$293.63	$293.63	$293.63	$293.63
Total Subscription	$0	$35,235	$0	$0	$0	$0	$35,235

Subtotal Other Cost	$3,148	$132,829	$4,722	$0	$1,259	$1,576	$143,534
Total Bonus/ Incentives	$9,962	$69,861	$10,911	$0	$3,698	$3,058	$97,491
Total Travel	$0	$0	$0	$28,346	$0	$0	$28,346
Total Other Direct Costs	$13,110	$202,690	$15,633	$28,346	$4,958	$4,634	$269,372

OTHER DIRECT COSTS - TRAVEL DETAIL

	CLIN 0004	CLIN 0104	CLIN 0204	CLIN 0304	CLIN 0404	Total

Distance Trips	18.0	24.0	24.0	24.0	24.0	114.0
$ / Trip	$503.25	$509.79	$516.42	$523.13	$529.93	$517.20
Total Distance Trips	$9,059	$12,235	$12,394	$12,555	$12,718	$58,961

Days Lodging	49.0	70.0	70.0	70.0	70.0	329.0
$ / Day	$150.15	$150.45	$150.75	$151.05	$151.35	$150.79
Total Lodging	$7,357	$10,532	$10,553	$10,574	$10,595	$49,610

Meals	41.0	58.0	58.0	58.0	58.0	273.0
$ / Meal	$50.05	$50.15	$50.25	$50.35	$50.45	$50.26
Total Meals	$2,052	$2,909	$2,916=5	$2,920	$2,926	$13,722

Rentals	41.0	58.0	58.0	58.0	58.0	273.0
$ / Rental	$36.04	$36.11	$36.18	$36.25	$36.33	$36.19
Total Transportation	$1,477	$2,094	$2,098	$2,103	$2,107	$9,880

Total	$19,945	$27,770	$27,960	$28,152	$28,346	$132,173

NANPA 3.6 Cost

North American Numbering Plan Administration

INDIRECT COST SUMMARY

		0001	0002	0003	0004	0005		Total

Base Year	Labor Burden	$110,645	$104,099	$17,925	$0	$24,839		$257,507
	G & A Expense	$0	$0	$0	$0	$0		$0
	Subtotal	$110,645	$104,099	$17,925	$0	$24,839		$257,507

		0101	0102	0103	0104	0105		Total

Option Year 1	Labor Burden	$31,382	$203,948	$32,470	$0	$10,597		$278,397
	G & A Expense	$0	$0	$0	$0	$0		$0
	Subtotal	$31,382	$203,948	$32,470	$0	$10,597		$278,397

		0201	0202	0203	0204	0205		Total

Option Year 2	Labor Burden	$31,947	$207,615	$33,054	$0	$10,788		$283,405
	G & A Expense	$0	$0	$0	$0	$0		$0
	Subtotal	$31,947	$207,615	$33,054	$0	$10,788		$283,405

		0301	0302	0303	0304	0305		Total

Option Year 3	Labor Burden	$32,522	$211,352	$33,649	$0	$10,982		$288,506
	G & A Expense	$0	$0	$0	$0	$0		$0
	Subtotal	$32,522	$211,352	$33,649	$0	$10,982		$288,506

		0401	0402	0403	0404	0405	0406	Total

Option Year 4	Labor Burden	$30,113	$211,172	$32,980	$0	$11,179	$9,244	$294,688
	G & A Expense	$0	$0	$0	$0	$0	$0	$0
	Subtotal	$30,113	$211,172	$32,980	$0	$11,179	$9,244	$294,688

Total		$236,610	$938,187	$150,079	$0	$68,384	$9,244	$1,402,504

INDIRECT COST DETAIL

Base Year

	CLIN 0001	CLIN 0002	CLIN 0003	CLIN 0004	CLIN 0005	Total

Labor	$332,766	$313,080	$53,909	$0	$74,703	$774,458
Labor Burden %	33%	33%	33%	33%	33%	33%
Labor Burden	$110,645	$104,099	$17,925	$0	$24,839	$257,507

Other Direct Costs	$815,232	$104,274	$8,275	$19,945	$11,342	$959,069

Total Direct Costs	$1,258,643	$521,453	$80,109	$19,945	$110,883	$1,991,034

G&A %	0%	0%	0%	0%	0%	0%
G&A Expense	$0	$0	$0	$0	$0	$0

Total	$110,645	$104,099	$17,925	$0	$24,839	$257,507

Option Year 1

	CLIN 0101	CLIN 0102	CLIN 0103	CLIN 0104	CLIN 0105	Total

Labor	$94,383	$94,383	$97,654	$0	$31,870	$837,285
Labor Burden %	33%	33%	33%	33%	33%	33%
Labor Burden	$31,382	$31,382	$32,470	$0	$10,597	$278,397

Other Direct Costs	$13,512	$13,512	$15,436	$27,770	$4,757	$260,981

Total Direct Costs	$139,277	7	$145,560	$27,770	$47,225	$1,376,664

G&A %	0%	0%	0%	0%	0%	0%
G&A Expense	$0	$0	$0	$0	$0	$0

Total	$31,382	$31,382	$32,470	$0	$10,597	$278,397

Option Year 2

	CLIN 0201	CLIN 0202	CLIN 0203	CLIN 0204	CLIN 0205	Total

Labor	$96,082	$624,407	$99,412	$0	$32,444	$852,345
Labor Burden %	33%	33%	33%	33%	33%	33%
Labor Burden	$31,947	$207,615	$33,054	$0	$10,788	$283,405

Other Direct Costs	$13,705	$240,140	$15,639	$27,960	$4,823	$302,266

Total Direct Costs	$141,734	$1,072,163	$148,105	$27,960	$48,055	$1,438,017

G&A %	0%	0%	0%	0%	0%	0%
G&A Expense	$0	$0	$0	$0	$0	$0

Total	$31,947	$207,615	$33,054	$0	$10,788	$283,405

Option Year 3

	CLIN 0301	CLIN 0302	CLIN 0303	CLIN 0304	CLIN 0305	Total

Labor	$97,812	$635,647	$101,201	$0	$33,028	$867,688
Labor Burden %	33%	33%	33%	33%	33%	33%
Labor Burden	$32,522	$211,352	$33,649	$0	$10,982	$288,506

Other Direct Costs	$13,901	$202,485	$15,845	$28,152	$4,890	$265,273

Total Direct Costs	$144,235	$1,049,484	$150,696	$28,152	$48,900	$1,421,467

G&A %	0%	0%	0%	0%	0%	0%
G&A Expense	$0	$0	$0	$0	$0	$0

Total	$32,522	$211,352	$33,649	$0	$10,982	$288,506

4.2                               Quotes

Actual costs for each NAS hardware and system software component are provided in the Bill of Materials contained in Section 4.1 above.  These costs have been provided verbally from the perspective suppliers.  Formal written quotes can be provided upon request.

5.0                               OPTIONAL PROPOSAL

APPENDIX

Enterprise Services (TRD 11)

NeuStar is amply qualified to provide tlte required enterprise services.

The TRD requires the NANP A to provide three enterprise services:

•· Inputting rating and routing into the RDBS/BRIDs (now called BIRRDS) upon request from service providers.

This is commonly referred to as the Administrative Operating Company Number or AOCN service.

•· Inputting of paper submissions (e.g., NRUF data, applications) into the NANPA system.

•· Providing testimony for state regulatory hearings.

NeuStar is uniquely qualified to provide these enterprise services. NeuStar, as the current NANP A, performs AOCN services for more than 300 service providers. Over the past five years, NeuStar’s AOCN administrators have processed more than 35,000 rating and routing inputs from Part 2 forms, having met the standard five-day processing timeframe 99.72% of the time. As part of its normal operations, NeuStar’s CO code administration group inputs faxed and mailed CO code applications into the Code Administration System (CAS). NeuStar’s NRUF group also inputs NRUF submissions into the NRUF database as a NANC-approved enterprise service. Finally, NeuStar’s NPA relief planning organization has provided direct testimony in approximately 75 state regulatory hearings. With this experience, NeuStar fully understands and appreciates the time and effort necessary to provide high quality, neutral enterprise services.

Equally important, is NeuStar’s understanding of the need to separately identify and track the direct costs associated with an enterprise service. NeuStar presently tracks direct costs associated with the AOCN enterprise service and has undergone two separate audits, the results of which have been shared with the FCC and the NANC and included in the NANP A Annual Report. NeuStar will continue to contract an independent third party to conduct the audit of all enterprise services after the first, third, and fifth year of the NANP A contract term, ensuring the audit is conducted in the second quarter of the year and the report is available to the appropriate regulatory agencies and the NANC during the third quarter of the year.

Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

North American Numbering Plan Administration

NeuStar will implement enterprise services in compliance with TRD Section 11. The following table summarizes the required enterprise services (TRD Section11.2) that NeuStar will support.

AOCN Enterprise Service

The following table provides NeuStar’s yearly fees for AOCN inputs.

Entry of Paper Submissions of Resource Applications

The following table provides NeuStar’s yearly fees for inputting paper submissions of resource applications and in-service confirmation forms into the NANP Administration System.

North American Numbering Plan Administration

Entry of Paper NRUF Submissions

The following table provides NeuStar’s yearly fees for inputting paper submissions of NRUF Form 502 into the NANP Administration System.

In addition to the fee indicated above, a fee will be charged based on the quantity of data provided on the Form 502. Specifically:

•· An additional $3 fee will be charged per NP A-NXX-X for actual NP A-NXX-X data submitted on forms UI and U3;

•· An additional $3 fee will be charged per NP A-NXX for actual NP A-NXX data submitted on forms U2 and U4;

•· An additional $3 fee will be charged per NP A per rate center for actual NP A per rate center data submitted on forms Fla, FIb, F2a and F2b; and

•· An additional $3 fee will be charged per NP A per state for actual NP A per state data submitted on forms F3a and F3b.

NANPA Testimony in State Regulatory Hearings

As the incumbent NANP A, NeuStar has supplied expert NP A relief planning witnesses at the request of numerous state commissions in connection with individual NP A relief planning projects. By doing so, NeuStar has created internal processes and templates for the development of written testimony, including typical questions raised and responses provided at hearings on NPA relief planning matters. NeuStar’s NPA Relief Planning group and legal counsel have significant experience in providing oral testimony, minimizing the time and effort necessary to prepare for these events. Further, NeuStar’s NPA relief planners possess detailed knowledge of every step of the NP A relief planning process, including:

•· The relief alternatives initially examined and proposed by NANP A;

•                                          The impact of the various relief alternatives on the life of the NP A;

North American Numbering Plan Administration

•                                          The cities and localities affected by geographic split alternatives;

•                                          The reasons provided by the industry as to why certain alternatives were rejected; and

•                                          The specific details of the industry approved reliefplan(s) filed with the state.

With this knowledge and experience, NeuStar has been able to effectively streamline the process to prepare, file, and present oral and written testimony and will pass along this efficiency in its testimony fees. Given these considerations, NeuStar will provide testimony for state regulator hearings at no charge. NeuStar will require the state to reimburse NeuStar for expenses (e.g., travel, lodging, meals, local transportation, etc.) associated with the NeuStar witnesses) and legal counsel attending the hearing. If the state requires local counsel to represent the NANP A at state regulatory hearings, these costs will be passed along to the state.

iv

NANPA – Scope of Work Change # 1 Proposal – INC Issue 434	7/16/2004

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1.	Contract ID Code

2.	Amendment/Modification No.	0002

3.	Effective Date	07/09/2004

4.	Requisition/Purchase Req. No.

5.	Project No. (if applicable)

6.	Issued by	Code 00001 FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554

7.	Administered by (if other than item 6)	Code

8	Name and Address of Contractor (No., street, county, State and Zip Code)	NeuStar, Inc. 46000 Center Oak Plaza Sterling, VA 20166

9a.	Amendment of Solicitation No.

9b.	Dated (See item 11)

10a	Modification of Contract/Order No. CON03000016

10b.	Dated (See Item 13)

11.	This item only applies to amendments of solicitations

The above numbered solicitation is amended as set forth in Item 14.

The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning                copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	Accounting and Appropriation Data (If required)	No Funding Information

13.	This Item only applies to modification of contracts/orders. It modifies the contract/order no. as described in Item 14

13a.	Check One	This change order is issued pursuant to: (Specify authority) the changes set forth in Item 14 are made in the contract order no. in Item 10A.

13b.

The above numbered contract/order is modified to reflect the administrative changes (such as changes in paying office, appropriation date, etc.) Set forth in Item 14, pursuant to the authority of authority of FAR 43.103(b).

13c.		This supplemental agreement is entered into pursuant to authority of:

13d.		Other (Specify type of modification and authority) FAR 1.6, “authority of Contracting Officer”

13e.	Important: Contractor is not, is required to sign this document and return copies to the issuing office.

v

14.

Description of Amendment/Modification (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to exercise option year one effective July 9, 2004 through July 8, 2005. All other terms and conditions remain the same.

15a.	Name and Title of Signer (Type or print)

15b.	Contractor/Offeror	(Signature of person authorized to sign)

15c.	Date signed

16a.	Name and Title of Contracting Officer (Type or print)	Mark Oakey

16b.	United States of America	/s/ by Mark Oakey
(Signature of Contracting Officer)

16c.	Date signed	7/7/04

Schedule

Line Item Summary	Document Number CON03000016/0002	Title NANP Administrator	Page 2 of 2
No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost
No Changed Line Item Fields Previous Total Modification Total: Grand Total:

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1.	Contract ID Code

2.	Amendment/Modification No.	0003

3.	Effective Date	01/06/2005

4.	Requisition/Purchase Req. No.

5.	Project No. (if applicable)

6.	Issued by	Code 00001 FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554

7.	Administered by (if other than item 6)	Code

8	Name and Address of Contractor (No., street, county, State and Zip Code)	NeuStar, Inc. 46000 Center Oak Plaza Sterling, VA 20166

9a.	Amendment of Solicitation No.

9b.	Dated (See item 11)

10a	Modification of Contract/Order No. CON03000016

10b.	Dated (See Item 13)

11.	This item only applies to amendments of solicitations

The above numbered solicitation is amended as set forth in Item 14.

The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning                copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	Accounting and Appropriation Data (If required)	No Funding Information

13.	This Item only applies to modification of contracts/orders. It modifies the contract/order no. as described in Item 14

13a.	Check One	This change order is issued pursuant to: (Specify authority) the changes set forth in Item 14 are made in the contract order no. in Item 10A.

13b.

The above numbered contract/order is modified to reflect the administrative changes (such as changes in paying office, appropriation date, etc.) Set forth in Item 14, pursuant to the authority of authority of FAR 43.103(b).

13c.		This supplemental agreement is entered into pursuant to authority of:

13d.		Other (Specify type of modification and authority) FAR 1.6, “authority of Contracting Officer”

13e.	Important: Contractor is not, is required to sign this document and return copies to the issuing office.

14.

Description of Amendment/Modification (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to exercise option year one effective July 9, 2004 through July 8, 2005. All other terms and conditions remain the same.

15a.	Name and Title of Signer (Type or print)

15b.	Contractor/Offeror	(Signature of person authorized to sign)

15c.	Date signed

16a.	Name and Title of Contracting Officer (Type or print)	Mark Oakey

16b.	United States of America	/s/ by Mark Oakey
(Signature of Contracting Officer)

16c.	Date signed	01/06/2005

x

Schedule
Line Item Summary	Document Number CON03000016/0003		Title NANP Administrator			Page 2 of 2
No Funding Information
Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost
No Changed Line Item Fields Previous Total Modification Total: Grand Total:

NANP Administration Services
Scope of Work Change Proposal # 1
(LNPA Issue #434 - “Removal of Codes from NPAC When
There Are Ported Numbers”)
July 16, 2004

NeuStar, Inc.	46000 Center Oak Plaza
Building 10
Sterling, VA 20166

1	Introduction
	1.1	Purpose and Scope
	2.1	Modification of Guidelines
2	Proposed Industry Numbering Committee (INC) Scope of Work Change
3	NeuStar’s Proposed Solution
4	Risk and Assumptions
5	Cost Assumptions and Summary
6	Conclusion

1.                                      Introduction

1.1.                            Purpose and Scope

In accordance with NeuStar’s contract(1) and our constant effort provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the North American Numbering Plan Administrator (NANPA) hereby submits this scope of work change to the Federal Communications Commission (FCC) for approval. This scope of work change is in compliance with NANPA’s Change Management protocol and most importantly per requirements as outlined in NANP Administrator Solicitation SOL03000001, Section H.9, Item 5, which states the following:

“If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.”

2.1.                            Modification of Guidelines

Pursuant to NeuStar’s contact, the NANPA shall participate in the development and modification of guidelines and procedures, which may affect the performance of the NANPA functions. These changes may be derived from regulatory directives and/or modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The NANPA shall adopt and implement any changes that are consistent with regulatory directives after they are officially adopted, recognizing that some may constitute a change in the scope of work.

When the Industry Numbering Committee (INC) places any changes to its guidelines in initial closure, the NANPA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the North American Numbering Council (NANC) and the FCC within 30 days.(2)

This document provides detailed information pertaining to the INC’s requirement submitted on June 18, 2004. This change order document covers the required subject matters such as explaining the industry’s requirements, proposed solution, costs and risk and assumptions.

(1)               Contract Number CON03000016 and the NANPA Technical Requirements Document, March 2003

(2)               NANPA Technical Requirements Document, March 2003, Section 2.10, Modification of Guidelines

2.                                      Proposed Industry Numbering Committee (INC) Scope of Work Change

During the March 30, 2004 INC meeting, INC Issue 434 was accepted. It was resolved and moved to Initial Closure on June 18, 2004. This issue does not affect the NANP Administration

System (NAS), but it does affect NANPA operations.

Issue 434: Removal of Codes from NPAC When There Are Ported Numbers The official INC issue statement is stated below and can also be found on the ATIS website:

A)                                                           ISSUE STATEMENT

The INC received a letter from the LNPA WG alerting INC to a problem related to removing codes from NPAC’s network data when the code is being recovered (see GS-398). In a code recovery situation, the NPAC removes the code from its network data 15 business days prior to the planned LERG disconnect date. Sometimes, the NPAC finds that there are ported numbers in the code and thus is unable to remove the code from its network data. However, there are instances when the code must be removed even though there are ported numbers on the code. For example, Carrier X has ceased operations and its ported-in customers abandoned their numbers. Consequently, the ported number records remained in tact but are associated with non-working numbers. Later, the code associated with the non-existent customers’ numbers is recovered, but because the ported TN records still exist in NPAC, the code cannot be removed from NPAC’s network data. When the code is reassigned in the LERG to another carrier, the new LERG-assignee for the code cannot enter the code in NPAC’s network data as its own, and pooled blocks must be created and ported to the new LERG-assignee to work around the limitation. Further, the new LERG-assignee cannot make full use of the code because the numbers remaining in NPAC as ported cannot be assigned to its customers, i.e., traffic to these numbers would not route to the new LERG-assignee’s switch, but still to the LRN of Carrier X.

The problem is that NPAC has no authority to remove a code with active numbers from the NPAC data network, even if it can be determined that the numbers are not working.

B)                                                           FOLLOWING RESOLUTION FROM INC

The following text changes were made to the final paragraph of Section 3 of the Central Office Code (NXX) Assignment Guidelines, Procedures for Code Holder Exit (Appendix C):

If there are active or pending ports on the returned NXX code pending disconnect, or if porting of TNs occurs on a returned NXX code after NANPA has issued a Part 3 disconnect but prior to the 15 business days before the effective date of the disconnect, NPAC should notify NANPA that a port has occurred. NPAC also will disregard the Part 3 disconnect information and will not suspend porting at the 15 business-day timeframe. NANPA will request approval from the appropriate regulatory authority for NPAC to delete the Subscription Version(s) (SVs) from its databases. Written approval from the regulator for the deletion of the SVs from the NPAC databases may be sent to NPAC directly from the regulator or via NANPA.

2

3.                                      NeuStar’s Proposed Solution

NeuStar’s NANPA reviewed the INC Issue 434 from an operational perspective and proposes that the INC resolution, as stated in the INC Issue statement, is adequate for meeting the industry requirement. No changes to the NANP Administration System (NAS) are required.

4.                                      Risk and Assumptions

Part of NANPA’s assessment of this Scope of Work Change is to consider the associated risks and assumptions that can have an impact on the operation.

NeuStar notes that the proposed process of NANPA interfacing between the NPAC and the appropriate regulators may result in service providers’ increased failure to comply with the industry requirement to “disconnect and remove all records related to the LRN and NXX code, including intra-SP ported TNs, from the NPAC database.”(3) That is, service providers may come to rely on NANPA to implement the process of removing ported telephone numbers from the NPAC rather than complying with the guidelines and performing this work themselves. As a result, the proposed solution may become time consuming for NANPA if there are periods when large quantities of NXX codes are returned to NANPA where service providers have failed to fulfill their responsibilities as described in industry guidelines.

This solution also provides a risk that NXX codes could be held in an indefinite waiting period if NANPA is unable to contact and/or obtain written approval from the appropriate regulator to remove the codes from the NPAC database.

5.                                      Cost Assumptions and Summary

With any Scope of Work Change, NANPA must consider the associated costs that can be incurred with the resolution of INC Issue 434. As mentioned above, this new process would be an operational implementation and may require additional resources, depending on the volume of returned NXX codes where service providers fail to comply with the industry requirement to remove all NPAC records related to the LRN and NXX code.

Since it is unknown at this time how often such situations as described in Section 4 above will arise, NANPA cannot estimate whether it will incur additional operational costs as a result of this guidelines change. To this end, NANPA proposes to implement the new process at no cost but reserves the right to revisit this situation with the INC, NANC and the FCC if the concerns expressed above occur.

(3)               The Assumptions Section 2.12 of the Appendix C of the INC Central Office Code (NXX) Assignment Guidelines states that “It is the responsibility of the SP returning the NXX code to disconnect and remove all records related to the LRN and NXX code, including intra-SP ported TNs, from the NPAC database. If a NXX code is reassigned and there are still old records in NPAC, the new code holder will encounter problems with the affected numbers from the reassigned NXX code, e.g., porting records on TNs not in service.”

3

6.                                      Conclusion

NeuStar, as the NANPA, does hereby seek the FCC’s approval for this Scope of Work Change in order for proper communication protocols to be executed by which the industry can be made aware that NANPA is accommodating this Scope of Work change order.

4

NANPA - Scope of Work Change # 2 Proposal -

Interim Red Light Rule Process	October 13, 2004

NANP Administration Services
Scope of Work Change Proposal # 2
Interim Red Light Rule Process
October 13, 2004

1	Introduction
	1.1	Purpose and Scope
	1.2	Modification of NANPA Scope of Work
2	Proposed FCC Scope of Work Change
3	NeuStar’s Proposed Solution
4	Assumptions and Risks
5	Cost
6	Conclusion

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1.                                      Introduction

1.1.                            Purpose and Scope

In accordance with NeuStar’s contract(4) and our constant effort to provide the best support and value to both the Federal Communication Commission (FCC) and the telecommunications industry, NeuStar, as the North American Numbering Plan Administrator (NANPA), hereby submits this scope of work change to the FCC for approval. This scope of work change is in compliance with NANPA’s Change Management protocol and is consistent with the requirements outlined in NANP Administrator Solicitation SOL03000001-, Section H.9, Item 5, which states the following:

“If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.”

1.2.                            Modification of NANPA Scope of Work

Pursuant to NeuStar’s contact, the NANPA shall participate in the development and modification of guidelines and procedures, which may affect the performance of the NANPA functions. These changes may be derived from regulatory directives and/or modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The NANPA shall adopt and implement those changes that are consistent with regulatory directives after they are officially adopted, recognizing that some may constitute a change in the scope of work.

On September 8, 2004, the FCC issued a Public Notice regarding the interpretation of the Red Light Rule.(5) The notice reads, in pertinent part:

The new rule, found at 47 C.F.R. §1.1910 and commonly referred to as the “red light rule,” provides that anyone filing an application or seeking a benefit from the Commission or one of its components (including the Universal Service Administrative Corporation, the Telecommunications Relay Service, or the North American Numbering Plan Administrator) who is delinquent in debts owed to the Commission will be barred from receiving a license or other benefit until the

(4)               Contract Number CON03000016 and the NANPA Technical Requirements Document, March 2003

(5)               The Debt Collection Improvement Act of 1996, 47 C.F.R. § 1.1910, commonly referred to as the “red light rule.”

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delinquency has been resolved. Under this rule, when an application or request for benefit is filed, the FCC Registration Number (FRN) will be checked to determine if the entity or person is delinquent in debt owed to the Commission.

On September 13, 2004, NeuStar received a letter from the FCC’s Wireline Competition Bureau and the Office of Managing Director(6) that directed NeuStar, acting as the North American Numbering Plan Administrator “to withhold numbering resources from any entity identified by the FCC as not having paid or made satisfactory arrangement for payment of any debts owed to the Commission.”

Currently, FCC Contract Number CON03000016 does not contain any reference to the Red Light Rule, nor does it require the NANPA to perform the multiple processes, which will be necessary to implement the rule. By this change order proposal, we offer to provide those services required by the Red Light Rule Order and the September 13 Letter. This document provides the information required by the contract, such as identifying the new requirements, offering our proposed solution, and addressing its cost, risks, and assumptions.

2.                                      Proposed FCC Scope of Work Change

In accordance with the North American Numbering Plan Administration Technical Requirements Document, dated March 2003, the NANP Administration System (NAS) assigns resources based upon the Operating Company Number (OCN) of a carrier. All utilization and months-to-exhaust forms, as well as all other functions of NAS, are keyed to OCNs. The FCC is administering the Red Light Rule using companies’ FCC Registration Numbers (FRNs). A service provider may have multiple OCNs per FRN. For the NANPA to implement the Red Light Rule properly, it is necessary for NANPA to identify which OCNs are associated with any FRN appearing on the FCC delinquent list. The FCC will post this delinquent FRN list daily to its website. NANPA will then process the list in order to identify which OCNs match the FRNs on the list and withhold numbering resources from those applicants whose OCNs on the application form matches an FRN that appears on the FCC delinquent list.

3.                                      NeuStar’s Proposed Solution

In order to implement the FCC Red Light Rule for central office code application processing,(7) the NANPA proposes using a short-term, labor-intensive interim manual procedure that will be followed by the implementation of a long-term mechanized process. (See NANP Administration Services, Scope of Work Change Proposal #3, NAS Implementation of the Red Light Rule, which is being filed simultaneously with this Change Order.)

(6)               Letter to Mindy Ginsburg, NeuStar, from Mark Reger, Chief Financial Officer, Office of Managing Director and Richard Lerner, Acting Deputy Chief, Wireline Competition Bureau, FCC, September 13, 2004 (the September 13 Letter).

(7)               This includes central office code requests from geographic area codes, the 500 area code and the 900 area code.

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NeuStar’s NANPA has reviewed the implementation of the Red Light Rule from both the operational and technical perspectives. We believe that our proposed solution set forth below will enable us to properly assign and deny resources in accordance with the Rule beginning November 1, 2004.

Interim Solution:

1.                                       On a daily basis, NANPA staff will access the FCC FTP file containing delinquent FRNs.

2.                                       NANPA staff will run a report that compares the FRNs in the FTP file with the FRNs reported via the Number Resource Utilization/Forecast (NRUF) reporting process. This comparison permits the identification of the Operating Company Number(s) (OCNs) associated with the FRN.

3.                                       NANPA staff will generate a report of OCN(s) that are ineligible to receive numbering resources due to the appearance of their FRN on the FCC delinquent list. This report will be available to NANPA staff processing central office code assignment requests.

4.                                       At the end of each business day, NANPA staff will run a query to identify all pending assignment/reservation applications for central office codes in geographic area codes. A comparison will be performed on each pending assignment/reservation application to determine if the requesting OCN is on that day’s FCC delinquent list, and a list of those applications will be generated. NANPA Code Administrators will be provided with this list.

5.                                       If a NANPA Code Administrator processes any of those applications during the next business day, a Part 3 denial will be created with standard verbiage providing the reason for the denial and the contact information for the FCC’s Red Light Rule help desk.

NANPA will also provide a list of FRNs and associated OCNs to the National Pooling Administrator (PA) because the PA is also subject to the requirements of the Red Light Rule and the September 13 letter, but has no independent access to the OCNs in the NRUF data that is submitted to the NANPA.

Questions concerning an entity’s status with regard to debts and payment must be directed to the FCC. NANPA will not have any information on these matters. In compliance with the FCC’s requirements for NANPA, NANPA will simply use the list of delinquent FRNs provided by the FCC and identify the associated OCNs as part of the resource assignment and review process.

4.                                      Assumptions and Risks

Part of the NANPA’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.

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Assumptions:

1.                                       NANPA assumes that the FCC FTP file will be available each business day. If there are any problems or issues that result in an updated file not being available, NANPA will use the most recent FRN list the FCC made available to the NANPA.

2.                                       NANPA assumes the proposed interim solution outlined in this change order proposal will be eliminated when the NAS is modified to enable it to perform the manual functions included in this proposal (within the next 6 months).

3.                                       NANPA assumes when carriers call to request information relating to the denial, NANPA will only be required to explain the Red Light Rule and its application in the assignment of number resources. Questions concerning an entity’s status with regard to debts and payment must be directed to the FCC.

4.                                       NANPA assumes the information provided to it on the FCC’s delinquent list is true and accurate.

If the process expands beyond the assumptions, the NANPA reserves the option of filing a revised change order proposal to address the additional expansion.

Risks

As with any manual process, the risks of human error are greater than with a mechanized process. Further, NANPA relies on the NRUF data for the FRN-to-OCN associations. The accuracy of the FRN to OCN association performed by NANPA is only as reliable as the information that carriers have entered on their NRUF Form 502 submissions.

Impact on Operations

The proposed solution impacts our operations by requiring NANPA staff to perform additional functions not identified in the contract. Specifically, they fall into the following categories:

1.                                       Accessing the daily FCC delinquent FRN list and transforming the information into a list of delinquent OCNs;

2.                                       Checking central office assignment applications against the delinquent OCN list and denying those assignment/reservation applications that contain an OCN appearing on the delinquent OCN list;

3.                                       Providing a list of FRNs and associated OCNs to the Pooling Administrator; and

4.                                       Addressing additional calls and emails that result from the implementation of the new criteria.

5.                                      Cost

Although NANPA personnel will, on a temporary basis, assume significant additional tasks to accomplish the processes described herein, there will be no cost associated with this short-term

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change order proposal. If however, NAS is not modified within 6 months to accommodate the Red Light Rule (see NANPA Change Order #3, NAS Implementation of the Red Light Rule), NANPA may seek to hire additional personnel to perform the functions on a long-term basis. The costs associated with hiring additional personnel would be the subject of a separate change order proposal.

6.                                      Conclusion

NeuStar, as the NANPA, hereby seeks the FCC’s approval for this Scope of Work Change in order for proper communication protocols to be executed by which the industry can be made aware of NANPA’s implementation of the new requirements generated by the FCC’s adoption of the Red Light Rule. In reviewing the impacts of the Red Light Rule on NANPA operations, the proposal attempts to develop a plan that permits the immediate implementation of the Red Light Rule while NANPA pursues a long-term, system-oriented solution to new implementation requirements presented by the Red Light Rule.

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NANP Administration Services
Scope of Work Change Proposal #3
NAS Implementation of the Red Light Rule
October 13, 2004

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NANPA - Scope of Work Change # 3 Proposal -

NAS Implementation of the Red Light Rule	October 13, 2004

1	Introduction
	1.1	Purpose and Scope
	1.2	Modification of NANPA Scope of Work
2	Proposed FCC Scope of Work Change
3	NeuStar’s Proposed Solution
4	Assumptions and Risks
5	Cost
6	Conclusion

ii

1.                                      Introduction

1.1.                            Purpose and Scope

In accordance with NeuStar’s contract(8) and our constant effort to provide the best support and value to both the Federal Communication Commission (FCC) and the telecommunications industry, NeuStar, as the North American Numbering Plan Administrator (NANPA), hereby submits this scope of work change to the FCC for approval. This scope of work change is in compliance with NANPA’s Change Management protocol and is consistent with the requirements outlined in NANP Administrator Solicitation SOL03000001, Section H.9, Item 5, which states the following:

“If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.”

1.2.                            Modification of NANPA Scope of Work

Pursuant to NeuStar’s contact, the NANPA shall participate in the development and modification of guidelines and procedures, which may affect the performance of the NANPA functions. These changes may be derived from regulatory directives and/or modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The NANPA shall adopt and implement those changes that are consistent with regulatory directives after they are officially adopted, recognizing that some may constitute a change in the scope of work.

On September 8, 2004, the FCC issued a Public Notice regarding the interpretation of the Red Light Rule(9) The notice reads, in pertinent part:

The new rule, found at 47 C.F.R. §1.1910 and commonly referred to as the “red light rule,” provides that anyone filing an application or seeking a benefit from the Commission or one of its components (including the Universal Service Administrative Corporation, the Telecommunications Relay Service, or the North American Numbering Plan Administrator) who is delinquent in debts owed to the Commission will be barred from receiving a license or other benefit until the delinquency has been resolved. Under this rule, when an application or request for

(8)               Contract Number CON03000016 and the NANPA Technical Requirements Document, March 2003

(9)               The Debt Collection Improvement Act of 1996, 47 C.F.R. §1.1910, commonly referred to as the “red light rule.” 0 NeuStar, Inc. 2004 NeuStar Proprietary and Confidential -3-

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benefit is filed, the FCC Registration Number (FRN) will be checked to determine if the entity or person is delinquent in debt owed to the Commission.

On September 13, 2004, NeuStar received a letter from the FCC’s Wireline Competition Bureau and the Office of Managing Director(10) that directed NeuStar, acting as the North American Numbering Plan Administrator “to withhold numbering resources from any entity identified by the FCC as not having paid or made satisfactory arrangement for payment of any debts owed to the Commission.”

Currently, FCC Contract Number CON03000016 does not contain any reference to the Red Light Rule, nor does it require the NANPA to perform the multiple processes, which will be necessary to implement the rule. By this change order proposal, we offer to provide those services required by the Red Light Rule Order and the September 13 Letter. This document provides the information required by the contract, such as identifying the new requirements, offering our proposed solution, and addressing its cost, risks, and assumptions.

2.                                      Proposed FCC Scope of Work Change

In accordance with the North American Numbering Plan Administration Technical Requirements Document, dated March 2003, the NANP Administration System (NAS) assigns resources based upon the Operating Company Number (OCN) of a carrier. All utilization and months-to-exhaust forms, as well as all other functions of NAS, are keyed to OCNs. The FCC is administering the Red Light Rule using companies’ FCC Registration Numbers (FRNs). A service provider may have multiple OCNs per FRN. For the NANPA to implement the Red Light Rule properly, it is necessary for NANPA to identify which OCNs are associated with any FRN appearing on the FCC delinquent list. The FCC will post this delinquent FRN list daily to its website. NANPA will then process the list in order to identify which OCNs match the FRNs on the list and withhold numbering resources from those applicants whose OCNs on the application form matches an FRN that appears on the FCC delinquent list.

3.                                      NeuStar’s Proposed Solution

In order to implement the FCC Red Light Rule for central office code application processing,(11) NANPA proposes modifying the NANP Administration System (NAS). We believe that our proposed solution set forth below will enable us to properly assign and deny resources in accordance with the Red Light Rule in the most efficient and effective manner possible. .

(10)         Letter to Mindy Ginsburg, NeuStar, from Mark Reger, Chief Financial Officer, Office of Managing Director and Richard Lerner, Acting Deputy Chief, Wireline Competition Bureau, FCC, September 13, 2004 (the September 13 Letter).

(11)         This includes central office code requests from geographic area codes, the 500 area code and the 900 area code.

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Solution:

l.                                          On a daily basis, NAS will access the FCC FTP file containing delinquent FRNs.

2.                                       NAS will compare the FRNs in the FTP file with the FRNs reported via the Number Resource Utilization/Forecast (NRUF) reporting process. This comparison will permit the identification of the Operating Company Number(s) (OCNs) associated with the FRN.

3.                                       NAS will generate a report of OCN(s) that are ineligible to receive numbering resources due to the appearance of their FRN on the FCC delinquent list. This report will be available to NANPA staff processing central office code assignment requests.

4.                                       At the end of each business day, NAS will run a query to identify and flag all pending assignment/reservation applications for central office code in geographic area codes in which the OCN on the application appears on the delinquent NAS-generated OCN list.(12)

5.                                       If a NANPA Code Administrator processes any of those applications during the next business day, a Part 3 denial will be created with standard verbiage providing the reason for the denial and the contact information for the FCC’s Red Light Rule help desk.

NANPA will also provide a list of FRNs and associated OCNs to the National Pooling Administrator (PA) because the PA is also subject to the requirements of the Red Light Rule and the September 13 letter, but has no independent access to the OCNs in the NRUF data that is submitted to the NANPA.

Questions concerning an entity’s status with regard to debts and payment must be directed to the FCC. NANPA will not have any information on these matters. In compliance with the FCC’s requirements for NANPA, NANPA will simply use the list of delinquent FRNs provided by the FCC and identify the associated OCNs as part of the resource assignment and review process.

4.                                      Assumptions and Risks

Part of the NANPA’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.

Assumptions:

1.                                       NANPA assumes that the FCC FTP file will be available each business day. If there are any problems or issues that result in an updated file not being available, NAS will use the most recent FRN list the FCC made available to the NANPA.

2.                                       NANPA assumes when carriers call to request information relating to the denial, NANPA will only be required to explain the Red Light Rule and its application in the assignment of number resources. Questions concerning an entity’s status with regard to debts and payment must be directed to the FCC.

(12)         Applications for the assignment/reservation of central office codes from the 500 and 900 NPAs will continue to be identified by the Code Administrator.

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3.                                       NANPA assumes the information provided to it on the FCC’s delinquent list is true and accurate.

If the process expands beyond these assumptions, the NANPA reserves the option of filing a revised change order proposal to address the additional expansion.

Risks

This process relies on the NRUF data for the FRN-to-OCN associations. The accuracy of the FRN to OCN association performed by NANPA is only as reliable as the information that carriers have entered on their NRUF Form 502 submissions.

Impact on Operations

The proposed solution impacts the NAS by requiring the system to perform additional functions not identified in the contract. Specifically, they fall into the following categories:

1.                                       Accessing the daily FCC delinquent FRN list and transforming the information into a list of delinquent OCNs;

2.                                       Checking and flagging central office assignment applications against the delinquent OCN list;

3.                                       Denying those assignment/reservation applications that have been identified by NAS as containing an OCN appearing on the delinquent OCN list;

4.                                       Providing a list of FRNs and associated OCNs to the National Pooling Administrator; and

5.                                       Addressing additional calls and emails that result from the implementation of the new criteria.

5.                                      Cost

The proposed solution for implementation of the Red Light Rule requires changes in the NANP Administration System in order for NANPA Code Administration to identify automatically assignment/reservation applications and withhold numbering resources where the applicant is appears on the FCC delinquent FRN list. NANPA has determined that the cost associated with implementing this change in NAS is $13,121.31.

6.                                      Conclusion

NeuStar, as the NANPA, hereby seeks the FCC’s approval for this Scope of Work Change in order for proper communication protocols to be executed by which the industry can be made aware that NANPA’s implementation of the requirements generated by the FCC’s adoption of the Red Light Rule. The proposal and the costs identified herein are intended to permit the implementation of a long-term system-oriented solution to the new implementation requirements presented by the Red Light Rule.

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